
                            WORLD MONITOR TRUST III

  $37,500,000 Series G      $37,500,000 Series H      $18,750,000 Series I   $281,250,000 Series J
  Units of Beneficial        Units of Beneficial      Units of Beneficial     Units of Beneficial
   Interest, Class I          Interest, Class I        Interest, Class I       Interest, Class I
  $12,500,000 Series G      $12,500,000 Series H      $6,250,000 Series I     $93,750,000 Series J
  Units of Beneficial        Units of Beneficial      Units of Beneficial     Units of Beneficial
   Interest, Class II        Interest, Class II        Interest, Class II      Interest, Class II



Each Series of Units of World Monitor Trust III trades speculatively in U.S. and international futures and forward contracts, as more fully discussed in the Prospectus. Each Series is separately offered, and the assets of each Series are segregated from the assets of each other Series and separately valued. Trading on behalf of each Series commenced on or about December 1, 2005.

Units of each Series are issued as of the beginning of each month and such Units may be redeemed or exchanged for Units of another Series as of the last business day of each month, beginning with the first month-end following their sale. Exchanges are available between Units within the same Class. A Unitholder may not purchase Units in a closed Series or exchange Units for Units in a closed Series. Exchanges will not be allowed from Class I to Class II or vice-versa. Class I Units redeemed prior to the first anniversary of their purchase will be subject to a redemption charge equal to the product of
(i) the Net Asset Value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%. There is no redemption charge for Class I Units on or after the first anniversary of their purchase. Exchanges of Class I Units will not result in any redemption charge. There is no redemption charge for any Class II Units.

Units in each Series are offered as of the beginning of each month and will be offered continuously until all of each Series' Units which are registered are sold. The Managing Owner may terminate the offering of Units of any Series at any time. Kenmar Securities Inc., the Selling Agent, and the Correspondent Selling Agents will use their best efforts to sell the Units offered, which means that they are not required to purchase any Units or sell any specific number or dollar amount of Units.


     Designation:       Number of Units:               Advisor(s):                               Program:
-------------------    -----------------    ---------------------------------     ---------------------------------
Series G, Class I                375,000    Graham Capital Management, L.P.       Global Diversified Program at 150% Leverage
Series G, Class II               125,000    Graham Capital Management, L.P.       Global Diversified Program at 150% Leverage
Series H, Class I                375,000    Bridgewater Associates, Inc.          Aggressive Pure Alpha Futures Only -
                                                                                    A, No Benchmark
Series H, Class II               125,000    Bridgewater Associates, Inc.          Aggressive Pure Alpha Futures Only -
                                                                                    A, No Benchmark
Series I, Class I                187,500    Eagle Trading Systems Inc.            Eagle Momentum Program
Series I, Class II                62,500    Eagle Trading Systems Inc.            Eagle Momentum Program
Series J, Class I              2,812,500    Graham Capital Management, L.P.       Global  Diversified  Program  at  150% Leverage
                                            Bridgewater Associates, Inc.          Aggressive  Pure Alpha  Futures Only -
                                                                                    A, No Benchmark
                                            Eagle Trading Systems Inc.            Eagle Momentum Program
Series J, Class II               937,500    Graham Capital Management, L.P.       Global  Diversified  Program  at  150% Leverage
                                            Bridgewater Associates, Inc.          Aggressive  Pure Alpha  Futures Only -
                                                                                    A, No Benchmark
                                            Eagle Trading Systems Inc.            Eagle Momentum Program
-------------------    -----------------    ---------------------------------     ---------------------------------

These are speculative securities. Before you decide whether to invest in any Series of the Trust, read this entire Prospectus carefully.

o Futures, forward and options trading is volatile and highly leveraged and, as a result, even a small movement in market prices could cause large losses.
o   Each Series will rely on its Advisor or Advisors for success.
o   You could lose all or substantially all of your investment.

o No secondary market exists for the Units of any Series and Units may be redeemed monthly and may result in redemption charges as described above.

o Many of the instruments to be traded by each Series are not regulated by the Commodity Futures Trading Commission and no Series will receive the protections which are provided by such regulation with respect to such instruments.

o Investors will pay substantial fees in connection with their investment in any Series including asset-based fees of up to 6.50% per annum for Class I Unitholders and up to 4.50% per annum for Class II Unitholders as well as incentive fees payable to each Advisor equal to 20% of net profits generated by such Advisor on a cumulative high water mark basis.

 Minimum        Regular Accounts of the Trust: $5,000 aggregate amount ($500 per Series);
 Investment     IRAs, other tax-exempt accounts, and existing investors of the Trust: $2,000 aggregate amount ($500 per Series)
-----------------------------------------------------------------------------------------------------------------------------------


These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

              January 31, 2006 (Not for use after April 30, 2006)

Investor Suitability

      Purchaser understands that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth of at least $45,000 (exclusive of home, furnishings and automobiles). Residents of the following states must meet the requirements set forth below ("net worth" for such purposes is in all cases is exclusive of home, furnishings and automobiles). In addition, Purchaser may not invest more than 10% of his or her net worth (in all cases exclusive of home, furnishings and automobiles) in the Trust.

      1. Alaska -- Eligible investors must have (i) a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $60,000 and a net worth of at least $60,000 (exclusive of home, furnishings and automobiles).

      2. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

      3. California -- Net worth of at least $250,000 and an annual income of at least $65,000 or, in the alternative, a net worth of at least $500,000.

      4. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

      5. Kansas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

      6. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000.

      7. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

      8. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual income of at least $60,000.

      9. Minnesota -- "Accredited investors," as defined in Rule 501(a) under the Securities Act of 1933.

      10. Mississippi -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

      11. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

      12. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

      13. New Jersey -- Net worth of at least $250,000 and a taxable income of at least $65,000 or, in the alternative, a net worth of at least $500,000.

      14. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

      15. Oklahoma -- Net worth of at least $225,000 or a net worth of $60,000 and an annual income of at least $60,000.

      16. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

      17. Pennsylvania -- Net worth of a least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000.

      18. South Carolina -- Net worth of at least $100,000 or a net income in 1998 some portion of which was subject to maximum federal and state income tax.

      19. Tennessee -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

      20. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

                     COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

      YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


      FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE 72 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 14.


      THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN ANY OF THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 17 THROUGH 24.

      YOU SHOULD ALSO BE AWARE THAT THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.




      THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE TRUST'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.


                          ---------------------------

      THE TRUST FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.


      THE TRUSTS FILINGS ARE POSTED AT THE SEC WEBSITE AT http://www.sec.gov.


                          ---------------------------

----------------------------


                              REGULATORY NOTICES

      NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, PREFERRED INVESTMENT SOLUTIONS CORP., THE SELLING AGENTS, THE ADVISORS OR ANY OTHER PERSON.

      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.


                             --------------------


      THE BOOKS AND RECORDS OF THE TRUST WILL BE MAINTAINED AT ITS PRINCIPAL OFFICE, 900 KING STREET, SUITE 100, RYE BROOK, NEW YORK 10573, TELEPHONE NUMBER (914) 307-7000. UNITHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. EACH MONTH, PREFERRED INVESTMENT SOLUTIONS CORP. WILL DISTRIBUTE REPORTS TO ALL UNITHOLDERS OF EACH SERIES SETTING FORTH SUCH INFORMATION RELATING TO SUCH SERIES AS THE COMMODITY FUTURES TRADING COMMISSION (THE "CFTC") AND THE NATIONAL FUTURES ASSOCIATION (THE "NFA") MAY REQUIRE TO BE GIVEN TO THE PARTICIPANTS IN COMMODITY POOLS WITH RESPECT TO EACH SERIES OF THE TRUST AND ANY SUCH OTHER INFORMATION AS PREFERRED INVESTMENT SOLUTIONS CORP. MAY DEEM APPROPRIATE. THERE WILL SIMILARLY BE DISTRIBUTED TO UNITHOLDERS OF EACH SERIES, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUND'S FISCAL YEARS, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO EACH SERIES OF THE TRUST NECESSARY FOR THE PREPARATION OF UNITHOLDERS' ANNUAL FEDERAL INCOME TAX RETURNS.



                             --------------------

      THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH
HEREIN: "WORLD MONITOR TRUST III IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER."


                             --------------------

                                              WORLD MONITOR TRUST III

                                                 Table of Contents

Prospectus Section                               Page         Prospectus Section                               Page
------------------                               ----         ------------------                               ----
                                                              THE RISKS YOU FACE.................................17
                       PART ONE                               (1)     You Should Not Rely on Past
                       --------                                       Performance in Deciding Whether to
                 DISCLOSURE DOCUMENT                                  Buy Units..................................17
                                                              (2)     Price Volatility May Possibly Cause
                                                                      the Total Loss of Your Investment..........17
SUMMARY.............................................1         (3)     Speculative and Volatile Markets
                                                                      Combined With Highly Leveraged
     The Trust......................................1                 Trading May Cause the Trust to Incur
     The Series.....................................1                 Substantial Losses.........................17
     Class I Units and Class II Units...............1         (4)     Fees and Commissions are Charged
     Series G.......................................2                 Regardless of Profitability and May
     Series H.......................................2                 Result in Depletion of Trust
     Series I.......................................2                 Assets.....................................17
     Series J.......................................2         (5)     Market Conditions May Impair
     The Two-Tier Structure of the Series...........2                 Profitability..............................18
     Risk Factors...................................2         (6)     Discretionary Trading Strategies May
     The Trustee....................................3                 Incur Substantial Losses...................18
     The Trust and Its Objectives...................4         (7)     Systematic Trading Strategies May
     Preferred Investment Solutions Corp............4                 Incur Substantial Losses...................18
     The Advisors...................................5         (8)     Decisions Based Upon Fundamental
     The Clearing Broker............................5                 Analysis May Not Result in
     The Selling Agent; The Correspondent Selling                     Profitable Trading.........................19
        Agents......................................5         (9)     Increase in Assets Under Management
     The Administrator..............................5                 May Affect Trading Decisions...............19
     Liabilities You Assume.........................6         (10)    You Cannot be Assured of the
     Limitation of Liabilities......................6                 Advisors' Continued Services Which
     Who May Subscribe..............................6                 May Be Detrimental to Trust................19
     What You Must Understand Before You Subscribe..6         (11)    Limited Ability to Liquidate Your
     How to Subscribe...............................7                 Investment.................................19
     Your Minimum Subscription and Unit Pricing.....7         (12)    Possible Illiquid Markets May
     The Offering...................................7                 Exacerbate Losses..........................19
     Subscription Effective Dates; Transfer of Units7         (13)    Because No Series of the Trust
     Redemptions....................................8                 Acquires Any Asset with Intrinsic
     Segregated Accounts/Interest Income............8                 Value, the Positive Performance of
     Fees and Expenses..............................9                 Your Investment Is Wholly Dependent
     Break-Even Amounts for Each Series............11                 Upon an Equal and Offsetting Loss..........20
     Exchange Privilege............................11         (14)    Failure of Futures Trading to be
     Distributions.................................11                 Non-Correlated to General Financial
     Fiscal Year...................................11                 Markets Will Eliminate Benefits of
     Financial Information.........................11                 Diversification............................20
     Index of Defined Terms........................11         (15)    Broad Indices May Perform Quite
     Tax Status of each Series.....................11                 Differently From Individual
     "Breakeven Table".............................12                 Investments................................20
     Reports to Unitholders........................15         (16)    Advisors Trading Independently of
     Cautionary Note Regarding Forward-Looking                        Each Other May Reduce Profit
        Statements.................................15                 Potential and Insurance Risks
                                                                      Through Offsetting Positions...............21
ORGANIZATION CHART.................................16




                                                        -v-

Prospectus Section                               Page         Prospectus Section                               Page
------------------                               ----         ------------------                               ----

(17)    Trading on Commodity Exchanges                        EAGLE TRADING SYSTEMS INC..........................64
        Outside the United States is Not
        Subject to U.S. Regulation.................21         TRADING APPROACH...................................64
(18)    Various Actual and Potential
        Conflicts of Interest May Be                               Systematic Trading Approach...................64
        Detrimental to Unitholders.................21              Trading Programs..............................65
(19)    Unitholders Taxed Currently................22
(20)    Limitation on Deductibility of                        USE OF PROCEEDS....................................72
        "Investment Advisory Fees".................22
(21)    Taxation of Interest Income
        Irrespective of Trading Losses.............22         CHARGES............................................75
(22)    Possibility of a Tax Audit of Both
        the Series and the Unitholders.............23              Management Fee................................75
(23)    Failure or Lack of Segregation of                          Advisors' Fees................................75
        Assets May Increase Losses.................23              Sales Commission..............................76
(24)    Default by Counterparty and Credit                         Brokerage Commissions and Fees................76
        Risk Could Cause Substantial                               Extraordinary Fees and Expenses...............76
        Losses.....................................23              Routine Operational, Administrative and
(25)    Regulatory Changes or Actions May                             Other Ordinary Expenses....................76
        Alter the Nature of an Investment in                       Organization and Offering Expenses............76
        the Trust..................................23              Service Fees - General........................77
(26)    Trust Trading is Not Transparent...........24              Class I - Service Fee.........................78
(27)    Lack of Independent Experts                                Class II......................................78
        Representing Investors.....................24              Redemption Charge.............................78
(28)    Forwards, Swaps, Hybrids and Other
        Derivatives are Not Subject to CFTC                   WHO MAY SUBSCRIBE..................................79
        Regulation.................................24
(29)    Possibility of Termination of the                     THE CLEARING BROKER AND FUTURES BROKER.............79
        Trust or any Series Before Expiration
        of its Stated Term.........................24         CONFLICTS OF INTEREST..............................80

THE SERIES AND THEIR OBJECTIVES....................24              General.......................................80
                                                                   The Managing Owner............................80
     Objectives....................................24              The Advisors..................................80
     Investment Philosophy.........................25              The Clearing Broker, the Futures Broker
     Diversification...............................25                 and Executing Brokers......................80
                                                                   Selling Agents................................81
THE TWO-TIER STRUCTURE OF THE SERIES...............25              Proprietary Trading/Other Clients.............81
                                                                   Ancillary Business Arrangements Between
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL                     the Managing Owner and Certain Advisors....81
CONDITION AND RESULTS OF OPERATIONS................28              No Distributions..............................81
                                                                   Receipt of Soft Dollars.......................81
OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL                     Incentive Fees................................82
OBLIGATIONS........................................29              Unified Counsel...............................82

THE ADVISORS.......................................30         REDEMPTIONS AND DISTRIBUTIONS......................82

NOTES TO PERFORMANCE INFORMATION...................33         THE TRUST, THE SERIES, THE TRUSTEE AND THE MANAGING
                                                              OWNER; CERTAIN MATERIAL TERMS OF THE TRUST
GRAHAM CAPITAL MANAGEMENT, L.P.....................36         DECLARATION........................................83

BRIDGEWATER ASSOCIATES, INC........................49              Principal Office; Location of Records.........83
                                                                   Certain Aspects of the Trust and the Series...84
                                                                   The Trustee...................................84
                                                                   The Managing Owner............................85



                                                       -vi-

Prospectus Section                               Page         Prospectus Section                               Page
------------------                               ----         ------------------                               ----

     Fiduciary and Regulatory Duties of the                   ADDITIONAL INFORMATION............................104
        Managing Owner.............................89
     Investment of the Managing Owner in the                  RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS...105
        Trust......................................90
     Management; Voting by Unitholders.............90         PRIVACY POLICY OF THE MANAGING OWNER..............105
     Recognition of the Trust and the Series
        in Certain States..........................90         PERFORMANCE OF COMMODITY POOLS OPERATED BY THE
     Possible Repayment of Distributions                      MANAGING OWNER AND ITS AFFILIATES.................106
        Received by Unitholders;
        Indemnification by Unitholders.............91         INDEX OF DEFINED TERMS............................111
     Transfers of Units Restricted.................91
     Exchange Privilege............................91         INDEX TO FINANCIAL STATEMENTS.....................112
     Reports to Unitholders........................92
     General.......................................92         UNITHOLDERS' CAPITAL..............................113
     Organizational Chart..........................93
                                                              World Monitor Trust III Statement of Financial
MATERIAL CONTRACTS.................................93           Condition as of September 30, 2005 (Unaudited)..113

     Advisory Agreements...........................93         World Monitor Trust III Notes to Statement of
     Brokerage Agreement...........................95           Financial Condition (Unaudited).................115
     Selling Agreement.............................96
                                                              World Monitor Trust III Report of Independent
FEDERAL INCOME TAX CONSEQUENCES....................97           Registered Public Accounting Firm...............121

     Partnership Tax Status of Each Series.........97         World Monitor Trust III Statement of Financial
     Taxation of Unitholders on Profits or                      Condition as of March 10, 2005 (Audited)........122
        Losses.....................................98
     Limited Deductibility of Trust Losses                    World Monitor Trust III Notes to Statement of
        and Deductions.............................98           Financial Condition (Audited)...................123
     Limited Deductibility for Certain
        Expenses...................................98         World Monitor Trust III Report of Independent
     Year-End Mark-to-Market of Open Section                    Registered Public Accounting Firm...............129
        1256 Contract Positions....................99
     Tax on Capital Gains and Losses; Interest                World Monitor Trust III Statement of Financial
        Income.....................................99           Condition as of December 31, 2004 (Audited).....130
     Syndication Expenses..........................99
     Unrelated Business Taxable Income.............99         World Monitor Trust III Notes to Statement of
     IRS Audits of the Series and Their                         Financial Condition (Audited)...................131
        Respective Unitholders.....................99
     State and Other Taxes.........................99         Preferred Investment Solutions Corp. (formerly
     Tax Elections.................................99           Kenmar Advisory Corp.) Statement of Financial
                                                                Condition as of September 30, 2005 (Unaudited)..136
PURCHASES BY EMPLOYEE BENEFIT PLANS...............100
                                                              Preferred Investment Solutions Corp. (formerly
     General......................................100           Kenmar Advisory Corp.) Note to Statement of
     "Plan Assets"................................101           Financial Condition (Unaudited).................137
     Ineligible Purchasers........................102
                                                              Preferred Investment Solutions Corp. (formerly
PLAN OF DISTRIBUTION..............................103           Kenmar Advisory Corp.) Independent Auditor's
                                                                Report..........................................138
     The Offering.................................103
     Subscription Procedure.......................103         Preferred Investment Solutions Corp. (formerly
     Subscribers' Representations and Warranties..104           Kenmar Advisory Corp.) Statement of Financial
                                                                Condition as of December 31, 2004 (Audited).....139
LEGAL MATTERS.....................................104
                                                              Preferred Investment Solutions Corp. (formerly
EXPERTS...........................................104           Kenmar Advisory Corp.) Notes to Statement of
                                                                Financial Condition (Audited)...................140



                                                       -vii-

Prospectus Section                               Page         Prospectus Section                               Page
------------------                               ----         ------------------                               ----

                    PART TWO                                  Exhibit A--Form of Amended and Restated
                    --------                                    Declaration of Trust and Trust Agreement.......TA-1
             STATEMENT OF ADDITIONAL
                   INFORMATION                                   Annex--Request for Redemption

The Futures and Forward Markets...................155            Annex--Exchange Request for Class I Units of
     Futures and Forward Contracts................155            Beneficial Ownership
     Hedgers and Speculators......................155
     Commodity Exchanges..........................159            Annex--Exchange Request for Class II Units of
     Speculative Position and Daily Price                        Beneficial Interest
         Fluctuation Limits.......................155
     Margins......................................156         Exhibit B--Subscription Requirements.............SR-1

Investment Factors ...............................157         Exhibit C--Subscription Instructions,
                                                                 Subscription Agreement and Power of Attorney..SA-1
Trading Programs for the Trust and Pro-Forma
  Performance.....................................164         Exhibit D--Privacy Notice.........................P-1

Proprietary Trading of Advisors with Respect
   to Offered Programs............................167

                               ----------------

                                    SUMMARY


This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including the Statement of Additional Information and all exhibits to the Prospectus, before deciding to invest in any Series of Units. This Prospectus is intended to be used beginning January 31, 2006


                             --------------------


      The Trust


o World Monitor Trust III, or the Trust, was formed as a Delaware Statutory Trust on September 28, 2004, with separate series, or each, a Series, of units of beneficial interest, or the Units. Its term will expire on December 31, 2054 (unless terminated earlier in certain circumstances). The principal offices of the Trust and Preferred Investment Solutions Corp., or the Managing Owner, are located at 900 King Street, Suite 100, Rye Brook, New York 10573, and their telephone number is (914) 307-7000.



         The Series


      The Trust's Units will initially be offered in four (4) separate and distinct Series: Series G; Series H; Series I; and Series J. The Trust may issue additional Series of Units in the future. The Units of each Series are separated into two classes, or each, a Class, of Units. Each Series:

o engages in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and other derivative instruments and may, from time to time, engage in cash and spot transactions;

o invests in a trading vehicle which, in turn, has entered into a managed account agreement with its own independent commodity trading advisor, or each, an Advisor, that manages such Series' assets and makes the trading decisions in respect of the assets of such Series, except that Series J invests in each of the three trading vehicles in which Series G, Series H and Series I invests, each of which, in turn, has entered into a managed account agreement with its own Advisor that manages the portion of the assets of Series J allocated to such trading vehicle and make the trading decisions in respect of the assets of Series J allocated to such trading vehicle;

o segregates its assets from the assets of any other Series and maintains separate, distinct records from each other Series, and accounts for its assets separately from each other Series;

o calculates its net assets and the Net Asset Value of its Units separately from each other Series;

o has an investment objective of increasing the value of its Units over the long term (capital appreciation), while controlling risk and volatility; and

o     offers Units in two Classes--Class I and Class II.



         Class I Units and Class II Units


o The Trust pays a Service Fee in respect of the Class I Units, monthly in arrears, equal to 1/12th of 2.00% (2.00% per annum) of the Net Asset Value per Unit of the outstanding Class I Units as of the beginning of the month. The Service Fee is paid directly by the Trust to the Selling Agent. The Selling Agent is responsible for paying all service fees owing to the Correspondent Selling Agents. The Correspondent Selling Agents are entitled to receive from the Selling Agent an initial service fee equal to 2.00% of the initial Net Asset Value per Unit of each Class I Unit sold by them, payable on the date such Class I Units are purchased and, commencing with the thirteenth month after the purchase of a Class I Unit, an ongoing monthly commission equal to 1/12th of 2.00% (2.00% per annum) of the Net Asset Value per Unit as of the beginning of the month of the Class I Units sold by them. In addition to the above Service Fee, the Trust pays to the Selling Agent a Sales Commission, monthly in arrears, equal to 1/12th of 1.00% (1.00% per annum) of the Net Asset Value per Unit of the outstanding Class I Units as of the beginning of the month.

o Class II Units may only be offered to investors who are represented by approved Correspondent Selling Agents who are directly compensated by

                               ----------------

      the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as "wrap-accounts"). Investors who purchase Class II Units of any Series are not charged any Service Fee. However, the Trust pays to the Selling Agent a Sales Commission, monthly in arrears, equal to 1/12th of 1.00% (1.00% per annum) of the Net Asset Value per Unit of the outstanding Class II Units as of the beginning of the month.



         Series G


o Trading for Series G is directed by Graham Capital Management, L.P., or Graham. Graham trades 100% of the assets of Series G pursuant to Graham's Global Diversified at 150% Leverage program, which is a technical, systematic, global macro program. We sometimes refer to Series G as the Graham Series.



         Series H


o Trading for Series H is directed by Bridgewater Associates, Inc., or Bridgewater. Bridgewater trades 100% of the assets of Series H pursuant to Bridgewater's Aggressive Pure Alpha Futures Only--A, No Benchmark program, which is a fundamental, systematic, global macro program. We sometimes refer to Series H as the Bridgewater Series.



         Series I


o Trading for Series I is directed by Eagle Trading Systems Inc., or Eagle. Eagle trades 100% of the assets of Series I pursuant to Eagle's Momentum Program, which is a technical, systematic global macro program. We sometimes refer to Series I as the Eagle Series.



         Series J


o Trading for Series J is directed by Graham, Bridgewater and Eagle. The assets of Series J are allocated equally among each of Graham, Bridgewater and Eagle and Series J rebalances its exposure quarterly to maintain an equal exposure to each of them. One-third of the assets of Series J are traded by Graham pursuant to Graham's Global Diversified at 150% leverage program, which is a technical, systematic, global macro program. One-third of the assets of Series J are traded by Bridgewater pursuant to Bridgewater's Aggressive Pure Alpha Futures Only - A, No Benchmark program, which is a fundamental, systematic, global macro program. One-third of the assets of Series J are traded by Eagle pursuant to Eagle's Momentum Program, which is a technical, systematic, global macro program. We sometimes refer to Series J as the Balanced Series.



         The Two-Tier Structure of the Series


      Each Series invests in one or more subsidiary trading vehicles, each a Trading Vehicle. Each Trading Vehicle has entered into a managed account agreement with a single Advisor. Each of Series G and Series J invests in WMT III Series G/J Trading Vehicle LLC, a Delaware limited liability company, of which Series G and Series J are the only members. Each of Series H and Series J invests in WMT III Series H/J Trading Vehicle LLC, a Delaware limited liability company, of which Series H and Series J are the only members. Each of Series I and Series J invests in WMT III Series I/J Trading Vehicle LLC, a Delaware limited liability company, of which Series I and Series J are the only members. The Trading Vehicles achieve certain efficiencies and assure that Series J's liability for trading losses by any one Advisor is limited to Series J's investment in the Trading Vehicle corresponding to such Advisor. The incremental additional costs associated with forming and maintaining the Trading Vehicles is negligible.



         Risk Factors

      An investment in Units of all Series of the Trust is speculative and involves a high degree of risk.


o The Trust has a limited operating history. Therefore, a potential investor has only a limited performance history to serve as a factor for evaluating an investment in the Trust.

o The Managing Owner may select and allocate the Trust's assets to new trading advisors or different programs of the Advisors at any time. It is expected that Series J will at all times maintain an equal exposure (rebalanced quarterly) to each of the trading advisors who from time to time are responsible for managing the assets of and making the trading decisions in respect of the assets of each of the other Series of the Trust pursuant to the same programs being used for such Series by such trading advisors, including any Series which may be formed in the future and, if more than one trading advisor

                               ----------------

      manages the assets and makes the trading decisions for a single Series or uses more than one program, that portion of the assets of Series J corresponding to such other Series will be allocated among such trading advisors and programs in the same proportion as the assets of such other Series. However, the Managing Owner is under no obligation to cause Series J to maintain such proportional exposures or quarterly rebalancing or may select trading advisors to manage assets of Series J that do not manage any assets of any other Series or programs that are not used by any other Series. Unitholders of the Trust are fully dependent upon the Managing Owner's ability to select such trading advisors or programs.


o Past performance is not necessarily indicative of future results; all or substantially all of an investment in any Series could be lost.

o The trading of each Series of the Trust is highly leveraged and takes place in very volatile markets.

o Each Series of the Trust is subject to the fees and expenses described herein and will be successful only if significant profits are achieved. To break even, and prior to any applicable redemption charge, the following Series and Classes must generate the below trading profits:


            o Series G, Class I:         4.63%

            o Series G, Class II:        2.13%

            o Series H, Class I:         5.13%

            o Series H, Class II:        2.63%

            o Series I, Class I:         4.68%

            o Series I, Class II:        2.18%

            o Series J, Class I          4.81%

            o Series J, Class II         2.31%


      o There can be no assurance that any Series will achieve profits, significant or otherwise. Class I Units redeemed before the first anniversary of their sale will be subject to a redemption charge equal to the product of (i) the Net Asset Value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by 1/12th of 2.00%.

      o Certain general types of market conditions -- in particular, trendless periods without major price movements -- significantly reduce the potential for certain Advisors to trade successfully.

      o The incentive fee to be paid to the Advisors may encourage the Advisors to take riskier or more speculative positions than they might otherwise.


      o Because Series J pays incentive fees to each of the Advisors who manage assets of Series J based upon the profitability of the trading of such Advisors individually, and not based upon the profitability of Series J as a whole, Series J could pay incentive fees to Advisors in respect of periods during which Series J, as a whole, was not profitable.


      o Certain conflicts of interest exist between the Managing Owner, the Advisor, the Clearing Broker, the Futures Broker and Executing Brokers, the Selling Agent, the Correspondent Selling Agents, and others and the Unitholders. These conflicts include allocation of the Managing Owner's resources, other business activities of the Advisors, selection of executing brokers, execution of trades, the incentive fees, recommendations as to the purchase or sale of Units, proprietary trading and other clients of the Managing Owner and the Advisors and other conflicts. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the various Series of the Trust.


         The Trustee

      Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the Trust's sole trustee. The Trustee delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities to the Trust.

                               ----------------


         The Trust and Its Objectives


      References to trading by a Series throughout the Prospectus actually refers to trading by the applicable trading vehicle with respect to such applicable Series.


      Each Series of the Trust is a separate managed futures investment portfolio. Each Series of the Trust trades under the management of a single Advisor selected from time to time by the Managing Owner, except that Series J will trade under the management of each of the three Advisors responsible for managing the trading of Series G, Series H and Series I and will allocate its assets to such Advisors in equal proportions, rebalanced quarterly.

      The Managing Owner has substantial experience in selecting and monitoring trading advisors, asset allocation and overall portfolio design using quantitative and qualitative methods. The Advisors trade entirely independently of each other, implementing proprietary strategies in the markets of their choice. Each Series of the Trust has access to global futures, forward and options trading with the ability rapidly to deploy and redeploy its capital across different sectors of the global economy.


      In addition to selecting Advisors, the Managing Owner monitors the trading activity and performance of each Advisor and adjust the overall leverage at which each Series of the Trust trades. The commitment of each Series of the Trust to its Advisor may exceed 100% of such Series' total equity if the Managing Owner decides to strategically allocate notional equity to its Advisor. This may result in increased profits or larger losses than would otherwise result. There likely will be periods in the markets during which it is unlikely that any Advisor will be profitable. By having the ability to leverage each Series' market commitment to below its actual equity during such periods, the Managing Owner could help preserve capital while awaiting more favorable market cycles.

      Under the Trust's Declaration of Trust, Wilmington Trust Company, the Trust's Trustee, has delegated to the Managing Owner the exclusive management and control of all aspects of the business of each Series of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner.

      In addition to monitoring the trading and performance of the Advisors, the Managing Owner also performs ongoing due diligence with respect to the Advisors. If the Managing Owner determines that an Advisor has departed from its program or stated trading methodology or has exceeded its stated risk parameters, the Managing Owner, on behalf of the Trust, will take such actions as it deems appropriate which may include terminating such Advisor. Similarly, if the Managing Owner's ongoing due diligence leads the Managing Owner to determine that it is in the best interests of the Trust to terminate an Advisor, it will do so. If the Managing Owner concludes, based upon its perception of market or economic conditions, that it is appropriate to allocate assets of a Series to a different trading program run by such Series' Advisor, it will do so. The Managing Owner will select a replacement Advisor if any Advisor resigns or is terminated.


      There can be no assurance that any Series of the Trust will achieve its rate of return or diversification objective or avoid substantial losses. These pools have not commenced trading and do not have any performance history.


         Preferred Investment Solutions Corp.


      Preferred Investment Solutions Corp., a Delaware corporation, serves as Managing Owner of the Trust and each Series. The Managing Owner originally was formed in 1983 as a New York corporation and was formerly known as Kenmar Advisory Corp. Its predecessor and affiliates have been sponsoring and managing single- and multi-advisor funds for over two decades. As of October 31, 2005, the Managing Owner and its affiliates were acting as trading manager for commodity pools, funds of hedge funds and accounts with total capital (excluding "notional" funds) of approximately $2.1 billion of discretionary and non-discretionary assets, of which approximately $202.9 million was invested in commodity pools operated by the Managing Owner. Effective October 1, 2004, the Managing Owner assumed responsibility as the commodity pool operator and managing owner of eight public commodity pools. Effective as of October 31, 2005, the Managing Owner serves as the commodity pool operator and managing owner of ten public commodity pools (including the Trust) and for one open-ended investment company which is an exempted commodity pool in Ireland.

      The principal office of the Trust is c/o Preferred Investment Solutions Corp., 900 King Street, Suite 100, Rye Brook, New York 10573. The telephone number of the Trust and the Managing Owner is (914) 307-7000.

                               ----------------

See "Performance of Commodity Pools Operated by the Managing Owner and its Affiliates" for the performance of other commodity pools managed by the Managing Owner and its affiliates.

         The Advisors


      The Advisors are all well-established in the managed futures industry and have, in the past, demonstrated the ability to make substantial profits in a wide range of different market conditions. These Advisors, collectively, represent a range of technical, systematic, fundamental and discretionary methodologies, with extensive experience trading both proprietary and client capital. The Advisors were selected based upon the Managing Owner's evaluation of each Advisor's trading strategies, risk management, portfolio composition and past performance, as well as how each Advisor's strategies, portfolio and performance complement and differ from those of the other Advisors. The Managing Owner is authorized to utilize the services of additional trading advisors for any Series or to employ additional trading programs of the Advisors, although the Managing Owner has no current intention to do so. The Managing Owner is authorized to allocate the assets of Series J unequally among the Advisors or to other trading advisors or other programs of the Advisors, although the Managing Owner has no current intention to do so. The Managing Owner invests 100% of the proceeds from the offering of each Series' Units in a single Trading Vehicle, except that the Managing Owner invests the proceeds from the offering of the Series J Units equally in three Trading Vehicles, and the Advisor or Advisors corresponding to each Trading Vehicle apply all such proceeds for commodities trading purposes. It is currently contemplated that 100% of additional capital raised on behalf of each Series will continue to be invested in the same Trading Vehicle, except that additional capital raised on behalf of Series J will continue to be invested equally in the same three Trading Vehicles. The Advisors are not affiliated with the Trust, the Trustee or the Managing Owner. If an Advisor's trading reaches a level where certain position limits restrict its trading, that Advisor will modify its trading instructions for the Trading Vehicle and its other accounts in a good faith effort to achieve an equitable treatment of all accounts. As of the date of this Prospectus, none of the Advisors nor any of their principals currently have any beneficial interest in the Trust, but some or all of such persons may acquire such an interest in the future.



         The Clearing Broker


      UBS Securities LLC, or UBS Securities, serves as clearing broker to the Trust on behalf of each Series. In its capacity as clearing broker, UBS Securities executes and clears each Series' futures and options transactions and performs certain administrative services for the Trust on behalf of each Series.



         The Selling Agent; The Correspondent Selling Agents


      Kenmar Securities Inc., a Delaware corporation, an affiliate of the Managing Owner, or the Selling Agent, acts as a selling agent for the Trust. The Managing Owner and the Selling Agent intend to appoint certain other broker-dealers registered under the Securities Exchange Act of 1934, as amended, and members of the National Association of Securities Dealers, Inc., or the NASD, as additional selling agents, or Correspondent Selling Agents. The Selling Agent and the Correspondent Selling Agents use their "best efforts" to sell Units. This means that the Selling Agent and the Correspondent Selling Agents are not required to purchase any Units or sell any specific number or dollar amount of Units but will use their best efforts to sell the Units offered.



         The Administrator


      DPM Mellon, LLC, a Delaware limited liability company located at 400 Atrium Drive, Somerset, New Jersey, USA, 08873 ("DPM"), is the administrator of the Trust and provides certain administrative services pursuant to the terms of an Administration Agreement with the Trust effective January 20, 2005. DPM is registered with the CFTC as a commodity pool operator and is a member of the NFA in such capacity.


      DPM is a fund administrator serving the growing hedge fund market with a suite of services that include daily investment accounting, financial reporting, multiple broker and trader reconciliation, systems generated NAV calculations, risk transparency and other fund administrative services. The Managing Owner has many years of experience with DPM which functions as the administrator for a number of its funds.


      Pursuant to the Administration Agreement, DPM performs or supervises the performance of services necessary for the operation and administration of the Trust (other than making investment decisions), including administrative and

                               ----------------

accounting services. DPM also calculates Net Asset Value and the Net Asset Value per Unit.

      The Administration Agreement shall continue in force from launch until January 30, 2007 unless terminated on 90 days' prior written notice by either party to the other party. If not terminated, the Administration Agreement will renew itself for successive one-year terms subject to re-negotiation of the terms of compensation and services.


      The Administration Agreement provides for indemnification of DPM and its directors, officers and employees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments suits, costs, expenses or disbursements of any kind or nature whatsoever (other than those resulting from fraud, negligence or willful misconduct on its part or on the part of its directors, officers, servants or agents) which may be imposed on, incurred by or asserted against DPM in performing its obligations or duties under the Administration Agreement.

      The fees payable to DPM are referred to in Fees and Expenses below.


         Liabilities You Assume


      Although the Managing Owner has unlimited liability for any obligations of a Series that exceed that Series' Net Assets, your investment in a Series is part of the assets of that Series, and it will therefore be subject to the risks of that Series' trading. You cannot lose more than your investment in any Series, and you will not be subject to the losses or liabilities of any Series in which you have not invested. We have received an opinion of counsel that each Series will be entitled to the benefits of the limitation on interseries liability under the Delaware Statutory Trust Act. Each Unit, when purchased in accordance with the Trust Declaration, shall, except as otherwise provided by law, be fully-paid and nonassessable.



         Limitation of Liabilities

      The debts, liabilities, obligations, claims and expenses of a particular Series will be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series, and, unless otherwise provided in the Trust Declaration, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof will be enforceable against the assets of such Series.


         Who May Subscribe

      An investment in the Trust is speculative and involves a high degree of risk. The Trust is not suitable for all investors. The Managing Owner offers the Trust as an opportunity to diversify an investor's entire investment portfolio. The Trust also offers the potential for profit subject to commensurate risk and volatility. An investment in the Trust should only represent a limited portion of your overall portfolio. There can be no assurance that any Series of the Trust will achieve its objective. To subscribe for the Units of any Series:

      You must have at a minimum (1) a net worth (exclusive of your home, home furnishings and automobiles) of at least $150,000 or (2) a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000. A significant number of states impose on their residents substantially higher suitability standards than the minimums described above. Before investing, you should review the minimum suitability requirements for your state of residence which are described in "State Suitability Requirements" in "Subscription Requirements" attached as Exhibit B to the Statement of Additional Information. These suitability requirements are, in each case, regulatory minimums only, and just because you meet such requirements does not mean that an investment in the Units is suitable for you;

      You may not invest more than 10% of your net worth, exclusive of your home, furnishings and automobiles, in any Series or combination of Series;

    Individual retirement accounts, or IRAs, Keogh and other employee benefit plans are subject to special suitability requirements and should not invest more than 10% of their assets in any Series or combination of Series.


         What You Must Understand Before You Subscribe

      You should not subscribe for Units unless you understand:

o     the fundamental risks and possible financial losses of the investment;

o the trading strategies to be followed in the Series in which you will invest;

o     the tax consequences of this investment;

                               ----------------

o the tax consequences of any decision to sell securities to subscribe for Units;

o     the fees and expenses to which you will be subject;

o     your rights and obligations as a Unitholder.


         How to Subscribe

      To subscribe for any Series' Units:

      You will be required to complete and submit to the Trust a Subscription Agreement and Power of Attorney in the form of Exhibit C hereto. The Managing Owner in its sole discretion may, for good cause, waive notice deadlines for subscriptions.

      Any subscription may be rejected in whole or in part by the Managing Owner for any reason or for no reason.


         Your Minimum Subscription and Unit Pricing

      Minimum required subscriptions and Unit prices are as follows:

      Your minimum initial subscription is $5,000, or, if you are a Benefit Plan Investor (including an IRA), your minimum initial subscription is $2,000;

      The minimum initial purchase in any one Series is $500;




      Each Series' Units are offered and sold at their month-end Net Asset Value, and existing Unitholders are able to purchase additional Units. The minimum price for an additional purchase is $2,000; and


      If you are a resident of Texas and you are a Benefit Plan Investor, your minimum initial subscription is $5,000.


      Organizational and initial offering expenses have been paid by the Managing Owner, subject to reimbursement by the Trust, without interest, in 36 monthly payments during each of the first 36 months of the Trust's operations; provided, however, that

o in no event shall the Managing Owner be entitled to reimbursement for such expenses in an aggregate amount in excess of 2.5% of the aggregate amount of all subscriptions accepted by the Trust during the initial offering period and the first 36 months of the Trust's operations; and

o in no event shall the amount of any payment in any month for reimbursement of such expenses, together with any similar payment in such month for reimbursement of offering expenses subsequently incurred, in the aggregate, exceed 0.50% per annum of the Net Asset Value of any Series as of the beginning of such month.


      If any Series terminates prior to completion of the foregoing reimbursement, or the full amount of such expenses has not been fully reimbursed by the end of such 36 month period, the Managing Owner will not be entitled to receive any further reimbursement in respect of such expenses and such Series will have no further obligation to make reimbursement payments in respect of such expenses.





         The Offering

      Units are offered as of the beginning of each month and will continue to be offered Units in each Series until the maximum amount of each Series' Units which are registered are sold. The Managing Owner may suspend or terminate the offering of Units of any Series at any time or extend the offering by registering additional Units.


         Subscription Effective Dates; Transfer of Units

      The effective date of all accepted subscriptions, whether you are a new subscriber to a Series or an existing Unitholder in a Series who is purchasing additional Units in that Series or exchanging Units in one Series for Units in a different Series, is the first business day of the next month commencing five (5) Business Days after the day in which your Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 10:00 AM New York City Time, or NYT. For example, for a subscription or exchange to be effective on Monday, May 1, 2006, your Subscription Agreement or Exchange Request would have to be received by the Managing Owner on Monday, April 24, 2006 by 10:00 AM NYT. The Managing Owner in its sole discretion and for good cause, may change such notice requirement upon written notice to you.


      The Trust Declaration restricts the transferability and assignability of the Units of each Series. There is not now, nor is there expected to be,

                               ----------------

      a primary or secondary trading market for the Units of any Series.


Redemptions

      To redeem Units, Unitholders may contact their Correspondent Selling Agent (in writing if required by such Correspondent Selling Agent). Correspondent Selling Agents must notify the Managing Owner in writing in order to effectuate redemptions of the Units. A signature guarantee may be required by your Correspondent Selling Agent or the Managing Owner. However, a Unitholder who no longer has a Correspondent Selling Agent account must request redemption in writing (signature guaranteed unless waived by the Managing Owner) by corresponding with the Managing Owner.


      A Unitholder may redeem any or all of his or her Units as of the close of business on the last Business Day of any calendar month -- beginning with the end of the first month following such Unitholder's purchase of such Units -- at Net Asset Value, provided that the Request for Redemption is received by the Managing Owner by 10:00 AM New York time at 900 King Street, Suite 100, Rye Brook, New York 10573, at least five (5) Business Days prior to the end of such month excluding the last Business Day of the month. A redemption will be effective as of the close of business on the last Business Day of any calendar month. For example, if the last Business Day of the month is a Friday, notice must be received by the Managing Owner by 10:00 AM New York time on Friday of the immediately preceding week. The Managing Owner may, in its sole discretion and for good cause, waive notice deadlines for redemptions. Your minimum redemption request may be the lesser of either $1,000 or ten (10) Units; provided that, if you are redeeming less than all your Units, your remaining Units in any Series must have an aggregate Net Asset Value of at least $500. If you only redeem some of your Units and as a result, your account balances fall below the minimum investment amount (i.e., $500) you may be compulsorily redeemed at the Managing Owner's sole discretion.



Segregated Accounts/Interest Income


      Except for that portion of each Series' assets used as margin to maintain that Series' forward currency contract positions, the proceeds of the offering for each Series are deposited in cash in segregated accounts in the name of the Trust on behalf of each Series at the Clearing Broker or another eligible financial institution in accordance with CFTC segregation requirements. The Trust on behalf of each Series is credited with 100% of the interest earned on its average net assets on deposit with the Clearing Broker or such other financial institution each month. In an attempt to increase interest income earned, the Managing Owner also may invest non-margin assets in U.S. government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including U.S. treasury bonds, U.S. treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations. Currently, the rate of interest expected to be earned is estimated to be 3.87% per annum.


                 [Remainder of page left blank intentionally.]

                               ----------------

Fees and Expenses

------------------------------------------------------------------------------
Management Fee


Each Series of Units pays to the Managing Owner in arrears a monthly management fee equal to 1/12th of 0.50% (0.50% per annum) of the Net Asset Value of such Series as of the beginning of the month.


Advisors' Fees


Series G pays to its Advisor in arrears a monthly base fee equal to 1/12th of 2.50% (2.50% per annum) of such Series' Net Asset Value as of the end of the month. Series H pays to its Advisor in arrears a monthly base fee equal to 1/12th of 3.00% (3.00% per annum) of such Series' Net Asset Value as of the end of the month. Series I pays to its Advisor in arrears a monthly base fee equal to 1/12th of 2.00% (2.00% per annum) of such Series' Net Asset Value as of the end of the month. Series J pays to each of its Advisors in arrears a monthly base fee equal to the base fee paid by each of Series G, Series H and Series I to their respective Advisors on that portion of the assets of Series J under the management of such Advisor. Each Series pays an incentive fee of 20% of "New High Net Trading Profits" generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter, except that Series J pays such incentive fee separately with respect to each of its Advisors based on "New High Net Trading Profits" generated by such Advisor, regardless of the profitability of Series J as a whole. The incentive fees are paid quarterly in arrears.


Sales Commission


The Trust pays the Selling Agent a Sales Commission, monthly in arrears, equal to 1/12th of 1.00% (1.00% per annum) of the Net Asset Value per Unit of the outstanding Units as of the beginning of each month.


Brokerage Commissions and Fees


Each Series pays to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with such Series trading activities. On average, total charges paid to the Clearing Broker are expected to be less than $10.00 per round-turn trade, although the Clearing Broker's brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 1.50% of the Net Asset Value of any Series in any year.


Extraordinary Fees and Expenses


Each Series pays all its extraordinary fees and expenses, if any, and its allocable portion of all extraordinary fees and expenses of the Trust generally, if any, as determined by the Managing Owner. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount. Any Series could conceivably be liable for such fees and expenses up to the entire amount of its net assets.


Routine Operational, Administrative and Other Ordinary Expenses


Each Series pays all of its routine operational, administrative and other ordinary expenses and its allocable share of all routine operational, administrative and other ordinary expenses of the Trust generally, as determined by the Managing Owner including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.5% of the Net Asset Value of any Series in any year.


Organization and Offering Expenses


Expenses incurred in connection with organizing of the Trust and the initial offering of Units were approximately $1,450,000. Such organizational and initial offering expenses were paid by the Managing Owner, subject to reimbursement by the Trust, without interest, in 36 monthly payments during each of the first 36 months of the Trust's operations; provided, however, that in no event shall the Managing Owner be entitled to reimbursement for such expenses in an aggregate amount in excess of 2.5% of the aggregate amount of all subscriptions accepted by the Trust during the initial offering period and the first 36 months of the Trust's operations. If any Series terminates prior to completion of the foregoing reimbursement, or the full amount of such expenses has not been fully reimbursed by the end of such 36 month period, the Managing Owner will not be entitled to receive any further reimbursement in respect of such expenses from such Series.

                               ----------------

The Managing Owner also is responsible for the payment of all offering expenses of each Series incurred after the Initial Offering Period; provided, however, that the amount of such offering expenses paid by the Managing Owner shall be subject to reimbursement by such Series, without interest, in up to 36 monthly payments during each of the first 36 months following the month in which such expenses were paid by the Managing Owner. If such Series terminates prior to the completion of any such reimbursement, or the full amount of such expenses has not been fully reimbursed by the end of such 36 month period, the Managing Owner will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the date of such termination.

In no event will the aggregate amount of payments by any Series in any month in respect of reimbursement of organizational and offering expenses exceed 0.50% per annum of the Net Asset Value of such Series as of the beginning of such month.


Service Fees

Class I
-------

The Trust pays to the Selling Agent a Service Fee in respect of the Class I Units of each Series, monthly in arrears, equal to 1/12th of 2.00% (2.00% per annum) of the Net Asset Value per Unit of the outstanding Class I Units at the beginning of the month, for services provided to the Trust and its Unitholders. The Service Fee is compensation which remains payable with respect to the Class I Units for as long as such Units are outstanding.


Class II
--------

Investors who purchase Class II Units are not charged any Service Fee in respect of such Class II Units.
Class II Units may only be offered to investors who are represented by approved Correspondent Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as "wrap-accounts").


Redemption Charge

There is no redemption charge in respect of Class II Units.

A Class I Unitholder who redeems a Class I Unit prior to the first anniversary of the purchase of such Unit will be subject to a redemption charge in an amount equal to the product of (i) the Net Asset Value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%. Redemption charges do not reduce Net Asset Value or New High Net Trading Profit for any purpose, only the amount which Unitholders receive upon redemption.


A Class I Unitholder who exchanges a Class I Unit prior to the first anniversary of the purchase of such Unit will not be subject to a redemption charge in respect of the Unit being redeemed in connection with the exchange. A Unit acquired in an exchange that is subsequently redeemed will be subject to the redemption charge as if the Unit acquired in connection with the exchange had been acquired on the purchase date of the Unit redeemed in connection with the exchange. For example, if Class I Units of Series G are purchased effective on May 1, 2006 and subsequently exchanged for Class I Units of Series H effective August 1, 2006, no redemption charge would apply. The original purchase date of those Class I Units of Series H would be deemed to remain May 1, 2006. Therefore, if those Class I Units of Series H are redeemed at any month-end before April 30, 2007, a redemption charge would apply at such time. Redemption charges do not reduce Net Asset Value or New High Net Trading Profit for any purpose, only the amount which Unitholders receive upon redemption.


In the event that an investor acquires Units at more than one closing date, the redemption charge will be calculated on a "first-in, first-out" basis for redemption purposes (including determining the amount of any applicable redemption charge).

                               ----------------


Break-Even Amounts for Each Series

      The following summary displays the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in each Class of each Series during the first twelve months. In each case, the total estimated cost and expense load is expressed as a percentage of $5,000, the amount of minimum investment in the Trust (other than IRAs or Benefit Plan Investors).


      Series G, Class I: 4.63% (or $231.50 for each $5,000 invested);

      Series G, Class II: 2.13% (or $106.50 for each $5,000 invested);

      Series H, Class I: 5.13% (or $256.50 for each $5,000 invested);

      Series H, Class II: 2.63% (or $131.50 for each $5,000 invested);

      Series I, Class I: 4.68% (or $234.00 for each $5,000 invested);

      Series I, Class II: 2.18% (or $109.00 for each $5,000 invested);

      Series J, Class I: 4.81% (or $240.66 for each $5,000 invested); and

      Series J, Class II: 2.31% (or $115.66 for each $5,000 invested).



         Exchange Privilege


      You may exchange your Units in one Series for Units in another Series. Exchanges are available between the various Class I of the Series and exchanges are available between the various Class II of the Series. A Unitholder may not receive Units in a closed Series whether by purchase or by exchange. Exchanges will not be allowed from Class I to Class II or vice-versa. Units submitted for exchange must have an aggregate Net Asset Value not less than $2,000. The exchange of Units will be treated as a redemption of Units in one Series (with the related tax consequences) and the immediate purchase of Units in the Series into which you exchange into. Exchanges are made at the applicable Series' Net Asset Value per Unit as of the close of business on the last Business Day of each month (which includes, among other things, accrued but unpaid incentive fees due to that Series' Advisor or Advisors) at the close of business on the last Business Day of each month, the day immediately preceding the day on which your exchange will become effective. The Managing Owner, in its sole and absolute discretion, may reject any exchange request. No "exchange" charges will be imposed. A Class I Unitholder who exchanges a Class I Unit prior to the first anniversary of the purchase of such Unit will not be subject to a redemption charge in respect of the Unit being redeemed in connection with the exchange. Units acquired in an exchange that are subsequently redeemed will be subject to the redemption charge as if the Units acquired in connection with the exchange had been acquired on the purchase date of the Units redeemed in connection with the exchange.



Distributions

      The Managing Owner will make distributions to you at its discretion. Because the Managing Owner does not presently intend to make ongoing distributions, your income tax liability for the profits of Units in any Series in which you have invested will, in all likelihood, exceed any distributions you receive from that Series.


         Fiscal Year

      The Trust's fiscal year ends on December 31 on each year.


         Financial Information


      The Trust has only recently been organized and has no material financial history.



         Index of Defined Terms


      See the "Index of Defined Terms" on page 111 for page references to certain key terms used in this Prospectus.



         Tax Status of each Series

      In the opinion of counsel, each Series of the Trust will be classified as a partnership for federal income tax purposes and, based on the type of income expected to be earned by each Series, will not be treated as a "publicly traded partnership" taxable as a corporation. Unitholders of any Series will pay tax each year on their allocable share of such Series' taxable income, if any, whether or not they receive any distributions from such Series or redeem any Units. Substantially all of the trading gains and losses of each Series will be treated as capital gains

                               ----------------

or losses for tax purposes; interest income received by any Series will be treated as ordinary income.


         "Breakeven Table"

      The "Breakeven Table" on the following page indicates the approximate percentage and dollar returns required for the redemption value of an initial $5,000 investment in the Units of each Series to equal the amount originally invested twelve months after issuance.

      The "Breakeven Table," as presented, is an approximation only. The capitalization of each Series of the Trust does not directly affect the level of its charges as a percentage of Net Asset Value, other than (i) administrative expenses (which are assumed for purposes of the "Breakeven Table" to equal the maximum estimated percentage of such Series' average beginning of month Net Asset Value), (ii) organizational and offering expenses (which are assumed for purposes of the "Breakeven Table" to equal the maximum permissible percentage of such Series' average beginning of month Net Asset Value), and (iii) Brokerage Commissions.

      [Remainder of page left blank intentionally.]

                                                          SUMMARY (cont'd)
                                                          ----------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                         "Breakeven Table"
   ------------------------- ----------------------------------------------------------------------------------------------------
                                                         Amount of Expenses
   ------------------------- ----------------------- ----------------------- -------------------------- -------------------------
                                    Series G                Series G                 Series H                   Series H
                                    Class I                Class II(2)                Class I                  Class II(2)
   ------------------------- ------------ ---------- ------------ ---------- ------------- ------------ ------------ ------------
   Expense(1)                     $           %           $           %           $             %            $            %
   ------------------------- ------------ ---------- ------------ ---------- ------------- ------------ ------------ ------------
   ------------------------- ------------ ---------- ------------ ---------- ------------- ------------ ------------ ------------
   Managing Owner                    $25      0.50%          $25      0.50%           $25        0.50%          $25        0.50%
     Management Fee
   ------------------------- ------------ ---------- ------------ ---------- ------------- ------------ ------------ ------------
   Advisor's Base Fee               $125      2.50%         $125      2.50%          $150        3.00%         $150        3.00%
   ------------------------- ------------ ---------- ------------ ---------- ------------- ------------ ------------ ------------
   Advisor's Incentive
     Fee(3)                       $37.50      0.75%       $12.50      0.25%        $37.50        0.75%       $12.50        0.25%
   ------------------------- ------------ ---------- ------------ ---------- ------------- ------------ ------------ ------------
   Service Fee
     Reimbursement(4)               $100      2.00%          N/A        N/A          $100        2.00%          N/A          N/A
   ------------------------- ------------ ---------- ------------ ---------- ------------- ------------ ------------ ------------
   Sales
     Commission(5)                   $50      1.00%          $50      1.00%           $50        1.00%          $50        1.00%
   ------------------------- ------------ ---------- ------------ ---------- ------------- ------------ ------------ ------------
   Administrative
     Expense(6)                      $25      0.50%          $25      0.50%           $25        0.50%          $25        0.50%
   ------------------------- ------------ ---------- ------------ ---------- ------------- ------------ ------------ ------------
   Organization and
     Offering
     Expense
     Reimbursement(6)                $25      0.50%          $25      0.50%           $25        0.50%          $25        0.50%
   ------------------------- ------------ ---------- ------------ ---------- ------------- ------------ ------------ ------------
   Brokerage
     Commissions(7)               $37.50      0.75%       $37.50      0.75%        $37.50        0.75%       $37.50        0.75%
   ------------------------- ------------ ---------- ------------ ---------- ------------- ------------ ------------ ------------
   Interest Income(8)          $(193.50)    (3.87)%    $(193.50)    (3.87)%     $(193.50)      (3.87)%    $(193.50)      (3.87)%
   ------------------------- ------------ ---------- ------------ ---------- ------------- ------------ ------------ ------------
   12-Month Break
     Even                         $231.50     4.63%      $106.50      2.13%       $256.50        5.13%      $131.50        2.63%
   ------------------------- ------------ ---------- ------------ ---------- ------------- ------------ ------------ ------------


---------------------------- ---------------------------------------------------------------------------------------------------
                                                            Amount of Expenses
   ------------------------- ------------------------- ----------------------- ------------------------ ------------------------
                                     Series I                 Series I                Series J(9)              Series J(9)
                                     Class I                 Class II(2)               Class I                 Class II
   ------------------------- ------------ ------------ ----------- ----------- ------------- ---------- ------------ -----------
   Expense(1)                     $            %           $           %            $            %           $           %
   ------------------------- ------------ ------------ ----------- ----------- ------------- ---------- ------------ -----------
   ------------------------- ------------ ------------ ----------- ----------- ------------- ---------- ------------ -----------
   Managing Owner                    $25        0.50%         $25       0.50%           $25      0.50%          $25       0.50%
     Management Fee
   ------------------------- ------------ ------------ ----------- ----------- ------------- ---------- ------------ -----------
   Advisor's Base Fee               $100        2.00%        $100       2.00%          $125       2.5%         $125        2.5%
   ------------------------- ------------ ------------ ----------- ----------- ------------- ---------- ------------ -----------
   Advisor's Incentive
     Fee(3)                       $37.50        0.75%      $12.50       0.25%        $37.50      0.75%       $12.50       0.25%
   ------------------------- ------------ ------------ ----------- ----------- ------------- ---------- ------------ -----------
   Service Fee
     Reimbursement(4)               $100        2.00%         N/A         N/A       $100.00      2.00%          N/A         N/A
   ------------------------- ------------ ------------ ----------- ----------- ------------- ---------- ------------ -----------
   Sales
     Commission(5)                   $50        1.00%         $50       1.00%           $50      1.00%          $50       1.00%
   ------------------------- ------------ ------------ ----------- ----------- ------------- ---------- ------------ -----------
   Administrative
     Expense(6)                      $25        0.50%         $25       0.50%           $25      0.50%          $25       0.50%
   ------------------------- ------------ ------------ ----------- ----------- ------------- ---------- ------------ -----------
   Organization and
     Offering
     Expense
     Reimbursement(6)                $25        0.50%         $25       0.50%           $25      0.50%          $25       0.50%
   ------------------------- ------------ ------------ ----------- ----------- ------------- ---------- ------------ -----------
   Brokerage
     Commissions(7)                  $65         1.30%        $65       1.30%        $46.66      0.93%       $46.66       0.93%
   ------------------------- ------------ ------------ ----------- ----------- ------------- ---------- ------------ -----------
   Interest Income(8)          $(193.50)       (3.87)%  $(193.50)     (3.87)%     $(193.50)    (3.87)%    $(193.50)     (3.87)%
   ------------------------- ------------ ------------ ----------- ----------- ------------- ---------- ------------ -----------
   12-Month Break
     Even                        $234.00         4.68%    $109.00       2.18%        $240.66      4.81%      $115.66       2.31%
   ------------------------- ------------ ------------ ----------- ----------- ------------- ---------- ------------ -----------

1. The foregoing breakeven analysis assumes that the Units have a constant month-end Net Asset Value. Calculations are based on $5,000 as the Net Asset Value per Unit. See "Charges" on page 75 for an explanation of the expenses included in the "Breakeven Table."


2. Class II Units may be offered and sold only to investors who are represented by approved Correspondent Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as "wrap-accounts"). Class II Unitholders are not charged any Service Fee.

3. Based on assumptions herein, the Advisor's Incentive Fee is 0.75% for Class I and 0.25% for Class II for each of the Series.

4. Investors who redeem all or a portion of their Class I Units of any Series before the first anniversary of the purchase of such Units will be subject to a redemption charge (which amount is reflected in this Service Fee item) in an amount equal to the product of (i) the Net Asset Value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%.


5. Each Unit purchased pays to Kenmar Securities Inc. in arrears a monthly Sales Commission equal to 1/12th of 1.00% (1.00% per annum) of the Net Asset Value of the outstanding Units as of the beginning of the month.


6. Expense levels are assumed to be at maximum amount. Actual expenses may be lower.


7. Although the actual rates of brokerage commissions and transaction related fees and expenses are the same for all Advisors, the total amount of brokerage commissions and trading fees varies from Series to Series based upon the trading frequency of such Series' Advisor and the specific futures contracts traded. The estimates presented in the table above are prepared using historical data about the Advisors' trading activities.

8.    Interest income is currently estimated to be earned at a rate of 3.87%.




------------------------------------------------------------------------------

                               ----------------

9. For purposes of this breakeven analysis, we have assumed (i) that the Advisors will have identical performance and identical incentive fees, (ii) that the Advisors will generate a weighted average rate of brokerage commissions and other expenses equal to 0.93%, and (iii) a weighted average Advisor's base fee of 2.50%. In actuality, the Advisors' performance and incentive fees will be divergent among the Advisors, the Advisors will generate a weighted average rate of brokerage commissions and other expenses which could be higher or lower than 0.93% and, because Advisors' base fees are assessed monthly while Series J will rebalance quarterly, weighted average Advisors' base fees could be higher or lower than 2.50%.

                               ----------------

      Reports to Unitholders

      As of the end of each month and as of the end of each Fiscal Year, the Managing Owner will furnish you with those reports required by the CFTC and the National Futures Association, or the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority, such as the SEC, that has jurisdiction over the activities of the Trust. You also will be provided with appropriate information to permit you (on a timely basis) to file your Federal and state income tax returns with respect to your Units.


         Cautionary Note Regarding Forward-Looking Statements

      This Prospectus includes forward-looking statements that reflect the Managing Owner's current expectations about the future results, performance, prospects and opportunities of the Trust. The Managing Owner has tried to identify these forward-looking statements by using words such as "may," "will," "expect," "anticipate," "believe," "intend," "should," "estimate" or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in "Risk Factors" and elsewhere in this Prospectus, and unknown, that could cause the Trust's actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

      You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

                         THE UNITS ARE SPECULATIVE AND
                        INVOLVE A HIGH DEGREE OF RISK.

                 [Remainder of page left blank intentionally.]

                            WORLD MONITOR TRUST III
                              ORGANIZATION CHART


[GRAPHIC OMITTED]

                              THE RISKS YOU FACE


(1)   You Should Not Rely on Past Performance in Deciding Whether to Buy
      Units

      Each Advisor selected by the Managing Owner to manage the assets of each Series has a performance history through the date of its selection. You must consider, however, the uncertain significance of past performance, and you should not rely on the Advisors' or the Managing Owner's records to date for predictive purposes. You should not assume that any Advisor's future trading decisions will create profit, avoid substantial losses or result in performance for the Series that is comparable to that Advisor's or to the Managing Owner's past performance. In fact, as a significant amount of academic study has shown, futures funds more frequently than not underperform the past performance records included in their prospectuses.

      Because you and other investors will acquire, exchange and redeem Units at different times, you may experience a loss on your Units even though the Series in which you have invested as a whole is profitable and even though other investors in that Series experience a profit. The past performance of any Series may not be representative of your investment experience in it.

      Likewise, you and other investors will invest in different Series managed by different Advisors. The assets of each Series are

      o segregated from the other Series' assets; and

      o valued and accounted for separately from every other Series.

      Consequently, the past performance of one Series has no bearing on the past performance of another Series.


      The Trust has a limited operating history upon which to evaluate your investment in any Series. Although past performance is not necessarily indicative of future results, if the Trust had a material amount of performance history, such performance history might provide you with more information on which to evaluate an investment in the Trust. Because the Trust has no material performance history, you will have to make your decision to invest in a Series without such information.



         (2) Price Volatility May Possibly Cause the Total Loss of Your
         Investment

      Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in any Series of the Trust.


         (3) Speculative and Volatile Markets Combined With Highly Leveraged Trading May Cause the Trust to Incur Substantial Losses

      The markets in which each Series of the Trust trades are speculative, highly leveraged and involve a high degree of risk. Each Advisor's trading considered individually involves a significant risk of incurring large losses, and there can be no assurance that any Series of the Trust will not incur such losses.

      Futures and forward prices are volatile. Volatility increases risk, particularly when trading with leverage. Trading on a highly leveraged basis, as does each Series of the Trust, even in stable markets involves risk; doing so in volatile markets necessarily involves a substantial risk of sudden, significant losses. Due to such leverage, even a small movement in price could cause large losses for the Trust. Market volatility will increase the potential for large losses. Market volatility and leverage mean that any Series of the Trust could incur substantial losses, potentially impairing its equity base and ability to achieve its long-term profit objectives even if favorable market conditions subsequently develop.

      In addition to the leveraged trading described above, the Managing Owner has the ability to further increase the leverage of any Series of the Trust by allocating notional equity to its Advisor or Advisors (in a maximum amount of up to 20% of the Series Net Asset Value), which would then permit such Advisor to trade the account of such Series as if more equity were committed to such accounts than is, in fact, the case. Although the Managing Owner has the option to allocate additional notional equity to an Advisor, the Managing Owner has no current plans to do so.


         (4) Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Trust Assets

      Each Series of the Trust is subject to the fees and expenses described herein which are payable irrespective of profitability in addition to performance fees which are payable based on the profitability of such Series, except that with respect to Series J such performance fees are payable to each Advisor based on such Advisor's profitability and not on the profitability of Series J as a whole. Such fees and expenses include asset-based fees of up to 6.50% per annum for Class I Unitholders and up to 4.50% per annum for Class II Unitholders as well as incentive fees equal to 20% of net profits on a cumulative high water mark basis. Included in these charges are brokerage fees and operating expenses. On the Trust's forward trading of each Series, "bid-ask" spreads are incorporated into the pricing of such Series forward contracts by its counterparties in addition to the brokerage fees paid by such Series. It is not possible to quantify the "bid-ask" spreads paid by each Series because such Series cannot determine the profit its counterparty is making on the forward trades into which it enters. Consequently, the expenses of each Series could, over time, result in significant losses to your investment therein. You may never achieve profits, significant or otherwise.


         (5) Market Conditions May Impair Profitability

      The trading systems used by certain Advisors are technical, trend-following methods. The profitability of trading under these systems depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures and forward prices. Such trends may not develop; there have been periods in the past without price trends. The likelihood of the Units of any Series being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Advisors' historic price analysis could establish positions on the wrong side of the price movements caused by such events.


      Graham and Eagle employ technical programs and Bridgewater trades pursuant to systems that incorporate fundamental data.



         (6) Discretionary Trading Strategies May Incur Substantial Losses

      Discretionary traders, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and "trading instinct," not on the basis of trading signals generated by any program or model. Such traders may be more prone to subjective judgments which may have greater potentially adverse effects on their performance than systematic traders, which emphasize eliminating the effects of "emotionalism" on their trading. Reliance on trading judgment may, over time, produce less consistent trading results than implementing a systematic approach. Discretionary traders, like trend-following traders, are unlikely to be profitable unless major price movements occur. Discretionary traders are highly unpredictable, and can incur substantial losses even in apparently favorable markets.

      As of the date of this Prospectus, none of the Advisors are employing discretionary strategies on behalf of the Trust although each reserves the right to make discretionary decisions.


         (7) Systematic Trading Strategies May Incur Substantial Losses

      A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular commodity. Although these judgmental decisions may have a substantial effect on a systematic trader's performance, such trader's primary reliance is on trading programs or models that generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Therefore, systematic trading may incur substantial losses by failing to capitalize on market trends that their systems would otherwise have exploited by applying their generally mechanical trading systems by judgmental decisions of employees. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely on computerized programs, and some consider the prospect of disciplined trading, which largely removes the emotion of the individual trader from the trading process, advantageous. Due to their reliance upon computers, systematic traders are generally able to incorporate a significant amount of data into a particular trading decision. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until such factors have had a sufficient effect on the market to create a trend of enough magnitude to generate a reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses.


      The programs utilized by Graham, Bridgewater and Eagle are systematic trading strategies.



         (8) Decisions Based Upon Fundamental Analysis May Not Result in Profitable Trading


      Traders that utilize fundamental trading strategies attempt to examine factors external to the trading market that affect the supply and demand for a particular futures and forward contracts in order to predict future prices. Such analysis may not result in profitable trading because the analyst may not have knowledge of all factors affecting supply and demand, prices may often be affected by unrelated factors, and purely fundamental analysis may not enable the trader to determine quickly that previous trading decisions were incorrect. In addition, because of the breadth of fundamental data that exists, a fundamental trader may not be able to follow developments in all such data, but instead may specialize in analyzing a narrow set of data, requiring trading in fewer markets. Consequently, a fundamental trader may have less flexibility in adverse markets to trade other futures and forward markets than traders that do not limit the number of markets traded as a result of a specialized focus.


      Bridgewater utilizes fundamental trading strategies on behalf of its program.


         (9) Increase in Assets Under Management May Affect Trading
         Decisions


      Many of the Advisors' current futures equity under management is at or near its all-time high. As of October 31, 2005, Graham, Bridgewater and Eagle each managed $5.2 billion, $75.9 billion and $1.1 billion, respectively Both Bridgewater and Graham are near their all time high with respect to assets under management. The more equity an Advisor manages, the more difficult it may be for that Advisor to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require one or more of the Advisors to modify trading decisions for the relevant Series of the Trust which could have a detrimental effect on your investment in such Series.



         (10) You Cannot be Assured of the Advisors' Continued Services Which May Be Detrimental to Trust


      You cannot be assured that any Advisor will be willing or able to continue to provide advisory services to any Series of the Trust for any length of time. There is severe competition for the services of qualified trading advisors, and a Series of the Trust may not be able to retain satisfactory replacement or additional trading advisors on acceptable terms or a current Advisor may require the Trust to pay higher fees in order to be able to retain such Advisor. The Managing Owner may either terminate an Advisor upon 30 days' prior written notice, or upon shorter notice, if for cause. Each Advisor has the right to terminate the Advisory Agreement in its discretion at any time for cause.



         (11) Limited Ability to Liquidate Your Investment


      There is no secondary market for the Units. While the Units have redemption and exchange rights, there are restrictions, and possible fees assessed. For example, Units may be redeemed only as of the close of business on the last Business Day of a calendar month provided a Request for Redemption is received at least five (5) Business Days prior to the end of such month excluding the last Business Day of the month. In addition, Units of Class I may be subject to redemption charges if redeemed prior to the first anniversary of their issuance in an amount equal to the product of (i) the net asset value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%.


      Transfers of Units are subject to limitations, such as thirty (30) days' advance notice of any intent to transfer. Also, the Managing Owner may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Trust or any Series.


         (12) Possible Illiquid Markets May Exacerbate Losses

      Futures and forward positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position. Periods of illiquidity have accrued from time-to-time in the past, such as in connection with Russia's default on its sovereign debt in 1998. Such periods of illiquidity and the events that trigger them are difficult to predict and there can be no assurance that any Advisor will be able to do so.

      There can be no assurance that market illiquidity will not cause losses for one or more Series of the Trust. The large size of the positions which an Advisor is expected to acquire for a Series of the Trust increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

      Generally, none of the Advisors selected to manage the assets of the various Series historically has allocated more than 10% of the assets under such Advisor's management pursuant to the programs selected for the various Series to over-the-counter instruments. The risk of loss due to potentially illiquid markets is more acute in respect of over-the-counter instruments than in respect of exchange-traded instruments because the performance of those contracts is not guaranteed by an exchange or clearinghouse and the Series will be at risk to the ability of the counterparty to the instrument to perform its obligations thereunder. Because these markets are not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets.


         (13) Because No Series of the Trust Acquires Any Asset with Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss

      Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in a Series of the Trust does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while any one or more Series of the Trust trades unprofitably.


         (14) Failure of Futures Trading to be Non-Correlated to General Financial Markets Will Eliminate Benefits of Diversification

      Historically, managed futures generally have been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance would be exactly opposite between two asset classes. Because of this non-correlation, no Series of the Trust can be expected to be automatically profitable during unfavorable periods for the stock market, or vice-versa. The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and offsetting loss. If a Series of the Trust does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units of such Series and such Series may have no gains to offset your losses from other investments.


         (15) Broad Indices May Perform Quite Differently From Individual Investments


      In the discussion under "Investment Factors," the concepts of overall portfolio diversification and non-correlation of asset classes are discussed and illustrated by the use of a generally accepted index that represents each asset category. Stocks are represented by the S&P 500 Index and MSCI EAFE Index, bonds by the Lehman Long-Term Government Bond Index, and futures funds by the Barclay CTA Index. Because each index is a dollar-weighted average of the returns of multiple underlying investments, the overall index return and risk may be quite different from the return of any individual investment. For example, the "Barclay CTA Index" is an unweighted index which attempts to measure the performance of the CTA industry. The Index measures the combined performance of all CTAs who have more than four years of past performance. For purposes of calculating the Index, the first four years of a CTA's performance history is ignored. Accordingly, such index reflects the volatility and risk of loss characteristics of a very broadly diversified universe of advisors and not of a single fund or advisor. Therefore, the performance of each Series of the Trust will be different than that of the Barclay CTA Index.

         (16) Advisors Trading Independently of Each Other May Reduce Profit Potential and Insurance Risks Through Offsetting Positions

      The Advisors trade entirely independently of each other. Two Advisors may, from time to time, take opposite positions, eliminating any possibility of an investor who holds Units in each of the relevant single-Advisor Series or who holds Units in Series J profiting from these positions considered as a whole but incurring the usual expenses associated with taking such positions. The Advisors' programs may at times be similar to one another thereby negating the benefits of investing in more than one Advisor by purchasing Units of more than one of Series G, Series H and Series I or by purchasing Units of Series J which may, in fact, increase risk. Two or more Advisors may compete with each other to acquire the same position, thereby increasing the costs incurred by each of them to take such position. It is also possible that two or more Advisors, although trading independently, could experience drawdowns at the same time, thereby negating the potential benefit associated with exposure to more than one Advisor and more than one program. Series J's multi-advisor structure will not necessarily control the risk of speculative futures trading. Multi-Advisor funds may have significant volatility and risk despite being relatively diversified among trading advisors.


         (17) Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation

      Each of the Advisors is expected to engage in some or all of its trading on behalf of the applicable Series on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges. In trading contracts denominated in currencies other than U.S. dollars, each Series of the Trust will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges by any Series of the Trust to which such Investors would not have been subject had the Advisors limited their trading to U.S. markets.

      On an annual basis, each of the below programs traded approximately the following percentage of assets on foreign exchanges:

------------------------------------------------------------
          Program                                      Range
------------------------------------------------------------
Graham's Global  Diversified at 150% Leverage        35-40%*

Bridgewater's Aggressive Pure Alpha, Futures          30-60%
Only - A, No Benchmark

Eagle's Momentum Program                              30-40%
------------------------------------------------------------

      The above ranges are only approximations with respect to each offered program. Actual percentages may be either lesser or greater than above-listed. Past performance is not necessarily indicative of future results.

      *Currently, in its allocation of maximum exposures to different markets and sectors, the exposure of Graham's Global Diversified at 150% Leverage allocated to trades on foreign exchanges is set by its system at approximately 35-40%, meaning that if identifiable trends existed in all the markets Graham's Global Diversified at 150% Leverage trades over an entire year, the approximate percentage range of assets of Graham's Global Diversified at 150% Leverage allocated for trading on foreign exchanges would be approximately 35-40%. The actual percentage of Graham's Global Diversified at 150% Leverage assets traded on foreign exchanges over any period of time, however, depends greatly on trading conditions and can therefore vary widely. For example, to the extent there are no trends on domestic exchanges, Graham's Global Diversified at 150% Leverage would minimize its trading on them, thereby increasing the actual percentage of Graham's Global Diversified at 150% Leverage assets traded on foreign exchanges. It is therefore quite possible that though the theoretical allocation to foreign markets is set at approximately 35-40% of its assets, Graham's Global Diversified at 150% Leverage's actual percentage trading on foreign exchanges for a given period may be much higher, in consequence of domestic markets offering fewer trading opportunities.


         (18) Various Actual and Potential Conflicts of Interest May Be Detrimental to Unitholders

      The Trust is subject to actual and potential conflicts of interests involving the Managing Owner, the Advisors, various brokers and selling agents. The

Managing Owner, the Advisors, and their respective principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to the Trust's business, which also presents the potential for numerous conflicts of interest with the Trust. As a result of these and other relationships, parties involved with the Trust have a financial incentive to act in a manner other than in the best interests of the Trust and its Unitholders. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the various Series of the Trust.

      The Trust may be subject to certain conflicts with respect to its Clearing Broker, its Futures Broker, and any executing broker including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, purchasing opposite or competing positions on behalf of third party accounts traded through the Clearing Broker, the Futures Broker and executing brokers.

      The Selling Agent and the Correspondent Selling Agents will be entitled to ongoing compensation as a result of their clients remaining in any Series of the Trust, so a conflict exists between their interest in maximizing compensation and in advising their clients to make investment decisions in such clients' best interests.

      The Managing Owner and the Selling Agent are both owned by Kenmar Holdings Inc., which could give rise to conflicts of interest because their compensation in each role is based on the Net Asset Value of Units outstanding. Like the employees of the Correspondent Selling Agents, the employees of the Selling Agent may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer.


         (19) Unitholders Taxed Currently

      Unitholders of a Series are subject to tax each year on their allocable share of the income or gains (if any) of such Series, whether or not they receive distributions. Moreover, the Managing Owner does not intend to make any distributions to Unitholders in respect of any Series. Consequently, Unitholders of a Series will be required either to redeem Units or to make use of other sources of funds to discharge their tax liabilities in respect of any profits earned by such Series.

      In comparing the profit objectives of each Series of the Trust with the performance of more familiar securities in which one might invest, prospective investors must recognize that if they purchased equity or debt, there probably would be no tax due on the appreciation in the value of such holdings until disposition. In the case of each Series of the Trust, on the other hand, a significant portion of any appreciation in the Net Asset Value per Unit must be paid in taxes by the Unitholders of such Series every year, resulting in a substantial cumulative reduction in their net after-tax returns. Because Unitholders of a Series will be taxed currently on their allocable share of the income or gains of such Series, if any, the Trust may trade successfully but investors nevertheless would have recognized significantly greater gains on an after-tax basis had they invested in conventional stocks with comparable performance.

      The performance information included in this Prospectus is presented exclusively on a pre-tax basis.


         (20) Limitation on Deductibility of "Investment Advisory Fees"

      Non-corporate Unitholders of a Series may be required to treat the amount of Incentive Fees and other expenses of such Series as "investment advisory fees" which may be subject to substantial restrictions on deductibility for federal income tax purposes. In the absence of further regulatory or statutory clarification, the Managing Owner is not classifying these expenses as "investment advisory fees," but this is a position to which the Internal Revenue Service, the IRS, may object. If a substantial portion of the fees and other expenses of a Series were characterized as "investment advisory fees," an investment in such Series might no longer be economically viable.


         (21) Taxation of Interest Income Irrespective of Trading Losses


      With respect to each Series, the Net Asset Value per Unit reflects the trading profits and losses as well as the interest income earned and expenses incurred by such Series. However, losses on such Series' trading will be almost exclusively capital losses, and capital losses are deductible against ordinary income only to the extent of $3,000 per year in the case of non-corporate taxpayers. Consequently, if a non-corporate Unitholder had, for example, an allocable trading (i.e., capital) loss of $10,000 in a given fiscal year and allocable interest (i.e., ordinary) income (after reduction for expenses) of $5,000, the Unitholder would have incurred a net loss in the Net Asset Value of such Unitholder's Units equal to $5,000 but would recognize taxable income of $2,000 (assuming a 40% tax rate). The limited deductibility of capital losses for non-corporate Unitholders could result in such Unitholders having a tax liability in respect of their investment in a Series of the Trust despite incurring a financial loss on their Units of such Series.



         (22) Possibility of a Tax Audit of Both the Series and the Unitholders

      There can be no assurance that the tax returns of each Series of the Trust will not be audited by the IRS. If such an audit results in an adjustment, Unitholders of such Series could themselves be audited as well as being required to pay additional taxes, interest and possibly penalties.


      PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN ANY SERIES OF THE TRUST; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.



         (23) Failure or Lack of Segregation of Assets May Increase Losses


      The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker's proprietary assets. If the Clearing Broker fails to do so, the assets of any Series of the Trust might not be fully protected in the event of their bankruptcy. Furthermore, in the event of the Clearing Broker's bankruptcy, any Series of the Trust could be limited to recovering only a pro rata share of all available funds segregated on behalf of the Clearing Broker's combined customer accounts, even though certain property specifically traceable to such Series of the Trust (for example, Treasury bills deposited by such Series of the Trust with the Clearing Broker as margin) was held by the Clearing Broker. The Clearing Broker has been the subject of certain regulatory and private causes of action. The material actions are described under "The Clearing Broker and Futures Broker."



         (24) Default by Counterparty and Credit Risk Could Cause
         Substantial Losses

      Dealers in forward contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. As a result, Unitholders do not have such basic protections with respect to the trading in forward contracts by any Series of the Trust. This lack of regulation in these markets could expose a Series in certain circumstances to significant losses in the event of trading abuses or financial failure by the counterparties.

      Each Series also faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. The clearing member, clearing organization or other counterparty may not be able to meet its obligations, in which case the applicable Series could suffer significant losses on these contracts.


         (25) Regulatory Changes or Actions May Alter the Nature of an Investment in the Trust

      Considerable regulatory attention has been focused on non-traditional investment pools, in particular commodity pools such as each Series of the Trust, publicly distributed in the United States. There has been significant international governmental concern expressed regarding, for example, (i) the disruptive effects of speculative trading on the central banks' attempts to influence exchange rates and (ii) the need to regulate the derivatives markets in general. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in any Series of the Trust.

      The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Trust is impossible to predict, but could be substantial and adverse.


         (26) Trust Trading is Not Transparent

      The trading decisions in respect of each Series are made by an Advisor or Advisors. While the Managing Owner receives daily trade confirmations from the Clearing Broker and foreign exchange dealers, such information is not provided to Unitholders and each Series' trading results are reported to the Unitholders monthly. Accordingly, an investment in a Series does not offer you the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers. The Managing Owner may (but is under no obligation to) provide estimated daily or weekly values to Unitholders.


         (27) Lack of Independent Experts Representing Investors

      The Managing Owner has consulted with counsel, accountants and other experts regarding the formation and operation of the Trust and each Series. No counsel has been appointed to represent you in connection with the offering of the Units of any Series. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in any Series of the Trust.


         (28) Forwards, Swaps, Hybrids and Other Derivatives are Not Subject to CFTC Regulation

      Each Series of the Trust trades foreign exchange contracts in the interbank market. Since forward contracts are traded in unregulated markets between principals, the commodity pools also assume the risk of loss from counterparty nonperformance. In the future, any Series of the Trust may also trade swap agreements, hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate or floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. The dealer market for off-exchange instruments is becoming more liquid. Because there is no exchange or clearing house for these contracts, the Trust will be subject to the credit risk and nonperformance of the counterparty. Additionally, because these off-exchange contracts are not regulated by the CFTC, no Series of the Trust will receive the protections which are provided by the CFTC's regulatory scheme.


         (29) Possibility of Termination of the Trust or any Series Before Expiration of its Stated Term

      As managing owner, the Managing Owner may withdraw from the Trust upon 120 days' notice, which would cause the Trust and each Series to terminate unless a substitute managing owner were obtained. Other events, such as a long-term substantial loss suffered by any Series, could also cause such Series to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Clearing Broker were revoked or suspended, such entity would no longer be able to provide services to the Trust.




                        THE SERIES AND THEIR OBJECTIVES


      Objectives

o  Significant profits over time

o  Performance volatility commensurate with profit potential

o  Controlled risk of loss

o Diversification within a traditional portfolio, typically consisting entirely of "long" equity and debt positions and reduced dependence on a single nation's economy, by accessing global financial, commodity and other non-financial futures markets.

      Each Series' potential for aggressive capital growth arises from the profit possibilities offered by the global futures, forward and options markets and the skills of the professional trading organization(s) selected to manage the assets of such Series. The fact that a Series can profit from both rising and falling markets adds an element of profit potential that is not present in long-only strategies. However, a Series can also incur losses from both rising and falling markets that adds to the risk of loss. In addition to its profit potential and risk of loss, each Series also could help reduce the overall volatility, or risk, of a portfolio. By investing in markets that operate independently from U.S. stock and bond markets (and therefore, may be considered as non-correlated), a Series may provide positive returns even when U.S. stock and bond markets are experiencing flat to negative performance and may provide negative returns even when U.S. stock and bond markets are experiencing flat to positive performance. Non-correlation should not be confused with negative correlation, where the performance would be exactly opposite between a Series and U.S. stock and bond markets.

      The Series are structured to substantially eliminate the administrative burden that would otherwise be involved if you engaged directly in futures transactions. Among other things, you will receive directly from the Managing Owner monthly unaudited financial reports and annual audited financial statements (setting forth, in addition to certain other information, the Net Asset Value per Unit of each Series in which you invest, such Series' trading profits or losses and the expenses of such Series for the period) as well as all tax information relating to such Series necessary for you to complete your federal income tax returns. The approximate Net Asset Value per Unit will be available at times other than month-end from the Managing Owner upon request.


         Investment Philosophy


      Each Series of the Trust is managed by Preferred Investment Solutions Corp., or the Managing Owner. The Managing Owner:


o selects Clearing Brokers and, in conjunction with the Selling Agent, selects Correspondent Selling Agents for each Series and selects the Advisor or Advisors for each Series;

o monitors the trading activity and performance of each Advisor for compliance with such Advisor's own trading policies and risk control strategies;

o  selects the Trust's administrator and the Trust's auditor;

o  determines if an Advisor should be removed or replaced;

o  negotiates advisory fees and brokerage commissions; and

o performs such other services as the Managing Owner believes that such Series may from time to time require.

    The Managing Owner believes that an effective means of controlling the risks of futures, forward and options trading is by using a portfolio of Advisors. The Trust affords you an opportunity to construct a customized portfolio of Advisors consistent with your individual appetite and tolerance for risk by investing in Units of some or all of the Series or, by investing in Series J only, to maintain an equal exposure to each of the three Advisors, rebalanced quarterly. However, no assurance can be given that you will successfully diversify your exposure to these risks by purchasing Units of more than one Series or by purchasing Units of Series J.


         Diversification

Market Diversification

      As global markets and investing become more complex, the inclusion of professionally managed futures may continue to increase in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world's economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world's markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to selected advisors specializing in futures, forward and options trading, investors have the potential, if their futures investments are successful, to enhance their prospects for improved performance as well as to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation's economy.

      Additionally, by utilizing three Advisors simultaneously, Series J will provide multiple timing parameters and different sector focuses, producing a portfolio that may be quite different from that of a single-advisor fund.


                     THE TWO-TIER STRUCTURE OF THE SERIES


      The Series do not trade directly through managed accounts with their respective Advisor or Advisors, but rather through investing in one Trading Vehicle for each Advisor to such Series. Each Trading Vehicle, in turn, allocates its capital to a single Advisor. Each of Series G, Series H and Series I share a single Trading Vehicle with Series J. Series J trades through investing in three Trading Vehicles, sharing one Trading Vehicle with each of Series G, Series H and Series I. No Advisor can cause any Series to lose more than the amount which such Series has invested in the Trading Vehicle. Each of the Trading Vehicles is organized as a Delaware limited liability company managed by its members. The sole purpose of each Trading Vehicle is to open an account to be traded by an Advisor.

      100% of the assets invested in any Trading Vehicle are allocated to trading. Each of Series G, Series H and Series I invest 100% of its assets in a single Trading Vehicle; Series J initially will invest 33.33% of its assets in each of the three Trading Vehicles and the Managing Owner will rebalance the investments of Series J in each Trading Vehicle quarterly so that the allocation of the assets of Series J among the three Trading Vehicles (and, by extension, the three Advisors) will be proportional at the beginning of each quarter. All trading profits and losses are shared pro rata among the two Series which invest in the same Trading Vehicle based on the amount of their respective investments in such Trading Vehicle from time to time.


      The use of the Trading Vehicles by each Series has no effect on the leverage at which the different Series trade. Each Series trades through one or more Trading Vehicles, rather than directly, in order to achieve efficiencies and assure that Series J's liability for trading losses by any one Advisor is limited to Series J's investment in the Trading Vehicle corresponding to such Advisor. This risk to Series J arises because it would be theoretically possible, in the absence of the Trading Vehicles, that catastrophic losses by a single Advisor could deplete all the assets of Series J, even those assets that were allocated for management to other Advisors. Catastrophic losses by an Advisor in excess of the amount of the assets allocated to such Advisor could occur as a result of the high degree of embedded leverage in the instruments being traded and the trading strategies being employed by each of the Advisors. If such losses were to occur, they would, in the absence of the Trading Vehicles, be liabilities of Series J generally and all of the assets of Series J could be available to the Trust's creditors to satisfy claims attributable to the Advisor whose strategies resulted in such catastrophic losses. The Trading Vehicles assure that a creditor of a Trading Vehicle whose corresponding Advisor has generated catastrophic losses will not be able to look to other assets of Series J to satisfy obligations owing to such creditor as a result of such Advisor's trading losses. In addition, the Trading Vehicles achieve certain efficiencies by permitting the Advisors to trade a single account for the benefit of more than one Series.

      There is no benefit to investors from the two-tier Series/Trading Vehicle structure other than liability protection afforded to Series J and efficiency which benefits all Series. There is no detriment to investors from the two-tier Series/Trading Vehicle structure other than the negligible incremental additional costs associated with organizing and maintaining the Trading Vehicles, which the Managing Owner believes are more than offset by the efficiencies obtained by using the Trading Vehicles.

                 [Remainder of page left blank intentionally.]

    By investing in Units of one or more Series, you will access world markets, including but not limited to:

                                  Currencies
-------------------------------------------------------------------------------
Australian Dollar           Indian Rupee                 Polish Zloty
British Pound               Japanese Yen                 Singapore Dollar
Canadian Dollar             Malaysian Ringgit            Swedish Krona
Danish Krone                Mexican Peso                 Swiss Franc
Euro Currency               New Zealand Dollar           S. African Rand
Hungarian Forint            Norwegian Krone              Thai Bhat


                             Financial Instruments
-------------------------------------------------------------------------------
Australian All Ordinaries              LIBOR - 1 mo.
Australian Bank Bills                  Major Market Stock Index (U.S.)
Australian Treasury Bonds              MEFF&S Stock Index (Spain)
CAC 40 Stock Index (France)            MIB-30 (Italy)
Canadian Bankers Acceptance            MSCI Taiwan Stock Index
Canadian Government Bonds              Nasdaq 100 (U.S.)
DAX Stock Index (Germany)              Nikkei Stock Average (Japan)
Dow Jones Industrial Average (U.S.)    OMX Stockholm Stock Index
ECU Notional  Bonds                    Russell 2000 (U.S.)
Euribor                                S&P 500 Stock Index (U.S.)
Eurodollars                            Singapore MSCI
Euroswiss                              Spanish Notional Bonds
Eurotop 100 Index (Europe)             Swedish Government Bond
Euroyen                                Swiss Bonds
Financial Times 100 Stock Index        Swiss Market Index
(U.K.)                                 Tokyo Stock Price Index (Japan)
German Boble                           U.K. Gilts
German Bunds                           U.K. Short Sterling
Hang Seng Index                        U.S. Treasury Bonds
IBEX Plus 35 Index (Spain)             U.S. Treasury Notes
Japanese Bonds                         Value Line Stock Index (U.S.)


                                    Metals
-------------------------------------------------------------------------------
Aluminum              Lead               Platinum           Tin
Copper                Nickel             Silver             Zinc
Gold                  Palladium

                                Energy Products
-------------------------------------------------------------------------------
Crude Oil            Kerosene            Natural Gas        Propane
Electricity          London Brent        No. 2 Heating Oil  Unleaded Gasoline
Gas Oil

                             Agricultural Products
-------------------------------------------------------------------------------
Canola               Feeder Cattle       Orange Juice       Soybean Oil
Cocoa                Flaxseed            Pork Bellies       Sugar
Coffee               Live Cattle         Rapeseed           Wheat
Corn                 Live Hogs           Soybeans           Lumber
Cotton               Oats                Soymeal

      In the aggregate, the Series will trade in many, but not all, of the foregoing markets as well as additional markets. There can be no assurance as to which markets any Series will, in fact, trade over time or at any given time. No Advisor trades in all of the foregoing markets. The portfolio exposure of each Series may, from time to time, be concentrated in a limited number of markets.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      Critical Accounting Policies

      Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Trust's application of these policies involves judgments and actual results may differ from the estimates used.


      The Managing Owner has evaluated the nature and types of estimates that it will make in preparing the Trust's financial statements and related disclosures and has determined that the valuation of its investments which are not traded on a United States or internationally recognized futures exchange involves a critical accounting policy. The values which will be used by the Trust for its open forward positions will be provided by its commodity broker who will use market prices when available, while over-the-counter derivative financial instruments, principally forwards, options and swaps will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date.


      Liquidity and Capital Resources


      As of the date of this Prospectus, all of the Trust's total net assets have been allocated to commodities trading. A significant portion of the Net Asset Value is likely to be held in U.S. Treasury bills and cash, which will be used as margin for the Trust's trading in commodities. The percentage that U.S. Treasury bills will bear to the total net assets will vary from period to period as the market values of commodity interests change. The balance of the net assets will be held in the Trust's commodity trading accounts. Interest earned on the Trust's interest-bearing funds will be paid to the Trust.


      The Trust's commodity contracts will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as "daily limits." During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Trust from promptly liquidating its commodity futures positions.


      Because the Trust trades futures and forward contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).


      Market risk


      Trading in futures and forward contracts (including foreign exchange) involves the Trust entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contracts, which will typically be many times that of the Trust's Net Assets being traded, will significantly exceed the Trust's future cash requirements since the Trust intends to close out its open positions prior to settlement. As a result, the Trust is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, the Trust considers the "fair value" of its derivative instruments to be the net unrealized gain or loss on the contracts. The market risk that is associated with the Trust's commitments to purchase commodities is limited to the gross or face amount of the contracts held. However, should the Trust enter into a contractual commitment to sell commodities, it would be required to make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Because the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities will expose the Trust to unlimited risk.

      The Trust's exposure to market risk is influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Trust's speculative trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors' capital.

      Credit risk


      By entering into futures or forward contracts, the Trust is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearinghouse associated with the particular exchange. In general, clearinghouses are backed by their corporate members who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. There is concentration risk on forward transactions entered into by the Trust as the Trust will utilize only one commodity broker. The Trust has entered into a master netting agreement with the commodity broker and, as a result, will present unrealized gains and losses on open forward positions as a net amount in the statement of financial position. The amount of risk associated with counterparty nonperformance of all of the Trust's contracts will be the net unrealized gain included in the statement of financial condition; however, counterparty nonperformance on only certain of the Trust's contracts may result in greater loss than nonperformance on all of the Trust's contracts. There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to the Trust.

      The Managing Owner attempts to minimize these market and credit risks by requiring the Trust and its Advisors to abide by various trading limitations and policies, which include limiting margin accounts, trading only in liquid markets and permitting the use of stop-loss provisions. The Managing Owner monitors compliance with these trading limitations and policies which include, but are not limited to:


o     executing and clearing trades with creditworthy counterparties;

o limiting the amount of margin or premium required for any one commodity or all commodities combined;

o generally limiting transactions to contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.

      The Trust's commodity broker, when acting as the Trust's futures commission merchant in accepting orders for the purchase or sale of domestic futures and options on contracts, is required by Commodity Futures Trading Commission ("CFTC") regulations to separately account for and segregate as belonging to the Trust, all assets of the Trust relating to domestic futures and options trading and the commodity broker is not allowed to commingle such assets with other assets of the commodity broker. In addition, the CFTC regulations also require the commodity broker to secure assets of the Trust related to foreign futures and options trading. There are no segregation requirements for assets related to forward trading.


          OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS


      As of the date of this Prospectus, the Trust has not utilized, nor does it expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and has no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Trust. While the Trust's exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Trust's financial position.


      The Trust's contractual obligations are with the Advisors and the commodity brokers. Payments made under the Trust's agreement with the Advisors are a fixed rate, calculated as a percentage of each Series' "New High Net Trading Profits." Management Fee payments made to the Managing Owner are calculated as a fixed percentage of each Series' Net Asset Value. Commission payments to the commodity broker are on a contract-by-contract, or round-turn, basis. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as Net Asset Values are not known until a future date. These agreements are effective for one year terms, renewable automatically for additional one year terms unless terminated. Additionally, these agreements may be terminated by either party for various reasons.

                                 THE ADVISORS


General


      All direct investment decisions for each of Series G, Series H and Series I are made by a single commodity trading advisor selected and monitored by the Managing Owner. The assets of Series J are allocated equally among the same three Advisors and rebalanced quarterly. Each current Advisor is, and it is anticipated that any subsequent Advisor, if any, will be, registered with and regulated by the CFTC. The registration of the Advisors with the CFTC and their membership in the NFA must not be construed to mean that any regulatory body has recommended or approved the Advisors or any Series of the Trust.


      Although the following descriptions of each of the Advisors and their trading methods and strategies are general and are not intended to be exhaustive, such descriptions address the material aspects of each Advisor's program that is offered by the Trust. Trading methods are proprietary and complex, so only the most general descriptions are possible. Furthermore, certain Advisors may have chosen to refer to specific aspects of their trading systems, methods and strategies, which aspects may also be applicable to other Advisors which did not choose to make explicit reference to these aspects of their own strategies. As a result, contrasts in the descriptions set forth herein may not, in fact, indicate a substantive difference between the trading methods and strategies involved. While the Managing Owner believes that the description of the Advisors' methods and strategies included herein may be of interest to prospective investors, such persons must be aware of the inherent limitations of such description.

      This section contains brief biographical outlines and performance summaries of the Trust's Advisors. The success of the Trust is dependent upon the success of the Advisors retained by or on behalf of the Trust from time to time to trade for its account. In terms of attempting to reach an investment decision regarding the Series, however, it is difficult to know how to assess Advisor descriptions and performance summaries, as trading methods are proprietary and confidential and past performance is not necessarily indicative of future results. Furthermore, the performance summaries provide only a brief overview of the Advisors' performance histories and have not been audited.

      Certain Advisors trade "notional" equity for clients -- i.e., trading such clients' accounts as if more equity were committed to such accounts than is, in fact, the case. The Trust's accounts may, at the Managing Owner's discretion, permit the Advisors to trade the accounts on a basis which includes notional equity.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, THE RATES OF RETURN EARNED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN THAT SUCH ADVISOR MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

      THE ADVISORS' PERFORMANCE SUMMARIES APPEARING IN THIS PROSPECTUS HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE TRUST. CERTAIN OF THE ACCOUNTS INCLUDED IN SUCH PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE TRUST.

      TRADING OF FUTURES AND FORWARD CONTRACTS AND RELATED INSTRUMENTS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE ADVISORS WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.


Futures Trading Methods in General

Systematic and Discretionary Trading Approaches

      Futures traders may generally be classified as either systematic or discretionary.

      A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular commodity. However, although these judgmental decisions may have a substantial effect on a systematic trader's performance, his primary reliance is on trading programs or models that generate trading signals. The systems utilized to generate trading signals are continuously evolving, but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and "trading instinct," not on the basis of trading signals generated by any program or model.

      Each approach involves certain inherent risks. Systematic traders may fail to capitalize on market trends that their systems would otherwise have exploited due to judgmental decisions made by them in the context of applying their generally mechanical trading systems. Discretionary traders may decide to make trades which would not have been signaled by a trading system and which result in substantial losses. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely more on computerized programs than do discretionary traders. In addition, due to their use of computers, systematic traders are generally able to incorporate more data into a particular trading decision than are discretionary traders. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until such factors have had a sufficient effect on the market to create a trend of enough magnitude to generate a reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses.

Technical and Fundamental Analysis

      In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of their discretionary evaluations of the markets, commodity trading advisors are also distinguished as relying on either "technical" or "fundamental" analysis, or on a combination of the two. Systematic traders tend to rely on technical analysis, because the data relevant to such analysis is more susceptible to being isolated and quantified to the extent necessary to be successfully incorporated into a program or mathematical model than is most "fundamental" information, but there is no inconsistency in attempting to trade systematically on the basis of fundamental analysis. The fundamental information which can be evaluated by a formalized trading system is, however, limited to some extent in that it generally must be quantifiable in order to be processed by such a system.

      Technical analysis is not based on anticipated supply and demand factors; instead, it is based on the theory that the study of the commodities markets themselves will provide a means of anticipating future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of market prices themselves, theorizing that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest is the most effective means of attempting to predict the future course of price movements.

      Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity in an attempt to predict future price levels. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

Trend-Following

      "Trend-following" traders gear their trading approaches towards positioning themselves to take advantage of major price movements, as opposed to traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. "Trend-following" traders assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but smaller losses, from capitalizing on major trends. Consequently, during periods when no major price trends develop in a market, a "trend-following" trader is likely to incur substantial losses.

Risk Control Techniques

      An important aspect of any speculative futures strategy relates to the control of losses, not only the ability to identify profitable trades. Unless it is possible to avoid major drawdowns, it is very difficult to achieve long-term profitability.

      Traders often adopt fairly rigid "risk management" or "money management" principles. Such principles typically restrict the size of positions which will be taken as well as establish "stop-loss" points at which losing positions must be liquidated. It is important for prospective investors to recognize in reading the descriptions of the Advisors' various risk control techniques that none is "fail safe," and none can, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but also market illiquidity can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. Similarly, irrespective of how small the initial "probing" positions taken by an Advisor are, unless it trades profitably, innumerable small losses incurred in the course of such "probing" can quickly accumulate into a major drawdown. The Advisors' risk management principles should, accordingly, be seen more as a discipline applied to their trading in highly speculative markets than as an effective protection against loss.

      Not only are trading methods proprietary, but they often are also continually evolving. Prospective investors and Unitholders will generally not be informed of a change in an Advisor's trading approach, unless Managing Owner is informed of such change and considers such change to be material.

      In addition to the continually changing character of trading methods, the commodity markets themselves are continually changing. Each Advisor may, in its sole discretion, elect to trade any available futures or forward contract, option or related instrument -- both on United States markets and abroad -- even if such Advisor has never previously traded in that particular contract or market.


                                                                                Assets Under
                              Worst/Best Monthly     Worst Peak-to-Valley        Management
                              Rate of Return(1)/       Drawdown(2)/Time           In Trust        General Strategy
         Advisors                    Month                  Period                Program(3)       Classification
-------------------------  -----------------------  ----------------------    ---------------  ---------------------
Graham Capital                (15.77)%     11/01      (24.27)%     11/01-       $462,861,000     Technical,
   Management, L.P.            14.80%      11/00                    4/02                         Systematic Global
   Global Diversified at                                                                         Macro
   150% Leverage
Bridgewater Associates,       (8.60)%       8/00      (28.35)%   6/00-5/01      $21,650,000      Fundamental and
   Inc.                        10.06%       5/00                                                 Systematic Global
   Aggressive Pure Alpha                                                                         Macro
   Futures Only - A, No
   Benchmark
Eagle Trading Systems Inc.    (9.96)%       1/05      (16.76)%     12/04-       $57,340,528      Technical,
   Eagle Momentum              11.37%      11/04                    4/05                         Systematic Global
   Program                                                                                       Macro

___________________
(1) The Worst/Best Monthly Rate of Return represents the lowest and the highest monthly rate of return of an account for the program traded for the Trust. Performance information is presented for the period from January 1, 2000 (or inception, if later) through October 31, 2005, except with respect to Bridgewater Associates, Inc., which is through September 30, 2005.

(2) The greatest cumulative percentage decline in month-end net asset value due to losses sustained by any account or program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
(3) Assets under management in the program traded for the Trust reflects nominal account or program size, which includes notional funds.

Leveraging

Futures trading is highly leveraged, as is each Advisor's trading program.

The following table reflects the average range of assets as margin with respect to each Series:

---------------------------------------
      Series              Range
---------------------------------------
Series G:                 20-30%
---------------------------------------
Series H:                 5-20%
---------------------------------------
Series I:                 0-30%
---------------------------------------
Series J                  8-27%
---------------------------------------



The above numbers are historical in nature and, with respect to Series J, represent a composite of the average range of assets as margin with respect to Series G, Series H and Series I. Such numbers may deviate either below or above the disclosed ranges.


Any change by Managing Owner in the leverage of the Trust is noted in the Trust's monthly reports.

NOTES TO PERFORMANCE INFORMATION

In reviewing the descriptions of the Advisors' performance, prospective investors should understand that such performance is "net" of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance summary. Such composite performance is not necessarily indicative of any individual account. In addition, particular conventions adopted by certain Advisors with respect to the calculation of the performance information set forth herein are described under the "Past Performance Information" section with respect to each Advisor.

1. Name of CTA is the name of the Advisor which directed the accounts included in the performance summary.

2. Name of program is the name of the trading program used by the Advisor in directing the accounts included in the performance summary.

3. Inception of client account trading by CTA is the date on which the relevant Advisor began directing client accounts.

4. Inception of client account trading in program is the date on which the relevant Advisor began directing client accounts pursuant to the program shown in the performance summary.


5. Number of open accounts is the number of accounts directed by the relevant Advisor pursuant to the program shown in the performance summary through October 31, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2005 with respect to all of its other programs (not offered by the Trust).

6. Aggregate assets (excluding "notional" equity) overall is the aggregate amount of actual assets under the management of the relevant Advisor in all programs operated by such Advisor through October 31, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2005 with respect to all of its other programs (not offered by the Trust).

7. Aggregate assets (including "notional" equity) overall is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in all programs operated by such Advisor through October 31, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2005 with respect to all of its other programs (not offered by the Trust).

8. Aggregate assets (excluding "notional" equity) in program is the aggregate amount of actual assets under the management of the relevant Advisor in the program shown in the performance summary through October 31, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2005 with respect to all of its other programs (not offered by the Trust).

9. Aggregate assets (including "notional" equity) in program is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in the program shown in the performance summary through October 31, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2005 with respect to all of its other programs (not offered by the Trust).

10. Largest monthly drawdown is the largest monthly percentage loss experienced by any account of the Advisor in the relevant program in any calendar month covered by the performance summary. "Loss" for these purposes is calculated on the basis of the loss experienced by each such account or program, expressed as a percentage of the total equity (including "notional" equity) of such account or program. Largest monthly drawdown information includes the month and year of such drawdown, and is October 31, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2005 with respect to all of its other programs (not offered by the Trust).

11. Largest peak-to-valley drawdown is the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any account of the Advisor in the relevant program during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by each such account in the relevant program, expressed as a percentage of the total equity (including "notional" equity) in such account, and is through October 31, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2005 with respect to all of its other programs (not offered by the Trust).


12. Monthly rate of return for any month in the Advisors' performance summaries is, in general, the net performance of the relevant program divided by the beginning of the month net assets in such program.

      Monthly rates of return, in accordance with CFTC regulations and NFA rules, are shown only for the specific programs to be traded by the Advisors for the Trust. In the accompanying performance descriptions, and with respect to performance information calculated prior to May 1, 2004, certain Advisors adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory required that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance was so reported meet two tests which were designed to provide assurance that the Fully-Funded Subset and the resultant rates of return were representative of the particular trading program.

      Effective May 1, 2004, monthly rate of return is calculated by certain Advisors by dividing net performance by the program's or account's aggregate nominal account size.

      The monthly rates of return for each Advisor, in certain cases, are calculated on the basis of assets under management including proprietary capital. However, the Advisors believe that the inclusion of such capital has had no material effect on their monthly rates of return.

13. Compound rate of return is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are for the period indicated.


14. Number of profitable accounts that have opened and closed means the number of accounts traded pursuant to the disclosed trading program that were opened and closed during the period from January 1, 2000 through October 31, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2005 with respect to all of its other programs (not offered by the Trust) with positive net performance as of the date the accounts were closed.

15. Range of returns experienced by profitable accounts with respect to the period from January 1, 2000 through October 31, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2005 with respect to all of its other programs (not offered by the Trust).

16. Number of unprofitable accounts that have opened and closed means the number of accounts traded pursuant to the disclosed trading program that were opened and closed during the period from January 1, 2000 through October 31, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2005 with respect to all of its other programs (not offered by the Trust) with negative net performance as of the date the accounts were closed.

17. Range of returns experienced by unprofitable accounts with respect to the period from January 1, 2000 through October 31, 2005, except for Bridgewater Associates, Inc., whose numbers are presented through September 30, 2005 with respect to all of its other programs (not offered by the Trust).

    All of Bridgewater Associates, Inc.'s performance information is as of September 30, 2005 because October 31, 2005 performance information is unavailable as of the date of the prospectus (except with respect to the monthly rate of return of the program offered of the Trust, which is as of October 31, 2005). Graham Capital Management, L.P. ("GCM") advises exempt commodity futures accounts for qualified eligible clients the performance of which is not included in GCM's performance information herein. GCM also advises accounts that do not trade commodity futures (such as accounts trading securities, non-exchange traded derivatives, etc.) the performance of which is not included herein.


    THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE TRUST. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE TRUST.

    GRAHAM CAPITAL MANAGEMENT, L.P.


    Graham Capital Management, L.P. ("GCM") was organized as a Delaware limited partnership in May 1994. The general partner of GCM is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of GCM is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. GCM became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and a member of the National Futures Association on July 27, 1994.

    GCM trades its Global Diversified Program at 150% Leverage for WMT III Series G/J Trading Vehicle LLC as described below. For past performance of GCM, see pages 42-48.


Overview

    GCM is an investment manager that actively trades worldwide on a 24-hour basis in the equity, fixed income, currency and commodity markets utilizing securities, futures, forwards and other financial instruments. On behalf of the Trust, GCM offers a systematic global macro trading program that trades in one or more of those markets. GCM's systematic trading programs or models produce trading signals on a largely automated basis when applied to market data. GCM's investment objective is to provide clients with significant potential for capital appreciation in both rising and falling markets during expanding and recessionary economic cycles.



Management

    Kenneth G. Tropin, born in 1953, is the Chairman and founder of GCM. He has been registered as a Principal and an Associated Person and a NFA associate member of GCM since July 27, 2004. Mr. Tropin has developed the majority of the firm's core trading programs and he is additionally responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding GCM in May 1994, from October 1993 until April 1994, Mr. Tropin worked on the development and design of trading programs to be employed by GCM. Prior to that, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc. from March 1989 until September 1993, during which the assets under management grew from approximately $200 million to approximately $1.2 billion. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, where he served as Director of Managed Futures and as President of Demeter Management Corporation and Dean Witter Futures and Currency Management Inc. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980's.

    Paul Sedlack, born in 1961, is the Chief Executive Officer and General Counsel of GCM. He has been registered as a Principal, Associated Person and a NFA associate member of GCM since August 21, 1998, November 20, 1998 and November 10, 1998, respectively. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in October 1986 where he remained until June 1993. During that time, Mr. Sedlack was resident in Coudert's Singapore office from June 1988 to August 1989. Prior to joining GCM in June 1998, Mr. Sedlack was in the employ of Sutherland Asbill and Brennan from June 1993 until June 1995 and then was a Partner at the law firm of McDermott, Will & Emery in New York from June 1995 until May 1998, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in June 1986 and an M.B.A. in Finance in July 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

    Michael S. Rulle Jr., born in 1950, is the President of GCM. He has been registered as a Principal, Associated Person and a NFA associate member of GCM since March 8, 2002, March 8, 2002 and February 14, 2002, respectively. As President of GCM, Mr. Rulle is responsible for the management of GCM in its day-to-day course of business. Prior to joining GCM in February 2002, Mr. Rulle was President of Hamilton Partners Limited November 1999 until February 2002, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From June 1994 to September 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the US broker-dealer formerly known as CIBC Oppenheimer Corp. and then orientated himself on the labor market for the month of October 1999. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management,

Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility from June 1979 until June 1994. At Lehman, Mr. Rulle founded and headed the firm's Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.

    Robert E. Murray, born in 1961, is the Chief Operating Officer of GCM. He has been registered as a Principal, Associated Person and a NFA associate member of GCM since June 27, 2003, June 27, 2003 and June 25, 2003, respectively. Mr. Murray is responsible for the management and oversight of client services, systematic trading, and technology efforts. Prior to joining GCM in July 2003, from January 1985 until June 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray's tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). From September 1983 until December 1984, Mr. Murray was an intermediate accountant at Merrill Lynch. Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor's Degree in Finance from Geneseo State University in 1983.

    Thomas P. Schneider, born in 1961, is an Executive Vice President and the Chief Trader of GCM. He has been registered as a Principal, Associated Person and a NFA associate member of GCM since November 30, 1995, September 12, 1994 and July 27, 1994, respectively. Since joining GCM in June 1994, he has been responsible for managing GCM's systematic futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants ("FCMs"). Mr. Schneider was also a compliance auditor for NFA from June 1983 until January 1985 and has served on the MFA's Trading and Markets Committee. Mr. Schneider graduated from the University of Notre Dame in May 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1994. Mr. Schneider served as a commodity broker for Stotler and Company from January 1985 until June 1985. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately Chief Trader, Vice President and Principal responsible for 24-hour trading execution, compliance and accounting. From October 1993 until December 1993, Mr. Schneider worked towards obtaining his M.B.A. Subsequently, from January 1994 until June 1994, Mr. Schneider worked as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis.

    Robert G. Griffith, born in 1953, is an Executive Vice President, the Director of Research and the Chief Technology Officer of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since March 8, 1996, March 8, 1996 and February 23, 1996, respectively. Mr. Griffith is responsible for the management of all research activities and technology resources of GCM, including portfolio management, asset allocation and trading system development. Mr. Griffith is in charge of the day-to-day administration of GCM's trading systems and the management of GCM's database of price information on more than 100 markets. From August 1987 until he joined GCM in June 1994 Mr. Griffith's company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. From December 1979 until June 1983, Mr. Griffith worked at Continental Illinois National Bank in Chicago as a programmer/analyst and then as a consultant to Information Builders in Los Angeles from June 1983 until August 1987. He received his B.B.A. in Management Information systems from the University of Iowa in December 1979.

    Fred J. Levin, born in 1942, is the Chief Economist and a Senior Discretionary Trader of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since March 11, 2000, December 8, 1999 and October 29, 1999, respectively. Mr. Levin specializes in fixed income markets with particular emphasis on short-term interest rates. Prior to joining GCM in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. from August 1998 after orientating himself to the labor market during the month of July 1998. From March 1991 to June 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From March 1988 to March 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From July 1982 to March 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From September 1970 to July 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in June 1964.

    Savvas Savvinidis, C.P.A., born in 1962, is the Chief Financial Officer of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since July 2, 2003, July 2, 2003 and June 5, 2003, respectively. Before he joined GCM in June 2003, he was Chief Operating Officer of Agnos Group, L.L.C. from January 2001 to February 2003 and spent the period from March 2003 until May 2003 orientating himself to the labor market. Mr. Savvinidis previously served as Director of Operations, from October 1994 to June 2000, of Moore Capital Management, Inc. and subsequently took off the period from July 2000 to December 2000 for personal time with his family. From July 1993 to September 1994, Mr. Savvinidis served as director of Argonaut Capital Management, Inc. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John's University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in September 1984, where he received his CPA designation in 1986. He is a member of the New York Society of C.P.A.'s.

    Robert C. Hill, born in 1969, is a discretionary trader of GCM specializing in the energy commodity markets. He has been registered as a Principal, Associated Person and NFA associate member of GCM since August 11, 2003, August 5, 2003 and August 5, 2003, respectively. Prior to joining GCM in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group. from November 2002 until March 2003. From November 1999 to October 2002, he was employed as Director of Trading at Duke Energy. From March 1997 to October 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an MBA in July 1998 from the University of St. Thomas in Houston, TX and a B.A. in August 1992 from Stephen F. Austin State University.

    Steven T. Aibel, born in 1964, is a discretionary trader of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since February 9, 2004, January 13, 2004 and January 13, 2004, respectively. Mr. Aibel specializes in global macro markets with a primary focus on foreign exchange. Prior to joining GCM in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase from April 2002 to March 2003 trading foreign exchange and then orientated himself to the labor market from April 2003 until June 2003. He began his career at Goldman Sachs and Co. in the precious metals area where he worked from June 1988 until April 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Bothers from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. From May 2000 to February 2001, Mr. Aibel worked in a partnership for Monroe Capital and then was in the employ of Bank of America (proprietary trading) from February 2001 until March 2002. Mr. Aibel received an MBA in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

    Xin-yun Zhang, born in 1960, is a discretionary trader of GCM. He has been registered as a Principal, Associated Person and NFA associate member of GCM since March 2, 2004, February 18, 2004 and January 27, 2004, respectively. Mr. Zhang specializes in fixed income. Prior to joining GCM in September 2003, Mr. Zhang worked at Tudor Investment Corp. from January 2000 to August 2003, where his trading focused on US and Japanese government bonds. From October 1995 to January 2000, he was a fixed- income trader for Greenwich Capital. He worked in fixed-income research for Long-Term Capital Management from October 1993 to October 1995. He received a B.S. from Beijing University in 1983 and a Ph.D. in theoretical physics from University of California, San Diego in 1989, and was a post-doctoral research fellow at Rutgers University from 1989 till 1993.

    Britton Holland, born in 1975, is a discretionary trader and a Principal of GCM, specializing in the energy commodity markets. Prior to joining GCM in March 2004, Mr. Holland worked as Manager, Financial Trading at Duke Energy Corporation. From August 1998 to April 2002, he was employed in various groups at Duke Energy ranging from Risk Management to Term Deal Origination before moving to Financial Trading. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

    Eric C. Fill, born in 1966, is a discretionary trader and a Principal of GCM, specializing in foreign currency. Prior to joining GCM in March 2005, Mr. Fill was employed at Commerzbank Securities as a Senior Proprietary Trader from April 2004 through November 2004. From October 1988 to April 2004, Mr. Fill was employed at Commerzbank New York. While at Commerzbank, he worked as a Global Macro Proprietary Trader (1996 to 2004) and a foreign exchange sales trader (1994 to 1996). Between 1991 and 1994, Mr. Fill ran the money market funding desk for Commerzbank Atlanta. From 1989 to 1991 he was a money market trader at Commerzbank New York. Mr. Fill graduated from the University of Rochester with a B.A. in Economics in 1988.

    Sean D. Duffy, born in 1967, is a discretionary trader and a Principal of GCM, specializing in global macro markets. Prior to joining GCM in January 2005, Mr. Duffy was a Principal of Briggs Capital Management, LLC ("Briggs"), from March 2003 to December 2004. Before founding Briggs, Mr. Duffy traded his own strategy from February 2002 through February 2003. He was employed as a Director in the Global Markets division of Deutsche Bank in New York from April 1997 to January 2002. From January 1995 until April 1997, Mr. Duffy served as a consultant to the CTA industry developing proprietary futures trading programs. While working as a consultant, Mr. Duffy was associated with GLT Direct LLP from February 1996 through April 1997. From June 1992 to December 1994, Mr. Duffy was a spot risk arbitrageur in the precious metals markets at the J. Aron division of Goldman Sachs & Co. From June 1990 to June 1992, Mr. Duffy was employed as a financial analyst in the investment banking division of Paine Webber in New York. Mr. Duffy received a B.A. from Harvard University in 1990.

    David L. Ciocca, born in 1969, is a discretionary trader of GCM specializing in equity futures. He has been registered as an Associated Person and NFA associate member of GCM since June 11, 2002 and May 18, 2002, respectively. He became listed as a Principal of GCM as of January 6, 2005. Prior to joining GCM in March, 2002, Mr. Ciocca was employed as a portfolio manager at Niederhoffer Investments from April 2001 to February 2002, where he concentrated on the short-term modeling and trading of futures and options. From December 1998 to April 2001, Mr. Ciocca was a principal of DLC Capital Management, Inc., a registered investment advisor that focused on investment portfolio management, and trading strategy development. Mr. Ciocca has a Bachelor of Science in Engineering (1993) and a Master of Science in Finance
(1998) from Rochester Institute of Technology, Rochester, NY.


    Sri Viswanath, born in December 1966, is a discretionary trader and a Principal of GCM, specializing in options and equity indices. Prior to joining GCM in December 2004, Mr. Viswanath worked as a portfolio manager at Welton Investment Corporation from December 2003 to November 2004. From July 1999 to November 2003, he worked for Niederhoffer Investments as an investment manager; and from November 1998 to June 1999 Mr. Viswanath traded his own strategy. Prior to that, Mr. Viswanath worked as a portfolio manager at Core Capital Management from September 1997 through November 1998. From March 1996 to October 1997, he was the director of research at Logical Information Machines. Mr. Viswanath attended the University of Texas at Austin from August 1995 through October 1996 to pursue a PhD in Finance. From June 1993 to July 1995, he worked for Chemical Bank as an interest rate swap trader. Mr. Viswanath received his B.S. in Finance from Central Michigan University in 1989, and his M.B.A. from The University of Texas at Austin in 1993.

    Kennedy Mitchell, born in 1971, is a discretionary trader of GCM, specializing in global macro markets. He is a Principal and has been registered as an Associated Person of GCM as of April 27, 2005 and April 11, 2005, respectively. Prior to joining GCM in January 2005, Mr. Mitchell worked at Meridian Investment Management, Inc. from April 1997 to January 2001 as a trader trading futures, foreign exchange and derivatives and from February 2002 to July 2004 as a trader focusing on fixed-income and foreign exchange. From February 2001 to February 2002, Mr. Mitchell was employed by the Federal Home Loan Bank of San Francisco as Manager of the bank's mortgage finance desk. From October 2004 to December 2004 he worked as a global macro trader for Koch Capital Markets. From July 1994 to April 1997, Mr. Mitchell was employed by Coast Capital Management, Inc. as a trader focusing on futures, foreign exchange and OTC derivatives.



Investment Program

Global Diversified Program


    The Global Diversified Program ("GDP") utilizes multiple computerized trading models and offers broad diversification in both financial and non-financial markets, trading in approximately 65 global markets.

    GDP's trend system is primarily long-term in nature and is intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.





Trading

Trading Policies

    GCM trades actively in both U.S. and foreign markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and swaps. GCM engages in exchange for physical
(EFP) transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. GCM also may take long and short positions in equity securities, fixed income securities, hybrid instruments, options, warrants, customized contractual agreements and other financial instruments as it endeavors to achieve superior results for investors and enhanced portfolio diversification. GCM at times will trade certain instruments as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions or commodity firms as counterparties. GCM has complete flexibility in the instruments and markets in which it may invest.


    In connection with its programs' systematic trading, GCM may employ discretion in determining the leverage and timing of trades for new accounts and the market weighting and participation. In unusual or emergency market conditions, GCM may also utilize discretion in establishing positions or liquidating positions or otherwise reducing portfolio risk where GCM believes, in its sole discretion, that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that GCM's discretionary actions in these programs will enhance performance.

    At standard leverage, and given competitive market terms by clearing brokers and counterparties for major institutional customers, GCM's investment programs normally require between 10% and 30% of an account's equity to meet initial margin requirements, with initial margin requirements over time expected to average 13% to 20%. At 150% leverage, GCM normally will commit between 20% and 30% of an account's equity to meet initial margin requirements, and initial margin requirements over time with respect to trading at 150% leverage are expected to average 20% and 30%. Margins required to initiate or maintain open positions are established by brokerage firms selected by GCM clients to perform clearing services. The typical margin levels described above are applicable to brokerage arrangements with competitive terms for major institutional customers. Higher margin requirements may be observed under alternative arrangements or when a broker establishes margins exceeding exchange minimum levels.


    GCM reserves the right in extraordinary market conditions to reduce leverage and portfolio risk if it feels in its sole discretion that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that GCM's actions will enhance performance.

Markets Traded


    GCM trades actively on a 24-hour basis on most global exchanges as well as the 24-hour interbank market for foreign exchange both in the U.S. and abroad. From time to time, GCM adds to or deletes markets from its trading programs as ongoing research and future market conditions warrant. GCM may decide to trade certain markets and contracts to the exclusion of others in its trading programs, depending on GCM's views from time to time. The decision to add or subtract markets from any investment program shall be at the sole discretion of GCM. Clients will not be informed of these changes as they occur.

    GCM uses both quantitative and qualitative analysis in evaluating its investment programs in terms of both absolute performance and risk-adjusted return. It reviews the Sharpe ratio, Sterling ratio, average drawdown, and many other measures of risk in determining which trading technique offers the best risk and volatility characteristics. GCM has also developed extremely sophisticated proprietary software to study optimal portfolio weighting strategies, and the effect of specific markets on the performance, risk, correlation, and volatility characteristics of its investment programs. The actual weighting and leverage used in each market will change over time due to liquidity, price action and risk considerations. GCM also devotes considerable attention to risk management at the portfolio level to ensure balance between markets and that the overall leverage used by GCM is consistent with GCM's conservative views on risk.


Performance Record

    Investors should note that the composite performance records include individual accounts that may have materially different rates of return on amounts actually invested, even though they are traded according to the same investment program. This is caused by material differences among accounts, such as: (1) procedures governing timing for the commencement of trading and means of moving toward full funding of new accounts; (2) the period during which accounts are active; (3) client trading restrictions; (4) ratio of trading size to level of actual funds deposited with the futures commission merchant ("FCM") (i.e., the extent of notional equity); (5) the degree of leverage employed; (6) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (7) the amount of interest income earned by an account, which will depend on the rates paid by the FCM on equity deposits and the amount of equity invested in interest-bearing obligations;
(8) the amount of management and incentive fees paid and the amount of brokerage commissions paid; (9) the timing of orders to open or close positions; (10) market conditions, which influence the quality of trade executions; (11) variations in fill prices; and (12) the timing of additions and withdrawals. Notwithstanding these material differences, each composite performance record is a valid representation of the accounts included therein.

    References to total assets managed by GCM in a particular program or overall, or rate of return on net assets, include any notional equity and may include client and proprietary funds. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to GCM for management. Because notionally funded accounts are more highly leveraged than fully-funded accounts, they incur magnified gains and losses on their actual investment (which does not include notional equity) compared to fully-funded accounts.

    The Rate of Return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, "net income" represents the gross income for the month in question, net of all expenses and performance allocations. The Rate of Return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year's initial index.

    GCM advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record. GCM also advises accounts that do not trade commodity futures (such as accounts trading securities, non-exchange traded derivatives, etc.) the performance of which is not included in the composite performance record.

    [Remainder of page left blank intentionally.]

Global Diversified Program at 150% Leverage


      GCM trades this program on behalf of the Trust. The following summary performance information and chart present the composite results (unless otherwise noted) of the Global Diversified Program at 150% Leverage for the period from January 2000 through October 2005.

                 Name of CTA: Graham Capital Management, L.P.
         Name of program: Global Diversified Program at 150% Leverage
         Inception of client account trading by CTA: February 2, 1995
          Inception of client account trading in program: May 1, 1997
                          Number of open accounts: 14
     Aggregate assets overall including "notional" equity: $5,216,750,000 Aggregate assets in program including "notional" equity: $462,861,000
          Largest monthly drawdown (of an account): (15.77)% (11/01) Largest peak-to-valley drawdown(of an account): (24.27)% (11/01-4/02)
         Number of profitable accounts that have opened and closed: 2 Range of returns experienced by profitable accounts: 8.60% to 43.75%
        Number of unprofitable accounts that have opened and closed: 1 Range of returns experienced by unprofitable accounts: (2.60)%

------------------------------------------------------------------------------------
Monthly Rate of   2000(%)     2001(%)    2002(%)     2003(%)    2004(%)    2005(%)
Return
------------------------------------------------------------------------------------
January           2.38%      (1.93)%     2.44%       9.64%      1.88%     (8.56)%
------------------------------------------------------------------------------------
February         (1.83)%      2.91%     (3.32)%      8.10%      9.48%     (1.80)%
------------------------------------------------------------------------------------
March             0.46%      11.12%     (3.84)%     (8.85)%    (0.01)%     1.02%
------------------------------------------------------------------------------------
April            (3.58)%    (11.73)%    (5.27)%     (0.89)%    (9.48)%    (7.97)%
------------------------------------------------------------------------------------
May              (3.81)%      1.42%      5.67%       9.58%     (4.64)%     1.01%
------------------------------------------------------------------------------------
June             (5.36)%      0.03%      11.30%     (5.70)%    (3.69)%     3.57%
------------------------------------------------------------------------------------
July             (1.05)%     (1.60)%     11.25%     (0.38)%    (4.98)%    (2.13)%
------------------------------------------------------------------------------------
August            6.18%       6.87%      6.81%       1.19%      0.69%      3.18%
------------------------------------------------------------------------------------
September        (0.97)%     11.99%      5.67%      (8.35)%     5.72%      2.98%
------------------------------------------------------------------------------------
October           3.22%       9.26%     (6.75)%      8.62%      7.55%      0.72%
------------------------------------------------------------------------------------
November          14.80%    (13.45)%    (3.55)%      1.19%      6.24%
------------------------------------------------------------------------------------
December          13.77%      0.28%      10.39%      4.87%      5.15%
------------------------------------------------------------------------------------
Compound Rate     24.33%     12.16%      32.25%     17.82%      12.67%    (8.52)%
of Return                                                                (10 months)
------------------------------------------------------------------------------------



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

              See Notes to Performance Information on page 33-35.

Global Diversified Program at Standard Leverage


      The following summary performance information presents the composite results of the Global Diversified Program at Standard Leverage for the period from January 2000 through October 2005.

                 Name of CTA: Graham Capital Management, L.P.
       Name of program: Global Diversified Program at Standard Leverage
         Inception of client account trading by CTA: February 2, 1995
       Inception of client account trading in program: February 2, 1995
                          Number of open accounts: 12
     Aggregate assets overall including "notional" equity: $5,216,750,000 Aggregate assets in program including "notional" equity: $691,531,000
          Largest monthly drawdown (of an account): (10.12)% (11/01) Largest peak-to-valley drawdown (of an account): (16.40)% (11/01-4/02)
         Number of profitable accounts that have opened and closed: 2
      Range of returns experienced by profitable accounts: 0.29% - 59.70%
        Number of unprofitable accounts that have opened and closed: 1
        Range of returns experienced by unprofitable accounts: (2.16)%
               2005 compound rate of return: (4.93)% (10 months)
                      2004 compound rate of return: 8.92%
                     2003 compound rate of return: 10.80%
                     2002 compound rate of return: 18.41%
                      2001 compound rate of return: 7.02%
                     2000 compound rate of return: 15.83%



The Fed Policy Program


      The following summary performance information presents the composite results of The Fed Policy Program for the period from August 2000 through October 2005.

                 Name of CTA: Graham Capital Management, L.P.
                    Name of program: The Fed Policy Program
         Inception of client account trading by CTA: February 2, 1995
        Inception of client account trading in program: August 1, 2000
                          Number of open accounts: 1
     Aggregate assets overall including "notional" equity: $5,216,750,000 Aggregate assets in program including "notional" equity: $1,343,756,000
            Largest monthly drawdown(of an account): (3.41)% (1/02)
      Largest peak-to-valley drawdown(of an account): (3.89)% (7/03-8/03)
         Number of profitable accounts that have opened and closed: 10
      Range of returns experienced by profitable accounts: 6.89% - 43.48%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
               2005 compound rate of return: 12.39% (10 months)
                      2004 compound rate of return: 7.71%
                      2003 compound rate of return: 3.40%
                     2002 compound rate of return: 17.90%
                     2001 compound rate of return: 16.88%
                2000 compound rate of return: 2.51% (5 months)


           PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS PAGE.

K4 Program at Standard Leverage


      The following summary performance information and chart present the composite results of the K4 Program at Standard Leverage for the period from January 2000 through October 2005.

                 Name of CTA: Graham Capital Management, L.P.
               Name of program: K4 Program at Standard Leverage
         Inception of client account trading by CTA: February 2, 1995
        Inception of client account trading in program: January 4, 1999
                          Number of open accounts: 5
     Aggregate assets overall including "notional" equity: $5,216,750,000 Aggregate assets in program including "notional" equity: $310,989,000
           Largest monthly drawdown(of an account): (9.07)% (09/03) Largest peak-to-valley drawdown(of an account): (16.76)% (01/05-04/05)
         Number of profitable accounts that have opened and closed: 5
       Range of returns experienced by profitable accounts: 11.39-83.46%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
              2005 compound rate of return: (11.70)% (10 months)
                      2004 compound rate of return: 0.46%
                     2003 compound rate of return: 17.05%
                     2002 compound rate of return: 29.83%
                     2001 compound rate of return: 29.56%
                     2000 compound rate of return: 16.39%


K4 Program at 150% Leverage


      The following summary performance information and chart present the composite results of the K4 Program at 150% Leverage for the period from January 2000 through October 2005.

                 Name of CTA: Graham Capital Management, L.P.
                 Name of program: K4 Program at 150% Leverage
         Inception of client account trading by CTA: February 2, 1995 Inception of client account trading in program: June 1, 1999
                          Number of open accounts: 8
     Aggregate assets overall including "notional" equity: $5,216,750,000 Aggregate assets in program including "notional" equity: $862,016,000
           Largest monthly drawdown(of an account): (13.62)% (9/03)
    Largest peak-to-valley drawdown(of an account): (24.37)% (01/05-04/05)
         Number of profitable accounts that have opened and closed: 5
     Range of returns experienced by profitable accounts: 2.95% to 31.24%
        Number of unprofitable accounts that have opened and closed: 2
  Range of returns experienced by unprofitable accounts: (1.66)% to (13.02)%
              2005 compound rate of return: (15.70)% (10 months)
                      2004 compound rate of return: 0.53%
                     2003 compound rate of return: 24.13%
                     2002 compound rate of return: 48.10%
                     2001 compound rate of return: 43.14%
                    2000 compound rate of return: (10.05)%



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS
                                 ON THIS PAGE.

Graham Selective Trading Program at Standard Leverage


      The following summary performance information presents the composite results of the Graham Selective Trading Program at Standard Leverage for the period from January 2000 through October 2005.

                 Name of CTA: Graham Capital Management, L.P.
    Name of program: Graham Selective Trading Program at Standard Leverage
         Inception of client account trading by CTA: February 2, 1995
        Inception of client account trading in program: January 7, 1998
                          Number of open accounts: 6
     Aggregate assets overall including "notional" equity: $5,216,750,000 Aggregate assets in program including "notional" equity: $273,817,000
           Largest monthly drawdown(of an account): (15.60)% (11/01)
    Largest peak-to-valley drawdown(of an account): (23.64)% (3/04 - 8/04)
         Number of profitable accounts that have opened and closed: 2
     Range of returns experienced by profitable accounts: 6.29% - 131.44%
        Number of unprofitable accounts that have opened and closed: 6
  Range of returns experienced by unprofitable accounts: (10.91)% to (23.61)%
              2005 compound rate of return: (10.71)% (10 months)
                     2004 compound rate of return: (6.73)%
                     2003 compound rate of return: 21.82%
                     2002 compound rate of return: 30.11%
                      2001 compound rate of return: 0.55%
                      2000 compound rate of return: 7.07%


Graham Selective Trading Program at 150% Leverage


      The following summary performance information presents the composite results of the Graham Selective Trading Program (150% Leverage) for the period from January 2004 through October 2005.

                 Name of CTA: Graham Capital Management, L.P.
      Name of program: Graham Selective Trading Program at 150% Leverage
         Inception of client account trading by CTA: February 2, 1995
        Inception of client account trading in program: January 2, 2004
                          Number of open accounts: 1
     Aggregate assets overall including "notional" equity: $5,216,750,000 Aggregate assets in program including "notional" equity: $39,655,000
           Largest monthly drawdown(of an account): (13.93)% (04/04) Largest peak-to-valley drawdown(of an account): (33.37)% (03/04-08/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
              2005 compound rate of return: (15.49)% (10 months)
                    2004 compound rate of return: (11.09)%
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A




       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS
                                 ON THIS PAGE.

K5 Program at Standard Leverage


      The following summary performance information presents the composite results of the K5 Program at Standard Leverage for the period from June 2003 through October 2005.

                 Name of CTA: Graham Capital Management, L.P.
               Name of program: K5 Program at Standard Leverage
         Inception of client account trading by CTA: February 2, 1995
       Inception of client account trading in program: October 28, 2002
                          Number of open accounts: 3
     Aggregate assets overall including "notional" equity: $5,216,750,000 Aggregate assets in program including "notional" equity: $259,065,000
            Largest monthly drawdown(of an account): (9.14)% (4/04) Largest peak-to-valley drawdown(of an account): (18.25)% (4/04-8/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 2
    Range of returns experienced by unprofitable accounts: (7.50)%-(8.35)%
               2005 compound rate of return: (7.55)% (10 months)
                     2004 compound rate of return: (3.67)%
               2003 compound rate of return: (2.13)% (7 months)
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A


Multi-Trend Program


      The following summary performance information presents the composite results of the Multi-Trend Program for the period from September 2003 through October 2005.

                 Name of CTA: Graham Capital Management, L.P.
                     Name of program: Multi-Trend Program
         Inception of client account trading by CTA: February 2, 1995
       Inception of client account trading in program: September 2, 2003
                          Number of open accounts: 2
     Aggregate assets overall including "notional" equity: $5,216,750,000 Aggregate assets in program including "notional" equity: $181,382,000
            Largest monthly drawdown(of an account): (8.05)% (4/04)
   Largest peak-to-valley drawdown(of an account): (18.41)% (03/04 - 08/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
               2005 compound rate of return: (9.19)% (10 months)
                     2004 compound rate of return: (3.14)%
                2003 compound rate of return: 3.83% (4 months)
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A




       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS
                                 ON THIS PAGE.

The New Frontier Program


      The following summary performance information presents the composite results of The New Frontier Program for the period from December 2003 through October 2005.

                 Name of CTA: Graham Capital Management, L.P.
                   Name of program: The New Frontier Program
         Inception of client account trading by CTA: February 2, 1995
       Inception of client account trading in program: December 1, 2003
                          Number of open accounts: 2
     Aggregate assets overall including "notional" equity: $5,216,750,000
      Aggregate assets in program including "notional" equity: $1,301,000
            Largest monthly drawdown(of an account): (4.52)% (4/04)
    Largest peak-to-valley drawdown(of an account): (7.20)% (03/04 - 07/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
               2005 compound rate of return: (2.99)% (10 months)
                      2004 compound rate of return: 3.56%
                 2003 compound rate of return: 2.71% (1 month)
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A



Non-Trend Based Program at Standard Leverage

      The following summary performance information presents the composite results of the Non-Trend Based Program at Standard Leverage for the period from January 2000 through June 2001.


                 Name of CTA: Graham Capital Management, L.P.
         Name of program: Non-Trend Based Program at Standard Leverage
         Inception of client account trading by CTA: February 2, 1995
        Inception of client account trading in program: January 4, 1999
                          Number of open accounts: 0
     Aggregate assets overall including "notional" equity: $5,216,750,000
          Aggregate assets in program including "notional" equity: $0
           Largest monthly drawdown(of an account): (5.01)% (10/99)
      Largest peak-to-valley drawdown(of an account): (9.52)% (1/01-6/01)
         Number of profitable accounts that have opened and closed: 1
          Range of returns experienced by profitable accounts: 2.18%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                       2005 compound rate of return: N/A
                       2004 compound rate of return: N/A
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
               2001 compound rate of return: (9.54)% (6 months)
                     2000 compound rate of return: 11.86%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS
                                 ON THIS PAGE.

Non-Trend Based Program at 150% Leverage

      The following summary performance information presents the composite results of the Non-Trend Based Program (150% Leverage) for the period from January 2000 through June 2001.


                 Name of CTA: Graham Capital Management, L.P.
           Name of program: Non-Trend Based Program at 150% Leverage
         Inception of client account trading by CTA: February 2, 1995
         Inception of client account trading in program: June 1, 1999
                          Number of open accounts: 0
     Aggregate assets overall including "notional" equity: $5,216,750,000
          Aggregate assets in program including "notional" equity: $0
           Largest monthly drawdown(of an account): (8.42)% (10/99)
    Largest peak-to-valley drawdown(of an account): (14.33)% (06/99-10/99)
         Number of profitable accounts that have opened and closed: 2
      Range of returns experienced by profitable accounts: 2.89% to 5.14%
        Number of unprofitable accounts that have opened and closed: 2
  Range of returns experienced by unprofitable accounts: (9.19)% to (14.08)%
                       2005 compound rate of return: N/A
                       2004 compound rate of return: N/A
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
               2001 compound rate of return: (12.95)% (6 months)
                     2000 compound rate of return: 21.01%


Global FX Program

      The following summary performance information presents the composite results of the Global FX Program for the period from January 2000 through December 2001.


                 Name of CTA: Graham Capital Management, L.P.
                      Name of program: Global FX Program
         Inception of client account trading by CTA: February 2, 1995
         Inception of client account trading in program: May 21, 1997
                          Number of open accounts: 0
     Aggregate assets overall including "notional" equity: $5,216,750,000
          Aggregate assets in program including "notional" equity: $0
           Largest monthly drawdown(of an account): (5.84)% (07/01)
    Largest peak-to-valley drawdown(of an account): (13.62)% (01/01-10/01)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 4
  Range of returns experienced by unprofitable accounts: (0.67)% to (14.62)%
                       2005 compound rate of return: N/A
                       2004 compound rate of return: N/A
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
                     2001 compound rate of return: (8.47)%
                      2000 compound rate of return: 3.62%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS
                                 ON THIS PAGE.

    BRIDGEWATER ASSOCIATES, INC.


    Background and Management

    Bridgewater Associates, Inc. ("Bridgewater") manages institutional investors funds on a discretionary basis pursuant to its trading systems and methodologies as described in this document. Bridgewater has been registered as a Registered Investment Advisor with the Securities Exchange Commission since November 1989 and a Commodity Trading Advisor registered with the Commodity Futures Trading commission since May 1992, and is a member of National Futures Association. Executive offices are located at 1 Glendinning Place, Westport, Connecticut 06880. Phone: (203) 226-3030 Fax: (203) 291-7300.
All books and records are kept at this address.

    As originally formed, Bridgewater was named Bridgewater Management Inc., a Connecticut (formerly New York) corporation, formed in April 1973. The name was subsequently changed to Bridgewater Associates, Inc.


    Bridgewater's principal investment management clients are institutional investors, including large U.S. pension funds. Bridgewater employs approximately 300 people and manages approximately $142 billion in total ($56.5 billion for accounts that use futures) as of September 31, 2005.

    Bridgewater trades its Aggressive Pure Alpha Futures Only-A, No Benchmark for WMT III Series H/J Trading Vehicle LLC as described below. For past performance of Bridgewater, see pages 52-63.


    The background of each of the principals of Bridgewater is set forth below:

    Raymond T. Dalio born 1949. Since receiving his M.B.A. in finance from Harvard Business School in 1973, Mr. Dalio has been involved in analyzing the world's major markets by identifying the economic conditions that affect the directions of markets. From May 1973 until January 1974 he was Director of Commodities at Dominick and Dominick, a Wall Street-based brokerage house. Mr. Dalio then joined Shearson-Hayden Stone (now Salomon Smith Barney, Inc.) where he was in charge of institutional futures business. In 1975 he left Shearson-Hayden Stone to devote his full time and efforts to trading his own account and operating Bridgewater. Mr. Dalio has been the President of Bridgewater since its founding and has been a Principal, associated person and NFA associate member of the firm since May 18, 1992.

    Ellen J. Gerstein born 1958. Ms. Gerstein received a B.S. in Economics, Major in Accounting, from the Wharton School of Business at the University of Pennsylvania in 1980. She passed the CPA exam in 1980 and became a CPA in 1982, after completing the required public accounting experience. After graduating in 1980, she joined Eisner LLP, a CPA firm, as a staff accountant in their audit department and worked there through 1984. While at Eisner many of her clients were in the financial services industry. In 1984, she went to work for a client, Gintel & Co. and Gintel Asset Management, Inc., a broker/dealer and registered investment advisor. She stayed there twenty years serving as Controller and, later, as Chief Financial Officer. She joined Bridgewater Associates, Inc. in April 2004 and is the Chief Financial Officer. Ms. Gerstein's registration as a Principal of Bridgewater is pending with the National Futures Association.




    Robert P. Prince born 1958. Mr. Prince became a CPA in 1984 and received his M.B.A. from the University of Tulsa in 1985. Prior to joining Bridgewater in August of 1986, he spent three years as the Vice President and Manager of the Treasury Division of the First National Bank of Tulsa. He gained experience using interest rate futures, swaps, and options in hedging and risk management. At Bridgewater Mr. Prince, a Co-Chief Investment Officer, shares responsibility for the development and implementation of Bridgewater's fundamental, systematic investment process. Mr. Prince has been a principal, associated person and NFA associate member of the firm since January 5, 1996, October 30, 1995 and October 30, 1995, respectively.

    Giselle F. Wagner, born 1955. Ms. Wagner received her B.A. in Economics from Smith College in 1976, her M.B.A. in Finance from Columbia University in 1978, and her CFA in 1992. From 1978 to 1984, she worked for Chemical Bank (now JP Morgan Chase Bank) as Vice President in the Treasury Division. From 1984 to 1988, she worked for Morgan Stanley as a fixed income salesperson. In 1988, Ms. Wagner joined Bridgewater and is now a Managing Director. Ms. Wagner has been a principal, associated person and NFA associate member of the firm since July 9, 1997, July 1, 1997 and July 1, 1997, respectively.

    Peter R. La Tronica born 1957. After graduating from Northeastern University in 1979, Mr. La Tronica joined Merrill Lynch & Co. During his tenure at Merrill Lynch & Co. and certain of its affiliates, he served in various capacities including Assistant Director Commodity Compliance and

Operations Manager. From May of 1984 to August 1985 Mr. La Tronica was Assistant Vice President and Assistant Manager of the New York Institutional Futures Office for Dean Witter Reynolds, Inc. (now Morgan Stanley). From August 1985 to June 1987 he served as Assistant Vice President of Rudolf Wolff Futures Inc. (acquired 1986 by Elders Finance Inc.) in charge of Operations and Compliance. In June of 1987 Mr. La Tronica joined Donaldson, Lufken and Jenrette (now Credit Suisse First Boston) as Vice President of Option and Arbitrage Operations in the Equities Division. In March of 1988, Mr. La Tronica joined Benefit Concepts N.Y. Inc., an insurance marketing firm, as Associate in charge of product development. Mr. La Tronica joined Bridgewater in April of 1989 and is now Vice President & Director, Legal & Compliance Department of Bridgewater. Mr. La Tronica has been a principal, associated person and NFA associate member of the firm since May 18, 1992.


    Thomas M. Sinchak, born 1954. Mr. Sinchak received a B.S. in Finance from Boston College in 1976 and a J.D. degree from Syracuse University College of Law in 1979. After working at several different law firms, Mr. Sinchak established a solo practice in 1982. In 1992 he created the firm of Sinchak & Bennett, where he maintained a general practice until joining Bridgewater in July of 2004. He is the Director of the Legal & Compliance Department. Mr. Sinchak has been a Principal of the firm since August 17, 2004.


    Gregory S. Jensen, born 1974. Mr. Jensen received a B.A. in Math and Economics from Dartmouth College in 1996. In 1996, Mr. Jensen joined Bridgewater. At Bridgewater he is integrally involved in the development of Bridgewater's investment and execution processes and is responsible for designing investment strategies. Mr. Jensen serves on Bridgewater's Management Committee with particular oversight of the research and trading departments. Mr. Jensen is a Co-Chief Investment Officer and has been registered as a Principal and listed as an Associated Person of the firm since December 16, 2005 and February 18, 1997, respectively.

    Hope B. Woodhouse, born 1956. Ms. Woodhouse received her B.A. in Economics from Georgetown University in 1978 and her M.B.A. from Harvard Business School in 1983. From 1983 to 1998, she worked for Salomon Brothers, Inc. (now Citigroup Global Markets Inc.) as Managing Director. From 1998 to 2000, she worked for Tiger Management L.L.C. as Treasurer. From 2000 to 2003, she worked for Soros Funds Management LLC as the Chief Operating Officer. From 2003 to 2005, she worked for Auspex Group LP, as President and Chief Operating Officer. In 2005, Ms. Woodhouse joined Bridgewater and is the Chief Operating Officer. Ms. Woodhouse is registered as a Principal and listed as an Associated Person of the firm as of August 2, 2005.


    Bridgewater and its principals and employees may trade securities, futures and related contracts for proprietary accounts. The records of trading in such accounts will not be made available to clients for inspection.

Bridgewater's Trading Philosophy

    The following description of Bridgewater, its trading systems, methods, models, and strategies are general and not intended to be exhaustive.

    Bridgewater's investment philosophy is based on the following tenets:


    The price structure of all investment assets and the economic outlook are inextricably linked; as economic expectations change, so does the price structure. For example, knowing that bond yields have normally run about 3% over the inflation rate, one could say that 20-year T-bond yields of 8% are discounting roughly a 5% average inflation rate over the next twenty years. One could also look at the relationship between bond yields and stock yields to see the rate of economic growth that is implied. Since earnings and dividends grow at a rate that is equal to the rate of nominal economic growth over the long run, one could calculate that rate of growth that would have to occur in order for the risk-adjusted returns of stocks and bonds to be the same. By looking at the price structure of stocks, bonds and currencies globally, one can see a very vivid picture of the economic environment as it is being discounted in the marketplace. For example, suppose it began to appear that inflation will be lower than 5%, let's say 2%; then interest rates would fall and bond prices would rise. The extent of their rise would primarily depend on their duration (e.g., a 10-year duration bond would rise by roughly 30% while a 20-year duration bond would rise by twice as much, without considering convexity). Similarly, this lower inflation rate would cause earnings and dividends growth projections to be revised downward which would have a negative effect on stocks that would be roughly offset by the lower interest rates that would be used to capitalize these returns. Therefore, this shift downward in inflation expectations would impact bond and stock prices differently and in logical and readily measurable ways.


    While it is difficult, if not impossible, to make reliable economic forecasts, it is possible to use economic statistics as leading indicators of markets movements. Markets respond to economic shifts; this implies that economic shifts precede market movements.

    Market reactions to economic statistics are generally imprecise and inefficient. As a result, Bridgewater feels there is an opportunity to exploit these inefficiencies by having a deeper understanding of the relationships between economic statistics and market movements than the competition.

    The investment decision making process should be systematic. Large numbers of influences interact in very complex ways to cause price changes. It is difficult to spontaneously weigh the large number of economic influences on price changes. For example, changes in bond prices are caused by changes in 1) money and credit growth, 2) economic growth, 3) inflation and 4) central bank policy. Each one of these four influences can be measured via numerous economic statistics. Unless one has a very systematic method of gauging the relative importance and interrelationships existing between these statistics, it is virtually impossible to respond optimally to changing economic conditions.

The Use of Systems in Bridgewater's Trading Policies

    The Fundamental Systems: Fundamental analysis uses the theory that prices are primarily determined by macro-economic, supply/demand influences. Bridgewater has developed precise rules for identifying shifts in the economic/market environment as they effect the price structure of investment assets. They express quantitatively the net strength of the pressures of fundamental influences on prices based on the leading relationships between economic statistics and market movement. They are programmed into computerized trading systems that are used interactively to identify the relative attractiveness of alternative markets.

    Bridgewater will follow the policies outlined above as the basis for trading a client's account as closely as possible. However, Bridgewater has the discretion to, at any time, completely alter, abandon, reject, or override, or otherwise modify the tactics as outlined above if doing so in Bridgewater's opinion will reduce the risks to the clients' managed accounts.

    Pursuant to its trading methodologies, Bridgewater typically uses its trading systems in a manner which is tailored to the clients' unique circumstances. Therefore, while Bridgewater's market views (based on its systems) are the same for all clients, its positions will vary greatly, according to each client's mandate. Generally speaking, Bridgewater will use futures, options and or forwards in conjunction with cash securities, to hedge or change the nature of the client's net exposure to markets. Therefore, futures trading activities are typically a part, rather than the whole means of implementing an investment strategy.


    As of October 31, 2005, the program offered through Series H traded in various sectors as follows: 50% Fixed Income, 8% Commodities, 7% Equities, 35% Currencies.


    As a general matter, some of the items which Bridgewater trades include without limitation: futures, forwards and options on a) debt instruments issued or guaranteed by the Governments of, the United States, the United Kingdom, Australia, France, Japan, Italy and Germany; b) short term debt instruments (euros) denominated in U.S. dollars and foreign currencies such eurodollars and short sterling; c) currencies, such as Australian dollars, British pounds, Canadian dollars, Euros, Japanese yen, and Swiss francs; d) stock market indices, such as the Standard & Poor's 500 Stock Index, the New York Stock Exchange Composite, the Nikkei Stock Average (255), the S&P Canada 60; commodities, and crude oil; and metals, such as copper, gold and silver. Bridgewater follows numerous markets worldwide and may take a position for a client in all, some, or none of these markets at any point in time. As applicable regulatory authorities approve instruments or additional items, such as other stock market indices and sovereign debt instruments, Bridgewater expects to trade such instruments for its client accounts. The commission-to-equity ratio and margin-to-equity ratio of trading conducted by Bridgewater will vary and are dependent upon the size and mandate of the account.

    Aggressive Pure Alpha Futures Only-A, No Benchmark


      Bridgewater trades this program on behalf of the Trust. The following summary performance information and chart present the composite results (unless otherwise noted) of the Aggressive Pure Alpha Futures Only-A, No Benchmark for the period from January 2000 through September 2005 (except with respect to (i) Aggregate assets in program excluding "notional" equity, (ii) Aggregate assets in program including "notional" equity, and (iii) the Monthly Rate of Return which is as of October 2005).

                   Name of CTA: Bridgewater Associates, Inc.
      Name of program: Aggressive Pure Alpha Futures Only-A, No Benchmark
             Inception of client account trading by CTA: June 1985
          Inception of client account trading in program: August 1998
                          Number of open accounts: 2
     Aggregate assets overall excluding "notional" equity: $56,500,000,000 Aggregate assets overall including "notional" equity: $75,900,000,000 Aggregate assets in program excluding "notional" equity: $21,110,000 Aggregate assets in program including "notional" equity: $21,650,000
            Largest monthly drawdown(of an account): (8.60)% (8/00) Largest peak-to-valley drawdown(of an account): (28.35)% (6/00-5/01)
         Number of profitable accounts that have opened and closed: 1
          Range of returns experienced by profitable accounts: 94.40%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A


------------------------------------------------------------------------------------
Monthly Rate of   2000(%)    2001(%)     2002(%)    2003(%)     2004(%)    2005(%)
Return
------------------------------------------------------------------------------------
January           (1.30)     (2.47)      (6.97)      5.05       (1.33)     2.12%
------------------------------------------------------------------------------------
February           4.30      (3.43)       2.28       2.21       (3.06)     3.33%
------------------------------------------------------------------------------------
March             (4.71)     (5.47)       5.57      (1.22)       4.11     (1.19)%
------------------------------------------------------------------------------------
April             (1.44)      3.98        2.99       2.75       (3.01)     0.54%
------------------------------------------------------------------------------------
May               10.06      (7.44)       7.12       5.80        1.66     (3.92)%
------------------------------------------------------------------------------------
June              (1.87)      4.42        8.70       0.81        0.73      1.19%
------------------------------------------------------------------------------------
July              (1.78)      2.26       (6.05)     (1.24)      (1.40)    (2.38)%
------------------------------------------------------------------------------------
August            (8.27)      4.32        3.75       3.35        1.25     (2.30)%
------------------------------------------------------------------------------------
September         (6.00)     (2.40)      (5.95)      3.49        0.86      3.66%
------------------------------------------------------------------------------------
October           (7.95)      9.07        6.38       4.79        3.13     (0.96)%
------------------------------------------------------------------------------------
November           3.88      (0.57)       1.01       1.39        6.17
------------------------------------------------------------------------------------
December           5.17      (2.76)       0.91       1.31       (2.44)
------------------------------------------------------------------------------------
Compound Rate    (11.08)     (1.76)      19.76       32.17       6.37     (0.21)%
of Return                                                                (10 months)
------------------------------------------------------------------------------------




       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


              See Notes to Performance Information on page 33-35.

                                                                                               Aggregate Dollars
                                                                                                in All Programs
                                                                                                 (in thousands)
                                                                                                 --------------
                                             Date          Date CTA
                                             CTA             Began          Number
                                            Began           Trading           of           Excluding        Including
               Program                     Trading          Program        Accounts        Notional          Notional
               -------                     -------          -------        --------        --------          --------

 Pure Alpha +                               Jun-85          Dec-91            1           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Accounts,                       Jun-85          May-05            1           56,500,000        75,900,000
 Aggressive
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Accounts, AUD                   Jun-85          May-05            1           56,500,000        75,900,000
 Based
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Through Fund,                  June 85          July 05           1           56,500,000        75,900,000
 Lehman US Intermediate
 Treasury Index
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Unconstrained with              Jun-85          Apr-04            2           56,500,000        75,900,000
 No Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Unconstrained with              Jun-85          Feb-03            7           56,500,000        75,900,000
 US Cash Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Unconstrained with              Jun-85          Nov-03            1           56,500,000        75,900,000
 GBP Cash Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Unconstrained with              Jun-85          Oct-04            1           56,500,000        75,900,000
 US Cash Benchmark,
 Conservative
----------------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha-A                    Jun-85          Dec-99            1           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha-B                    Jun-85          Jul-97            0           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Constrained Pure Alpha                     Jun-85          Aug-00            0           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only-A                  Jun-85          Jan-98            0           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only-B                  Jun-85          May-99            0           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only-C                  Jun-85          Jan-99            12          56,500,000        75,900,000


----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Prime Broker                   Jun-85          Apr-05            6           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only - No               Jun-85          Jun-04            1           56,500,000        75,900,000
 Short Rates
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only- D                 Jun-85          Oct-03            6           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha Futures              Jun-85          Aug-98            2           56,500,000        75,900,000
 Only-A, No Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha Futures              Jun-85          Sep-99            1           56,500,000        75,900,000
 Only-B, No Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha Futures              Jun-85          Dec-99            0           56,500,000        75,900,000
 Only-C, No Benchmark +

----------------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha Futures              Jun-85          Jun-00            0           56,500,000        75,900,000
 Only-D, No Benchmark

----------------------------------------------------------------------------------------------------------------------------


                                             Dollars in this
                                                 Program
                                             (in thousands)
                                             --------------

                                                                             Largest           Largest Peak-to-
                                       Excluding        Including            Monthly              Valley Draw
               Program                 Notional         Notional            Draw Down                Down
               -------                 --------         --------            ---------                ----
                                                                                %                      %
 Pure Alpha +                          5,002,000        5,002,000         (6.05) 10/00        (13.88) 7/00-10/00

--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Accounts,                   776,000          776,000           (2.64) 8/05        (4.40) 7/05 - 8/05
 Aggressive
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Accounts, AUD               32,000           32,000            (1.13) 8/05        (1.90) 7/05 - 8/05
 Based
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Through Fund,               101,000          101,000              None                   None
 Lehman US Intermediate
 Treasury Index
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Unconstrained with          149,000          149,000           (4.62) 4/04            (4.62) 4/04
 No Benchmark
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Unconstrained with          405,000          430,000           (3.02) 4/04            (3.02) 4/04
 US Cash Benchmark
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Unconstrained with          55,000           55,000           (3.20) 11/03           (3.20) 11/03
 GBP Cash Benchmark
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Unconstrained with          97,000           322,000           (0.76) 5/05        (1.40) 5/05 - 8/05
 US Cash Benchmark,
 Conservative
--------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha-A                91,000           168,000          (7.11) 10/00         (19.28) 7/00-5/01

--------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha-B                   0                0             (11.39) 10/00        (29.86) 7/00-5/01

--------------------------------------------------------------------------------------------------------------------
 Constrained Pure Alpha                    0                0             (4.74) 10/00         (7.70) 8/00-10/00

--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only-A                 0                0             (7.96) 10/00         (24.23) 6/00-6/01

--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only-B                 0                0              (5.40) 8/00        (14.15) 6/00-11/00

--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only-C              198,000          470,000           (5.39) 8/00         (16.46) 6/00-5/01


--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Prime Broker               546,000          621,000           (1.43) 5/05        (2.13) 5/05 - 8/05

--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only - No            3,000           19,000            (2.92) 5/05        (4.80) 3/05 - 8/05
 Short Rates
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only- D             16,000           183,000          (2.09) 5//05         (3.87) 3/05-8/05

--------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha Futures          22,000           23,000            (8.60) 8/00        (28.35) 06/00-5/01
 Only-A, No Benchmark
--------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha Futures          142,000          142,000           (6.82) 8/00         (19.47) 6/00-5/01
 Only-B, No Benchmark
--------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha Futures             0                0              (9.49) 8/00         (28.49) 6/00-3/01
 Only-C, No Benchmark +

--------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha Futures             0                0              (8.93) 8/00        (24.80) 6/00-10/00
 Only-D, No Benchmark

--------------------------------------------------------------------------------------------------------------------


                                         Closed Accounts**
                                         -----------------


                                       Prof.         Unprof.
               Program                 Range          Range            2000            2001         2002           2003
               -------                 -----          -----            ----            ----         ----           ----
                                                                         %              %             %             %
 Pure Alpha +                            0              0              0.04            5.79         14.36         22.03

-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Accounts,                    0              0                -              -             -             -
 Aggressive
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Accounts, AUD                0              0                -              -             -             -
 Based
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Through Fund,                0              0                -              -             -             -
 Lehman US Intermediate
 Treasury Index
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Unconstrained with           0              0                -              -             -             -
 No Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Unconstrained with           0              0                -              -             -           19.21
 US Cash Benchmark                                                                                               (11 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Unconstrained with           0              0                -              -             -           (0.74)
 GBP Cash Benchmark                                                                                              (2 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Unconstrained with           0              0                -              -             -             -
 US Cash Benchmark,
 Conservative
-----------------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha-A                 0              0             (4.47)           5.55         20.20         31.30

-----------------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha-B                 0              0             (11.64)         (2.42)          -             -
                                                                                     (8 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Constrained Pure Alpha                  0              1,             2.61           (4.69)          -             -
                                                     (2.20)%          (5 mos)        (4 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only-A               0         1, (12.12)%         (9.8)          (3.72)        13.30           -
                                                                                                   (8 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only-B               0              0             (6.96)          (4.00)          -             -
                                                                                     (2 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only-C               8,             4,            (3.40)           0.50         17.19         26.15
                                       2.99%-        (0.59)%-
                                       53.00%        (14.24)%
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Prime Broker                0              0                -              -             -             -

-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only - No            0              0                -              -             -             -
 Short Rates
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only- D              0              0                -              -             -            3.19
                                                                                                                 (3 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha Futures           1,             0             (11.08)         (1.76)        19.76         32.17
 Only-A, No Benchmark                  94.40%
-----------------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha Futures           0              0             (3.71)           2.67         19.85         29.28
 Only-B, No Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha Futures           0              2,            (14.01)        (10.92)          -             -
 Only-C, No Benchmark +                             (24.25)%-                        (4 mos)
                                                     (25.00)%
-----------------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha Futures           0              2,            (17.36)         (6.84)          -             -
 Only-D, No Benchmark                               (21.53)%-         (7 mos)        (2 mos)
                                                     (22.70)%
-----------------------------------------------------------------------------------------------------------------------------


                                                  Sept
               Program                2004       2005++
               -------                ----       ------
                                        %          %
 Pure Alpha +                         14.47       4.45
                                                (9 mos)
----------------------------------------------------------
 Pure Alpha Accounts,                   -        (0.50)
 Aggressive                                     (5 mos)
----------------------------------------------------------
 Pure Alpha Accounts, AUD               -         1.73
 Based                                          (5 mos)
----------------------------------------------------------
 Pure Alpha Through Fund,               -         0.94
 Lehman US Intermediate                         (3 mos)
 Treasury Index
----------------------------------------------------------
 Pure Alpha Unconstrained with        13.81       6.66
 No Benchmark                        (9 mos)    (9 mos)
----------------------------------------------------------
 Pure Alpha Unconstrained with        14.44       5.55
 US Cash Benchmark                              (9 mos)
----------------------------------------------------------
 Pure Alpha Unconstrained with        18.11       7.23
 GBP Cash Benchmark                             (9 mos)
----------------------------------------------------------
 Pure Alpha Unconstrained with        4.90        2.67
 US Cash Benchmark,                             (9 mos)
 Conservative
----------------------------------------------------------
 Aggressive Pure Alpha-A              17.46       5.64
                                                (9 mos)
----------------------------------------------------------
 Aggressive Pure Alpha-B                -          -

----------------------------------------------------------
 Constrained Pure Alpha                 -          -

----------------------------------------------------------
 Pure Alpha Futures Only-A              -          -

----------------------------------------------------------
 Pure Alpha Futures Only-B              -          -

----------------------------------------------------------
 Pure Alpha Futures Only-C            6.89        2.14
                                                (9 mos)
----------------------------------------------------------
 Pure Alpha, Prime Broker               -         2.11
                                                (9 mos)
----------------------------------------------------------
 Pure Alpha Futures Only - No         6.12        1.61
 Short Rates                         (7 mos)    (9 mos)
----------------------------------------------------------
 Pure Alpha Futures Only- D           6.05        2.61
                                                (9 mos)
----------------------------------------------------------
 Aggressive Pure Alpha Futures        6.37        0.76
 Only-A, No Benchmark                           (9 mos)
----------------------------------------------------------
 Aggressive Pure Alpha Futures        11.20       4.89
 Only-B, No Benchmark                           (9 mos)
----------------------------------------------------------
 Aggressive Pure Alpha Futures          -          -
 Only-C, No Benchmark +

----------------------------------------------------------
 Aggressive Pure Alpha Futures          -          -
 Only-D, No Benchmark

----------------------------------------------------------

                                                                                               Aggregate Dollars
                                                                                                in All Programs
                                                                                                 (in thousands)
                                                                                                 --------------
                                             Date          Date CTA
                                             CTA             Began          Number
                                            Began           Trading           of           Excluding        Including
               Program                     Trading          Program        Accounts        Notional          Notional
               -------                     -------          -------        --------        --------          --------

----------------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha Futures              Jun-85          Apr-01            1           56,500,000        75,900,000
 Only-E, No Benchmark+

----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha at 24% Tracking                 Jun-85          Feb-04            2           56,500,000        75,900,000
 Error
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only-A                  Jun-85          Jan-89            1           56,500,000        75,900,000
 Conservative +
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only, No                Jun-85          Jan-89            0           56,500,000        75,900,000
 Emerging Market Debt, No
 Benchmark, Constrained
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only with               Jun-85          Jun-04            1           56,500,000        75,900,000
 Limited Security List
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Bond and Currency               Jun-85          Jul-97            0           56,500,000        75,900,000
 Only +
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Long Emerging                   Jun-85          Feb-00            4           56,500,000        75,900,000
 Market Debt Only, No
 Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                    Jun-85          Mar-03            0           56,500,000        75,900,000
 Market Debt, No Benchmark,
 Cash Instruments and
 Derivatives
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Long Emerging                   Jun-85          Jun-04            1           56,500,000        75,900,000
 Market Debt Only, No
 Benchmark, Futures Only FX
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging                  Jun-85          Jul-01            0           56,500,000        75,900,000
 Market Debt Only, with
 Lehman G-4 ex-collateral
 Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Lehman                     Jun-85          Mar-03            1           56,500,000        75,900,000
 Aggregate Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging                  Jun-85          Nov-99            1           56,500,000        75,900,000
 Market Debt Only with a
 Canadian Bond Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging                  Jun-85          Feb-00            0           56,500,000        75,900,000
 Market Debt Only, with a
 Passive U.S. Bond Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging                  Jun-85          May-00            0           56,500,000        75,900,000
 Market Debt Only, with
 Customized UK Bond
 Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Discrete Long Duration Global              Jun-85          Sep-03            1           56,500,000        75,900,000
 Bond with BPATC Investments
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging                  Jun-85          Mar-94            1           56,500,000        75,900,000
 Market Debt Only, Institutional
 Account with Global Bond and
 Equity Benchmark, Aggressive
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging                  Jun-85          Apr-01            1           56,500,000        75,900,000
 Market Debt Only with No
 Benchmark-A, Conservative
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging                  Jun-85          Apr-01            3           56,500,000        75,900,000
 Market Debt Only with No
 Benchmark-B, Very
 Conservative
----------------------------------------------------------------------------------------------------------------------------


                                             Dollars in this
                                                 Program
                                             (in thousands)
                                             --------------

                                                                             Largest           Largest Peak-to-
                                       Excluding        Including            Monthly              Valley Draw
               Program                 Notional         Notional            Draw Down                Down
               -------                 --------         --------            ---------                ----
                                                                                %                      %
--------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha Futures          38,000           42,000            (7.07) 1/02        (10.39) 11/01-1/02
 Only-E, No Benchmark+

--------------------------------------------------------------------------------------------------------------------
 Pure Alpha at 24% Tracking             42,000           42,000            (6.75) 4/04            (6.75) 4/04
 Error
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only-A              20,000           60,000            (1.69) 1/02         (6.09) 6/00-5/01
 Conservative +
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only, No               0                0              (4.18) 5/01         (10.46) 6/00-5/01
 Emerging Market Debt, No
 Benchmark, Constrained
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only with           13,000          5,064,000          (0.31) 5/05         (0.40) 4/05-5/05
 Limited Security List
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Bond and Currency              0                0             (0.89) 10/00         (2.42) 8/00-10/00
 Only +
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Long Emerging               683,000          940,000          (5.32) 10/00        (13.33) 7/00-10/00
 Market Debt Only, No
 Benchmark
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                   0                0              (8.62) 4/04            (8.62) 4/04
 Market Debt, No Benchmark,
 Cash Instruments and
 Derivatives
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Long Emerging               141,000          141,000           (2.06) 8/05        (4.08) 5/05 - 8/05
 Market Debt Only, No
 Benchmark, Futures Only FX
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging                 0                0              (4.74) 7/03         (8.01) 11/01-1/02
 Market Debt Only, with
 Lehman G-4 ex-collateral
 Benchmark
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Lehman                 190,000          190,000           (6.00) 4/04            (6.00) 4/04
 Aggregate Benchmark
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging              122,000          122,000          (5.77) 10/00        (14.25) 7/00-10/00
 Market Debt Only with a
 Canadian Bond Benchmark
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging                 0                0             (11.49) 11/01       (18.77) 11/01-3/02
 Market Debt Only, with a
 Passive U.S. Bond Benchmark
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging                 0                0            (11.47) 12//01        (19.91) 7/00-5/01
 Market Debt Only, with
 Customized UK Bond
 Benchmark
--------------------------------------------------------------------------------------------------------------------
 Discrete Long Duration Global          19,000           19,000           (13.29) 04/04        (13.29) 4/04-5/04
 Bond with BPATC Investments
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging              574,000          574,000          (10.40) 9/02         (37.38) 7/00-9/02
 Market Debt Only, Institutional
 Account with Global Bond and
 Equity Benchmark, Aggressive
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging              147,000          147,000           (3.72) 5/01            (3.72) 5/01
 Market Debt Only with No
 Benchmark-A, Conservative
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging              735,000          735,000           (1.46) 1/02         (1.69) 12/01-1/02
 Market Debt Only with No
 Benchmark-B, Very
 Conservative
--------------------------------------------------------------------------------------------------------------------


                                         Closed Accounts**
                                         -----------------


                                       Prof.         Unprof.
               Program                 Range          Range            2000            2001         2002           2003
               -------                 -----          -----            ----            ----         ----           ----
                                                                         %              %             %             %
-----------------------------------------------------------------------------------------------------------------------------
 Aggressive Pure Alpha Futures           2,             0                -            11.77         20.33         32.07
 Only-E, No Benchmark+                60.40%-                                        (9 mos)
                                      60.60%
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha at 24% Tracking              0              0                -              -             -             -
 Error
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only-A               0              0              4.57            2.53         4.64           7.33
 Conservative +
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only, No             0              0              0.84            7.61         9.86          10.93
 Emerging Market Debt, No
 Benchmark, Constrained
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Futures Only with            0              0                -              -             -             -
 Limited Security List
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Bond and Currency            0              0              4.57           (1.43)          -             -
 Only +                                                                              (4 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Long Emerging                0              0             (0.93)           7.00         18.61         27.39
 Market Debt Only, No                                                (11 mos)
 Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                 1,             0                -              -             -           48.85
 Market Debt, No Benchmark,            59.20%                                                                    (10 mos)
 Cash Instruments and
 Derivatives
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Long Emerging                0              0                -              -             -             -
 Market Debt Only, No
 Benchmark, Futures Only FX
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging               1,             0                -            10.90         27.89         13.40
 Market Debt Only, with                60.85%                                        (6 mos)                     (9 mos)
 Lehman G-4 ex-collateral
 Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Lehman                  0              0                -              -             -           23.43
 Aggregate Benchmark                                                                                             (10 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging               0              0              0.57            8.16         24.58         28.66
 Market Debt Only with a
 Canadian Bond Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging               1,             0              31.28           2.8          12.60           -
 Market Debt Only, with a              51.97%                        (11 mos)                      (5 mos)
 Passive U.S. Bond Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging               1,             0              0.91           (7.58)        53.56          6.89
 Market Debt Only, with                50.10%                         (8 mos)                                    (10 mos)
 Customized UK Bond
 Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Discrete Long Duration Global           0              0                -              -             -           15.44
 Bond with BPATC Investments                                                                                     (4 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging               0              0             (18.26)        (14.00)        9.85          64.66
 Market Debt Only, Institutional
 Account with Global Bond and
 Equity Benchmark, Aggressive
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging               0              0                -             8.09         11.12         15.50
 Market Debt Only with No                                                            (9 mos)
 Benchmark-A, Conservative
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging               0              0                -             6.31         7.55           8.93
 Market Debt Only with No                                                            (9 mos)
 Benchmark-B, Very
 Conservative
-----------------------------------------------------------------------------------------------------------------------------


                                                  Sept
               Program                2004       2005++
               -------                ----       ------
                                        %          %
----------------------------------------------------------
 Aggressive Pure Alpha Futures        3.42        1.11
 Only-E, No Benchmark+                          (9 mos)

----------------------------------------------------------
 Pure Alpha at 24% Tracking           28.85       8.75
 Error                              (11 mos)    (9 mos)
----------------------------------------------------------
 Pure Alpha Futures Only-A            2.95        0.90
 Conservative +                                 (9 mos)
----------------------------------------------------------
 Pure Alpha Futures Only, No          2.97        3.75
 Emerging Market Debt, No                       (4 mos)
 Benchmark, Constrained
----------------------------------------------------------
 Pure Alpha Futures Only with         0.74        0.37
 Limited Security List               (7 mos)     (9 mos)
----------------------------------------------------------
 Pure Alpha Bond and Currency           -          -
 Only +
----------------------------------------------------------
 Pure Alpha Long Emerging             13.90       4.83
 Market Debt Only, No                           (9 mos)
 Benchmark
----------------------------------------------------------
 Pure Alpha, No Emerging              5.31        1.58
 Market Debt, No Benchmark,                     (4 mos)
 Cash Instruments and
 Derivatives
----------------------------------------------------------
 Pure Alpha Long Emerging             13.54       6.45
 Market Debt Only, No                (7 mos)    (9 mos)
 Benchmark, Futures Only FX
----------------------------------------------------------
 Pure Alpha, Long Emerging              -          -
 Market Debt Only, with
 Lehman G-4 ex-collateral
 Benchmark
----------------------------------------------------------
 Pure Alpha with Lehman               18.01       4.91
 Aggregate Benchmark                            (9 mos)
----------------------------------------------------------
 Pure Alpha, Long Emerging            20.80       6.46
 Market Debt Only with a                        (9 mos)
 Canadian Bond Benchmark
----------------------------------------------------------
 Pure Alpha, Long Emerging              -          -
 Market Debt Only, with a
 Passive U.S. Bond Benchmark
----------------------------------------------------------
 Pure Alpha, Long Emerging              -          -
 Market Debt Only, with
 Customized UK Bond
 Benchmark
----------------------------------------------------------
 Discrete Long Duration Global        30.50       8.92
 Bond with BPATC Investments                    (9 mos)
----------------------------------------------------------
 Pure Alpha, Long Emerging            17.33       5.82
 Market Debt Only, Institutional                (9 mos)
 Account with Global Bond and
 Equity Benchmark, Aggressive
----------------------------------------------------------
 Pure Alpha, Long Emerging            8.78        4.04
 Market Debt Only with No                        (9 mos)
 Benchmark-A, Conservative
----------------------------------------------------------
 Pure Alpha, Long Emerging            6.19        3.60
 Market Debt Only with No                       (9 mos)
 Benchmark-B, Very
 Conservative
----------------------------------------------------------

                                                                                               Aggregate Dollars
                                                                                                in All Programs
                                                                                                 (in thousands)
                                                                                                 --------------
                                             Date          Date CTA
                                             CTA             Began          Number
                                            Began           Trading           of           Excluding        Including
               Program                     Trading          Program        Accounts        Notional          Notional
               -------                     -------          -------        --------        --------          --------

----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging                  Jun-85          Feb-01            1           56,500,000        75,900,000
 Market Debt Only with
 Lehman Aggregate Benchmark,
 Conservative
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                    Jun-85          Jan-03            0           56,500,000        75,900,000
 Market Debt, Equity and
 Commodity Restricted
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha over Short Duration             Jun-85          Oct-03            1           56,500,000        75,900,000
 TIPS
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Over GSCI                       Jun-85          Apr-04            1           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                    Jun-85          Oct-03            1           56,500,000        75,900,000
 Market Debt with LIBOR
 Benchmark Conservative
----------------------------------------------------------------------------------------------------------------------------
 GTAA, No Emerging Market                   Jun-85          Jul-03            1           56,500,000        75,900,000
 Debt Commodity Restricted
----------------------------------------------------------------------------------------------------------------------------
 Passive Cash Benchmark with                Jun-85          Sep-03            1           56,500,000        75,900,000
 BPATC Investment
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Lehman                     Jun-85          Aug-02            1           56,500,000        75,900,000
 Aggregate Benchmark, Very
 Conservative
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Lehman                     Jun-85          Jun-05            1           56,500,000        75,900,000
 Aggregate Benchmark,
 Conservative
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Limited Long and               Jun-85          Dec-02            1           56,500,000        75,900,000
 Short Emerging Market Debt,
 Equity and Commodity
 Constrained
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Global IL                  Jun-85          Apr-04            1           56,500,000        75,900,000
 Benchmark, Very Conservative
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Global IL                  Jun 85          July 05           1           56,500,000        75,900,000
 Benchmark, Conservative
----------------------------------------------------------------------------------------------------------------------------
 Conservative Pure Alpha over               Jun-85          Feb-05            1           56,500,000        75,900,000
 Commodity Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                    Jun-85          Apr-01            0           56,500,000        75,900,000
 Market Debt, No Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                    Jun-85          Dec-01            1           56,500,000        75,900,000
 Market Debt, Customized
 Equity Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Conservative with               Jun-85          Aug-04            2           56,500,000        75,900,000
 Equity Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Very Conservative              Jun 85          Aug 05            1           56,500,000        75,900,000
 with Equity Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                    Jun-85          Dec-03            1           56,500,000        75,900,000
 Market Debt, No Commodity,
 with Custom Global Equity and
 Domestic Core Bond
 Benchmark, Conservative
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Custom Global              Jun-85          Jun-04            1           56,500,000        75,900,000
 Equity and Global Bond
 Benchmark
----------------------------------------------------------------------------------------------------------------------------


                                             Dollars in this
                                                 Program
                                             (in thousands)
                                             --------------

                                                                             Largest           Largest Peak-to-
                                       Excluding        Including            Monthly              Valley Draw
               Program                 Notional         Notional            Draw Down                Down
               -------                 --------         --------            ---------                ----
                                                                                %                      %
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging              391,000          391,000           (3.41) 4/04            (3.41) 4/04
 Market Debt Only with
 Lehman Aggregate Benchmark,
 Conservative
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                   0                0              (0.47) 2/04         (0.54) 1/04-2/04
 Market Debt, Equity and
 Commodity Restricted
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha over Short Duration         484,000          484,000           (3.30) 4/04            (3.30) 4/04
 TIPS
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Over GSCI                   657,000          657,000          (10.62) 12/04         (13.04) 11/04-
                                                                                                     12/04
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                106,000         1,500,000          (0.57) 8/05         (1.15) 3/05-8/05
 Market Debt with LIBOR
 Benchmark Conservative
--------------------------------------------------------------------------------------------------------------------
 GTAA, No Emerging Market               138,000         2,308,000          (0.68) 4/04         (1.61) 3/05-8/05
 Debt Commodity Restricted
--------------------------------------------------------------------------------------------------------------------
 Passive Cash Benchmark with             9,000            9,000            (6.70) 4/04         (6.96), 4/04-5/04
 BPATC Investment
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Lehman                 261,000          261,000           (3.59) 7/03         (3.71) 6/03-7/03
 Aggregate Benchmark, Very
 Conservative
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Lehman                 77,000           77,000            (1.37) 7/05            (1.37) 7/05
 Aggregate Benchmark,
 Conservative
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Limited Long and           36,000           216,000           (1.03) 5/05         (1.70), 3/05-6/05
 Short Emerging Market Debt,
 Equity and Commodity
 Constrained
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Global IL              377,000          377,000           (1.66) 4/04            (1.66) 4/04
 Benchmark, Very Conservative
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Global IL              148,000          148,000           (0.04) 7/05            (0.04) 7/05
 Benchmark, Conservative
--------------------------------------------------------------------------------------------------------------------
 Conservative Pure Alpha over           47,000           124,000           (5.07) 4/05         (6.13) 4/05-5/05
 Commodity Benchmark
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                   0                0              (5.18) 1/02         (7.73) 11/01-1/02
 Market Debt, No Benchmark
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                311,000          311,000          (11.58) 9/02         (27.61) 4/02-9/02
 Market Debt, Customized
 Equity Benchmark
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Conservative with          1,459,000        1,459,000          (1.99) 3/05         (3.64) 3/05-4/05
 Equity Benchmark
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Very Conservative          52,000           152,000              None                   None
 with Equity Benchmark
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging               1,232,000        1,232,000          (3.16) 4/04         (3.43) 4/04-7/04
 Market Debt, No Commodity,
 with Custom Global Equity and
 Domestic Core Bond
 Benchmark, Conservative
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Custom Global          156,000          156,000           (1.79) 7/04            (1.79) 7/04
 Equity and Global Bond
 Benchmark
--------------------------------------------------------------------------------------------------------------------


                                         Closed Accounts**
                                         -----------------


                                       Prof.         Unprof.
               Program                 Range          Range            2000            2001         2002           2003
               -------                 -----          -----            ----            ----         ----           ----
                                                                         %              %             %             %
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Long Emerging               0              0                -             7.51         17.92         15.15
 Market Debt Only with                                                               (11 mos)
 Lehman Aggregate Benchmark,
 Conservative
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                 1,             0                -              -             -            7.84
 Market Debt, Equity and               9.10%
 Commodity Restricted
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha over Short Duration          0              0                -              -             -            1.44
 TIPS                                                                                                            (3 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Over GSCI                    0              0                -              -             -             -

-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                 0              0                -              -             -            1.01
 Market Debt with LIBOR                                                                                          (3 mos)
 Benchmark Conservative
-----------------------------------------------------------------------------------------------------------------------------
 GTAA, No Emerging Market                0              0                -              -             -            3.12
 Debt Commodity Restricted                                                                                       (6 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Passive Cash Benchmark with             0              0                -              -             -          1.67% (4
 BPATC Investment                                                                                                  mos)
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Lehman                  0              0                -              -           8.85           7.61
 Aggregate Benchmark, Very                                                                         (5 mos)
 Conservative
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Lehman                  0              0                -              -             -             -
 Aggregate Benchmark,
 Conservative
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Limited Long and            0              0                -              -           0.95           7.36
 Short Emerging Market Debt,                                                                       (1 mo)
 Equity and Commodity
 Constrained
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Global IL               0              0                -              -             -             -
 Benchmark, Very Conservative
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Global IL               0              0                -              -             -             -
 Benchmark, Conservative
-----------------------------------------------------------------------------------------------------------------------------
 Conservative Pure Alpha over            0              0                -              -             -             -
 Commodity Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                 1,             0                -             6.90         (4.7)           -
 Market Debt, No Benchmark             1.88%                                         (9 mos)       (2 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                 0              0                -             2.05        (19.86)        21.55
 Market Debt, Customized                                                              (1 mo)
 Equity Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Conservative with            0              0                -              -             -             -
 Equity Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Very Conservative           0              0                -              -             -             -
 with Equity Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, No Emerging                 0              0                -              -             -            2.01
 Market Debt, No Commodity,                                                                                       (1 mo)
 with Custom Global Equity and
 Domestic Core Bond
 Benchmark, Conservative
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha with Custom Global           0              0                -              -             -             -
 Equity and Global Bond
 Benchmark
-----------------------------------------------------------------------------------------------------------------------------


                                                  Sept
               Program                2004       2005++
               -------                ----       ------
                                        %          %
----------------------------------------------------------
 Pure Alpha, Long Emerging            8.75        2.81
 Market Debt Only with                          (9 mos)
 Lehman Aggregate Benchmark,
 Conservative
----------------------------------------------------------
 Pure Alpha, No Emerging              1.21         -
 Market Debt, Equity and             (4 mos)
 Commodity Restricted
----------------------------------------------------------
 Pure Alpha over Short Duration       9.58        2.83
 TIPS                                           (9 mos)
----------------------------------------------------------
 Pure Alpha Over GSCI                 10.65      45.51
                                    (10 mos)    (9 mos)
----------------------------------------------------------
 Pure Alpha, No Emerging              2.07        0.52
 Market Debt with LIBOR                         (9 mos)
 Benchmark Conservative
----------------------------------------------------------
 GTAA, No Emerging Market             1.55        0.24
 Debt Commodity Restricted                       (9 mos)
----------------------------------------------------------
 Passive Cash Benchmark with          10.84       4.71
 BPATC Investment                               (9 mos)
----------------------------------------------------------
 Pure Alpha with Lehman               4.86        1.76
 Aggregate Benchmark, Very                      (9 mos)
 Conservative
----------------------------------------------------------
 Pure Alpha with Lehman                 -         0.05
 Aggregate Benchmark,                           (4 mos)
 Conservative
----------------------------------------------------------
 Pure Alpha, Limited Long and         4.62       (1.15)
 Short Emerging Market Debt,                     (9 mos)
 Equity and Commodity
 Constrained
----------------------------------------------------------
 Pure Alpha with Global IL            9.02        6.10
 Benchmark, Very Conservative        (9 mos)    (9 mos)
----------------------------------------------------------
 Pure Alpha with Global IL              -         2.75
 Benchmark, Conservative                        (3 mos)-
----------------------------------------------------------
 Conservative Pure Alpha over           -        17.33
 Commodity Benchmark                            (8 mos)
----------------------------------------------------------
 Pure Alpha, No Emerging                -          -
 Market Debt, No Benchmark
----------------------------------------------------------
 Pure Alpha, No Emerging              14.39       2.53
 Market Debt, Customized                        (9 mos)
 Equity Benchmark
----------------------------------------------------------
 Pure Alpha Conservative with         14.15       4.08
 Equity Benchmark                    (5 mos)    (9 mos)
----------------------------------------------------------
 Pure Alpha, Very Conservative          -         1.41
 with Equity Benchmark                          (2 mos)
----------------------------------------------------------
 Pure Alpha, No Emerging              11.84       4.11
 Market Debt, No Commodity,                     (9 mos)
 with Custom Global Equity and
 Domestic Core Bond
 Benchmark, Conservative
----------------------------------------------------------
 Pure Alpha with Custom Global        21.04       7.52
 Equity and Global Bond              (7 mos)    (9 mos)
 Benchmark
----------------------------------------------------------

                                                                                               Aggregate Dollars
                                                                                                in All Programs
                                                                                                 (in thousands)
                                                                                                 --------------
                                             Date          Date CTA
                                             CTA             Began          Number
                                            Began           Trading           of           Excluding        Including
               Program                     Trading          Program        Accounts        Notional          Notional
               -------                     -------          -------        --------        --------          --------

----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Very Conservative,             Jun-85          May-05            2           56,500,000        75,900,000
 AUD Based with Leverage
 Neutralizing
----------------------------------------------------------------------------------------------------------------------------
 GTAA with TIPS                             Jun-85          Apr-04            2           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 GTAA Mixed Asset Class                     Jun-85          May-05            1           56,500,000        75,900,000
 Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Overlay with                    Jun-85          Feb-02            0           56,500,000        75,900,000
 Inflation Linked Bond
 Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency-A                 Jun-85          Feb-90            3           56,500,000        75,900,000
 (Unhedged) +

----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency-                  Jun-85          Mar-05            1           56,500,000        75,900,000
 (SWGBI Hedged)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency-                  Jun 85          Sept 05           1           56,500,000        75,900,000
 (SWGBI Unhedged)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency-B,                Jun-85          Apr-01            0           56,500,000        75,900,000
 No Emerging Market Debt
 (Unhedged)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                   Jun-85          Mar-93            0           56,500,000        75,900,000
 (Hedged)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency over              Jun-85          Aug-03            1           56,500,000        75,900,000
 an IL Gilt Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency,                  Jun 85          July 05           1           56,500,000        75,900,000
 Over an IL Gilt Benchmark,
 Aggressive
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency,                  Jun 85         July 2005          1           56,500,000        75,900,000
 Over an IL Gilt and Nominal
 Gilt Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                   Jun-85          May-00            1           56,500,000        75,900,000
 (25% Hedged)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency with              Jun-85          Apr-03            1           56,500,000        75,900,000
 US Gov/Credit Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Global Bond, No Emerging                   Jun-85          Apr-01            0           56,500,000        75,900,000
 Market Debt, No FX (Non US
 Hedged)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                   Jun-85          Jul-94            2           56,500,000        75,900,000
 (Non-U.S. Hedged)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency, No               Jun-85          Apr-01            0           56,500,000        75,900,000
 SR (Non-U.S. Hedged)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                   Jun-85          Aug-99            2           56,500,000        75,900,000
 (Non-U.S. Unhedged)

----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency,                  Jun-85          Apr-01            1           56,500,000        75,900,000
 Leveraged Constrained, No
 Emerging Market Debt (Non-
 U.S. Unhedged)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                   Jun-85          Apr-99            0           56,500,000        75,900,000
 (Non-U.S. 50% Hedged)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                   Jun-85          Aug-92            1           56,500,000        75,900,000
 (Excluding Japanese Yen,
 Unhedged)
----------------------------------------------------------------------------------------------------------------------------


                                             Dollars in this
                                                 Program
                                             (in thousands)
                                             --------------

                                                                             Largest           Largest Peak-to-
                                       Excluding        Including            Monthly              Valley Draw
               Program                 Notional         Notional            Draw Down                Down
               -------                 --------         --------            ---------                ----
                                                                                %                      %
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Very Conservative,         125,000         1,906,000          (0.23) 8/05         (0.30) 7/05-8/05
 AUD Based with Leverage
 Neutralizing
--------------------------------------------------------------------------------------------------------------------
 GTAA with TIPS                         122,000         5,003,000          (0.17) 4/04            (0.17) 4/04

--------------------------------------------------------------------------------------------------------------------
 GTAA Mixed Asset Class                 221,000          221,000              None                   None
 Benchmark
--------------------------------------------------------------------------------------------------------------------
 Pure Alpha Overlay with                   0                0             (1.25) 10/02           (1.25) 10/02
 Inflation Linked Bond
 Benchmark
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency-A             85,000           85,000            (4.51) 4/04         (4.80) 5/05-9/05
 (Unhedged) +

--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency-              167,000          167,000           (0.87) 7/05            (0.87) 7/05
 (SWGBI Hedged)
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency-              84,000           84,000            (0.89) 9/05            (0.89) 9/05
 (SWGBI Unhedged)
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency-B,               0                0              (3.05) 7/03         (3.40) 6/03-7/03
 No Emerging Market Debt
 (Unhedged)
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                  0                0              (2.90) 7/03         (3.95) 8/00-10/00
 (Hedged)
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency over          169,000          169,000           (1.64) 4/04            (1.64) 4/04
 an IL Gilt Benchmark
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency,              89,000           89,000               None                   None
 Over an IL Gilt Benchmark,
 Aggressive
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency,              178,000          178,000              None                   None
 Over an IL Gilt and Nominal
 Gilt Benchmark
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency               105,000          105,000           (4.59) 4/04         (6.13) 7/00-10/00
 (25% Hedged)
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency with          118,000          118,000           (4.54) 7/03         (4.63) 6/03-7/03
 US Gov/Credit Benchmark
--------------------------------------------------------------------------------------------------------------------
 Global Bond, No Emerging                  0                0              (1.48) 4/01         (2.99) 11/01-3/02
 Market Debt, No FX (Non US
 Hedged)
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency               374,000          374,000           (1.52) 8/00         (3.42) 8/00-10/00
 (Non-U.S. Hedged)
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency, No              0                0              (1.33) 7/03         (1.99) 6/03-8/03
 SR (Non-U.S. Hedged)
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency               846,000          846,000           (5.09) 3/01         (8.98) 7/00-10/00
 (Non-U.S. Unhedged)

--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency,             1,249,000        1,249,000          (4.68) 4/04         (6.84) 11/01-1/02
 Leveraged Constrained, No
 Emerging Market Debt (Non-
 U.S. Unhedged)
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                  0                0              (2.54) 4/00         (5.25) 7/00-10/00
 (Non-U.S. 50% Hedged)
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency               241,000          241,000           (4.29) 7/03         (6.97) 1/01-5/01
 (Excluding Japanese Yen,
 Unhedged)
--------------------------------------------------------------------------------------------------------------------


                                         Closed Accounts**
                                         -----------------


                                       Prof.         Unprof.
               Program                 Range          Range            2000            2001         2002           2003
               -------                 -----          -----            ----            ----         ----           ----
                                                                         %              %             %             %
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha, Very Conservative,          0              0                -              -             -             -
 AUD Based with Leverage
 Neutralizing
-----------------------------------------------------------------------------------------------------------------------------
 GTAA with TIPS                          0              0                -              -             -             -

-----------------------------------------------------------------------------------------------------------------------------
 GTAA Mixed Asset Class                  0              0                -              -             -             -
 Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Pure Alpha Overlay with                 1,             0                -              -           21.13           -
 Inflation Linked Bond                 21.13%                                                      (9 mos)
 Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency-A              5,             0              2.95           (0.22)        24.82         21.30
 (Unhedged) +                          2.49%-
                                       71.75%
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency-               0              0                -              -             -             -
 (SWGBI Hedged)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency-               0              0                -              -             -             -
 (SWGBI Unhedged)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency-B,             1,             0                -             3.07         14.92         10.35
 No Emerging Market Debt               30.71%                                        (9 mos)                     (11 mos)
 (Unhedged)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                0              1,             6.33            3.38         19.00          7.57
 (Hedged)                                            (0.89%)                                                     (9 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency over           0              0                -              -             -            6.53
 an IL Gilt Benchmark                                                                                            (5 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency,               0              0                -              -             -             -
 Over an IL Gilt Benchmark,
 Aggressive
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency,               0              0                -              -             -             -
 Over an IL Gilt and Nominal
 Gilt Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                0              0              4.58            0.7          23.91         20.12
 (25% Hedged)                                                         (8 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency with           0              0                -              -             -            8.36
 US Gov/Credit Benchmark                                                                                         (9 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond, No Emerging                1              0                -             2.73         5.45            -
 Market Debt, No FX (Non US            8.33%                                         (9 mos)       (8 mos)
 Hedged)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                1              0              7.03            6.39         12.91          9.80
 (Non-U.S. Hedged)                     5.45%
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency, No            1              0                -             2.48         11.36          5.63
 SR (Non-U.S. Hedged)                  20.57%                                        (9 mos)                     (9 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                0              2             (2.52)          (1.21)        29.57         27.03
 (Non-U.S. Unhedged)                                 (0.70)%-
                                                     (1.88)%
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency,               0              0                -             0.41         25.06         19.14
 Leveraged Constrained, No                                                           (9 mos)
 Emerging Market Debt (Non-
 U.S. Unhedged)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                0              0              2.66           (2.67)          -             -
 (Non-U.S. 50% Hedged)                                                               (6 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                0              0              5.13           (0.84)        25.81         23.47
 (Excluding Japanese Yen,
 Unhedged)
-----------------------------------------------------------------------------------------------------------------------------


                                                  Sept
               Program                2004       2005++
               -------                ----       ------
                                        %          %
----------------------------------------------------------
 Pure Alpha, Very Conservative,         -         0.36
 AUD Based with Leverage                        (6 mos)
 Neutralizing
----------------------------------------------------------
 GTAA with TIPS                       0.25        0.09
                                     (9 mos)    (9 mos)
----------------------------------------------------------
 GTAA Mixed Asset Class                 -         5.08
 Benchmark                                      (5 mos)
----------------------------------------------------------
 Pure Alpha Overlay with                -          -
 Inflation Linked Bond
 Benchmark
----------------------------------------------------------
 Global Bond and Currency-A           11.65      (4.75)
 (Unhedged) +                                   (9 mos)

----------------------------------------------------------
 Global Bond and Currency-              -         2.27
 (SWGBI Hedged)                                 (7 mos)
----------------------------------------------------------
 Global Bond and Currency-              -        (0.89)
 (SWGBI Unhedged)                                (1 mo)
----------------------------------------------------------
 Global Bond and Currency-B,            -          -
 No Emerging Market Debt
 (Unhedged)
----------------------------------------------------------
 Global Bond and Currency               -          -
 (Hedged)
----------------------------------------------------------
 Global Bond and Currency over        10.33       7.62
 an IL Gilt Benchmark                           (9 mos)
----------------------------------------------------------
 Global Bond and Currency,              -         2.58
 Over an IL Gilt Benchmark,                     (3 mos)
 Aggressive
----------------------------------------------------------
 Global Bond and Currency,              -         2.23
 Over an IL Gilt and Nominal                    (3 mos)
 Gilt Benchmark
----------------------------------------------------------
 Global Bond and Currency             12.05      (3.64)
 (25% Hedged)                                   (9 mos)
----------------------------------------------------------
 Global Bond and Currency with        6.61        2.78
 US Gov/Credit Benchmark                        (9 mos)
----------------------------------------------------------
 Global Bond, No Emerging               -          -
 Market Debt, No FX (Non US
 Hedged)
----------------------------------------------------------
 Global Bond and Currency             6.90        4.55
 (Non-U.S. Hedged)                              (9 mos)
----------------------------------------------------------
 Global Bond and Currency, No           -          -
 SR (Non-U.S. Hedged)
----------------------------------------------------------
 Global Bond and Currency             14.15      (6.42)
 (Non-U.S. Unhedged)                            (9 mos)

----------------------------------------------------------
 Global Bond and Currency,            12.33      (6.10)
 Leveraged Constrained, No                      (9 mos)
 Emerging Market Debt (Non-
 U.S. Unhedged)
----------------------------------------------------------
 Global Bond and Currency               -          -
 (Non-U.S. 50% Hedged)
----------------------------------------------------------
 Global Bond and Currency             12.98      (2.85)
 (Excluding Japanese Yen,                       (9 mos)
 Unhedged)
----------------------------------------------------------

                                                                                               Aggregate Dollars
                                                                                                in All Programs
                                                                                                 (in thousands)
                                                                                                 --------------
                                             Date          Date CTA
                                             CTA             Began          Number
                                            Began           Trading           of           Excluding        Including
               Program                     Trading          Program        Accounts        Notional          Notional
               -------                     -------          -------        --------        --------          --------

----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                   Jun-85          Apr-00            0           56,500,000        75,900,000
 (Excluding Japanese Yen and
 U.S. Dollar, Hedged)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                   Jun-85          May-98            0           56,500,000        75,900,000
 (Hedged to Australian Dollar)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond, IG Emerging                   Jun-85          Sep-02            0           56,500,000        75,900,000
 Market Debt with Lehman
 Aggregate Benchmark,
  Aggressive
----------------------------------------------------------------------------------------------------------------------------
 Global Bond, IG Emerging                   Jun-85          Jul-04            1           56,500,000        75,900,000
 Market Debt with Lehman
 Global Aggressive Benchmark,
 ex US
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                   Jun-85          Mar-97            1           56,500,000        75,900,000
 (50% Hedged to Canadian
 Dollar)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                   Jun-85          Jan-99            4           56,500,000        75,900,000
 (U.S. Lehman Aggregate
 Benchmark)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                   Jun-85          Jun-02            2           56,500,000        75,900,000
 (Euro Hedged)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond - Lehman                       Jun-85          Nov-03            1           56,500,000        75,900,000
 Universal
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                   Jun-85          Oct-92            0           56,500,000        75,900,000
 (Long Duration 50% Hedged)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond Accounts -                     Jun-85          Mar-96            1           56,500,000        75,900,000
 Diversified
----------------------------------------------------------------------------------------------------------------------------
 Global Bond Accounts,                      Jun-85          Apr-04            1           56,500,000        75,900,000
 Conservative, Ex-Japan
 Benchmark, Hedged to EUR
----------------------------------------------------------------------------------------------------------------------------
 Global Bond Accounts,                      Jun-85          Apr-04            1           56,500,000        75,900,000
 Conservative, Ex-Japan
 Benchmark, Hedged to GBP
----------------------------------------------------------------------------------------------------------------------------
 Discrete Long Duration Global              Jun-85          Jan-03            1           56,500,000        75,900,000
 Bond Account
----------------------------------------------------------------------------------------------------------------------------
 Long Duration Global Bond                  Jun-85          Aug-95            0           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Global Bond with Custom                    Jun-85          Apr-01            2           56,500,000        75,900,000
 Weighted Unhedged
 Benchmark -Bond Alpha Only
----------------------------------------------------------------------------------------------------------------------------
 Global Bond - Bond Alpha                   Jun-85          Sep-02            1           56,500,000        75,900,000
 Only
----------------------------------------------------------------------------------------------------------------------------
 Global Bond with Global                    Jun-85          Sep-04            1           56,500,000        75,900,000
 Aggregate Unhedged
 Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Global Bond with Custom                    Jun-85          Mar-02            2           56,500,000        75,900,000
 Weighted Unhedged
 Benchmark-FX Alpha Only
----------------------------------------------------------------------------------------------------------------------------
 Global Bond with 50% Hedged                Jun-85          Apr-01            1           56,500,000        75,900,000
 Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Global Bond With 65% Hedged                Jun-85          Apr-01            1           56,500,000        75,900,000
 Benchmark
----------------------------------------------------------------------------------------------------------------------------


                                             Dollars in this
                                                 Program
                                             (in thousands)
                                             --------------

                                                                             Largest           Largest Peak-to-
                                       Excluding        Including            Monthly              Valley Draw
               Program                 Notional         Notional            Draw Down                Down
               -------                 --------         --------            ---------                ----
                                                                                %                      %
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                  0                0             (1.60) 12/01         (3.09) 8/00-10/00
 (Excluding Japanese Yen and
 U.S. Dollar, Hedged)
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                  0                0              (0.24) 1/00            (0.24) 1/00
 (Hedged to Australian Dollar)
--------------------------------------------------------------------------------------------------------------------
 Global Bond, IG Emerging                  0                0              (2.90) 5/05         (3.70) 5/05-6/05
 Market Debt with Lehman
 Aggregate Benchmark,
 Aggressive
--------------------------------------------------------------------------------------------------------------------
 Global Bond, IG Emerging               532,000          532,000           (0.37) 7/05            (0.37) 7/05
 Market Debt with Lehman
 Global Aggressive Benchmark,
 ex US
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency               49,000           49,000            (1.97) 1/02         (5.89) 5/05-9/05
 (50% Hedged to Canadian
 Dollar)
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency              1,707,000        1,707,000          (3.68) 7/03         (3.70) 6/03-7/03
 (U.S. Lehman Aggregate
 Benchmark)
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency               377,000          377,000           (1.94) 7/03         (2.27) 6/03-7/03
 (Euro Hedged)
--------------------------------------------------------------------------------------------------------------------
 Global Bond - Lehman                  1,133,000        1,133,000          (2.69) 4/04         (3.01) 4/04-05/04
 Universal
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                  0                0              (2.42) 4/01         (4.85) 2/01-5/01
 (Long Duration 50% Hedged)
--------------------------------------------------------------------------------------------------------------------
 Global Bond Accounts -                 223,000          223,000           (3.43) 7/03         (3.54) 6/03-7/03
 Diversified
--------------------------------------------------------------------------------------------------------------------
 Global Bond Accounts,                  67,000           67,000            (0.86) 7/05            (0.86) 7/05
 Conservative, Ex-Japan
 Benchmark, Hedged to EUR
--------------------------------------------------------------------------------------------------------------------
 Global Bond Accounts,                  169,000          169,000           (0.64) 7/05            (0.64) 7/05
 Conservative, Ex-Japan
 Benchmark, Hedged to GBP
--------------------------------------------------------------------------------------------------------------------
 Discrete Long Duration Global          480,000          480,000          (21.62) 7/03         (24.11) 6/03-7/03
 Bond Account
--------------------------------------------------------------------------------------------------------------------
 Long Duration Global Bond                 0                0                 none                   none

--------------------------------------------------------------------------------------------------------------------
 Global Bond with Custom               1,472,000        1,472,000          (2.69) 7/03         (7.42) 11/01-3/02
 Weighted Unhedged
 Benchmark -Bond Alpha Only
--------------------------------------------------------------------------------------------------------------------
 Global Bond - Bond Alpha               998,000          998,000          (3.00) 12/02         (4.54) 9/04-11/04
 Only
--------------------------------------------------------------------------------------------------------------------
 Global Bond with Global                110,000          110,000           (1.84) 5/05         (3.71) 5/05-9/05
 Aggregate Unhedged
 Benchmark
--------------------------------------------------------------------------------------------------------------------
 Global Bond with Custom                986,000          986,000           (5.56) 4/04         (6.30) 6/03-8/03
 Weighted Unhedged
 Benchmark-FX Alpha Only
--------------------------------------------------------------------------------------------------------------------
 Global Bond with 50% Hedged            236,000          236,000           (4.11) 4/04         (4.81) 11/01-1/02
 Benchmark
--------------------------------------------------------------------------------------------------------------------
 Global Bond With 65% Hedged            197,000         1,005,000          (3.48) 4/04         (5.19) 11/01-3/02
 Benchmark
--------------------------------------------------------------------------------------------------------------------


                                         Closed Accounts**
                                         -----------------


                                       Prof.         Unprof.
               Program                 Range          Range            2000            2001         2002           2003
               -------                 -----          -----            ----            ----         ----           ----
                                                                         %              %             %             %
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                1              0              5.17            4.72         1.69            -
 (Excluding Japanese Yen and           11.98%                         (9 mos)                      (4 mos)
 U.S. Dollar, Hedged)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                0              0              10.94           3.13           -             -
 (Hedged to Australian Dollar)                                                       (3 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond, IG Emerging                1              0                -              -           3.89          10.02
 Market Debt with Lehman               18.48%                                                      (4 mos)
 Aggregate Benchmark,
 Aggressive
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond, IG Emerging                0              0                -              -             -             -
 Market Debt with Lehman
 Global Aggressive Benchmark,
 ex US
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                0              0              6.46            6.44         18.17          4.38
 (50% Hedged to Canadian
 Dollar)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                0              0              11.14           7.22         14.42         10.29
 (U.S. Lehman Aggregate
 Benchmark)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                0              0                -              -           7.40           6.95
 (Euro Hedged)                                                                                     (7 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond - Lehman                    0              0                -              -             -            0.61
 Universal                                                                                                       (2 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                0              0              7.20           (4.21)          -             -
 (Long Duration 50% Hedged)                                                           6 mos
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond Accounts -                  0              1              12.01           8.22         13.35          6.72
 Diversified                                          79.30%
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond Accounts,                   0              0                -              -             -             -
 Conservative, Ex-Japan
 Benchmark, Hedged to EUR
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond Accounts,                   0              0                -              -             -             -
 Conservative, Ex-Japan
 Benchmark, Hedged to GBP
-----------------------------------------------------------------------------------------------------------------------------
 Discrete Long Duration Global           0              0                -              -             -            1.97
 Bond Account
-----------------------------------------------------------------------------------------------------------------------------
 Long Duration Global Bond               0              0              9.51             -             -             -
                                                                      (2 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond with Custom                 2              0                -             4.28         22.49         18.85
 Weighted Unhedged                  2.73%-2.74%                                      (9 mos)
 Benchmark -Bond Alpha Only
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond - Bond Alpha                0              0                -              -          (3.40)          0.57
 Only                                                                                              (4 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond with Global                 0              0                -              -             -             -
 Aggregate Unhedged
 Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond with Custom                 0              0                -              -           29.14         26.20
 Weighted Unhedged                                                                                (10 mos)
 Benchmark-FX Alpha Only
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond with 50% Hedged             0              0                -             4.75         24.30         19.09
 Benchmark                                                                           (9 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond With 65% Hedged             0              0                -             1.78         11.86          6.74
 Benchmark                                                                           (9 mos)
-----------------------------------------------------------------------------------------------------------------------------


                                                  Sept
               Program                2004       2005++
               -------                ----       ------
                                        %          %
----------------------------------------------------------
 Global Bond and Currency               -          -
 (Excluding Japanese Yen and
 U.S. Dollar, Hedged)
----------------------------------------------------------
 Global Bond and Currency               -          -
 (Hedged to Australian Dollar)
----------------------------------------------------------
 Global Bond, IG Emerging             7.62       (3.69)
 Market Debt with Lehman                        (6 mos)
 Aggregate Benchmark,
  Aggressive
----------------------------------------------------------
 Global Bond, IG Emerging             4.99        4.76
 Market Debt with Lehman             (6 mos)    (9 mos)
 Global Aggressive Benchmark,
 ex US
----------------------------------------------------------
 Global Bond and Currency             5.99        2.06
 (50% Hedged to Canadian                        (9 mos)
 Dollar)
----------------------------------------------------------
 Global Bond and Currency             5.76        1.81
 (U.S. Lehman Aggregate                         (9 mos)
 Benchmark)
----------------------------------------------------------
 Global Bond and Currency             6.76        4.19
 (Euro Hedged)                                  (9 mos)
----------------------------------------------------------
 Global Bond - Lehman                 5.95        2.41
 Universal                                      (9 mos)
----------------------------------------------------------
 Global Bond and Currency               -          -
 (Long Duration 50% Hedged)
----------------------------------------------------------
 Global Bond Accounts -               5.34        1.98
 Diversified                                    (9 mos)
----------------------------------------------------------
 Global Bond Accounts,                5.54        4.34
 Conservative, Ex-Japan              (9 mos)    (9 mos)
 Benchmark, Hedged to EUR
----------------------------------------------------------
 Global Bond Accounts,                7.46        6.29
 Conservative, Ex-Japan              (9 mos)    (9 mos)
 Benchmark, Hedged to GBP
----------------------------------------------------------
 Discrete Long Duration Global        20.41       7.44
 Bond Account                                   (9 mos)
----------------------------------------------------------
 Long Duration Global Bond              -          -

----------------------------------------------------------
 Global Bond with Custom              13.16      (4.20)
 Weighted Unhedged                              (9 mos)
 Benchmark -Bond Alpha Only
----------------------------------------------------------
 Global Bond - Bond Alpha             0.89        9.88
 Only                                           (9 mos)
----------------------------------------------------------
 Global Bond with Global              10.01      (3.41)
 Aggregate Unhedged                  (4 mos)    (9 mos)
 Benchmark
----------------------------------------------------------
 Global Bond with Custom              13.45      (5.76)
 Weighted Unhedged                              (9 mos)
 Benchmark-FX Alpha Only
----------------------------------------------------------
 Global Bond with 50% Hedged          9.81        0.67
 Benchmark                                      (9 mos)
----------------------------------------------------------
 Global Bond With 65% Hedged          5.32       (2.76)
 Benchmark                                      (9 mos)
----------------------------------------------------------

                                                                                               Aggregate Dollars
                                                                                                in All Programs
                                                                                                 (in thousands)
                                                                                                 --------------
                                             Date          Date CTA
                                             CTA             Began          Number
                                            Began           Trading           of           Excluding        Including
               Program                     Trading          Program        Accounts        Notional          Notional
               -------                     -------          -------        --------        --------          --------

----------------------------------------------------------------------------------------------------------------------------
 Global Bond Leveraged                      Jun-85          Apr-01            1           56,500,000        75,900,000
 Constrained-Unhedged
----------------------------------------------------------------------------------------------------------------------------
 Global Bond Leveraged                      Jun-85          Mar-02            1           56,500,000        75,900,000
 Constrained-Unhedged,
 Conservative
----------------------------------------------------------------------------------------------------------------------------
 Global Bond with Lehman                    Jun-85          Apr-01            2           56,500,000        75,900,000
 Global Aggregate Benchmark,
 Fully Hedged
----------------------------------------------------------------------------------------------------------------------------
 Global Bond With Lehman                    Jun-85          Jan-05            1           56,500,000        75,900,000
 Global Aggregate Benchmark,
 Unhedged
----------------------------------------------------------------------------------------------------------------------------
 Global Bond With Lehman                    Jun-85          Jan-05            1           56,500,000        75,900,000
 Global Aggregate Benchmark,
 Economic Leveraged,
 Conservative
----------------------------------------------------------------------------------------------------------------------------
 Global Bond With Lehman                    Jun-85          Mar-04            1           56,500,000        75,900,000
 Aggregate Benchmark, Hedged
 to Euro
----------------------------------------------------------------------------------------------------------------------------
 Global Bond with Lehman G-4                Jun-85          Apr-01            1           56,500,000        75,900,000
 Index Benchmark, Ex-
 Collateralized, Issuer
 Constrained Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Global Bond Leveraged                      Jun-85          Apr-01            2           56,500,000        75,900,000
 Constrained with SWGBI
 Unhedged Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Global Bond, No Emerging                   Jun-85          Apr-01            2           56,500,000        75,900,000
 Market Debt, Economic
 Leveraged with SWGBI
 Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Global Bond Economic                       Jun-85          Dec-03            1           56,500,000        75,900,000
 Leverage with SWGBI
 Unhedged Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Global Bond, No Emerging                   Jun-85          Jun-03            1           56,500,000        75,900,000
 Market Debt, Economic
 Leveraged with Cash
 Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Global Bond Leveraged                      Jun-85          Apr-02            2           56,500,000        75,900,000
 Constrained with Lehman
 Global Hedged Benchmark,
 Hedged to Australian Dollar
----------------------------------------------------------------------------------------------------------------------------
 Global IL, Commodity and PA                Jun-85          Jun-04            1           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Global IL, Nominal and                     Jun 85          Sept 05           1           56,500,000        75,900,000
 Commodity Over IL and
 Commodity Leveraged
 Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds 2:1                Jun-85          Jan-97            0           56,500,000        75,900,000
 Leveraged Tips Benchmark

----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond-                    Jun-85          Apr-01            1           56,500,000        75,900,000
 Leverage-Constrained
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond- 2:1                Jun-85          Jun-00            1           56,500,000        75,900,000
 Leveraged TIPS Benchmark,
 Currency Constrained
----------------------------------------------------------------------------------------------------------------------------


                                             Dollars in this
                                                 Program
                                             (in thousands)
                                             --------------

                                                                             Largest           Largest Peak-to-
                                       Excluding        Including            Monthly              Valley Draw
               Program                 Notional         Notional            Draw Down                Down
               -------                 --------         --------            ---------                ----
                                                                                %                      %
--------------------------------------------------------------------------------------------------------------------
 Global Bond Leveraged                  170,000          170,000           (4.22) 4/04         (7.21) 11/01-1/02
 Constrained-Unhedged
--------------------------------------------------------------------------------------------------------------------
 Global Bond Leveraged                 3,898,000        3,898,000          (4.49) 4/04         (5.49) 1/05-9/05
 Constrained-Unhedged,
 Conservative
--------------------------------------------------------------------------------------------------------------------
 Global Bond with Lehman                823,000          823,000           (2.28) 7/03         (2.41) 4/04-5/04
 Global Aggregate Benchmark,
 Fully Hedged
--------------------------------------------------------------------------------------------------------------------
 Global Bond With Lehman                447,000          447,000           (3.26) 5/05         (5.88) 3/05-9/05
 Global Aggregate Benchmark,
 Unhedged
--------------------------------------------------------------------------------------------------------------------
 Global Bond With Lehman                286,000          286,000           (1.59) 5/05         (3.18) 5/05-9/05
 Global Aggregate Benchmark,
 Economic Leveraged,
 Conservative
--------------------------------------------------------------------------------------------------------------------
 Global Bond With Lehman                81,000           81,000            (1.91) 4/04            (1.91) 4/04
 Aggregate Benchmark, Hedged
 to Euro
--------------------------------------------------------------------------------------------------------------------
 Global Bond with Lehman G-4            638,000          638,000           (3.25) 4/04         (5.40) 11/01-1/02
 Index Benchmark, Ex-
 Collateralized, Issuer
 Constrained Benchmark
--------------------------------------------------------------------------------------------------------------------
 Global Bond Leveraged                  241,000          241,000           (4.07) 4/04         (5.88) 11/01-1/02
 Constrained with SWGBI
 Unhedged Benchmark
--------------------------------------------------------------------------------------------------------------------
 Global Bond, No Emerging               183,000          183,000           (4.99) 4/04         (7.69) 11/01-1/02
 Market Debt, Economic
 Leveraged with SWGBI
 Benchmark
--------------------------------------------------------------------------------------------------------------------
 Global Bond Economic                   375,000          375,000           (4.62) 4/04        (4.90) 1/05 - 9/05
 Leverage with SWGBI
 Unhedged Benchmark
--------------------------------------------------------------------------------------------------------------------
 Global Bond, No Emerging               154,000          154,000           (0.46) 6/03         (0.70) 6/03-7/03
 Market Debt, Economic
 Leveraged with Cash
 Benchmark
--------------------------------------------------------------------------------------------------------------------
 Global Bond Leveraged                  253,000          253,000           (1.56) 7/03         (1.96) 6/03 -7/03
 Constrained with Lehman
 Global Hedged Benchmark,
 Hedged to Australian Dollar
--------------------------------------------------------------------------------------------------------------------
 Global IL, Commodity and PA            608,000          608,000           (0.32) 7/05            (0.32) 7/05

--------------------------------------------------------------------------------------------------------------------
 Global IL, Nominal and                 380,000          380,000              None                   None
 Commodity Over IL and
 Commodity Leveraged
 Benchmark
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds 2:1               0                0              (9.54) 4/04         (10.45) 6/03-7/03
 Leveraged Tips Benchmark

--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond-                28,000           28,000            (2.98) 7/03         (3.73) 6/03 -7/03
 Leverage-Constrained
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond- 2:1            337,000          337,000          (10.10) 4/04         (11.22) 6/03-7/03
 Leveraged TIPS Benchmark,
 Currency Constrained
--------------------------------------------------------------------------------------------------------------------


                                         Closed Accounts**
                                         -----------------


                                       Prof.         Unprof.
               Program                 Range          Range            2000            2001         2002           2003
               -------                 -----          -----            ----            ----         ----           ----
                                                                         %              %             %             %
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond Leveraged                   0              1,               -             2.45         27.28         20.34
 Constrained-Unhedged                                (0.36)%                         (9 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond Leveraged                   0              0                -              -           23.04         16.56
 Constrained-Unhedged,                                                                            (10 mos)
 Conservative
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond with Lehman                 0              0                -             3.81         12.63         10.41
 Global Aggregate Benchmark,                                                         (9 mos)
 Fully Hedged
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond With Lehman                 0              0                -              -             -             -
 Global Aggregate Benchmark,
 Unhedged
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond With Lehman                 0              0                -              -             -             -
 Global Aggregate Benchmark,
 Economic Leveraged,
 Conservative
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond With Lehman                 0              0                -              -             -             -
 Aggregate Benchmark, Hedged
 to Euro
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond with Lehman G-4             0              0                -             3.04         19.30         14.22
 Index Benchmark, Ex-                                                                (9 mos)
 Collateralized, Issuer
 Constrained Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond Leveraged                   0              0                -             1.16         22.15         19.13
 Constrained with SWGBI                                                              (9 mos)
 Unhedged Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond, No Emerging                1,             0                -             2.28         23.63         19.50
 Market Debt, Economic                 21.90%                                        (9 mos)
 Leveraged with SWGBI
 Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond Economic                    0              0                -              -             -            1.32
 Leverage with SWGBI                                                                                              (1 mo)
 Unhedged Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond, No Emerging                0              0                -              -             -            2.86
 Market Debt, Economic                                                                                           (7 mos)
 Leveraged with Cash
 Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond Leveraged                   0              0                -              -           11.19          7.27
 Constrained with Lehman                                                                           (9 mos)
 Global Hedged Benchmark,
 Hedged to Australian Dollar
-----------------------------------------------------------------------------------------------------------------------------
 Global IL, Commodity and PA             0              0                -              -             -             -

-----------------------------------------------------------------------------------------------------------------------------
 Global IL, Nominal and                  0              0                -              -             -             -
 Commodity Over IL and
 Commodity Leveraged
 Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds 2:1             2              0                -             3.53         34.02         20.59
 Leveraged Tips Benchmark             62.74% -                                       (9 mos)
                                       85.41%
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond-                 0              0                -             2.30         13.10          9.97
 Leverage-Constrained                                                                (9 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond- 2:1             0              0              10.46          13.85         37.29         19.59
 Leveraged TIPS Benchmark,                                            (7 mos)
 Currency Constrained
-----------------------------------------------------------------------------------------------------------------------------


                                                  Sept
               Program                2004       2005++
               -------                ----       ------
                                        %          %
----------------------------------------------------------
 Global Bond Leveraged                12.58      (4.72)
 Constrained-Unhedged                           (9 mos)
----------------------------------------------------------
 Global Bond Leveraged                10.75      (5.49)
 Constrained-Unhedged,                          (9 mos)
 Conservative
----------------------------------------------------------
 Global Bond with Lehman              6.87        3.56
 Global Aggregate Benchmark,                    (9 mos)
 Fully Hedged
----------------------------------------------------------
 Global Bond With Lehman                -        (3.90)
 Global Aggregate Benchmark,                    (9 mos)
 Unhedged
----------------------------------------------------------
 Global Bond With Lehman                -        (2.56)
 Global Aggregate Benchmark,                    (9 mos)
 Economic Leveraged,
 Conservative
----------------------------------------------------------
 Global Bond With Lehman              4.94        2.76
 Aggregate Benchmark, Hedged        (10 mos)    (9 mos)
 to Euro
----------------------------------------------------------
 Global Bond with Lehman G-4          10.33      (3.76)
 Index Benchmark, Ex-                           (9 mos)
 Collateralized, Issuer
 Constrained Benchmark
----------------------------------------------------------
 Global Bond Leveraged                12.10      (4.86)
 Constrained with SWGBI                         (9 mos)
 Unhedged Benchmark
----------------------------------------------------------
 Global Bond, No Emerging             10.63      (5.13)
 Market Debt, Economic                          (9 mos)
 Leveraged with SWGBI
 Benchmark
----------------------------------------------------------
 Global Bond Economic                 11.34      (4.90)
 Leverage with SWGBI                            (9 mos)
 Unhedged Benchmark
----------------------------------------------------------
 Global Bond, No Emerging             2.66        2.04
 Market Debt, Economic                          (9 mos)
 Leveraged with Cash
 Benchmark
----------------------------------------------------------
 Global Bond Leveraged                9.79        6.36
 Constrained with Lehman                        (9 mos)
 Global Hedged Benchmark,
 Hedged to Australian Dollar
----------------------------------------------------------
 Global IL, Commodity and PA          9.38        9.44
                                     (7 mos)    (9 mos)
----------------------------------------------------------
 Global IL, Nominal and                 -         3.80
 Commodity Over IL and                           (1 mo)
 Commodity Leveraged
 Benchmark
----------------------------------------------------------
 Inflation Indexed Bonds 2:1          11.01        -
 Leveraged Tips Benchmark            (8 mos)

----------------------------------------------------------
 Inflation Indexed Bond-              8.80        4.40
 Leverage-Constrained                           (9 mos)
----------------------------------------------------------
 Inflation Indexed Bond- 2:1          16.71       1.96
 Leveraged TIPS Benchmark,                      (9 mos)
 Currency Constrained
----------------------------------------------------------

                                                                                               Aggregate Dollars
                                                                                                in All Programs
                                                                                                 (in thousands)
                                                                                                 --------------
                                             Date          Date CTA
                                             CTA             Began          Number
                                            Began           Trading           of           Excluding        Including
               Program                     Trading          Program        Accounts        Notional          Notional
               -------                     -------          -------        --------        --------          --------

----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond-                    Jun-85          Apr-01            0           56,500,000        75,900,000
 Barclays IL Benchmark-
 Currency Constrained
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond-                    Jun-85          Mar-02            0           56,500,000        75,900,000
 Barclays IL Benchmark-
 Currency Constrained, Very
 Conservative
----------------------------------------------------------------------------------------------------------------------------
 Inflation Linked Bonds-Normal              Jun-85          Oct-00            0           56,500,000        75,900,000
 100% Hedged to Swiss Franc
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond (#3)                Jun-85          Jun-00            0           56,500,000        75,900,000
 with Customized Barclays
 Inflation Linked Bond Index
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds-                   Jun-85          Apr-01            0           56,500,000        75,900,000
 Aggressive Futures Constrained
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds-                   Jun-85          Mar-01            1           56,500,000        75,900,000
 Aggressive Currency
 Constrained
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond                     Jun-85          Sep-03            1           56,500,000        75,900,000
 Account, Aggressive, 2:1
 Leveraged Global, Benchmark
 Nominal Bonds for break even
 Trading Only
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond                     Jun-85          Feb-03            1           56,500,000        75,900,000
 Account- Aggressive, 2:1
 Leveraged Global Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond                     Jun-85          Apr-03            0           56,500,000        75,900,000
 Account, Very Aggressive
 Foreign Leverage Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond                     Jun-85          Jun-03            1           56,500,000        75,900,000
 Account  Very Aggressive
 Leverage Global Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond                     Jun-85          Dec-02            2           56,500,000        75,900,000
 Account , Very Aggressive
 Unleveraged Benchmark
----------------------------------------------------------------------------------------------------------------------------
 2:1 leveraged Global Inflation             Jun-85          Jul-03            1           56,500,000        75,900,000
 Indexed Bond Account with IL
 and Nominal Alpha
 Benchmark, 100% Hedged
 at 4% Tracking Error
----------------------------------------------------------------------------------------------------------------------------
 2:1 Leveraged Global Inflation             Jun-85          Jun-03            1           56,500,000        75,900,000
 indexed Bond Account with IL
 and Nominal Alpha
 Benchmark.
----------------------------------------------------------------------------------------------------------------------------
 30% Impact Inflation Indexed               Jun-85          Dec-03            1           56,500,000        75,900,000
 Bonds and 70% Limited
 Nominal Bonds and FX
 Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          Jul-03            1           56,500,000        75,900,000
 Nominal Bond Accounts -
 Leverage Constrained, Short
 Only ILs. Long Only Nominals
----------------------------------------------------------------------------------------------------------------------------
 Global Inflation Indexed Bonds             Jun-85          Dec-03            1           56,500,000        75,900,000
 with Limited Nominal Bonds
----------------------------------------------------------------------------------------------------------------------------


                                             Dollars in this
                                                 Program
                                             (in thousands)
                                             --------------

                                                                             Largest           Largest Peak-to-
                                       Excluding        Including            Monthly              Valley Draw
               Program                 Notional         Notional            Draw Down                Down
               -------                 --------         --------            ---------                ----
                                                                                %                      %
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond-                   0                0             (2.58) 11/01        (3.74) 11/01-12/01
 Barclays IL Benchmark-
 Currency Constrained
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond-                   0                0              (4.40) 7/03         (5.29) 6/03-7/03
 Barclays IL Benchmark-
 Currency Constrained, Very
 Conservative
--------------------------------------------------------------------------------------------------------------------
 Inflation Linked Bonds-Normal             0                0              (2.36) 7/03         (3.00) 6/03-7/03
 100% Hedged to Swiss Franc
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond (#3)               0                0              (0.64) 3/01            (0.64) 3/01
 with Customized Barclays
 Inflation Linked Bond Index
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds-                  0                0              (2.23) 7/03         (3.14) 11/01-1/02
 Aggressive Futures Constrained
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds-               63,000           63,000            (8.98) 7/03         (10.35) 6/03-7/03
 Aggressive Currency
 Constrained
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond                 475,000          475,000           (5.13) 4/04            (5.13) 4/04
 Account, Aggressive, 2:1
 Leveraged Global, Benchmark
 Nominal Bonds for break even
 Trading Only
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond                 47,000           47,000            (5.82) 7/03         (7.25) 6/03-7/03
 Account- Aggressive, 2:1
 Leveraged Global Benchmark
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond                    0                0              (3.56) 7/03         (5.11) 6/03-7/03
 Account, Very Aggressive
 Foreign Leverage Benchmark
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond                 72,000           72,000            (7.29) 4/04         (8.50) 6/03-7/03
 Account  Very Aggressive
 Leverage Global Benchmark
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond                 228,000          228,000           (2.40) 4/04         (2.79) 6/03-7/03
 Account, Very Aggressive
 Unleveraged Benchmark
--------------------------------------------------------------------------------------------------------------------
 2:1 leveraged Global Inflation        1,068,000        1,068,000          (7.18) 4/04            (7.18) 4/04
 Indexed Bond Account with IL
 and Nominal Alpha
 Benchmark, 100% Hedged
 at 4% Tracking Error
--------------------------------------------------------------------------------------------------------------------
 2:1 Leveraged Global Inflation         373,000          373,000           (5.97) 7/03         (8.30) 6/03-7/03
 indexed Bond Account with IL
 and Nominal Alpha
 Benchmark.
--------------------------------------------------------------------------------------------------------------------
 30% Impact Inflation Indexed           475,000          475,000           (2.50) 4/04            (2.50) 4/04
 Bonds and 70% Limited
 Nominal Bonds and FX
 Benchmark
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            284,000          284,000           (2.03) 4/04            (2.03) 4/04
 Nominal Bond Accounts -
 Leverage Constrained, Short
 Only ILs. Long Only Nominals
--------------------------------------------------------------------------------------------------------------------
 Global Inflation Indexed Bonds        1,080,000        1,080,000          (2.04) 4/04            (2.04) 4/04
 with Limited Nominal Bonds
--------------------------------------------------------------------------------------------------------------------


                                         Closed Accounts**
                                         -----------------


                                       Prof.         Unprof.
               Program                 Range          Range            2000            2001         2002           2003
               -------                 -----          -----            ----            ----         ----           ----
                                                                         %              %             %             %
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond-                 1              0                -             2.89         8.16            -
 Barclays IL Benchmark-                11.28%                                        (9 mos)       (7 mos)
 Currency Constrained
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond-                 1              0                -              -           13.40          5.76
 Barclays IL Benchmark-                19.93%                                                     (10 mos)       (9 mos)
 Currency Constrained, Very
 Conservative
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Linked Bonds-Normal           1              0              3.09            0.28         11.67          9.54
 100% Hedged to Swiss Franc            34.05%                         (3 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond (#3)             2              0              6.76            2.33           -             -
 with Customized Barclays             8.04% -                         (7 mos)        (3 mos)
 Inflation Linked Bond Index           10.47%
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds-                1              0                -             2.87         13.80          4.60
 Aggressive Futures Constrained        22.45%                                        (9 mos)                     (7 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds-                0              0                -             3.49         32.86         16.34
 Aggressive Currency                                                                 (10 mos)
 Constrained
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond                  0              0                -              -             -            7.35
 Account, Aggressive, 2:1                                                                                        (4 mos)
 Leveraged Global, Benchmark
 Nominal Bonds for break even
 Trading Only
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond                  0              0                -              -             -            8.08
 Account- Aggressive, 2:1                                                                                        (11 mos)
 Leveraged Global Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond                  1              0                -              -             -            9.94
 Account, Very Aggressive              21.6%                                                                     (9 mos)
 Foreign Leverage Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond                  1              0                -              -             -            3.35
 Account  Very Aggressive              24.90%                                                                    (7 mos)
 Leverage Global Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond                  0              0                -              -           2.80          11.61
 Account , Very Aggressive                                                                         (1 mo)
 Unleveraged Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 2:1 leveraged Global Inflation          0              0                -              -             -           11.37
 Indexed Bond Account with IL                                                                                    (6 mos)
 and Nominal Alpha
 Benchmark, 100% Hedged
 at 4% Tracking Error
-----------------------------------------------------------------------------------------------------------------------------
 2:1 Leveraged Global Inflation          0              0                -              -             -            2.97
 indexed Bond Account with IL                                                                                    (7 mos)
 and Nominal Alpha
 Benchmark.
-----------------------------------------------------------------------------------------------------------------------------
 30% Impact Inflation Indexed            0              0                -              -             -            0.93
 Bonds and 70% Limited                                                                                            (1 mo)
 Nominal Bonds and FX
 Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             0              0                -              -             -            1.83
 Nominal Bond Accounts -                                                                                         (6 mos)
 Leverage Constrained, Short
 Only ILs. Long Only Nominals
-----------------------------------------------------------------------------------------------------------------------------
 Global Inflation Indexed Bonds          0              0                -              -             -            0.91
 with Limited Nominal Bonds                                                                                       (1 mo)
-----------------------------------------------------------------------------------------------------------------------------


                                                  Sept
               Program                2004       2005++
               -------                ----       ------
                                        %          %
----------------------------------------------------------
 Inflation Indexed Bond-                -          -
 Barclays IL Benchmark-
 Currency Constrained
----------------------------------------------------------
 Inflation Indexed Bond-                -          -
 Barclays IL Benchmark-
 Currency Constrained, Very
 Conservative
----------------------------------------------------------
 Inflation Linked Bonds-Normal        6.01         -
 100% Hedged to Swiss Franc         (10 mos)
----------------------------------------------------------
 Inflation Indexed Bond (#3)            -          -
 with Customized Barclays
 Inflation Linked Bond Index
----------------------------------------------------------
 Inflation Indexed Bonds-               -          -
 Aggressive Futures Constrained
----------------------------------------------------------
 Inflation Indexed Bonds-             12.40       2.21
 Aggressive Currency                            (9 mos)
 Constrained
----------------------------------------------------------
 Inflation Indexed Bond               16.94       8.27
 Account, Aggressive, 2:1                       (9 mos)
 Leveraged Global, Benchmark
 Nominal Bonds for break even
 Trading Only
----------------------------------------------------------
 Inflation Indexed Bond               17.84       8.47
 Account- Aggressive, 2:1                       (9 mos)
 Leveraged Global Benchmark
----------------------------------------------------------
 Inflation Indexed Bond                            -
 Account, Very Aggressive           10.62
 Foreign Leverage Benchmark          (8 mos)
----------------------------------------------------------
 Inflation Indexed Bond               16.75       3.74
 Account  Very Aggressive                       (9 mos)
 Leverage Global Benchmark
----------------------------------------------------------
 Inflation Indexed Bond               9.24        4.54
 Account , Very Aggressive                      (9 mos)
 Unleveraged Benchmark
----------------------------------------------------------
 2:1 leveraged Global Inflation       19.13       7.00
 Indexed Bond Account with IL                   (9 mos)
 and Nominal Alpha
 Benchmark, 100% Hedged
 at 4% Tracking Error
----------------------------------------------------------
 2:1 Leveraged Global Inflation       21.73      10.00
 indexed Bond Account with IL                   (9 mos)
 and Nominal Alpha
 Benchmark.
----------------------------------------------------------
 30% Impact Inflation Indexed         8.88        4.00
 Bonds and 70% Limited                          (9 mos)
 Nominal Bonds and FX
 Benchmark
----------------------------------------------------------
 Inflation Indexed Bonds and          5.54        0.83
 Nominal Bond Accounts -                        (9 mos)
 Leverage Constrained, Short
 Only ILs. Long Only Nominals
----------------------------------------------------------
 Global Inflation Indexed Bonds       9.47        6.86
 with Limited Nominal Bonds                     (9 mos)
----------------------------------------------------------

                                                                                               Aggregate Dollars
                                                                                                in All Programs
                                                                                                 (in thousands)
                                                                                                 --------------
                                             Date          Date CTA
                                             CTA             Began          Number
                                            Began           Trading           of           Excluding        Including
               Program                     Trading          Program        Accounts        Notional          Notional
               -------                     -------          -------        --------        --------          --------

----------------------------------------------------------------------------------------------------------------------------
 Global Inflation Indexed Bonds             Jun-85          Sep-04            1           56,500,000        75,900,000
 with Nominal Bond Alpha,
 Unhedged
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          May-03            1           56,500,000        75,900,000
 Nominal Bonds Account -
 Leverage, Constrained
 with TIPS Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          Mar-04            2           56,500,000        75,900,000
 Nominal Bonds Accounts -
 TIPS Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          Mar-04            1           56,500,000        75,900,000
 Nominal Bonds Accounts -
 TIPS Benchmark, Long Only
 Physicals
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          Dec-04            1           56,500,000        75,900,000
 Nominal Bonds Accounts-
 TIPS Benchmark, Short Only
 Nominals for Break Even
----------------------------------------------------------------------------------------------------------------------------
 Global Inflation Indexed Bonds             Jun-85          Jun-04            3           56,500,000        75,900,000
 with Nominal and FX Leeway,
 Leveraged
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          Aug-97            1           56,500,000        75,900,000
 Nominal Bonds - Unleveraged
 SWGBI Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          Mar-04            2           56,500,000        75,900,000
 Nominal Bonds Accounts -
 Unleveraged, Lehman
 Aggregate Benchmark, ex-
 Japan Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          Sep-03            1           56,500,000        75,900,000
 Nominal Bonds Account-
 Unleveraged Lehman
 Aggregate Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds,                   Jun-85          Mar-04            1           56,500,000        75,900,000
 Nominal Bond Accounts and
 Short Rates - Unleveraged,
 Lehman Aggregate  Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          Apr-01            1           56,500,000        75,900,000
 Nominal Bonds- Unleveraged
 with Corporate Benchmark,
 Futures Limited
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond and                 Jun-85          Apr-01            0           56,500,000        75,900,000
 Nominal Bonds- Unleveraged
 C
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          Apr-01            1           56,500,000        75,900,000
 Nominal Bonds- Unleveraged,
 Corporate Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          Apr-01            1           56,500,000        75,900,000
 Nominal Bonds- Unleveraged
 Corporate and IL Benchmark
 Conservative
----------------------------------------------------------------------------------------------------------------------------


                                             Dollars in this
                                                 Program
                                             (in thousands)
                                             --------------

                                                                             Largest           Largest Peak-to-
                                       Excluding        Including            Monthly              Valley Draw
               Program                 Notional         Notional            Draw Down                Down
               -------                 --------         --------            ---------                ----
                                                                                %                      %
--------------------------------------------------------------------------------------------------------------------
 Global Inflation Indexed Bonds         365,000          365,000           (1.92) 5/05         (3.52) 5/05-7/05
 with Nominal Bond Alpha,
 Unhedged
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            216,000          216,000           (4.55) 7/03         (5.60) 5/03-7/03
 Nominal Bonds Account -
 Leverage, Constrained
 with TIPS Benchmark
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            375,000          375,000           (4.94) 4/04         (5.20) 3/04-4/04
 Nominal Bonds Accounts -
 TIPS Benchmark
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            742,000          742,000           (3.84) 4/04         (4.20) 3/04-4/04
 Nominal Bonds Accounts -
 TIPS Benchmark, Long Only
 Physicals
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            258,000          258,000           (1.41) 7/05         (1.45) 6/05-7/05
 Nominal Bonds Accounts-
 TIPS Benchmark, Short Only
 Nominals for Break Even
--------------------------------------------------------------------------------------------------------------------
 Global Inflation Indexed Bonds        1,163,000        1,163,000          (1.19) 7/05            (1.19) 7/05
 with Nominal and FX Leeway,
 Leveraged
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            86,000           86,000            (1.78) 4/04         (1.91) 11/01-2/02
 Nominal Bonds - Unleveraged
 SWGBI Benchmark
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            229,000          229,000           (2.22) 4/04            (2.22) 4/04
 Nominal Bonds Accounts -
 Unleveraged, Lehman
 Aggregate Benchmark, ex-
 Japan Benchmark
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            178,000          178,000           (1.92) 4/04            (1.92) 4/04
 Nominal Bonds Account-
 Unleveraged Lehman
 Aggregate Benchmark
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds,               180,000          180,000           (1.58) 4/04         (1.80) 3/04-4/04
 Nominal Bond Accounts and
 Short Rates - Unleveraged,
 Lehman Aggregate  Benchmark
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            142,000          142000            (1.91) 7/03         (2.77) 11/01-1/02
 Nominal Bonds- Unleveraged
 with Corporate Benchmark,
 Futures Limited
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond and                0                0              (2.53) 4/01         (3.03) 4/01-5/01
 Nominal Bonds- Unleveraged
 C
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            99,000           99,000            (2.52) 4/01         (3.78) 4/01-5/01
 Nominal Bonds- Unleveraged,
 Corporate Benchmark
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            175,000          175,000           (1.83) 4/04         (2.47) 11/01-1/02
 Nominal Bonds- Unleveraged
 Corporate and IL Benchmark
 Conservative
--------------------------------------------------------------------------------------------------------------------


                                         Closed Accounts**
                                         -----------------


                                       Prof.         Unprof.
               Program                 Range          Range            2000            2001         2002           2003
               -------                 -----          -----            ----            ----         ----           ----
                                                                         %              %             %             %
-----------------------------------------------------------------------------------------------------------------------------
 Global Inflation Indexed Bonds          0              0                -              -             -             -
 with Nominal Bond Alpha,
 Unhedged
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             0              0                -              -             -            1.31
 Nominal Bonds Account -                                                                                         (8 mos)
 Leverage, Constrained with
 TIPS Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             0              0                -              -             -             -
 Nominal Bonds Accounts -
 TIPS Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             0              0                -              -             -             -
 Nominal Bonds Accounts -
 TIPS Benchmark, Long Only
 Physicals
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             0              0                -              -             -             -
 Nominal Bonds Accounts-
 TIPS Benchmark, Short Only
 Nominals for Break Even
-----------------------------------------------------------------------------------------------------------------------------
 Global Inflation Indexed Bonds          0              0                -              -             -             -
 with Nominal and FX Leeway,
 Leveraged
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             4              0              11.76           5.09         15.30         12.99
 Nominal Bonds - Unleveraged          5.76% -
 SWGBI Benchmark                       14.15%
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             0              0                -              -             -             -
 Nominal Bonds Accounts -
 Unleveraged, Lehman
 Aggregate Benchmark, ex-
 Japan Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             0              0                -              -             -            5.61
 Nominal Bonds Account-                                                                                          (4 mos)
 Unleveraged Lehman
 Aggregate Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds,                0              0                -              -             -             -
 Nominal Bond Accounts and
 Short Rates - Unleveraged,
 Lehman Aggregate  Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             0              0                -             1.51         14.74         12.73
 Nominal Bonds- Unleveraged                                                          (9 mos)
 with Corporate Benchmark,
 Futures Limited
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bond and              1              0                -             1.84         15.51          0.44
 Nominal Bonds- Unleveraged            18.16%                                        (9 mos)                      (1 mo)
 C
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             0              0                -            (0.19)        15.08         13.63
 Nominal Bonds- Unleveraged,                                                         (9 mos)
 Corporate Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             0              0                -             2.77         13.76         10.59
 Nominal Bonds- Unleveraged                                                          (9 mos)
 Corporate and IL Benchmark
 Conservative
-----------------------------------------------------------------------------------------------------------------------------


                                                  Sept
               Program                2004       2005++
               -------                ----       ------
                                        %          %
----------------------------------------------------------
 Global Inflation Indexed Bonds       9.97       (0.76)
 with Nominal Bond Alpha, Unhedged   (4 mos)    (9 mos)
----------------------------------------------------------
 Inflation Indexed Bonds and          9.83        5.51
 Nominal Bonds Account -                        (9 mos)
 Leverage, Constrained
 with TIPS Benchmark
----------------------------------------------------------
 Inflation Indexed Bonds and          3.37        2.65
 Nominal Bonds Accounts -           (10 mos)    (9 mos)
 TIPS Benchmark
----------------------------------------------------------
 Inflation Indexed Bonds and          4.73        2.40
 Nominal Bonds Accounts -           (10 mos)    (9 mos)
 TIPS Benchmark, Long Only
 Physicals
----------------------------------------------------------
 Inflation Indexed Bonds and          1.09        2.26
 Nominal Bonds Accounts-             (1 mo)     (9 mos)
 TIPS Benchmark, Short Only
 Nominals for Break Even
----------------------------------------------------------
 Global Inflation Indexed Bonds       6.40        4.40
 with Nominal and FX Leeway,         (7 mos)    (9 mos)
 Leveraged
----------------------------------------------------------
 Inflation Indexed Bonds and          11.33       5.44
 Nominal Bonds - Unleveraged                    (9 mos)
 SWGBI Benchmark
----------------------------------------------------------
 Inflation Indexed Bonds and          7.06        5.83
 Nominal Bonds Accounts -           (10 mos)    (9 mos)
 Unleveraged, Lehman
 Aggregate Benchmark, ex-
 Japan Benchmark
----------------------------------------------------------
 Inflation Indexed Bonds and          10.98       5.60
 Nominal Bonds Account-                         (9 mos)
 Unleveraged Lehman
 Aggregate Benchmark
----------------------------------------------------------
 Inflation Indexed Bonds,             6.59        5.61
 Nominal Bond Accounts and          (10 mos)    (9 mos)
 Short Rates - Unleveraged,
 Lehman Aggregate  Benchmark
----------------------------------------------------------
 Inflation Indexed Bonds and          11.87       5.75
 Nominal Bonds- Unleveraged                     (9 mos)
 with Corporate Benchmark,
 Futures Limited
----------------------------------------------------------
 Inflation Indexed Bond and             -          -
 Nominal Bonds- Unleveraged
 C
----------------------------------------------------------
 Inflation Indexed Bonds and          11.71       5.58
 Nominal Bonds- Unleveraged,                    (9 mos)
 Corporate Benchmark
----------------------------------------------------------
 Inflation Indexed Bonds and          12.77       6.19
 Nominal Bonds- Unleveraged                     (9 mos)
 Corporate and IL Benchmark
 Conservative
----------------------------------------------------------

                                                                                               Aggregate Dollars
                                                                                                in All Programs
                                                                                                 (in thousands)
                                                                                                 --------------
                                             Date          Date CTA
                                             CTA             Began          Number
                                            Began           Trading           of           Excluding        Including
               Program                     Trading          Program        Accounts        Notional          Notional
               -------                     -------          -------        --------        --------          --------

----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          Apr-01            1           56,500,000        75,900,000
 Nominal Bonds- Unleveraged
 EMD Constrained, Corporate
 Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          Apr-01            1           56,500,000        75,900,000
 Nominal Bonds- Unleveraged,
 85% Corporate Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          Apr-01            1           56,500,000        75,900,000
 Nominal Bonds- Unleveraged,
 50% Australian Corporate
 Benchmark, 50% Foreign
 Government
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          Apr-01            2           56,500,000        75,900,000
 Nominal Bonds- Unleveraged
 No FX
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          Apr-01            1           56,500,000        75,900,000
 Nominal Bonds- Unleveraged ,
 Long Only EMD, 50%
 Australian Government
 Benchmark, 50%
 Foreign Government
----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and                Jun-85          Oct-04            1           56,500,000        75,900,000
 Nominal Bonds- Accounting
 Leverage Allowed
----------------------------------------------------------------------------------------------------------------------------
 Index Overlay Account                      Jun-85          Jul-98            1           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Global Tactical Asset                      Jun-85          May-99            0           56,500,000        75,900,000
 Allocation
----------------------------------------------------------------------------------------------------------------------------
 Passive U.S. Bond                          Jun-85          Feb-00            0           56,500,000        75,900,000


----------------------------------------------------------------------------------------------------------------------------
 Passive Commodity                          Jun-85          Dec-04            2           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Long-Term Emerging                         Jun-85          May-03            5           56,500,000        75,900,000
 Markets Accounts EMBI
 Global Diversified
----------------------------------------------------------------------------------------------------------------------------
 Long Term Emerging Markets,                Jun-85          Feb-04            1           56,500,000        75,900,000
 EMBI, Global Diversified,
 Expanded Alpha
----------------------------------------------------------------------------------------------------------------------------
 EUR Long-Term Emerging                     Jun-85          Dec-03            1           56,500,000        75,900,000
 Markets Accounts EMBI
 Global Diversified Hedged
----------------------------------------------------------------------------------------------------------------------------
 Long-Term Emerging Markets                 Jun-85          May-03            1           56,500,000        75,900,000
 Accounts EMBI Global
----------------------------------------------------------------------------------------------------------------------------
 Long-Term Emerging Markets                 Jun-85          May-96            2           56,500,000        75,900,000
 Accounts EMBI+
----------------------------------------------------------------------------------------------------------------------------
 Long Only Emerging Markets                 Jun-85          Dec-02            1           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Passive International Bond                 Jun-85          Nov-99            0           56,500,000        75,900,000
 Account
----------------------------------------------------------------------------------------------------------------------------


                                             Dollars in this
                                                 Program
                                             (in thousands)
                                             --------------

                                                                             Largest           Largest Peak-to-
                                       Excluding        Including            Monthly              Valley Draw
               Program                 Notional         Notional            Draw Down                Down
               -------                 --------         --------            ---------                ----
                                                                                %                      %
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            117,000          117,000           (1.79) 4/04         (3.07) 11/01-1/02
 Nominal Bonds- Unleveraged
 EMD Constrained, Corporate
 Benchmark
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            215,000          215,000           (2.06) 4/04         (2.63) 11/01-1/02
 Nominal Bonds- Unleveraged,
 85% Corporate Benchmark
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            163,000          163,000           (2.39) 4/01         (4.38) 11/01-3/02
 Nominal Bonds- Unleveraged,
 50% Australian Corporate
 Benchmark, 50% Foreign
 Government
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            518,000          518,000           (2.13) 4/01         (2.76) 4/01-5/01
 Nominal Bonds- Unleveraged
 No FX
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            175,000          175,000           (1.75) 7/03         (2.39) 11/01-1/02
 Nominal Bonds- Unleveraged,
 Long Only EMD, 50%
 Australian Government
 Benchmark, 50% Foreign
 Government
--------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and            90,000           90,000            (0.77) 7/05            (0.77) 7/05
 Nominal Bonds- Accounting
 Leverage Allowed
--------------------------------------------------------------------------------------------------------------------
 Index Overlay Account                  59,000           140,000          (15.00) 9/01         (57.41) 3/00-9/02

--------------------------------------------------------------------------------------------------------------------
 Global Tactical Asset                     0                0              (0.45) 9/02         (0.99) 11/01-9/02
 Allocation
--------------------------------------------------------------------------------------------------------------------
 Passive U.S. Bond                         0                0             (20.70) 7/03         (23.21) 6/03-7/03


--------------------------------------------------------------------------------------------------------------------
 Passive Commodity                      53,000           118,000           (6.13) 4/05         (6.23) 4/05-5/05

--------------------------------------------------------------------------------------------------------------------
 Long-Term Emerging                    1,039,000        1,039,000          (5.06) 4/04         (5.46) 4/04-5/04
 Markets Accounts EMBI
 Global Diversified
--------------------------------------------------------------------------------------------------------------------
 Long Term Emerging Markets,            44,000           44,000           (4.22) 04/04        (5.16) 04/04-05/04
 EMBI, Global Diversified,
 Expanded Alpha
--------------------------------------------------------------------------------------------------------------------
 EUR Long-Term Emerging                 115,000          115,000           (4.94) 4/04         (6.02) 4/04-5/04
 Markets Accounts EMBI
 Global Diversified Hedged
--------------------------------------------------------------------------------------------------------------------
 Long-Term Emerging Markets             168,000          168,000           (5.35) 4/04         (6.18) 4/04-5/04
 Accounts EMBI Global
--------------------------------------------------------------------------------------------------------------------
 Long-Term Emerging Markets             182,000          182,000           (5.79) 4/04         (10.49) 5/02-7/02
 Accounts EMBI+
--------------------------------------------------------------------------------------------------------------------
 Long Only Emerging Markets             242,000          242,000           (3.62) 7/03         (3.83) 4/04-5/04

--------------------------------------------------------------------------------------------------------------------
 Passive International Bond                0                0              (4.33) 4/00          (13.39) 11/99-
 Account                                                                                             10/00
--------------------------------------------------------------------------------------------------------------------


                                         Closed Accounts**
                                         -----------------


                                       Prof.         Unprof.
               Program                 Range          Range            2000            2001         2002           2003
               -------                 -----          -----            ----            ----         ----           ----
                                                                         %              %             %             %
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             0              0                -             2.10         15.01          9.17
 Nominal Bonds- Unleveraged                                                          (9 mos)
 EMD Constrained, Corporate
 Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             0              0                -             2.21         15.69         11.32
 Nominal Bonds- Unleveraged,                                                         (9 mos)
 85% Corporate Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             0              0                -             0.52         13.16         (0.99)
 Nominal Bonds- Unleveraged,                                                         (9 mos)
 50% Australian Corporate
 Benchmark, 50% Foreign
 Government
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             0              0                -             1.06         11.64          6.11
 Nominal Bonds- Unleveraged                                                          (9 mos)
 No FX
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             1,             0                -             2.42         13.20         10.07
 Nominal Bonds- Unleveraged ,          4.04%                                         (9 mos)
 Long Only EMD, 50%
 Australian Government
 Benchmark, 50%
 Foreign Government
-----------------------------------------------------------------------------------------------------------------------------
 Inflation Indexed Bonds and             0              0                -              -             -             -
 Nominal Bonds- Accounting
 Leverage Allowed
-----------------------------------------------------------------------------------------------------------------------------
 Index Overlay Account                   0              0             (15.53)        (25.83)       (21.45)        47.43

-----------------------------------------------------------------------------------------------------------------------------
 Global Tactical Asset                   0              0              0.75            0.28        (0.33)          0.43
 Allocation                                                                                                      (9 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Passive U.S. Bond                       2              0              34.35           1.92         35.45          2.12
                                      85.42%-                        (11 mos)
                                       87.70%
-----------------------------------------------------------------------------------------------------------------------------
 Passive Commodity                       0              0                -              -             -             -

-----------------------------------------------------------------------------------------------------------------------------
 Long-Term Emerging                      1              0                -              -             -           11.13
 Markets Accounts EMBI                 2.80%                                                                     (8 mos)
 Global Diversified
-----------------------------------------------------------------------------------------------------------------------------
 Long Term Emerging Markets,             0              0                -              -             -             -
 EMBI, Global Diversified,
 Expanded Alpha
-----------------------------------------------------------------------------------------------------------------------------
 EUR Long-Term Emerging                  0              0                -              -             -            2.64
 Markets Accounts EMBI                                                                                            (1 mo)
 Global Diversified Hedged
-----------------------------------------------------------------------------------------------------------------------------
 Long-Term Emerging Markets              0              0                -              -             -           11.36
 Accounts EMBI Global                                                                                            (8 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Long-Term Emerging Markets              1              0              16.46          17.26         9.72          23.51
 Accounts EMBI+                        19.94%
-----------------------------------------------------------------------------------------------------------------------------
 Long Only Emerging Markets              0              0                -              -           2.19          28.82
                                                                                                   (1 mo)
-----------------------------------------------------------------------------------------------------------------------------
 Passive International Bond              0              0             (6.89)          (0.61)          -             -
 Account                                                                             (2 mos)
-----------------------------------------------------------------------------------------------------------------------------


                                                  Sept
               Program                2004       2005++
               -------                ----       ------
                                        %          %
----------------------------------------------------------
 Inflation Indexed Bonds and          9.88        4.73
 Nominal Bonds- Unleveraged                     (9 mos)
 EMD Constrained, Corporate
 Benchmark
----------------------------------------------------------
 Inflation Indexed Bonds and          10.86       5.00
 Nominal Bonds- Unleveraged,                    (9 mos)
 85% Corporate Benchmark
----------------------------------------------------------
 Inflation Indexed Bonds and          10.58       4.57
 Nominal Bonds- Unleveraged,                    (9 mos)
 50% Australian Corporate
 Benchmark, 50% Foreign
 Government
----------------------------------------------------------
 Inflation Indexed Bonds and          10.29       7.00
 Nominal Bonds- Unleveraged                     (9 mos)
 No FX
----------------------------------------------------------
 Inflation Indexed Bonds and          11.23       5.55
 Nominal Bonds- Unleveraged ,                   (9 mos)
 Long Only EMD, 50%
 Australian Government
 Benchmark, 50%
 Foreign Government
----------------------------------------------------------
 Inflation Indexed Bonds and          3.82        4.65
 Nominal Bonds- Accounting           (3 mos)    (9 mos)
 Leverage Allowed
----------------------------------------------------------
 Index Overlay Account                20.40       5.45
                                                (9 mos)
----------------------------------------------------------
 Global Tactical Asset                  -          -
 Allocation
----------------------------------------------------------
 Passive U.S. Bond                    30.11       8.74
                                                (9 mos)

----------------------------------------------------------
 Passive Commodity                   (5.07)      25.45
                                     (1 mo)     (9 mos)
----------------------------------------------------------
 Long-Term Emerging                   11.20       9.09
 Markets Accounts EMBI                          (9 mos)
 Global Diversified
----------------------------------------------------------
 Long Term Emerging Markets,          9.73       12.65
 EMBI, Global Diversified,          (11 mos)    (9 mos)
 Expanded Alpha
----------------------------------------------------------
 EUR Long-Term Emerging               11.45       8.63
 Markets Accounts EMBI                          (9 mos)
 Global Diversified Hedged
----------------------------------------------------------
 Long-Term Emerging Markets           13.97       9.41
 Accounts EMBI Global                           (9 mos)
----------------------------------------------------------
 Long-Term Emerging Markets           11.76       6.71
 Accounts EMBI+                                 (9 mos)
----------------------------------------------------------
 Long Only Emerging Markets           15.09       9.44
                                                (6 mos)
----------------------------------------------------------
 Passive International Bond             -          -
 Account
----------------------------------------------------------

                                                                                               Aggregate Dollars
                                                                                                in All Programs
                                                                                                 (in thousands)
                                                                                                 --------------
                                             Date          Date CTA
                                             CTA             Began          Number
                                            Began           Trading           of           Excluding        Including
               Program                     Trading          Program        Accounts        Notional          Notional
               -------                     -------          -------        --------        --------          --------

----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency No                Jun-85          Feb-98            1           56,500,000        75,900,000
 Emerging Market Debt (Non-
 US Unhedged Custom
 Benchmark)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency with              Jun-85          Jun-05            1           56,500,000        75,900,000
 Emerging Market Debt, (Non-
 US Unhedged Custom
 Benchmark)
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                   Jun-85          Mar-04            1           56,500,000        75,900,000
 Only, No Benchmark
----------------------------------------------------------------------------------------------------------------------------
 Passive, Bond Only All-                    Jun-85          Aug-03            1           56,500,000        75,900,000
 Weather
----------------------------------------------------------------------------------------------------------------------------
 Very Constrained, Active, Bond             Jun-85          Dec-03            1           56,500,000        75,900,000
 and Commodity All Weather
----------------------------------------------------------------------------------------------------------------------------
 All Weather, Passive Only, Ex              Jun 85          July 05           2           56,500,000        75,900,000
 Corp and Mortgages
----------------------------------------------------------------------------------------------------------------------------
 All Weather, Passive Only,                 Jun-85          May-05            1           56,500,000        75,900,000
 Leveraged Constrained
----------------------------------------------------------------------------------------------------------------------------
 All Weather and Low Volatility,            Jun-85          Feb-04            1           56,500,000        75,900,000
 Pure Alpha
----------------------------------------------------------------------------------------------------------------------------
 All Weather and Pure Alpha at              Jun-85          Apr-05            1           56,500,000        75,900,000
 4.5%
----------------------------------------------------------------------------------------------------------------------------
 All Weather and Pure Alpha at              Jun-85          Jan-04            1           56,500,000        75,900,000
 6%
----------------------------------------------------------------------------------------------------------------------------
 All Weather and Pure Alpha at              Jun-85          Dec-04            1           56,500,000        75,900,000
 10%, USD
----------------------------------------------------------------------------------------------------------------------------
 All Weather and Pure Alpha at              Jun-85          Apr-05            1           56,500,000        75,900,000
 12%
----------------------------------------------------------------------------------------------------------------------------
 All Weather at 10%, AUD                    Jun-85          Nov-04            1           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Passive UK Fixed Income                    Jun-85          Jan-02            0           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Customized UK Long Bond Passive            Jun-85          Nov-03            1           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Passive Replication of Lehman              Jun 85          Sept 05           1           56,500,000        75,900,000
 Global Aggregate International
 Corporate Bonds
----------------------------------------------------------------------------------------------------------------------------
 Passive Replication of Lehman              Jun 85          Sept 05           1           56,500,000        75,900,000
 Global Aggregate US Corporate
 Bonds
----------------------------------------------------------------------------------------------------------------------------
 Options Strategy                           Jun-85          May-04            1           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Equity Strategy                            Jun-85          Aug-04            1           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------
 Passive SP500 Equity Strategy              Jun-85          Jan-05            1           56,500,000        75,900,000

----------------------------------------------------------------------------------------------------------------------------


                                             Dollars in this
                                                 Program
                                             (in thousands)
                                             --------------

                                                                             Largest           Largest Peak-to-
                                       Excluding        Including            Monthly              Valley Draw
               Program                 Notional         Notional            Draw Down                Down
               -------                 --------         --------            ---------                ----
                                                                                %                      %
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency No            79,000           379,000           (3.53) 3/01         (7.28) 8/00-6/01
 Emerging Market Debt (Non-
 US Unhedged Custom
 Benchmark)
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency with          48,000           48,000            (1.65) 7/05         (2.32) 6/05-9/05
 Emerging Market Debt, (Non-
 US Unhedged Custom
 Benchmark)
--------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                1,000           776,000             (0.25)                 (0.60)
 Only, No Benchmark                                                           8/05                 5/05-8/05
--------------------------------------------------------------------------------------------------------------------
 Passive, Bond Only All-                231,000          231,000           (3.75) 9/03         (8.29) 9/03-12/03
 Weather
--------------------------------------------------------------------------------------------------------------------
 Very Constrained, Active, Bond         918,000          918,000           (1.10) 4/04            (1.10) 4/04
 and Commodity All Weather
--------------------------------------------------------------------------------------------------------------------
 All Weather, Passive Only, Ex          341,000          728,000              None                   None
 Corp and Mortgages
--------------------------------------------------------------------------------------------------------------------
 All Weather, Passive Only,             267,000          267,000              None                   None
 Leveraged Constrained
--------------------------------------------------------------------------------------------------------------------
 All Weather and Low Volatility,        622,000          622,000           (4.46) 4/04            (4.46) 4/04
 Pure Alpha
--------------------------------------------------------------------------------------------------------------------
 All Weather and Pure Alpha at          712,000          712,000           (0.54) 7/05            (0.54) 7/05
 4.5%
--------------------------------------------------------------------------------------------------------------------
 All Weather and Pure Alpha at          241,000          241,000           (6.14) 4/04            (6.14) 4/04
 6%
--------------------------------------------------------------------------------------------------------------------
 All Weather and Pure Alpha at          110,000          110,000           (1.07) 9/05            (1.07) 9/05
 10%, USD
--------------------------------------------------------------------------------------------------------------------
 All Weather and Pure Alpha at          153,000          153,000           (2.98) 7/05            (2.98) 7/05
 12%
--------------------------------------------------------------------------------------------------------------------
 All Weather at 10%, AUD                719,000          719,000           (0.40) 9/05            (0.40) 9/05

--------------------------------------------------------------------------------------------------------------------
 Passive UK Fixed Income                   0                0              (7.19) 3/02         (8.70) 2/02-3/02

--------------------------------------------------------------------------------------------------------------------
 Customized UK Long Bond Passive        21,000           162,000           (4.00) 4/04         (6.53) 4/04-5/04

--------------------------------------------------------------------------------------------------------------------
 Passive Replication of Lehman          524,000          524,000           (0.20) 9/05            (0.20) 9/05
 Global Aggregate International
 Corporate Bonds
--------------------------------------------------------------------------------------------------------------------
 Passive Replication of Lehman         1,289,000        1,289,000          (1.63) 9/05            (1.63) 9/05
 Global Aggregate US Corporate
 Bonds
--------------------------------------------------------------------------------------------------------------------
 Options Strategy                       173,000          173,000           (1.17) 8/04         (2.78) 7/04- 4/05

--------------------------------------------------------------------------------------------------------------------
 Equity Strategy                        397,000          397,000           (0.56) 9/05         (1.05) 7/05-9/05

--------------------------------------------------------------------------------------------------------------------
 Passive SP500 Equity Strategy          35,000           35,000            (3.05) 8/05         (3.68) 3/05-4/05

--------------------------------------------------------------------------------------------------------------------


                                         Closed Accounts**
                                         -----------------


                                       Prof.         Unprof.
               Program                 Range          Range            2000            2001         2002           2003
               -------                 -----          -----            ----            ----         ----           ----
                                                                         %              %             %             %
----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency No             0              0              2.35           (3.31)        21.73         15.68
 Emerging Market Debt (Non-
 US Unhedged Custom
 Benchmark)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency with           0              0                -              -             -             -
 Emerging Market Debt, (Non-
 US Unhedged Custom
 Benchmark)
-----------------------------------------------------------------------------------------------------------------------------
 Global Bond and Currency                0              0                -              -             -             -
 Only, No Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 Passive, Bond Only All-                 0              0                -              -             -           (4.93)
 Weather                                                                                                         (5 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Very Constrained, Active, Bond          0              0                -              -             -            0.58
 and Commodity All Weather                                                                                        (1 mo)
-----------------------------------------------------------------------------------------------------------------------------
 All Weather, Passive Only, Ex           0              0                -              -             -             -
 Corp and Mortgages
-----------------------------------------------------------------------------------------------------------------------------
 All Weather, Passive Only,              0              0                -              -             -             -
 Leveraged Constrained
-----------------------------------------------------------------------------------------------------------------------------
 All Weather and Low Volatility,         0              0                -              -             -             -
 Pure Alpha
-----------------------------------------------------------------------------------------------------------------------------
 All Weather and Pure Alpha at           0              0                -              -             -             -
 4.5%
-----------------------------------------------------------------------------------------------------------------------------
 All Weather and Pure Alpha at           0              0                -              -             -             -
 6%
-----------------------------------------------------------------------------------------------------------------------------
 All Weather and Pure Alpha at           0              0                -              -             -             -
 10%, USD
-----------------------------------------------------------------------------------------------------------------------------
 All Weather and Pure Alpha at           0              0                -              -             -             -
 12%
-----------------------------------------------------------------------------------------------------------------------------
 All Weather at 10%, AUD                 0              0                -              -             -             -

-----------------------------------------------------------------------------------------------------------------------------
 Passive UK Fixed Income                 1              0                -              -           25.52         10.20
                                       38.32%                                                                    (5 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Customized UK Long Bond Passive         0              0                -              -             -            6.96
                                                                                                                 (2 mos)
-----------------------------------------------------------------------------------------------------------------------------
 Passive Replication of Lehman           0              0                -              -             -             -
 Global Aggregate International
 Corporate Bonds
-----------------------------------------------------------------------------------------------------------------------------
 Passive Replication of Lehman           0              0                -              -             -             -
 Global Aggregate US Corporate
 Bonds
-----------------------------------------------------------------------------------------------------------------------------
 Options Strategy                        0              0                -              -             -             -

-----------------------------------------------------------------------------------------------------------------------------
 Equity Strategy                         0              0                -              -             -             -

-----------------------------------------------------------------------------------------------------------------------------
 Passive SP500 Equity Strategy           0              0                -              -             -             -

-----------------------------------------------------------------------------------------------------------------------------


                                                  Sept
               Program                2004       2005++
               -------                ----       ------
                                        %          %
----------------------------------------------------------
 Global Bond and Currency No          10.78      (6.82)
 Emerging Market Debt (Non-                     (9 mos)
 US Unhedged Custom
 Benchmark)
----------------------------------------------------------
 Global Bond and Currency with          -        (2.32)
 Emerging Market Debt, (Non-                    (4 mos)
 US Unhedged Custom
 Benchmark)
----------------------------------------------------------
 Global Bond and Currency             0.34       (0.21)
 Only, No Benchmark                 (10 mos)    (9 mos)
----------------------------------------------------------
 Passive, Bond Only All-              1.82        8.28
 Weather                                        (9 mos)
----------------------------------------------------------
 Very Constrained, Active, Bond       12.72       8.64
 and Commodity All Weather                      (9 mos)
----------------------------------------------------------
 All Weather, Passive Only, Ex          -         4.04
 Corp and Mortgages                             (3 mos)
----------------------------------------------------------
 All Weather, Passive Only,             -         6.62
 Leveraged Constrained                          (5 mos)
----------------------------------------------------------
 All Weather and Low Volatility,      13.23       9.93
 Pure Alpha                         (11 mos)    (9 mos)
----------------------------------------------------------
 All Weather and Pure Alpha at          -         6.82
 4.5%                                           (6 mos)
----------------------------------------------------------
 All Weather and Pure Alpha at        20.19      10.84
 6%                                             (9 mos)
----------------------------------------------------------
 All Weather and Pure Alpha at        2.69        7.14
 10%, USD                            (1 mo)     (9 mos)
----------------------------------------------------------
 All Weather and Pure Alpha at          -         9.20
 12%                                            (6 mos)
----------------------------------------------------------
 All Weather at 10%, AUD              4.66       14.80
                                     (2 mos)    (9 mos)
----------------------------------------------------------
 Passive UK Fixed Income                -          -

----------------------------------------------------------
 Customized UK Long Bond Passive      7.50        4.98
                                                (9 mos)
----------------------------------------------------------
 Passive Replication of Lehman          -        (0.20)
 Global Aggregate International                  (1 mo)
 Corporate Bonds
----------------------------------------------------------
 Passive Replication of Lehman          -        (1.63)
 Global Aggregate US Corporate                   (1 mo)
 Bonds
----------------------------------------------------------
 Options Strategy                    (1.32)       0.73
                                     (8 mos)    (9 mos)
----------------------------------------------------------
 Equity Strategy                      0.53        2.98
                                     (5 mos)    (9 mos)
----------------------------------------------------------
 Passive SP500 Equity Strategy          -         5.73
                                                (9 mos)
----------------------------------------------------------



----------------------------

      * The programs listed in the above capsule and noted with + are based on the fully funded subset method for computing the rate of return. The monthly rates of return for accounts excluded from the fully funded subset, that is those which are partially funded, will often be different from the rate of return for the fully funded subset. Accounts not included in the fully funded subset for any particular period may include: accounts opened or closed during the period;

            accounts which have material additions or withdrawals during the period; and the accounts which are being phased into the program and, consequently, do not have a complete set of positions that the other accounts in the program have. The rates of return for these excluded accounts may be significantly higher or lower than the rate of return for the fully funded subset.

      ** The Range with respect to both profitable and unprofitable accounts reflects the range of returns experienced by both profitable and unprofitable closed accounts during the period January 2000 to September 2005.

      ++ The performance numbers provided are as of September 2005 due to the unavailability of performance numbers for October 2005 at the time of compilation of these materials.

                          EAGLE TRADING SYSTEMS INC.


    Eagle Trading Systems Inc. ("Eagle") is a Delaware corporation formed in May, 1993 to provide commodity trading advisory services to selected clients. Eagle has been registered with the Commodity Future Trading Commission ("CFTC") as a commodity pool operator and commodity trading advisor ("CTA") and has been a member of the NFA since June 22, 1993. All of Eagle's stock is owned by Liora and Menachem Sternberg, who are directors of Eagle. Eagle acquired all right, title and interest in the Eagle systems as of March 31, 1993 and continues the systematic advisory services, pursuant to the Eagle systems, previously provided by Tiverton Trading Incorporated ("Tiverton") whose principal is unrelated to Eagle. Eagle has been independently responsible for the operation of the Eagle systems since August 1, 1993.

    Eagle trades its Eagle Momentum Program for WMT III Series I/J Trading Vehicle LLC as described below. For past performance of Eagle, see pages 68-71.


    Menachem Sternberg is the Chairman of the Board and Chief Executive Officer of Eagle. He has been a principal, associated person and NFA associate member of Eagle since March 10, 1997, April 7, 1997 and February 14, 1997, respectively. Prior to joining Eagle in January 1997, Mr. Sternberg was a Senior Vice President and senior trader at Caxton Corporation, ("Caxton"), and since July 1995, also was a principal of Caxton Associates L.L.C. Caxton is a New York based money management firm investing in the foreign exchange, global financial, and commodities markets.

    Prior to joining Caxton in 1992, Mr. Sternberg was the President and a director of Tiverton, a registered commodity trading advisor. From August 1989 to December 1991, Mr. Sternberg also was a Managing Director of Global Research and Trading Ltd., a corporation engaged in the research and development of trading and investment strategies in the futures, forward and option markets. Prior thereto, Mr. Sternberg was employed by Commodities Corporation, (U.S.A.) from 1979 until December 31, 1989, first as a research consultant and subsequently as a First Vice President of CC (U.S.A.). In 1986, he became an employee of Tiverton in addition to his employment at CC (U.S.A.). Prior to joining CC (U.S.A.), Mr. Sternberg was a systems analyst.

    Mr. Sternberg received a B.A. cum laude from Tel Aviv University and a Ph.D. in Economics from Princeton University. His doctoral dissertation, entitled "Uncertainty and the Use of Forward Contracts", dealt with theoretical issues concerning hedging and market behavior. In addition to his involvement in global financial markets, Mr. Sternberg has advised governmental and corporate clients as an economic consultant, and has authored numerous research and academic papers. He also has served on the faculty of Ben Gurion University and as a visiting scholar at Princeton University.


    Liora Sternberg is the President and a Director of Eagle. She has been a principal, associated person of Eagle since June 22, 1993. Mrs. Sternberg has been involved in the computer industry since 1977. Starting in October 1982, she was employed by Menorah Insurance Company Ltd. as a system analyst, in charge of designing financial applications. From January 1984 until January 1992, she was managing the General Insurance computer applications department. Mrs. Sternberg initiated and supervised the development and implementation of a wide range of computer support systems, both at the management and operational levels. Her position required involvement in key management and business decisions of the company. Starting in January 1992, Mrs. Sternberg devoted her time to the study of financial markets and the design of computerized trading systems. In May 1993, Mrs. Sternberg formed and became the President of Eagle. Mrs. Sternberg received a BA in Computer Science and Philosophy from Bar Ilan University in 1982.

    Eileen McFarlane is the Chief Financial Officer and Chief Operating Officer of Eagle, is a member of the NFA, and is registered as an associated person and as a principal of Eagle since August 5, 2003 and September 7, 2005, respectively. Ms. McFarlane is a CPA, and prior to joining Eagle in May 2003, was employed in public accounting practice for over fifteen years. Ms. McFarlane was employed by Wilkin & Guttenplan, PC from May 1988 through November 2001 and by WithumSmith+Brown, PC from November 2001 to May 2003. Throughout her tenure in public accounting practice, Ms. McFarlane provided audit, accounting, consulting and tax services to clients in a variety of industries. Ms. McFarlane received a BS degree in accounting with highest distinction from Rutgers University in 1988.


    There have never been any civil, criminal or administrative actions against Eagle or its principals.


                               TRADING APPROACH


       Systematic Trading Approach

    Eagle is offering clients advisory services pursuant to a systematic, model driven, trading approach. The approach is designed to capture and participate in trading opportunities and structural changes in the markets. The systematic trading approach is designed to identify and participate in intermediate and long term price changes in markets. Systematization of strict trading rules is used to incorporate money management principles and volatility adjustment features. Decisions to initiate or liquidate positions are dependent upon computer-generated signals which are based on mathematical analysis of closing market prices and the incorporation of predetermined risk parameters. Volatility adjustment features are designed to trigger profit-taking decisions and to adjust participation in markets which exhibit excessive volatility.


      Trading Programs

    Eagle's systematic trading approach has served as a conceptual framework for the development of its trading programs. Each system is based on defining the market structures and situations it attempts to capture by formulation of trading rules that will best achieve its goals. These goals are then analyzed with the use of substantial market data to confirm that the rules can be consistently applied in actual trading. Once the systems are used in actual trading, they are constantly monitored and the trading rules are reevaluated to identify any need for refinements or modifications. The systems are designed to trade on a fully invested basis in markets exhibiting price behavior which correspond to the market structure and situations they attempt to achieve, while avoiding markets characterized by excessive volatility or sharp price corrections. Sharp price corrections or high volatility will generally trigger a scale down or even complete liquidation of positions.


    Eagle's trading programs incorporate the trading concepts embedded in its systematic trading approach.



    Eagle Momentum Program
    ----------------------

    The Eagle Momentum Program ("EMP") is a computerized, technical trading system developed, based on Eagle's extensive experience in observing and trading the global futures markets, to capture short and intermediate term trading opportunities in markets that exhibit strong price momentum. The current environment for each market is evaluated, based on its recent trading range, volatility, and overall price behavior. The trading program utilizes trading rules which are based on pattern recognition and money management techniques on both the individual market and portfolio levels. EMP's discipline in evaluating market behavior and the attention given to market volatility as well as its risk control tend to screen participation to markets which provide good risk to reward potential. EMP will primarily be involved in markets that exhibit a rapid move away from the current trading range and exit quickly when the momentum fades. This exit strategy attempts to dynamically adjust exposure before major corrections occur, thus capturing the lion's share of the profits.

    The adoption of the trading philosophy to a computerized trading system was done by applying rule based techniques to confirm the trading concept over an extensive body of historical market data and by constantly monitoring and reevaluating the rules in actual trading. The program currently covers 30 commodities, currencies, stock indices and global fixed income markets.


    Set forth is a list of the futures markets which the Eagle Momentum program currently tracks and in which it may trade. Eagle in its sole discretion reserves the right to change the markets and exchanges in which it trades. The following parenthetical numbers reflect the approximate sector allocations of the EMP as of October 31, 2005. Due to the short to intermediate nature of EMP, positions and sector allocations can change considerably from one month to another.




STOCK INDICES         33%                 ENERGY              17%


DAX                   EUREX               Crude Oil           NYM
S&P                   CME                 Unleaded Gas        NYM
Nasdaq 100            CME                 Natural Gas         NYM
Hang Seng             HKFE                Heating Oil         NYM
Taiwan Index          SIMEX
NIKKEI                OSE (SIMEX)

FOREIGN FINANCIAL INSTRUMENTS 17%         CURRENCIES          17%
German Bund           EUREX               Euro Currency       IMM
German Bobl           EUREX               Japanese Yen        IMM
Gilt                  LIFFE               Swiss Franc         IMM

JGB                   TSE                 Canadian Dollar     IMM
Aussie 10yr Bond      SFE                 Australian Dollar   IMM
                                          Mexican Peso        IMM
                                          British Pounds      IMM




US FINANCIAL INSTRUMENTS  0%
10 Year Treasury Notes   CBT
5 Year Treasury Notes    CBT                METALS             16%
                                            Aluminum           LME
                                            Copper             LME
                                            Gold               NYM

GRAINS                   0%
Soybeans                 CBT
Corn                     CBT
Wheat                    CBT

    Eagle trades the Eagle Momentum Program on behalf of the Trust. Trading for clients pursuant to the Eagle Momentum Program commenced in October 2003 and is detailed in Capsule A. Prior to October 2003, Eagle's proprietary assets were traded under the Eagle Momentum Program. Complete performance results for this program are shown on pages 155-156 of Part Two Statement of Additional Information.


    Trading pursuant to the Eagle-Global System commenced in August 1995 and is detailed in Capsule B. Trading pursuant to the Eagle Yield Enhancement program commenced in August 2000 and is detailed in Capsule C. Eagle commenced exclusive management of client's accounts pursuant to the Eagle System in August 1993 and is detailed in Capsule D. Trading for clients pursuant to the Eagle Matrix commenced in October 2003 and is detailed in Capsule E. Trading for clients pursuant to the Eagle Risk Allocation Program commenced in June 2004 and is detailed in Capsule F.

    Each of the Capsules represents composite performance for all accounts managed pursuant to a specific Trading Program and therefore, does not reflect (except when the Capsule covers one account) the actual performance of any one of the accounts. Within each Trading Program all of the accounts were traded pursuant to the same signals generated by the Trading Program. The material differences between and among such accounts and their relative performance are caused by the size of each account, its use of notional funds, the number of contracts traded by the account, the date each account started trading, the brokerage commission rates charged, and the management and incentive fees paid by the account. The Capsules do not include proprietary, experimental or customized accounts.

    Through March 2004, the rates of return set forth below in Capsules A, B, D and E are based on the fully-funded subset of Eagle's accounts managed pursuant to the Trading Program as detailed in CFTC advisory 93-13. This means that (i) Eagle Trading is managing some accounts which are fully-funded and others which are funded at less than 100%, but only fully-funded accounts are shown; (ii) the value of the Fully-Funded accounts included in the subset constitutes at least 10% of the cash and other margin qualifying assets ("Actual Funds") plus the amount by which the account's trading level exceeds the Actual Funds ("Nominal Account Size"); and (iii) there are no material differences in the gross trading profit (loss) between the Fully-Funded subset and the Nominal Account Size. Starting April 2004, pursuant to NFA Compliance Rule 2-34, rates of return calculated for all accounts include notional funding.

    Capsule C sets forth actual monthly rate of return of Eagle Yield Enhancement from August 2000 based on Nominal Account size. This information is based on the actual trading of client accounts which were funded at various levels (5% - 100%) of Nominal Account size.

    The rates of return shown in Capsule C are those of the Yield Enhancement Program, and include partial interest income, reflecting actual interest received on the cash in the accounts. For fully-funded accounts, rates of return will be higher than those shown in Capsule C reflecting the interest earned on the full value of such accounts.

Eagle Momentum Program  (Capsule A)


      Eagle trades this program on behalf of the Trust. The following summary performance information and chart present the composite results (unless otherwise noted) of the Eagle Momentum Program for the period from October 2003 through October 2005.

                   Name of CTA: Eagle Trading Systems, Inc.
                    Name of program: Eagle Momentum Program
            Inception of client account trading by CTA: August 1993
         Inception of client account trading in program: October 2003
                          Number of open accounts: 6
      Aggregate assets overall excluding "notional" equity: $732,670,571
     Aggregate assets overall including "notional" equity: $1,115,279,298 Aggregate assets in program excluding "notional" equity: $34,332,375 Aggregate assets in program including "notional" equity: $54,419,370
           Largest monthly drawdown (of an account): (9.96)% (01/05) Largest peak-to-valley drawdown (of an account): (16.76)% (12/04-04/05)
         Number of profitable accounts that have opened and closed: 1
          Range of returns experienced by profitable accounts: 11.43%
        Number of unprofitable accounts that have opened and closed: 1
        Range of returns experienced by unprofitable accounts: (12.12)%

------------------------------------------------------------------------------------
Monthly Rate of   2000(%)     2001(%)    2002(%)     2003(%)    2004(%)    2005(%)
Return
------------------------------------------------------------------------------------
January             --         --          --         --       (0.64)%    (9.32)%
------------------------------------------------------------------------------------
February            --         --          --         --        3.12%     (5.22)%
------------------------------------------------------------------------------------
March               --         --          --         --       (1.40)%     2.09%
------------------------------------------------------------------------------------
April               --         --          --         --       (2.57)%    (6.48)%
------------------------------------------------------------------------------------
May                 --         --          --         --       (0.59)%     3.09%
------------------------------------------------------------------------------------
June                --         --          --         --       (5.82)%     0.38%
------------------------------------------------------------------------------------
July                --         --          --         --        0.74%      7.40%
------------------------------------------------------------------------------------
August              --         --          --         --        1.19%      8.78%
------------------------------------------------------------------------------------
September           --         --          --         --        6.90%     (8.43)%
------------------------------------------------------------------------------------
October             --         --          --        1.56%     (4.41)%     4.02%
------------------------------------------------------------------------------------
November            --         --          --       (0.43)%     11.37%
------------------------------------------------------------------------------------
December            --         --          --        3.91%     (2.16%)
------------------------------------------------------------------------------------
Compound Rate       --         --          --        5.08%      4.60%     (5.51)%
of Return                                         (3 months)            (10 months)
------------------------------------------------------------------------------------




       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


              See Notes to Performance Information on page 33-35.

Eagle Global System (Capsule B)


      The following summary performance information presents the composite results of the Eagle Global System for the period from January 2000 through October 2005.

                   Name of CTA: Eagle Trading Systems, Inc.
                     Name of program: Eagle Global System
            Inception of client account trading by CTA: August 1993
          Inception of client account trading in program: August 1995
                          Number of open accounts: 3
      Aggregate assets overall excluding "notional" equity: $732,670,571
     Aggregate assets overall including "notional" equity: $1,115,279,298 Aggregate assets in program excluding "notional" equity: $272,479,055 Aggregate assets in program including "notional" equity: $284,767,021
                   Largest monthly drawdown: (14.86)% (4/01)
           Largest peak-to-valley drawdown: (32.08)% (11/03/-09/04)
         Number of profitable accounts that have opened and closed: 15
     Range of returns experienced by profitable accounts: 0.88% to 190.05%
        Number of unprofitable accounts that have opened and closed: 8
  Range of returns experienced by unprofitable accounts: (2.05)% to (29.71)%
               2005 compound rate of return: 11.15% (10 months)
                    2004 compound rate of return: (19.69)%
                     2003 compound rate of return: 28.00%
                     2002 compound rate of return: 23.35%
                      2001 compound rate of return: 9.15%
                     2000 compound rate of return: (1.87)%


Eagle Yield Enhancement (Capsule C)


      The following summary performance information presents the composite results of the Eagle Yield Enhancement for the period from August 2000 through October 2005.

                   Name of CTA: Eagle Trading Systems, Inc.
                   Name of program: Eagle Yield Enhancement
            Inception of client account trading by CTA: August 1993
          Inception of client account trading in program: August 2000
                          Number of open accounts: 11
      Aggregate assets overall excluding "notional" equity: $732,670,571
     Aggregate assets overall including "notional" equity: $1,115,279,298 Aggregate assets in program excluding "notional" equity: $342,910,602 Aggregate assets in program including "notional" equity: $658,170,786
                   Largest monthly drawdown: (3.91)% (04/04)
            Largest peak-to-valley drawdown: (11.37)% (06/03-09/04)
         Number of profitable accounts that have opened and closed: 5
     Range of returns experienced by profitable accounts: 0.31% to 15.20%
        Number of unprofitable accounts that have opened and closed: 20
  Range of returns experienced by unprofitable accounts: (1.24) % to (12.95)%
                2005 compound rate of return: 5.81% (10 months)
                     2004 compound rate of return: (1.46)%
                     2003 compound rate of return: (3.82)%
                     2002 compound rate of return: 12.64%
                     2001 compound rate of return: 12.72%
                2000 compound rate of return: 11.28% (5 months)


 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
  ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS PAGE.

Eagle System (Capsule D)


      The following summary performance information presents the composite results of the Eagle System for the period from January 2000 through October 2005.

                   Name of CTA: Eagle Trading Systems, Inc.
                         Name of program: Eagle System
            Inception of client account trading by CTA: August 1993
          Inception of client account trading in program: August 1993
                          Number of open accounts: 2
      Aggregate assets overall excluding "notional" equity: $732,670,571
     Aggregate assets overall including "notional" equity: $1,115,279,298 Aggregate assets in program excluding "notional" equity: $50,219,410 Aggregate assets in program including "notional" equity: $50,219,410
                  Largest monthly drawdown: (15.49)% (04/01)
            Largest peak-to-valley drawdown: (37.75)% (11/03-09/04)
         Number of profitable accounts that have opened and closed: 16
    Range of returns experienced by profitable accounts: 9.09% to 1085.40%
        Number of unprofitable accounts that have opened and closed: 1
        Range of returns experienced by unprofitable accounts: (12.89)%
                2005 compound rate of return: 4.44% (10 months)
                    2004 compound rate of return: (24.65)%
                     2003 compound rate of return: 26.45%
                     2002 compound rate of return: 36.48%
                      2001 compound rate of return: 6.27%
                     2000 compound rate of return: (2.53)%


Eagle Matrix (Capsule E)


      The following summary performance information presents the composite results of the Eagle Matrix for the period from October 2003 through October 2005.

                   Name of CTA: Eagle Trading Systems, Inc.
                         Name of program: Eagle Matrix
            Inception of client account trading by CTA: August 1993
         Inception of client account trading in program: October 2003
                          Number of open accounts: 1
      Aggregate assets overall excluding "notional" equity: $732,670,571
     Aggregate assets overall including "notional" equity: $1,115,279,298 Aggregate assets in program excluding "notional" equity: $21,219,633 Aggregate assets in program including "notional" equity: $21,219,633
                   Largest monthly drawdown: (6.70)% (4/04)
            Largest peak-to-valley drawdown: (17.07)% (10/03-07/04)
         Number of profitable accounts that have opened and closed: 2
      Range of returns experienced by profitable accounts: 2.90% to 4.30%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
               2005 compound rate of return: 11.23% (10 months)
                     2004 compound rate of return: (4.10)%
               2003 compound rate of return: (5.17)% (3 months)
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A



 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
  ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS PAGE.

Eagle Risk Allocation (Capsule F)


      The following summary performance information presents the composite results of the Eagle Risk Allocation for the period from June 2004 to October 2005.

                   Name of CTA: Eagle Trading Systems, Inc.
                    Name of program: Eagle Risk Allocation
            Inception of client account trading by CTA: August 1993
           Inception of client account trading in program: June 2004
                          Number of open accounts: 2
      Aggregate assets overall excluding "notional" equity: $732,670,571
     Aggregate assets overall including "notional" equity: $1,115,279,298 Aggregate assets in program excluding "notional" equity: $11,509,496 Aggregate assets in program including "notional" equity: $46,483,078
                   Largest monthly drawdown: (5.48)% (04/05)
               Largest peak-to-valley drawdown: (5.48)% (04/05)
         Number of profitable accounts that have opened and closed: 1
          Range of returns experienced by profitable accounts: 18.29%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
               2005 compound rate of return: 19.14% (10 months)
                2004 compound rate of return: 7.75% (7 months)
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A



 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
   ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM ON THIS PAGE

                                USE OF PROCEEDS

    The proceeds of the offering of the Units are used by each Series to engage in the speculative trading on futures, forward, options and related markets through allocating such proceeds to the applicable Advisor.

    To the extent a Series trades in futures contracts on U.S. exchanges, the assets deposited by the Series with its Clearing Brokers as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments -- principally U.S. government obligations.

    To the extent that a Series trades in futures, forward, options and related contracts on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of "customer segregated funds," although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in "customer segregated fund accounts."


    As of the date of this Prospectus, the Trust places 100% of the Net Asset Value of each Series in segregated accounts in the name of the Trust on behalf of each Series with the Clearing Broker or another eligible financial institution in the form of cash or U.S. Treasury bills to margin positions of all commodities combined. Such funds are segregated pursuant to CFTC rules.

    The Managing Owner, a registered commodity pool operator, will be responsible for the cash management activities of the Trust, including investing in U.S. Treasury and U.S. Government Agencies issues.


    In addition, assets of each Series not required to margin positions may be maintained in United States bank accounts opened in the name of the Trust and may be held in U.S. Treasury bills (or other securities approved by the CFTC for investment of customer funds).

    Each Series receives 100% of the interest income earned on its assets.

                                  Summary of Fees and Charges; "Breakeven Table"
-------------------- ----------------------------------------------------------------------------------------------
                                                                                    Amount of Expenses
-------------------- ----------------------------------------------------------------------------------------------
                           Series G         Series G            Series H          Series H            Series I
                           Class I         Class II(2)          Class I          Class II(2)          Class I
-------------------- ------------------ ----------------- ------------------ ------------------ ------------------
Expense(1)               $         %        $        %        $         %         $        %        $          %
-------------------- --------- -------- -------- -------- --------- -------- --------- -------- --------- --------
Managing Owner            $25    0.50%       $25    0.50%       $25    0.50%       $25    0.50%      $25     0.50%
  Management Fee
-------------------- --------- -------- -------- -------- --------- -------- --------- -------- --------- --------
Advisor's Base Fee       $125    2.50%      $125    2.50%      $150    3.00%      $150    3.00%     $100     2.00%
-------------------- --------- -------- -------- -------- --------- -------- --------- -------- --------- --------
Advisor's
  Incentive Fee(3)     $37.50    0.75%    $12.50    0.25%    $37.50    0.75%    $12.50    0.25%   $37.50     0.75%
-------------------- --------- -------- -------- -------- --------- -------- --------- -------- --------- --------
Service Fee
  Reimbursement(4)       $100    2.00%       N/A      N/A      $100    2.00%       N/A      N/A     $100     2.00%
-------------------- --------- -------- -------- -------- --------- -------- --------- -------- --------- --------
Sales
  Commission(5)           $50    1.00%       $50    1.00%       $50    1.00%       $50    1.00%      $50     1.00%
-------------------- --------- -------- -------- -------- --------- -------- --------- -------- --------- --------
Administrative
  Expense(6)              $25    0.50%       $25    0.50%       $25    0.50%       $25    0.50%      $25     0.50%
-------------------- --------- -------- -------- -------- --------- -------- --------- -------- --------- --------
Organization and
  Offering
  Expense
  Reimbursement(6)        $25    0.50%       $25    0.50%       $25    0.50%       $25    0.50%      $25     0.50%
-------------------- --------- -------- -------- -------- --------- -------- --------- -------- --------- --------
Brokerage
  Commissions(7)       $37.50    0.75%    $37.50    0.75%    $37.50    0.75%    $37.50    0.75%      $65     1.30%
-------------------- --------- -------- -------- -------- --------- -------- --------- -------- --------- --------
Interest
  Income(8)          $(193.50) (3.87)% $(193.50) (3.87)%  $(193.50) (3.87)%  $(193.50) (3.87)% $(193.50)  (3.87)%
-------------------- --------- ------- --------- --------  --------- -------- --------- ------- --------- --------
12-Month Break
  Even                $231.50    4.63%   $106.50    2.13%   $256.50    5.13%   $131.50    2.63%   $234.00    4.68%
-------------------- --------- -------- -------- -------- ---------- -------- --------- ------- --------- --------



-------------------- ---------------------------------------------------

-------------------- ---------------------------------------------------
                           Series I         Series J(9)        Series J(9)
                         Class II(2)          Class I           Class II
-------------------- ------------------ ----------------- ------------------
Expense(1)               $          %       $         %       $          %
-------------------- --------- -------- --------- ------- --------- --------
Managing Owner            $25     0.50%      $25    0.50%      $25    0.50%
  Management Fee
-------------------- --------- -------- --------- ------- --------- --------
Advisor's Base Fee       $100     2.00%     $125     2.5%     $125     2.5%
-------------------- --------- -------- --------- ------- --------- --------
Advisor's
  Incentive Fee(3)     $12.50     0.25%   $37.50    0.75%   $12.50    0.25%
-------------------- --------- -------- --------- ------- --------- --------
Service Fee
  Reimbursement(4)        N/A       N/A  $100.00    2.00%      N/A      N/A
-------------------- --------- -------- --------- ------- --------- --------
Sales
  Commission(5)           $50     1.00%      $50    1.00%      $50    1.00%
-------------------- --------- -------- --------- ------- --------- --------
Administrative
  Expense(6)              $25     0.50%      $25    0.50%      $25    0.50%
-------------------- --------- -------- --------- ------- --------- --------
Organization and
  Offering
  Expense
  Reimbursement(6)        $25     0.50%      $25    0.50%      $25    0.50%
-------------------- --------- -------- --------- ------- --------- --------
Brokerage
  Commissions(7)          $65     1.30%   $46.66    0.93%   $46.66    0.93%
-------------------- --------- -------- --------- ------- --------- --------
Interest
  Income(8)          $(193.50)  (3.87)% $(193.50) (3.87)% $(193.50) (3.87)%
-------------------- --------- -------- --------- ------- --------- --------
12-Month Break
  Even                $109.00     2.18%  $240.66    4.81%  $115.66    2.31%
-------------------- --------- -------- --------- ------- --------- --------

1. The foregoing breakeven analysis assumes that the Units have a constant month-end Net Asset Value. Calculations are based on $5,000 as the Net Asset Value per Unit. See "Charges" on page 75 for an explanation of the expenses included in the "Breakeven Table."

2. Class II Units may be offered and sold only to investors who are represented by approved Correspondent Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as "wrap-accounts"). Class II Unitholders are not charged any Service Fee.
3. Based on assumptions herein, the Advisor's Incentive Fee is 0.75% for Class I and 0.25% for Class II for each of the Series.
4. Investors who redeem all or a portion of their Class I Units of any Series before the first anniversary of the purchase of such Units will be subject to a redemption charge (which amount is reflected in this Service Fee item) in an amount equal to the product of (i) the Net Asset Value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%.

5. Each Unit purchased pays to Kenmar Securities Inc. in arrears a monthly Sales Commission equal to 1/12th of 1.00% (1.00% per annum) of the Net Asset Value of the outstanding Units as of the beginning of the month.

6. Expense levels are assumed to be at maximum amount. Actual expenses may be lower.

7. Although the actual rates of brokerage commissions and transaction related fees and expenses are the same for all Advisors, the total amount of brokerage commissions and trading fees varies from Series to Series based upon the trading frequency of such Series' Advisor and the specific futures contracts traded. The estimates presented in the table above are prepared using historical data about the Advisors' trading activities.
8.   Interest income is currently estimated to be earned at a rate of 3.87%.

9. For purposes of this breakeven analysis, we have assumed (i) that the Advisors will have identical performance and identical incentive fees,
     (ii) that the Advisors will generate a weighted average rate of brokerage commissions and other expenses equal to 0.93%, and (iii) a weighted average Advisor's base fee of 2.50%. In actuality, the Advisors' performance and incentive fees will be divergent among the Advisors, the Advisors will generate a weighted average rate of brokerage commissions and other expenses which could be higher or lower than 0.93% and, because Advisors' base fees are assessed monthly while Series J will rebalance quarterly, weighted average Advisors' base fees could be higher or lower than 2.50%.

                                    CHARGES


       Management Fee

    Each Series of Units pays to the Managing Owner in arrears a monthly management fee equal to 1/12th of 0.50% (0.50% per annum) of the Net Asset Value of such Series as of the beginning of the month.


        Advisors' Fees


    Series G pays to its Advisor in arrears a monthly base fee equal to 1/12th of 2.50% (2.50% per annum) of such Series' Net Asset Value as of the end of the month. Series H pays to its Advisor in arrears a monthly base fee equal to 1/12th of 3.00% (3.00% per annum) of such Series' Net Asset Value as of the end of the month. Series I pays to its Advisor in arrears a monthly base fee equal to 1/12th of 2.00% (2.00% per annum) of such Series' Net Asset Value as of the end of the month. Series J pays to each of its Advisors in arrears a monthly base fee equal to the base fee paid by each of Series G, Series H and Series I to their respective Advisors on that portion of the assets of Series J under the management of such Advisor. The aggregate Advisors' base fees paid by Series J are expected roughly to approximate the weighted average of the Advisors' base fees or 2.50%.

    Each Series pays an incentive fee of 20% of New High Net Trading Profits (defined below) generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter, except that Series J will pay such incentive fee separately with respect to each of its Advisors based on New High Net Trading Profits generated by such Advisor, regardless of the profitability of Series J as a whole. The incentive fees will be paid quarterly in arrears.


    Below is a sample calculation of how the performance fee is determined:


    Assume that your Series paid an incentive fee to an Advisor at the end of the second quarter of 2006 and assume that such Advisor achieved "New High Net Trading Profits (as defined in the next paragraph) of $200,000 during the third quarter of 2006. The New High Net Trading Profits would be $200,000 and the Advisor's incentive fee payable by your Series would be $40,000 (0.2 x $200,000). Now assume your Series paid an incentive fee to an Advisor at the end of the third quarter of 2006 but did not pay an incentive fee to such Advisor at the end of the second quarter of 2006 because such Advisor had trading losses for your Series of $100,000. If such Advisor achieved trading profits for your Series of $200,000 at the end of the third quarter of 2006, such Advisor's New High Net Trading Profits for the quarter would be $100,000 ($200,000 - $100,000 loss carryforward) and the Advisor's performance fee would be $20,000 (0.2 x $100,000). Please note that this simplified example assumes that no investors have added or redeemed Units during this sample time frame. Such capital changes require that the calculation be determined on a "per unit" basis.


    "New High Net Trading Profits" (for purposes of calculating an Advisor's incentive fees) will be computed as the close of business of the last day of each calendar quarter (the "Incentive Measurement Date") and will include such profits (as outlined below) since the immediately preceding Incentive Measurement Date (or, with respect to the first Incentive Measurement Date, since commencement of operations of the Trading Vehicle) (each an "Incentive Measurement Period"). New High Net Trading Profits for any Incentive Measurement Period will be the net profits, if any, from the Trading Vehicle's trading during such period (including (i) realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions), and will be calculated after the determination of certain transaction costs attributable to the Trading Vehicle and the Advisor's management fee, but before deduction of any incentive fees payable during the Incentive Measurement Period. New High Net Trading Profits will not include interest earned or credited on the Trading Vehicle's assets. New High Net Trading Profits will be generated only to the extent that the Trading Vehicle's cumulative New High Net Trading Profits exceed the highest level of cumulative New High Net Trading Profits achieved by such Trading Vehicle as of a previous Incentive Measurement Date. Except as set forth below, net losses from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs or if the Advisory Agreement is terminated at any date that is not an Incentive Measurement Date, the date of the withdrawal or distribution or termination will be treated as if it were an Incentive Measurement Date, but any incentive fee accrued in respect of the withdrawn assets on such date shall not be paid to the Advisor until the next scheduled Incentive Measurement Date. New High Net Trading Profits for an Incentive Measurement Period shall exclude capital contributions to the Trading Vehicle in an Incentive Measurement Period, distributions or redemptions paid or payable by the Trading Vehicle during an Incentive Measurement Period, as well as losses, if any, associated with redemptions, distributions, and reallocations of assets during the Incentive Measurement Period and prior to the Incentive Measurement Date (and any loss carryforward attributable to the Trading Vehicle will be reduced in the same proportion that the value of the assets allocated away from the Trading Vehicle comprises of the value of the Trading Vehicle's assets prior to such allocation away from the Advisor). In calculating New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.


      Sales Commission


    The Trust pays to the Selling Agent in arrears a monthly Sales Commission equal to 1/12th of 1.00% (1.00% per annum) of the Net Asset Value of the outstanding Units as of the beginning of each month. This sales commission is in addition to the Service Fee charged in respect of Class I Units.



      Brokerage Commissions and Fees


    Each Series pays to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with such Series trading activities. On average, total charges paid to the Clearing Broker are expected to be less than $10.00 per round-turn trade, although the Clearing Broker's brokerage commissions and trading fees will be determined on a contract-by-contract basis. The exact amount of such brokerage commissions and trading fees to be incurred is impossible to estimate and will vary on a Series by Series basis based upon a number of factors including the trading frequency of such Series' Advisor, the types of instruments traded, transaction sizes, degree of leverage employed and transaction rates in effect from time to time. Based upon the Advisors' historical trading activities, the Managing Owner does not expect brokerage commissions and fees to exceed 1.50% of the Net Asset Value of any Series in any year.



      Extraordinary Fees and Expenses


    Each Series pays all its extraordinary fees and expenses, if any, and its allocable portion of all extraordinary fees and expenses of the Trust generally, if any, as determined by the Managing Owner. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses shall also include material expenses which are not currently anticipated obligations of the Trust or of managed futures funds in general, such as the payment of partnership taxes or governmental fees associated with payment of such taxes. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses. Any fees and expenses imposed on the Trust due to the status of an individual shall be paid by such individual or the applicable Series, not the Managing Owner.



      Routine Operational, Administrative and Other Ordinary Expenses

    Each Series pays all of its routine operational, administrative and other ordinary expenses and its allocable share of all routine operational, administrative and other ordinary expenses of the Trust generally, as determined by the Managing Owner including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.5% of the Net Asset Value of any Series in any year.


      Organization and Offering Expenses


    Expenses incurred in connection with organizing the Trust and the offering of Units during or prior to the initial offering period were approximately $1,450,000. Such organizational and initial offering expenses were paid by the Managing Owner, subject to reimbursement by the Trust, without interest, in 36 monthly payments during each of the first 36 months of the Trust's operations; provided, however, that in no event shall the Managing Owner be entitled to reimbursement for such expenses in an aggregate amount in excess of 2.5% of the aggregate amount of all subscriptions accepted by the Trust during the initial offering period and the first 36 months of the Trust's operations. If any Series terminates prior to completion of the foregoing reimbursement, or the full amount of such expenses has not been fully reimbursed by the end of such 36 month period, the Managing Owner will not be entitled to receive any further reimbursement in respect of such expenses and such Series will have no further obligation to make reimbursement payments in respect of such expenses from such Series.

    The Managing Owner also will be responsible for the payment of all offering expenses of each Series incurred during the offering; provided, however, that the amount of such offering expenses paid by the Managing Owner shall be subject to reimbursement by such Series, without interest, in up to 36 monthly payments during each of the first 36 months following the month in which such expenses were paid by the Managing Owner. If such Series terminates prior to the completion of any such reimbursement, or the full amount of such expenses has not been fully reimbursed by the end of such 36 month period, the Managing Owner will not be entitled to receive, and such Series will not be required to pay, any unreimbursed portion of such expenses outstanding as of the date of such termination.

    In no event will the aggregate amount of payments by any Series in any month in respect of reimbursement of organizational and offering expenses (whether incurred prior to or during the offering) exceed 0.50% per annum of the Net Asset Value of such Series as of the beginning of such month.


    Organization and offering expenses means those expenses incurred in connection with the formation, qualification and registration of the Trust and the Units and in offering, distributing and processing the Units under applicable Federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Units, including, but not limited to, expenses such as:

    o initial and ongoing registration fees, filing fees, escrow fees and taxes


    o costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus during the initial offering period and the offering

    o the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the initial offering period and the offering

    o travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units during the initial offering period and the offering


    o accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith and

    o any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto. Organizational and offering expenses will be allocated among the Series as determined by the Managing Owner to be fair and equitable provided that any such expenses attributable to a single Series shall be borne by such Series alone.

    The Managing Owner will not allocate to the Trust or any Series of the Trust, the indirect expenses of the Managing Owner.


      Service Fees - General

    The Selling Agent and the Managing Owner have selected the Correspondent Selling Agents to assist in the making of offers and sales of Units and to provide customary ongoing services to the Trust and its Unitholders for commodities related brokerage services. Such ongoing services may include, without limitation:

    o advising Unitholders of the Net Asset Value of the Trust, of the relevant Series of the Trust and of their Units in such Series

    o responding to Unitholders' inquiries about monthly statements and annual reports and tax information provided to them

    o advising Unitholders whether to make additional capital contributions to the Trust or to redeem their Units

    o assisting with redemptions of Units

    o providing information to Unitholders with respect to futures and forward market conditions and

    o providing further services which may be requested by Unitholders.

    Any Correspondent Selling Agent that will receive any ongoing service fees with respect to

Units sold by it must be duly registered with the NFA as a futures commission merchant or introducing broker. Any associated person of such a Correspondent Selling Agent must be registered with the NFA as an associated person having taken the Series 3 and/or Series 31 Commodity Brokerage Exam or having been "grandfathered" as an associated person qualified to do commodities brokerage.


       Class I - Service Fee


    The Trust pays to the Selling Agent a Service Fee in respect of the Class I Units of each Series, monthly in arrears, equal to 1/12th of 2.00% (2.00% per annum) of the Net Asset Value per Unit of the outstanding Class I Units at the beginning of the month for services provided to the Trust and its Unitholders. The Service Fee is compensation which remains payable with respect to the Class I Units for as long as such Units are outstanding. Payment of the Service Fee is subject to rules, regulations and interpretations of the National Association of Securities Dealers Regulation, Inc.


    The Correspondent Selling Agents are entitled to receive from the Selling Agent in respect of Class I Units sold by them an initial service fee for commodities brokerage related services in an amount equal to two percent (2.00%) of the initial Net Asset Value of each Class I Unit sold by the Correspondent Selling Agents, payable on the date such Units are purchased and, commencing with the thirteenth month after the purchase date of a Class I Unit, an ongoing monthly service fee equal to 1/12th of 2.00% (2.00% per annum) of the Net Asset Value per Unit at the beginning of the month of each Class I Unit sold by the Correspondent Selling Agents. In exchange for paying the Correspondent Selling Agents the initial service fee in advance, the Selling Agent will retain the Service Fee paid by the Trust in respect of each Class I Unit during the first twelve months after the date of purchase. Thereafter, the entire amount of the Selling Fee will be paid over to the Correspondent Selling Agent by the Selling Agent.

    The aggregate amount to be paid by the Trust to the Selling Agent under the foregoing arrangement may be more or less than the amount paid to the Correspondent Selling Agent by the Selling Agent in respect of the same Class I Unit. If the aggregate amount paid to the Selling Agent by the Trust during such twelve month period in respect of a Class I Unit exceeds the amount paid to the Correspondent Selling Agent by the Selling Agent on the original purchase date of such Class I Unit, the Selling Agent will not be required to repay any such excess to the Trust. If the amount paid to a Correspondent Selling Agent by the Selling Agent on the original purchase date of a Class I Unit exceeds the aggregate amount paid to the Selling Agent by the Trust during such twelve month period in respect of such Class I Unit, the Trust will not be required to pay any such excess to the Selling Agent.


       Class II

    Class II Units may only be offered to investors who are represented by approved Correspondent Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as "wrap-accounts").

    Investors who purchase Class II Units will not be charged any Service Fee in respect of such Class II Units.


       Redemption Charge

    There is no redemption charge in respect of Class II Units.

    A Class I Unitholder who redeems a Class I Unit prior to the first anniversary of the purchase of such Unit will be subject to a redemption charge in an amount equal to the product of (i) the Net Asset Value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%. There is no redemption charge for Class I Units on or after the first anniversary of their purchase.


    A Class I Unitholder who exchanges a Class I Unit prior to the first anniversary of the purchase of such Unit will not be subject to a redemption charge in respect of the Unit being redeemed in connection with the Exchange. A Unit acquired in an exchange that is subsequently redeemed will be subject to the redemption charge as if the Unit acquired in connection with the exchange had been acquired on the purchase date of the Unit redeemed in connection with the exchange. For example, if Class I Units of Series G are purchased effective on May 1, 2006 and subsequently exchanged for Class I Units of Series H effective August 1, 2006, no redemption charge would apply. The original purchase date of those Class I Units of Series H would be deemed to remain May 1, 2006. Therefore, if those Class I Units of

Series H are redeemed at any month-end before April 30, 2007, a redemption charge would apply at such time.


    Redemption charges do not reduce Net Asset Value or New High Net Trading Profit for any purpose, only the amount which Unitholders receive upon redemption.

    In the event that an investor acquires Units at more than one closing date, the redemption charge will be calculated on a "first-in, first-out" basis for redemption purposes (including determining the amount of any applicable redemption charge).

    The redemption charge is paid by the redeeming Unitholder to the Selling Agent.

    The Managing Owner believes that the fee structure of the Trust described above complies with sections IV.C.1, IV.C.2 and IV.C.3c of the Guidelines.


                               WHO MAY SUBSCRIBE

    The Selling Agent and the Correspondent Selling Agents selling Units in the Trust are obligated to make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each subscriber, based on information provided by the subscriber regarding his or its financial situation and investment objective.

    A PURCHASE OF THE UNITS SHOULD BE MADE ONLY BY THOSE PERSONS WHOSE FINANCIAL CONDITION WILL PERMIT THEM TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT IN THE TRUST. AN INVESTMENT IN THE UNITS SHOULD BE CONSIDERED ONLY AS A LONG-TERM INVESTMENT.

    Investors should not purchase Units with the expectation of tax benefits in the form of losses or deductions. If losses accrue to a Series, your distributive share of such losses will, in all probability, be treated as a capital loss and generally will be available only for offsetting capital gains from other sources. To the extent that you have no capital gains, capital losses can be used only to a very limited extent as a deduction from ordinary income.

                           ------------------------

    The Managing Owner sends each Unitholder of each Series a monthly statement that includes a description of performance of such Series during the prior month and sets forth, among other things, the brokerage commissions, the Adviser's base fee and Incentive Fee in respect of such Series during such month and on a year-to-date basis.


                    THE CLEARING BROKER AND FUTURES BROKER

    The Trust's clearing broker is UBS Securities. UBS Securities also acts as the Trust's futures broker. UBS Securities has not been involved in the organization of the Trust and does not take any part in the Trust's ongoing management. UBS Securities is not affiliated with the Managing Owner, nor is UBS Securities responsible for the activities of the Managing Owner. UBS Securities principal business address is 677 Washington Blvd, Stamford, CT 06901. UBS Securities is registered in the U.S. with the NASD as a broker-dealer and with the CFTC as a futures commission merchant. UBS Securities is a member of various U.S. futures securities exchanges. UBS Securities was involved in the 2003 Global Research Analyst Settlement. This settlement is part of the global settlement that UBS Securities and nine other firms have reached with the SEC, NASD, NYSE and various state regulators. As part of the settlement, UBS Securities has agreed to pay $80,000,000 divided among retrospective relief, for procurement of independent research and for investor education. UBS Securities has also undertaken to adopt enhanced policies and procedures reasonably designed to address potential conflicts of interest arising from research practices. UBS Securities will act only as a clearing broker for the Trust and as such will be paid commissions for executing and clearing trades on behalf of the Trust. UBS Securities has not passed upon the adequacy or accuracy of this Prospectus. UBS Securities neither will act in any supervisory capacity with respect to the Managing Owner nor participate in the management of the Managing Owner or the Trust.

                           ------------------------

    Additional or replacement clearing brokers or futures brokers may be appointed in respect of the account of any Series of the Trust in the future.

                             CONFLICTS OF INTEREST


       General

    The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the various Series of the Trust.

    Prospective investors should be aware that the Managing Owner presently intends to assert that Unitholders have, by subscribing to Series of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.


       The Managing Owner

    Other Managed Futures Products Sponsored by the Managing Owner and its Affiliates

    The Managing Owner and its affiliates sponsor and operate other commodity pools and alternative investment products. The Managing Owner and its principals and affiliates have investments in certain of such products. The Managing Owner has a conflict of interest in allocating its own resources among different clients. The Managing Owner cannot and will not devote all of its time or resources to the management of the business and affairs of the Trust but intends to devote sufficient time and resources properly to manage the business and affairs of the Trust consistent with its fiduciary duties to the Trust and the Managing Owner's other clients.


       The Advisors

  Other Clients and Business Activities of the Advisors

    The Advisors and their principals each devote their business time to ventures in addition to managing the assets of the various Series.

    The Advisors may have a conflict of interest in rendering advice to the relevant Series of the Trust because of other accounts managed or traded by them or their affiliates, including accounts owned by their principals, which may be traded differently from the account of the relevant Series of the Trust. The Advisors may have financial incentives to favor certain accounts over the relevant Series of the Trust.


  Brokers and Dealers Selected by Advisors

    Certain of the Advisors may require, as a condition of their retention, that the account of the Series which they trade must trade through specific executing brokers with which such Advisors have ongoing business dealings. Such Advisors may have a conflict of interest between insisting on the use of such brokers and using the brokers most advantageous for such Series.

    Certain of the Advisors may execute a number of the trades for the account of the Series which they trade through affiliated floor brokers or foreign exchange dealers, which will be compensated for their trading services.


      The Clearing Broker, the Futures Broker and Executing Brokers

    Any clearing broker, including the Clearing Broker, any futures broker, including the Futures Broker, and any executing broker selected by an Advisor may act from time to time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Clearing Broker, the Futures Broker and executing brokers from such accounts may be more or less than the compensation received for brokerage and forward trading services provided to the various Series of the Trust. In addition, various accounts traded through the Clearing Broker, the Futures Broker and executing brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the various Series of the Trust or may compete with the various Series of the Trust for the same positions. The Clearing Broker, the Futures Broker and executing brokers may have a conflict of interest in their execution of trades for the various Series of the Trust and for other customers. The Managing Owner will, however, not retain any clearing broker or futures broker for any Series of the Trust which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over any Series of the Trust with respect to the execution of commodity trades.

    The Clearing Broker, the Futures Broker and executing brokers will benefit from executing orders for other clients, whereas the various Series of the Trust may be harmed to the extent that the Clearing Broker, the Futures Broker and executing brokers have fewer resources to allocate to such Series' accounts due to the existence of such other clients.

    Certain officers or employees of the Clearing Broker, the Futures Broker and executing brokers may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearinghouses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearinghouses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the various Series of the Trust.


       Selling Agents

    The Selling Agent and the Correspondent Selling Agents to be selected for the various Series of the Trust will receive the service fee in respect of Class I Units sold by them. The individual registered representatives of the Selling Agents and the Correspondent Selling Agents will themselves receive a significant portion of the compensation paid to the Selling Agents. Consequently, they will have a conflict of interest both in recommending the purchase of Units by their clients and in counseling clients as to whether to redeem.


       Proprietary Trading/Other Clients

    The Managing Owner, the Advisors, the Clearing Broker, the Futures Broker and their respective principals and affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the various Series of the Trust or may compete with the various Series of the Trust for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the various Series of the Trust. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Unitholders.

    Because the Managing Owner, the Advisors, the Clearing Broker, the Futures Broker and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the accounts of the various Series of the Trust, prospective investors should be aware that -- as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty -- such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the various Series of the Trust.


       Ancillary Business Arrangements Between the Managing Owner and Certain Advisors

    The Managing Owner and some of the Advisors may have business arrangements between them that do not directly relate to the Trust's business. For example, the Managing Owner or its affiliates may sponsor other investment funds which employ one or more of the Advisors. In addition, an affiliate of the Managing Owner may act as the selling agent for an investment fund operated by one or more of the Advisors. These business arrangements may present a disincentive for the Managing Owner to terminate such Advisors even though termination may be in the best interest of the Series for which they trade.


       No Distributions

    The Managing Owner has discretionary authority over all distributions made by the Trust. In view of the Trust's objective of seeking significant capital appreciation, the Managing Owner currently does not intend to make any distributions. Greater management fees will be generated to the benefit of the Managing Owner and the Advisors if the Trust's assets are not reduced by distributions to the Unitholders.


       Receipt of Soft Dollars

    Certain of the Advisors may receive services or products provided by a commodity broker, a practice known as receiving "soft dollars." Such services of products may be used to provide appropriate assistance to such Advisors in making investment decisions for its clients, which may include research reports or analysis about particular commodities, publications, database software and services, quotation equipment and other products or services that may enhance such Advisors' investment decision making. As a result, such Advisor has a conflict of interest because it receives valuable benefits from a commodity broker, and the transaction compensation charged by the broker might not be the lowest available.

       Incentive Fees

    The Incentive Fee arrangement between each Series and its Advisor or Advisors (in the case of Series J) may create an incentive for the Advisor to make trading decisions that are more speculative or subject to a greater risk of loss than would be the case if no such arrangement existed.




       Unified Counsel

    In connection with this offering, the Trust and the Managing Owner have been represented by unified counsel. To the extent that this offering could benefit by further independent review, such benefit will not be available in this offering.


                                    REDEMPTIONS AND DISTRIBUTIONS

    Each Series of the Trust is intended as a long-term "buy and hold" investment. The objective of each Series of the Trust is to achieve significant profits over time while controlling the risk of loss. However, there can be no assurance that any Series of the Trust will meet its objectives, and Unitholders may exacerbate their losses by "buying and holding" an investment in the Units of a Series in the event that such Series sustains a prolonged period of losses.


    A Unitholder may redeem any or all of his or her Units as of the close of business on the last Business Day of any calendar month -- beginning with the end of the first month following such Unitholder's purchase of such Units -- at Net Asset Value, provided that the Request for Redemption is received by the Managing Owner by 10:00 AM New York time at 900 King Street, Suite 100, Rye Brook, New York 10573, at least five (5) Business Days prior to the end of such month excluding the last Business Day of the month. For example, if the last Business Day of the month is a Friday, notice must be received by the Managing Owner by 10:00 AM New York time on the Friday of the immediately preceding week. Redemption requests received before the foregoing deadline may be withdrawn before the foregoing deadlines. The Managing Owner may, in its sole discretion and for good cause, waive notice deadlines for redemptions. Your minimum redemption request may be the lesser of either $1,000 or ten (10) Units; provided that, if you are redeeming less than all your Units, your remaining Units in any Series must have an aggregate Net Asset Value of at least $500. If you only redeem some of your Units, and as a result, your account balances fall below the minimum investment amount (i.e., $500) you may be compulsorily redeemed at the Managing Owner's sole discretion. The Net Assets of each Series are its assets less its liabilities determined in accordance with generally accepted accounting principles. Net Asset Value per Unit of any Series is equal to the Net Assets of such Series divided by the number of Units of such Series outstanding as of the date of determination.


    In the event that an investor acquires Units of any Series at more than one time, his or her Units of such Series are treated on a "first-in, first-out" basis for purposes of determining whether (or what) redemption charges apply.

    To redeem Units, Unitholders may contact their respective Correspondent Selling Agent (in writing if required by such Correspondent Selling Agent). Correspondent Selling Agents must notify the Managing Owner in writing in order to effectuate redemptions of the Units. A signature guarantee may be required by your Correspondent Selling Agent or the Managing Owner. However, a Unitholder who no longer has a Correspondent Selling Agent account must request redemption in writing (signature guaranteed unless waived by the Managing Owner) by corresponding with the Managing Owner.

    The Managing Owner may declare additional redemption dates, including Special Redemption Dates which involve a suspension of trading, upon notice to the Unitholders.


    Redemption proceeds generally will be paid out within fifteen (15) Business Days of redemption. However, in special circumstances, including, but not limited to, default or delay in payments due to the relevant Series from banks or other persons, such Series may in turn delay payment to persons requesting redemption of Units of the proportionate part of the redemption value of their Units equal to the proportionate part of the Net Assets of such Series represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any fund sponsored by the Managing Owner or its affiliates.


    The Net Asset Value per Unit as of the date of redemption may differ substantially from the Net Asset Value per Unit as of the date by which irrevocable notice of redemption must be submitted.

    The Managing Owner has not made, and has no intention of making, any distribution from the profits or capital of any Series to its Unitholders.

    Unitholders do not need to redeem all their Units of any Series in order to redeem some of their Units of such Series.


      THE TRUST, THE SERIES, THE TRUSTEE AND THE MANAGING OWNER; CERTAIN
                    MATERIAL TERMS OF THE TRUST DECLARATION


    The following summary describes in brief certain aspects of the operation of the Trust and the Series, the Trustee's and the Managing Owner's respective responsibilities concerning the Trust and the Series and the material terms of the Declaration of Trust. Prospective investors should carefully review the Declaration of Trust attached hereto as Exhibit A and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Series of a Delaware Statutory Trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Declaration of Trust.



       Principal Office; Location of Records


    The Trust is organized in a series as a statutory trust under the Delaware Statutory Trust Act. The Trust is administered by the Managing Owner, whose office is located 900 King Street, Suite 100, Rye Brook, New York 10573, telephone: (914) 307-7000. The records of the Trust, including a list of the Unitholders of each Series and their addresses, are located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by Unitholders of such Series or their representatives for any purposes reasonably related to a Unitholder's interest as a beneficial owner of such Series during regular business hours as provided in the Declaration of Trust. The Managing Owner will maintain and preserve the books and records of the Trust for a period of not less than six years.

    The Trust is formed and will be operated in a manner such that each Series will be liable only for obligations attributable to such Series and Unitholders of a Series will not be subject to the losses or liabilities of any other Series. If any creditor or Unitholder in any particular Series asserted against the Trust a valid claim with respect to its indebtedness or Units, the creditor or Unitholder would only be able to recover money from that particular Series and its assets and from the Managing Owner and its assets. Accordingly, the debts, liabilities, obligations, claims and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular Series will be enforceable only against the assets of that Series and against the Managing Owner and its assets, and not against any other Series or the Trust generally or any of their respective assets. The assets of any particular Series include only those funds and other assets that are paid to, held by or distributed to the Trust on account of and for the benefit of that Series, including, without limitation, funds delivered to the Trust for the purchase of Units in a Series. This limitation on liability is referred to as the "Inter-Series Limitation on Liability." The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular Series will be enforceable only against the assets of such Series and not against the assets of any other Series or the Trust generally.


    In furtherance of the Inter-Series Limitation on Liability, every party, including the Unitholders, the Trustee and all parties providing goods or services to the Trust, any Series or the Managing Owner on behalf of the Trust or any Series, will acknowledge and consent in writing to:

o the Inter-Series Limitation on Liability with respect to such party's Claims or Units;

o voluntarily reduce the priority of its Claims against and Units in the Trust or any Series or their respective assets, such that its Claims and Units are junior in right of repayment to all other parties' Claims against and Units in the Trust or any Series or their respective assets, except that (a) Units in the particular Series that such party purchased pursuant to a Subscription Agreement or similar agreement and (b) Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Series, will not be junior in right of repayment, but will receive repayment from the assets of such particular Series (but not from the assets of any other Series or the Trust generally) equal to the treatment received by all other creditors and Unitholders that dealt with such Series; and

o a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or any other Series.


       Certain Aspects of the Trust and the Series


    Each Series of the Trust is the functional equivalent of a limited partnership; prospective investors should not anticipate any legal or practical protections under Delaware Statutory Trust Act greater than those available to limited partners of a limited partnership.


    No special custody arrangements are applicable to any Series of the Trust that would not be applicable to a limited partnership, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over any Series of the Trust. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of each Series of the Trust to the Managing Owner. The Managing Owner is the functional equivalent of a sole general partner in a limited partnership.

    Although Units of beneficial interest in a Series need not carry any voting rights, the Declaration of Trust gives Unitholders of each Series voting rights in respect of the business and affairs of such Series comparable to those typically extended to limited partners in publicly-offered futures funds.


       The Trustee

    Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust and each Series. The Trustee's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner or the Selling Agents. The Trustee's duties and liabilities with respect to the offering of the Units and the administration of each Series of the Trust are limited to its express obligations under the Declaration of Trust.


    The rights and duties of the Trustee, the Managing Owner and the Unitholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration of Trust.

    The Trustee serves as the sole trustee of the Trust and each of the Series in the State of Delaware. The Trustee will accept service of legal process on the Trust or any Series of the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act The Trustee does not owe any other duties to the Trust, the Managing Owner or the Unitholders of any Series. The Trustee is permitted to resign upon at least sixty (60) days' notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Declaration of Trust provides that the Trustee is compensated by each Series of the Trust, and is indemnified by each Series of the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of such Series or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.


    Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The Trustee's liability in connection with the issuance and sale of the Units is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

    Under the Declaration of Trust, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of each Series of the Trust. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. In addition, the Managing Owner has been designated as the "tax matters partner" of each Series of the Trust for purposes of the Internal Revenue Code of 1986, as amended. The Unitholders of a Series have no voice in the operations of such Series, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Unitholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Trust and each of the Series.

    Because the Trustee has delegated substantially all of its authority over the operation of each series of the Trust to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.


       The Managing Owner


  Background and Principals


    Preferred Investment Solutions Corp. is the Managing Owner and commodity pool operator of the Trust and is a wholly-owned subsidiary of Kenmar Holdings Inc. ("KHI"), which has been a principal of the Managing Owner since January 31, 1989. Kenneth A. Shewer is the Managing Owner's Chairman and Marc S. Goodman is its President. Messrs. Shewer and Goodman are the Managing Owner's sole directors. All of the Managing Owner's stock is owned, indirectly and equally, via KHI, by Messrs. Shewer and Goodman. The Managing Owner has been registered with the CFTC as a commodity pool operator since February 7, 1984 and is a member in good standing of the NFA in such capacity. Its principal place of business is 900 King Street, Suite 100, Rye Brook, New York 10573, telephone number (914) 307-7000. The Managing Owner and its affiliates focus on the design and management of investment programs in the hedge fund and managed futures sector. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved either the Managing Owner or the Trust.

    Effective October 1, 2004, the Managing Owner assumed responsibility as the commodity pool operator and managing owner of eight public commodity pools. Effective as of October 31, 2005, the Managing Owner serves as the commodity pool operator and managing owner of ten public commodity pools (including the Trust) and for one open-ended investment company which is an exempted commodity pool in Ireland. See "Performance of Commodity Pools Operated by the Managing Owner and its Affiliates" on pages 106-110.


    In 2004, the Managing Owner purchased Prudential Securities Futures Management, Inc. ("PSFMI") from Prudential Securities Group Inc. Pursuant to a Certificate of Merger filed with the Delaware Secretary of State on October 1, 2004, PSFMI was merged into the Managing Owner, with the Managing Owner as the surviving corporation. Pursuant to such merger, the Managing Owner attained the rights to the World Monitor Trust investment funds.


    No administrative, civil, or criminal action has ever been brought against the Managing Owner, any of its principals or the Trust.

    For past performance of commodity pools managed by the Managing Owner, see "Performance of Commodity Pools Operated by the Managing Owner and its Affiliates" from pages 106-110.



  Principals and Key Employees


    Mr. Marc S. Goodman and Mr. Kenneth A. Shewer are the founders, co-Chief Executive Officers and co-Chief Investment Officers of the Managing Owner. Mr. Shewer is the Managing Owner's Chairman and Mr. Goodman is its President. Messrs. Goodman and Shewer are the Managing Owner's sole directors. All of the Managing Owner's stock is owned, indirectly and equally, by Messrs. Goodman and Shewer. Together, Messrs. Goodman and Shewer bring to the Trust and the Managing Owner more 60 years of combined experience in commodities, futures, and alternative investments. Messrs. Goodman and Shewer are the only individuals who have the authority to allocate Series assets.

    Mr. Kenneth A. Shewer (born 1953), has been a principal, associated person and NFA associate member of the Managing Owner since February 8, 1984, May 1, 1985 since August 1, 1985, respectively. He has been Chairman and Co-Chief Executive Officer of the Managing Owner since February 1984. Mr. Shewer was employed by Pasternak, Baum and Co., Inc. ("Pasternak, Baum"), an international cash commodity firm, from June 1976 until September 1983. Mr. Shewer created and managed Pasternak, Baum's Grain Logistics and Administration Department and created its Domestic Corn and Soybean Trading Department. Mr. Shewer's responsibilities at Pasternak, Baum included merchandising South American grain and exporting United States corn and soybeans. In 1982, Mr. Shewer became co-manager of Pasternak, Baum's F.O.B. Corn Department. In 1983, Mr.

Shewer was made Vice President and Director of Pasternak, Baum. Mr. Shewer has traveled extensively in South America and Europe in connection with the commodity business and has organized and effected grain and oilseed sales in those regions, the former Soviet Union, and the Far East. While at Pasternak, Baum, Mr. Shewer was a member of the St. Louis Merchants Exchange and was associated with the National Grain and Feed Association and the North American Export Grain Association.

    Mr. Shewer graduated from Syracuse University with a B.S. degree in 1975.

    Mr. Shewer sits on the Board of the Stacy Joy Goodman Memorial Foundation, a non-profit charity committed to finding a cure for Juvenile Diabetes. He is also a member of the Board of the Diabetes Research Institute Foundation, a not-for-profit organization affiliated with the University of Miami School of Medicine. Mr. Shewer is a founding member and member of the Board of the Greenwich Roundtable.

    Mr. Marc S. Goodman (born 1948), has been a principal, associated person and NFA associate member of the Managing Owner since February 7, 1984, May 1, 1985 since August 1, 1985, respectively. He has been President and Co-Chief Executive Officer of the Managing Owner since February 1984. Mr. Goodman joined Pasternak, Baum in September 1974 and was a Vice President and Director from July 1981 until September 1983. While at Pasternak, Baum, Mr. Goodman was largely responsible for business development outside of the United States, for investment of its corporate retirement funds, and for selecting trading personnel in the Vegetable Oil Division Mr. Goodman also created and developed Pasternak, Baum's Laric Oils Department. Mr. Goodman has conducted extensive business in South America, Europe and the Far East; he has been a merchandiser of all major vegetable oils and their by-products, and of various other commodities such as sunflower seeds, frozen poultry, pulses and potatoes.

    Mr. Goodman graduated from the Bernard M. Baruch School of Business of the City University of New York with a B.B.A. in 1969 and an M.B.A. in 1971 in Finance and Investments, where he was awarded an Economics and Finance Department Fellowship from September 1969 through June 1971. Mr. Goodman is a member of the American Arbitration Association; while at Pasternak, Baum, he was a member of the National Institute of Oilseeds Products and the American Fats and Oils Association (including its Export Rules Committee).

    Mr. Goodman the Chairman of the Board of the Stacy Joy Goodman Memorial Foundation, a non-profit charity committed to finding a cure for Juvenile Diabetes. He is also Chairman of the Board of the Diabetes Research Institute Foundation, a not-for-profit organization which is the principle source of funding for the Diabetes Research Institute, a world renowned cure based research center affiliated with the University of Miami School of Medicine. Mr. Goodman is a founding member and member of the Board of the Greenwich Roundtable and is a member of the Board of Xethanol Corp.


    Messrs. Shewer and Goodman left Pasternak, Baum in September 1983 to form Kenmar Advisory Corp. (now known as Preferred Investment Solutions Corp., the Managing Owner) and they have occupied their present positions with the Managing Owner since that time.


    Ms. Esther Eckerling Goodman (born 1952), has been a principal, associated person and NFA associate member of the Managing Owner since May 12, 1988, July 17, 1986 and July 17, 1986, respectively. She joined the Managing Owner in July 1986 and is its Chief Operating Officer and Senior Executive Vice President. Ms. Goodman has been involved in the futures industry since 1974. From 1974 through 1976, she was employed by Conti-Commodity Services, Inc. and ACLI Commodity Services, Inc., in the areas of hedging, speculative trading and tax arbitrage. In 1976, Ms. Goodman joined Loeb Rhoades & Company, Inc. where she was responsible for developing and managing a managed futures program which, in 1979, became the trading system for Westchester Commodity Management, an independent commodity trading advisor of which Ms. Goodman was a founder and principal. From 1983 through mid-1986, Ms. Goodman was employed as a marketing executive at Commodities Corp. (USA) of Princeton, New Jersey. Ms. Goodman was a Director of the Managed Futures Trade Association from 1987 to 1991 and a Director of its successor organization, the Managed Futures Association, from 1991 to 1995 (now the Managed Funds Association). Ms. Goodman graduated from Stanford University with a B.A. degree in psychology in 1974.


    Mr. Braxton Glasgow III (born 1953), has been a principal, associated person, branch manager and NFA associate member of the Managing Owner since June 21, 2001, June 21, 2001, July 13, 2004 and June

8, 2001, respectively. Mr. Glasgow has been an Executive Vice President of the Managing Owner since joining the Managing Owner is May 2001. Mr. Glasgow is responsible for business development. Previously, he served as Executive Vice President, Director of Client Services and a Principal at Chesapeake Capital Corp., a commodities trading firm, and as Senior Managing Director at Signet Investment Banking Co. Mr. Glasgow began his career at PricewaterhouseCoopers, where he specialized in mergers and acquisitions and private equity, including extensive work in Europe and the Far East. Mr. Glasgow received a B.S. in Accounting from the University of North Carolina at Chapel Hill and is a Certified Public Accountant. From 1994 to 1995, he was President of the Jay Group Ltd. Mr. Glasgow received a B.S. degree in accounting from the University of North Carolina in 1975.




    Ms. Maureen D. Howley (born 1967), has been a principal of the Managing Owner since August 11, 2003. She has been a Senior Vice President and Chief Financial Officer of the Managing Owner since joining the Managing Owner in July 2003. She is responsible for corporate finance. From July 2001 until July 2003, Ms. Howley was an Associate at Andor Capital Management, LLC, an equity hedge fund company. At Andor, she was responsible for managing the corporate accounting functions. Previously, she was the Controller at John W. Henry & Company, Inc., a commodity-trading advisor ("JWH"), where she held positions of increasing responsibility from September 1996 to July 2001. She began her career at Deloitte & Touche where she specialized in the financial services industry. She held many positions of increasing responsibility for seven years, and left as an Audit Senior Manager in September 1996 to join JWH. Ms. Howley received a B.A. in Accounting from Muhlenberg College in 1989 and designation as a Certified Public Accountant in 1990.


    Mr. Lawrence S. Block (born 1967) has been a Senior Vice President and General Counsel of the Managing Owner since joining the Managing Owner in March 2005. Prior to joining the Managing Owner, Mr. Block was a Managing Director and General Counsel of Lipper & Company, L.P., a New York-based investment management firm, from January 1998 until March 2005. Prior to joining Lipper & Company, Mr. Block was a senior associate at the law firm Cadwalader, Wickersham & Taft in New York from May 1996 through December 1997. Mr. Block also worked as an associate at the law firm Proskauer Rose Goetz & Mendelsohn from September 1992 through May 1996. Mr. Block received a B.S. in Business Administration with a concentration in Accounting from the University of North Carolina at Chapel Hill in 1989 and a J.D. from the University of Pennsylvania School of Law in 1992. Mr. Block's registration as a principal of the Managing Owner has been effective since March 17, 2005. His registration as an Associated Person of the Managing Owner is pending with the National Futures Association.


    Ms. Joanne D. Rosenthal (born 1965), has been a principal, associated person and NFA associate member of the Managing Owner since February 29, 2000, February 29, 2000 and November 30, 1999, respectively. Ms. Rosenthal is Senior Vice President and Director of Portfolio Management and Implementation for the Managing Owner. Prior to joining the Managing Owner in October 1999, Ms. Rosenthal spent nine years at The Chase Manhattan Bank, in various positions of increasing responsibility. From July 1991 through April 1994, she managed the Trade Execution Desk and from May 1994 through September 1999, she was a Vice President and Senior Portfolio Manager of Chase Alternative Asset Management, Inc. Ms. Rosenthal received a Masters of Business Administration with a concentration in Finance from Cornell University and a Bachelor of Arts in Economics from Concordia University in Montreal, Canada.


    Mr. Richard Horwitz (born 1953), Senior Vice President and Director of Risk Management and Performance Analytics, joined the Managing Owner in 2002. In that role, he has been developing proprietary risk transparency/risk management systems and collaborates on manager due diligence and analytics. Previously, Mr. Horwitz was a Principal at Capital Market Risk Advisors, Inc., a preeminent risk management consulting firm. For the prior eight years, he was a Senior Research Analyst and Principal at Sanford C. Bernstein & Co., Inc. During the previous six years, he was a Senior Associate at Booz Allen & Hamilton, Inc., where he focused on the financial services industries. Mr. Horwitz received an undergraduate degree in Electrical Engineering from MIT and a M.B.A. from the Sloan School of Management at MIT.

    Mr. Peter J. Fell (born 1960), Senior Vice President, Director of Due Diligence since joining the Managing Owner in September 2004. He is responsible for manager selection and due diligence. Mr. Fell is a member of the Investment Committee. From 2000 through August 2004, Mr. Fell was a founding partner and Investment Director of Starview Capital Management. Prior to co-founding Starview

Capital Management, Mr. Fell was Vice President of Research and Product Development at Merrill Lynch Investment Partners Inc (MLIP). He was responsible for the investment evaluation and recommendation process pertaining to MLIP funds and sat on MLIP's Investment Committee. Prior to joining MLIP, Mr. Fell had been with Deutsche Bank Financial Products Corporation for six years starting in 1989, where he was Vice President in the over-the-counter fixed income derivatives area. From 1985 to 1989, he was employed by Manufacturers Hanover Trust Company, ultimately holding the position of Assistant Vice President in the Swaps and Futures Group. Mr. Fell holds an A.B. cum laude in Music Theory and History and an M.B.A. in Finance from Columbia University.

    Ms. Melissa Cohn (born 1960), Vice President and Senior Research Analyst, joined the Managing Owner in 1988. Her responsibilities include manager due diligence, manager analysis, and portfolio/risk management. Ms. Cohn has been involved in the futures industry for over 20 years. Prior to joining the Managing Owner, she spent six years in positions of increasing responsibility in the Commodities Division at Shearson Lehman Hutton Inc. Her experience includes that of Sales Assistant, Assistant Commodity Trader and Trader executing orders from numerous CTAs that traded through Shearson. Ms. Cohn graduated from the University of Wisconsin Madison with a B.S. in Agriculture in 1982.


    Mr. James Dodd (born 1951), has been a principal, associated person and NFA associate member of the Managing Owner since February 26, 2002, February 26, 2002 and January 25, 2002, respectively. He is responsible for structuring and marketing investment products to financial institutions and to retail investors via the brokerage and financial consultant channels. Earlier in his career, Mr. Dodd was a senior marketing officer of the Capital Markets Group of Continental Bank in Chicago; President of Signet Investment Banking in Richmond, Virginia; and Managing Director of Financial Institutions Marketing at Chesapeake Capital, a large Richmond-based CTA. Mr. Dodd received an AB degree from Cornell University in 1974 and a M.B.A. degree from the University of Chicago in 1983.


    Ms. Florence Y. Sofer (born 1966), has been a principal of the Managing Owner since February 28, 2002. She has been Vice President, Investor Relations/ Communications of the Managing Owner since joining the Managing Owner in November 2001. From 1997 to 2001, Ms. Sofer was the Vice President, Marketing, and a Principal of JWH, where she was responsible for strategic marketing and client communications for the firm and its subsidiaries. From 1994 to 1997, Ms. Sofer was the Marketing Manager at Global Asset Management ("GAM") where she was involved in the successful development and launch the firm's mutual fund product line. Ms. Sofer received a B.A. degree from American University in 1988 and a M.B.A. in Marketing from George Washington University in 1992.


    Mr. David Spohr (born 1963), Vice President and Director of Fund Administration, joined the Managing Owner in 2005. He is responsible for the development and execution of the administration group support responsibilities. From 2002 to 2005, Mr. Spohr was a Vice President at Safra Group, where he was responsible for the Alternative Investment operations, tax reporting and pricing valuation. From 1999 to 2002, he was a consultant to Safra Group. From 1994-1999, he was Manager of Investment Services for the Bank of Bermuda, supporting private client transactions. From 1993 to 1994, he was the Manager of Global Operations for Highbridge Capital Corporation during the fund's infancy. Mr. Spohr received a B.S. in Business Economics from The State University of New York College at Oneonta in 1985 and designation as a Chartered Financial Analyst in 1998.




  Management of Traders

    The Managing Owner's hallmark is its extensive due diligence and emphasis on vigilant management of its portfolios of traders. The Managing Owner analyzes trading and performance on a daily basis and performs ongoing due diligence with respect to each trader it retains, including the Advisors. This detailed analysis identifies sources of profits and losses for each trader each day, enabling management to make highly informed decisions regarding the performance of each such trader (including the Trust's Advisors).

    Based on the Managing Owner's perception of market conditions, Advisor performance and other factors, the Managing Owner may determine to remove or replace an Advisor or shift to another trading program of an existing Advisor if profitability, risk assumptions or other significant factors indicate that replacement is in the best interests of the Unitholders of the Trust.

    Naturally, these activities require a strong knowledge of trading and markets. The Managing

Owner operates and updates continuously a database that tracks over 600 different trading programs offered by traders around the globe. Added to these quantitative data are qualitative assessments based on detailed trader interviews and analysis of trades, trading performance and trading strategies.


  Fiduciary Obligations of the Managing Owner


    As managing owner of the Trust, the Managing Owner is effectively subject to the same restrictions imposed on "fiduciaries" under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Unitholders to exercise good faith, fairness and loyalty in all dealings affecting the Trust, consistent with the terms of the Trust's Second Amended and Restated Declaration of Trust and Trust Agreement dated as of September 27, 2005 (the "Declaration of Trust"). The Trust is referred to as the "Trust" in the Declaration of Trust which is attached hereto as Exhibit A. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Trust, as set forth herein and in the Declaration of Trust (to which terms all Unitholders, by subscribing to the Units, are deemed to consent).


    The Trust, as a publicly-offered "commodity pool," is subject to the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration, for public offering, of commodity pool interests (the "NASAA Guidelines"). The NASAA Guidelines explicitly prohibit a managing owner of a commodity pool from "contracting away the fiduciary obligation owed to investors under the common law." Consequently, once the terms of a given commodity pool, such as the Trust, are established, the managing owner is effectively precluded from changing such terms in a manner that disproportionately benefits the managing owner, as any such change could constitute self-dealing under common law fiduciary standards, and it is virtually impossible to obtain the consent of existing investors of the Trust to such self-dealing (whereas, given adequate disclosure, new investors subscribing to a pool should be deemed to evidence their consent to the business terms thereof by the act of subscribing).

    The Declaration of Trust provides that the Managing Owner and its affiliates shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust arising out of any action or inaction of the Managing Owner or its affiliates or their directors, officers, shareholders, partners, members or employees (the "Managing owner Related Parties") if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct by the Managing Owner Related Parties. The Trust has agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Trust. The NASAA Guidelines prescribe the maximum permissible extent to which the Trust can indemnify the Managing Owner Related Parties and prohibit the Trust from purchasing insurance to cover indemnification which the Trust itself could not undertake directly.


       Fiduciary and Regulatory Duties of the Managing Owner

    An investor should be aware that the Managing Owner has a fiduciary responsibility to the Unitholders to exercise good faith and fairness in all dealings affecting the Trust.

    Under Delaware law, a beneficial owner of a business trust (such as a Unitholder of the Trust) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a "class action") to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a "derivative action") to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission ("SEC"). Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

    Under certain circumstances, Unitholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator), the Clearing Brokers (registered futures commission merchants) and the Advisors (registered commodity trading advisors), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in commodities and in commodity pools may, therefore, invoke the protections provided by such legislation.

    There are substantial and inherent conflicts of interest in the structure of the Trust which are, on their face, inconsistent with the Managing Owner's fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Unitholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors' informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under "Conflicts of Interest" and elsewhere are ineligible to invest in the Trust. The Managing Owner presently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

    The foregoing summary describing in general terms the remedies available to Unitholders under federal and state law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Unitholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.


       Investment of the Managing Owner in the Trust


    The Managing Owner and/or its Affiliates have agreed to purchase and maintain an interest in each Series in an amount not less than 1% of the Net Asset Value of such Series or $25,000, whichever is greater. As of December 1, 2005, the Managing Owner and its Affiliates have also subscribed for an aggregate of 250 Series G General Units, 250 Series H General Units, 250 Series I General Units and 3,090 Series J General Units and an aggregate of 4,120 Series G Limited Units, 3,580 Series H Limited Units and 4,790 Series I Limited Units.



       Management; Voting by Unitholders

    The Unitholders of a Series take no part in the management or control, and have no voice in the operations of the Trust, such Series or their respective businesses. Unitholders, voting together as a single series, may, however, remove and replace the Managing Owner as the managing owner of the Trust and all of the Series, and may amend the Declaration of Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Units then owned by Unitholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Units then owned by Unitholders may also compel dissolution of the Trust and all of the Series. The owners of 10% of the outstanding Units then owned by Unitholders have the right to bring a matter before a vote of the Unitholders. The Managing Owner has no power under the Declaration of Trust to restrict any of the Unitholders' voting rights. Any Units purchased by the Managing Owner or its affiliates, as well as the Managing Owner's general liability interest in each Series of the Trust, are non-voting.

    The Managing Owner has the right unilaterally to amend the Declaration of Trust as it applies to any Series provided that any such amendment is for the benefit of and not adverse to the Unitholders of such Series or the Trustee and also in certain unusual circumstances -- for example, if doing so is necessary to effect the intent of a Series' tax allocations or to comply with certain regulatory requirements.

    In the event that the Managing Owner or the Unitholders vote to amend the Declaration of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.


       Recognition of the Trust and the Series in Certain States

    A number of states do not have "business trust" statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Unitholders against any loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by any Series of the Trust unless such obligation is explicitly limited so as not to be enforceable against any Unitholder personally. Furthermore, each Series itself indemnifies all its Unitholders against any liability that such Unitholders might incur in addition to that of a beneficial owner. The Managing Owner is itself generally liable for all obligations of each Series of the Trust and will use its assets to satisfy any such liability before such liability would be enforced against any Unitholder individually.

       Possible Repayment of Distributions Received by Unitholders; Indemnification by Unitholders

    The Units are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Unitholders of a Series could be required, as a matter of bankruptcy law, to return to the estate of such Series any distribution they received at a time when such Series was in fact insolvent or in violation of the Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Unitholders of a Series agree in the Declaration of Trust that they will indemnify such Series for any harm suffered by it as a result of

o   Unitholders' actions unrelated to the business of such Series,

o   transfers of their Units in violation of the Declaration of Trust, or

o taxes imposed on such Series by the states or municipalities in which such investors reside.

    The foregoing repayment of distributions and indemnity provisions (other than the provision for Unitholders of a Series indemnifying such Series for taxes imposed upon it by the state or municipality in which particular Unitholders reside, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of a Series of the Trust in such states might, theoretically, be challenged -- although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in publicly-offered commodity pools as well as other trusts and limited partnerships.


       Transfers of Units Restricted

    A Unitholder may, subject to compliance with applicable federal and state securities laws, assign such Unitholder's Units upon notice to the Trust and the Managing Owner. No assignment will be effective in respect of the Trust or the Managing Owner until the first day of the month succeeding the month in which such notice is received. No assignee may become a substituted Unitholder except with the consent of the Managing Owner and upon execution and delivery of an instrument of transfer in form and substance satisfactory to the Managing Owner. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to affiliates.

    There are, and will be, no certificates for the Units. Any transfers of Units will be reflected on the books and records of the applicable Series of the Trust. Transferors and transferees of Units will each receive notification from the Managing Owner to the effect that such transfers have been duly reflected as notified to the Managing Owner.


       Exchange Privilege


    You may exchange your Units in one Series for Units in another Series, each such transaction, an Exchange. Exchanges will be available between the various Class I of the Series, and Exchanges will be available between the various Class II of the Series. A Unitholder may not receive Units in a closed Series. It is important to note that Exchanges will not be allowed from Class I to Class II or vice-versa. Units submitted for exchange must have an aggregate Net Asset Value not less than $2,000. An Exchange will be effectuated through a redemption of Units in one Series and an immediate purchase of Units in another Series. Each Unit purchased in an Exchange will be issued and sold at Net Asset Value per Unit of Units of the Series into which the Exchange is being made as of the Closing Date upon which the Exchange is to be effectuated. Because an Exchange involves a redemption of the Unit being exchanged, an exchanging Unitholder may realize a taxable gain or loss in connection with the Exchange.


    Each Exchange is subject to satisfaction of the conditions governing redemption on the applicable day, as well as the requirement that the Series being exchanged into is then offering registered Units. The Net Asset Value of Units to be exchanged, as well as the Units to be acquired, on the applicable Closing Date may be higher or lower than it is on the date that the Request for Exchange is submitted due to the potential fluctuation in the Net Asset Value per Unit of Units of each Series. To effect an Exchange, a Request for Exchange must be submitted to the Managing Owner on a timely basis (i.e., at 10:00 AM New York time at least five (5) Business Days prior to the day on which the Exchange is to become effective). The Managing Owner, in its sole and absolute discretion, may change the notice requirement upon written notice to you. You must request an Exchange on the applicable Request for Exchange form attached as an annex to Exhibit A to the Statement of Additional Information.

    A Class I Unitholder who exchanges a Class I Unit prior to the first anniversary of the purchase of such Unit will not be subject to a redemption charge in respect of the Unit being redeemed in connection with the Exchange. Units acquired in an Exchange that are subsequently redeemed will be subject to the redemption charge as if the Units acquired in connection with the Exchange had been acquired on the purchase date of the Units redeemed in connection with the Exchange.


       Reports to Unitholders

    Each month the Managing Owner reports such information as the CFTC may require to be given to the participants in "commodity pools" such as the Series of the Trust, and any such other information as the Managing Owner may deem appropriate. There are similarly distributed to Unitholders, not later than March 30 of each year, certified financial statements and, not later than March 15 of each year, the tax information related to each Series of the Trust necessary for the preparation of their annual federal income tax returns.

    The Managing Owner will notify Unitholders of any change in the fees paid by any Series of the Trust or of any material changes in the basic investment policies or structure of any Series of the Trust. Any such notification shall include a description of Unitholders' voting rights.


       General

    In compliance with the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration of commodity pool programs under state securities or "Blue Sky" laws, the Declaration of Trust provides that:

o the executing and clearing commissions paid by each Series of the Trust shall be reasonable, and the Managing Owner shall include in the annual reports containing each Series' certified financial statements distributed to Unitholders each year the approximate round-turn equivalent rate paid on such Series' trades during the preceding year;

o no rebates or give-ups, among other things, may be received from any Series by any of the Selling Agents in respect of sales of the Units of such Series, and such restriction may not be circumvented by any reciprocal business arrangements among any Selling Agents or any of their respective affiliates and such Series;

o no trading advisor of any Series (including the Managing Owner) may participate directly or indirectly in any per-trade commodity brokerage commissions generated by such Series;

o any agreement between any Series and the Managing Owner or any affiliates of the Managing Owner must be terminable by such Series upon no more than sixty (60) days' written notice;

o no Series may make any loans, and the funds of such Series will not be commingled with the funds of any other Series or any other person (deposit of the assets of such Series with a commodity broker, clearinghouse or currency dealer does not constitute commingling for these purposes); and

o  no Series will employ the trading technique commonly known as "pyramiding."

      Organizational Chart

      The chart below sets forth the ownership of the Managing Owner.

                Kenneth A. Shewer                Mark S.Goodman
                          \                             /
                           \                           /
                       50%  \                         /  50%
                             \                       /
                              \                     /
                               \                   /
                           ----------------------------
                           |                          |
                           |          Kenmar          |
                           |          Group           |
                           |           Inc.           |
                           |                          |
                           ----------------------------
                               /                   \
                              /                     \
                       100%  /                       \  100%
                            /                         \
                           /                           \
                          /                             \
                -------------------            -------------------
                |                 |            |                 |
                |       KAS       |            |       MSG       |
                |   Commodities   |            |    Commodities  |
                |       Inc.      |            |       Inc.      |
                |                 |            |                 |
                -------------------            -------------------
                          \                             /
                           \                           /
                       50%  \                         /  50%
                              \                     /
                               \                   /
                           ----------------------------
                           |                          |
                           |          Kenmar          |
                           |        Investment        |
                           |        Associates        |
                           |                          |
                           ----------------------------
                                         |
                                         |
                                         |  100%
                                         |
                                         |
                           ----------------------------
                           |                          |
                           |          Kenmar          |
                           |         Holdings         |
                           |           Inc.           |
                           |                          |
                           ----------------------------
                                         |
                                         |
                                         |  100%
                                         |
                                         |
                           ----------------------------
                           |                          |
                           |         Preferred        |
                           |         Investment       |
                           |         Solutions        |
                           |           Corp.          |
                           |                          |
                           ----------------------------



All entities in the above chart have their sole place of business at 900 King Street, Suite 100, Rye Brook, New York 10573.



                              MATERIAL CONTRACTS


       Advisory Agreements

    There is an Advisory Agreement among the Managing Owner and each Advisor and the Trading Vehicle corresponding to such Advisor by which the Managing Owner indirectly via the Trading Vehicle delegated to each Advisor sole discretion and responsibility to trade commodities for such Trading Vehicle. The Advisor for each Trading Vehicle will place trades based on its agreed-upon trading approach (the "Trading Approach"), which is described under the heading "Series G," "Series H" and "Series I," and each Advisor has agreed that at least 90% of the gains and income if any, generated by its Trading Approach will largely result from buying and selling commodities or futures, forwards and options on commodities. All trading is subject to the Trust's Trading Limitations and Policies which are described under the heading "Trading Limitations and Policies." The Advisory Agreements will be effective for one year after trading commences and will be renewed automatically for additional one-year terms unless terminated. Each Advisory Agreement with an Advisor will terminate automatically:

    o if the Series it indirectly manages is terminated (other than Series J);
or


    o if, as of the end of any Business Day, the Net Asset Value of the relevant Trading Vehicle declines by 40% from the Net Asset Value of such Trading Vehicle (a) as of the beginning of the first day of the Advisory Agreement or (b) as of beginning of the first day of any calendar year, in each case after appropriate adjustment for distributions, withdrawals, redemptions, reallocations and additional allocations.


    Each Advisory Agreement may be terminated at the discretion of the Trading Vehicle at any time upon 30 days' prior written notice to an Advisor. Also, each Advisory Agreement may be terminated at the discretion of the Trading Vehicle upon prior written notice to the Advisor for cause, which may include the following:

    o the Trading Vehicle determines in good faith that the Advisor is unable to use its agreed upon Trading Approach to any material extent;

    o the Advisor's registration as a CTA under the CE Act or membership as a CTA with the NFA is revoked, suspended, terminated or not renewed;

    o the Trading Vehicle determines in good faith that the Advisor has failed to conform and, after receipt of written notice, continues to fail to conform in any material respect, to (A) the Trading Limitations and Policies, or (B) the Advisor's Trading Approach;

    o there is an unauthorized assignment of the Advisory Agreement by the Advisor;

    o the Advisor dissolves, merges or consolidates with another entity or sells a substantial portion of its assets, any portion of its Trading Approach utilized by a Trading Vehicle or its business goodwill, in each instance without the consent of the Trading Vehicle;

    o the Advisor becomes bankrupt or insolvent; or

    o for any other reason if the Trading Vehicle determines in good faith that the termination is essential for the protection of the assets of such Trading Vehicle, including, without limitation, a good faith determination by the Trading Vehicle that such Advisor has breached a material obligation to the Trading Vehicle under the Advisory Agreement relating to the trading of the Trading Vehicle's assets.

    Each Advisor also has the right to terminate the Advisory Agreement in its discretion at any time for cause in the event:

    o of the receipt by the Advisor of an opinion of independent counsel satisfactory to the Advisor and the Trading Vehicle that by reason of the Advisor's activities with respect to the Trading Vehicle, the Advisor is required to register as an investment adviser under the Investment Advisers Act of 1940 and it is not so registered;

    o the registration of the Managing Owner as a CPO under the CE Act or membership as a CPO with the NFA is revoked, suspended, terminated or not renewed;

    o the Trading Vehicle imposes additional trading limitation(s) which the Advisor does not agree to follow in its trading of a Series' assets; or the Trading Vehicle overrides trading instructions;

    o the assets allocated to the Advisor decrease, for any reason, to less than an amount specified in the particular Advisory Agreement;

    o the Trading Vehicle elects to have the Advisor use a different Trading Approach and the Advisor objects;

    o there is an unauthorized assignment of the Advisory Agreement by the Trading Vehicle;

    o the material breach of the Advisory Agreement by the Trading Vehicle after giving written notice to the Trading Vehicle which identifies such breach and such material breach has not been cured within 10 days following receipt of such notice by the Trading Vehicle;

    o the Advisor provides the Trading Vehicle with written notice as specified in the particular Advisory Agreement; or

    o other good cause is shown and the written consent of the Trading Vehicle is obtained (which shall not unreasonably be withheld).


    In addition to the trading management services each Advisor provides pursuant to the Advisory Agreement, each Advisor also is permitted to manage and trade accounts for other investors (including other public and private commodity pools), and trade for its own account, and for the accounts of its partners, shareholders, directors, officers and employees, using the same Trading Approach and other information it uses on behalf of the Trading Vehicle, so long as in the Advisor's reasonable judgment the aggregate amount of capital being managed or traded by the Advisor does not (i) materially impair the Advisor's ability to carry out its obligations and duties to the Trading Vehicle pursuant to the Advisory Agreement or (ii) create a reasonable likelihood of the Advisor having to modify materially its agreed upon Trading Approach being used for the Trading Vehicle in a manner which might reasonably be expected to have a material adverse effect on the Trading Vehicle. Each Advisor will, upon reasonable request, permit the Managing Owner or Trading Vehicle to review at the Advisor's offices such trading records that the Managing Owner or Trading Vehicle may reasonably request.


    None of the Advisors nor their officers, directors, partners, shareholders or employees or controlling persons will be liable to the Trading Vehicle, its shareholders, members, directors, officers, employees or controlling persons, except by reason of acts or omissions in material breach of the Advisory Agreement or due to their willful misconduct or gross negligence or by reason of not having acted in good faith in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Trading Vehicle; it being understood that none of the Advisors makes any guarantee of profit and provides no protection against loss, and that all purchases and sales of commodities are for the account and risk of the Trading Vehicle, and that the Advisors shall incur no liability for trading profits or losses resulting therefrom except as set forth above. Each of the Advisors, and their respective shareholders, directors, officers, partners, employees and controlling persons, will be indemnified and held harmless by the Trading Vehicle and the Managing Owner from and against any losses liabilities and expenses (including without limitation reasonable attorneys' fees) and amounts paid in settlement of any claims (collectively, "Losses") sustained by the Advisor in connection with any acts or omissions of the Advisor or its partners, officers, directors, shareholders or employees relating to their management of the Trading Vehicle or as a result of any material breach of the Advisory Agreement by the Trading Vehicle or the Managing Owner, provided that:

    o such Losses were not the result of negligence or misconduct or a material breach of the Advisory Agreement on the part of the Advisor or its partners, officers, directors, shareholders or employees or controlling persons;

    o the Advisor, and its shareholders, directors, officers, partners, employees and each person controlling the Advisor, acted in good faith and in a manner reasonably believed by such person to be in, or not opposed to, the best interests of the Trading Vehicle and its members; and

    o any such indemnification will be recoverable from the assets of the Trading Vehicle but not from the assets of any Series; provided further, however, that no indemnification shall be permitted for amounts paid in settlement if the Trading Vehicle does not approve the amount of the settlement (which approval shall not be unreasonably withheld).

    Expenses incurred by an indemnified person in defending a threatened or pending civil, administrative or criminal action, suit or proceeding shall be paid by the Trading Vehicle in advance of the final disposition of such action, suit or proceeding if:

    o the legal action, suit or proceeding, if sustained, would entitle the indemnitee to indemnification under the terms of the Advisory Agreement; and

    o the Advisor undertakes to repay the advanced funds to the Trading Vehicle in cases in which the indemnitee is not entitled to indemnification under the terms of the Advisory Agreement.

    The Trading Vehicle has the right to offer to settle any indemnity matter with the approval of the applicable Advisor (which approval shall not be unreasonably withheld).


       Brokerage Agreement

    The Clearing Broker and the Trust on behalf of each Series entered into a brokerage agreement, or each, a Brokerage Agreement. As a result the Clearing
Broker:

    o acts as the executing and clearing broker with respect to each Series;

    o acts as custodian of each Series' assets;

    o assists with foreign currency; and

    o performs such other services for the Trust as the Managing Owner may from time to time request.

    As executing and clearing broker for each of the Series, the Clearing Broker receives each Advisor's orders for trades. Generally, when an Advisor gives an instruction either to sell or buy a particular foreign currency forward contract, the Trust, on behalf of each Series, engages in back-to-back principal trades with the Clearing Brokers in order to carry out the Advisor's instructions. In back-to-back currency transactions, a Clearing Broker, as principal, arranges bank lines of credit and contracts to make or to take future delivery of specified amounts of the currency at the negotiated price. The Clearing Broker, again as principal, in turn contracts with the Trust on behalf of each Series to make or take future delivery of the same specified amounts of currencies at the same price. In these transactions, such Clearing Broker acts in the best interests of each Series, as applicable, of the Trust.

    Confirmations of all executed trades for each Series are given to the Trust by the Clearing Broker. The Brokerage Agreement incorporates the Clearing Broker's standard customer agreements and related documents, which generally include provisions that:

    o all funds, commodities and open or cash positions carried for each Series will be held as security for that Series' obligations to the Clearing Broker;

    o the margins required to initiate or maintain open positions will be as from time to time established by the Clearing Brokers and may exceed exchange minimum levels; and

    o each Clearing Broker may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of the Trust on behalf of the applicable Series.

    As custodian of each Series' assets, the Clearing Brokers are responsible, among other things, for providing periodic accountings of all dealings and actions taken by each Series during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of each Series of each Series of the Trust.

    Administrative functions provided by the Clearing Brokers for each Series include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

    As long as the Brokerage Agreement between it and the Trust (on behalf of each Series) is in effect, each Clearing Broker will not charge the Trust a fee for any of the services it has agreed to perform, except for the agreed-upon brokerage fee.

    Each Brokerage Agreement is not exclusive and runs for successive one-year terms to be renewed automatically each year unless terminated. Each Brokerage Agreement is terminable by the Trust on behalf of each Series or UBS Securities without penalty upon thirty (30) days' prior written notice (unless where certain events of default occur or there is a material adverse change in such Series' financial position, in which case only prior written notice is required to terminate the Brokerage Agreement).

    The Brokerage Agreement provides that neither UBS Securities nor any of its managing directors, officers, employees or affiliates shall be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by any Series of the Trust other than as a result of UBS Securities negligence or reckless or intentional misconduct or breach of such agreement.


       Selling Agreement


    The Selling Agent has entered into an Amended and Restated selling agreement, or a Selling Agent Agreement, with the Trust and the Managing Owner. The Managing Owner and the Selling Agent intend to appoint certain other broker-dealers registered under the Securities Exchange Act of 1934, as amended, and members of the NASD, as additional selling agents, or Correspondent Selling Agents. Each Correspondent Selling Agent has signed a Correspondent Selling Agent Agreement, as amended from time-to-time with the Trust and the Selling Agent. The Selling Agent and each Correspondent Selling Agent will use their "best efforts" to sell Units. This means that the Selling Agent and the Correspondent Selling Agents are not required to purchase any Units or sell any specific number or dollar amount of Units but will use their best efforts to sell the Units offered.


    The Selling Agent and each Correspondent Selling Agent, in recommending to any person the purchase or sale of Units, will use commercially reasonable efforts to determine, on the basis of information obtained from the prospective purchaser concerning the prospective purchaser's investment objectives, the prospective purchaser's other investments and the prospective purchaser's financial situation and needs, and any other information known by the Selling Agent or the Correspondent Selling Agent, as applicable, through the review of its offeree questionnaire completed by such prospective purchaser and maintain in the Selling Agent's or the Correspondent Selling Agent's files documents disclosing the basis upon which the determination of suitability was reached as to each purchaser.

    In connection with the offer, sale and distribution of the Units, the Selling Agent and each Correspondent Selling Agent has agreed that it will comply fully with all applicable laws and regulations, and the rules, policy statements and interpretations of the NASD, the SEC, the CFTC, state securities administrators and any other regulatory or self-regulatory body. The Selling Agent and each Correspondent Selling Agent has agreed that it will not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is being maintained.


    The Selling Agreement (and any Correspondent Selling Agent Agreement) will be terminated at the conclusion of the offering with respect to each Series. Prior to the conclusion of the offering, the Selling Agreement (and any Correspondent Selling Agent Agreement) may be terminated by the Selling Agent, at the Selling Agent's option, by giving thirty (30) days' notice to the Trust and the Managing Owner, in the event:


    o there is, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Trust or the Managing Owner which, in the judgment of the Selling Agent, renders it inadvisable to proceed with the offer and sale of the Units;

    o the Registration Statement and/or the Prospectus is not amended promptly after written request by the Selling Agent for it to be so amended because an event has occurred which, in the opinion of counsel for the Selling Agent, should be set forth in the Registration Statement or the Prospectus in order to make the statements therein not misleading;

    o any of the conditions specified in Section 7 (relating to covenants of the Managing Owner) of the Selling Agreement are not fulfilled when and as required by the Selling Agent Agreement to be fulfilled;

    o there is a general suspension of, or a general limitation on prices for, trading in commodity futures or option contracts on commodity exchanges in the United States or other commodities instruments, or there is any other national or international calamity or crisis in the financial markets of the United States to the extent that it is determined by the Selling Agent, in its discretion, that such limitations would materially impede the Trust's trading activities or make the offering or delivery of the Units impossible or impractical; or

    o there is a declaration of a banking moratorium by Federal, New York or Delaware authorities. In addition, each Selling Agent Agreement may be terminated with respect to a Series by written agreement among the parties to the Selling Agent Agreement.

    The Selling Agent and the Correspondent Selling Agents shall not be liable to the Trust, the Trustee or the Managing Owner for any act or failure to act on behalf of the Trust, if such act or failure to act on the part of the Selling Agent, the Correspondent Selling Agent or their respective principals or affiliates did not constitute negligence, misconduct or a breach of any of the representations, warranties, covenants or agreements of the Selling Agent or Correspondent Selling Agent, as the case may be, contained in the Selling Agreement or Correspondent Selling Agent Agreement, as the case may be.

    The Managing Owner and the Trust will indemnify and hold harmless the Selling Agent, the Correspondent Selling Agents and their respective principals and affiliates from and against any and all loss, liability, claim, damage, expense, fine, penalty, cost or expense (including, without limitation, attorneys' and accountants' fees and disbursements), judgments and amounts paid in settlement, or Losses, to which the Selling Agent, the Correspondent Selling Agent or their respective principals and affiliates may become subject arising out of or in connection with the Selling Agreement or the Correspondent Selling Agent Agreement, as the case may be, the transactions contemplated thereby or the fact that the Selling Agent or Correspondent Selling Agent is or was a selling agent of the Trust arising out of or based upon:

    o any untrue statement of material fact contained in the Selling Agreement or Correspondent Selling Agent Agreement, as applicable, the Prospectus or any application or written communication executed by the Managing Owner or the Trust filed in any jurisdiction in order to qualify the Units under the securities laws thereof;

    o any omission from such documents of a material fact required to be stated therein or necessary to make the statements therein not misleading; or

    o any breach of any representation, warranty, covenant or agreement made by the Managing Owner or the Trust in the Selling Agent Agreement, except to the extent that any such Losses arise out of, relate to, or are based upon the Selling Agent's failure to meet the standard of liability applicable to it under the Selling Agent Agreement.

    The Selling Agent agrees to indemnify and hold harmless the Trust, the Trustee and the Managing Owner and the Principals and Affiliates of the Trustee and the Managing Owner from and against all Losses incurred by any of them arising out of or based upon the Selling Agent's failure to meet the standard of liability set forth in the Selling Agreement.


                        FEDERAL INCOME TAX CONSEQUENCES


    The following constitutes the opinion of Sidley Austin LLP and summarizes the material federal income tax consequences to United States taxpayers who are individuals.



      Partnership Tax Status of Each Series

    In the opinion of counsel, each Series of the Trust will be classified as a partnership for federal income tax purposes and, based on the type of income expected to be earned by each Series, will not be treated as a "publicly-traded partnership" taxable as a corporation.


       Taxation of Unitholders on Profits or Losses

    Each Unitholder of a Series will be subject to tax on such Unitholder's share of such Series' income and gains, if any, even if such Unitholders do receive any cash distributions or redeem Units. In addition, a Unitholder of a Series may be subject to payment of taxes on such Series' interest income even though the Net Asset Value per Unit of such Series has decreased due to trading losses. See "-- Tax on Capital Gains and Losses; Interest Income," on the following page.

    Each Series of the Trust provides each of its Unitholders with an annual schedule of such Unitholder's share of tax items. Each Series generally allocates these items of gain and loss equally to each Unit. However, when a Unitholder redeems Units, the Series shall allocate capital gains or losses to the Unitholder of such Series so as to reduce or eliminate any difference between the redemption proceeds and the tax basis of such Units. A Unitholder's adjusted tax basis in a Unit equals the amount originally paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions or losses allocated to the Unit.


       Limited Deductibility of Trust Losses and Deductions

    A Unitholder of a Series may not deduct losses or deductions in excess of his or her tax basis in his or her Units as of year-end. Generally, a Unitholder's tax basis in such Unitholder's Units is the amount paid for such Units reduced (but not below zero) by such Unitholder's share of any distributions, losses and deductions and increased by such Unitholder's share of income and gains. However, a Unitholder subject to "at-risk" limitations (generally non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is "at-risk." The "at-risk" amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Trust.


       Limited Deductibility for Certain Expenses

    The Managing Owner does not consider the brokerage fees and the Incentive Fee, as well as other ordinary expenses of any Series, investment advisory expenses or other expenses of producing income. Accordingly, for tax reporting purposes, the Managing Owner currently treats the ordinary expenses of each Series as ordinary business expenses not subject to the limitations which apply to investment advisory expenses described below. However, the IRS might contend otherwise and to the extent the IRS recharacterizes these expenses a Unitholder would have the amount of the ordinary expenses allocated to him accordingly.

    Individual taxpayers are subject to material limitations on their ability to deduct investment advisory fees, unreimbursed expenses of an employee, and certain other expenses of producing income not resulting from the conduct of a trade or business. For individuals who itemize deductions, the expenses of producing income, including "investment advisory fees," are aggregated with unreimbursed employee business expenses, certain other expenses of producing income and deductions (collectively, the "Aggregate Investment Expenses"), and such Aggregate Investment Expenses are deductible only to the extent such amount exceeds 2% of the individual's adjusted gross income. In addition, Aggregate Investment Expenses in excess of the 2% threshold, when combined with certain other itemized deductions, are subject to a reduction generally equal to the lesser of 3% of the individual's adjusted gross income in excess of a certain threshold amount and 80% of certain itemized deductions otherwise allowable for the tax year. Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions, which are not deductible by an individual in calculating his or her alternative minimum tax liability.

    If the Profit Shares, the Incentive Fee and other expenses of a Series were determined to constitute "investment advisory fees," an individual Unitholder's pro rata share of the amounts so characterized would be included in Aggregate Investment Expenses potentially subject to the deduction limitations described above. In addition, each individual Unitholder's share of income from such Series would be increased (solely for tax purposes) by such Unitholder's pro rata share of the amounts so characterized. Any such characterization by the IRS could require Unitholders to file amended tax returns and pay additional taxes, plus interest. It is unlikely that tax penalties would be imposed on account of such an IRS characterization.

       Year-End Mark-to-Market of Open Section 1256 Contract Positions

    Section 1256 Contracts are futures, options on futures and stock index options traded on U.S. exchanges and certain foreign currency contracts.
Section 1256 Contracts that remain open at the end of a tax year are treated for tax purposes as if such positions had been sold at year-end and any gain or loss is recognized. The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held. Non-Section 1256 Contracts include, among other things, certain foreign currency transactions and non-U.S. exchange traded futures. Gain or loss on any non-Section 1256 Contracts is recognized when sold by a Series and are primarily short-term gain or loss.


       Tax on Capital Gains and Losses; Interest Income

    As described under "-- Year-End Mark-to-Market of Open Section 1256 Contract Positions," each Series' trading, not including its cash management which generates primarily ordinary income, generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its Section 1256 Contracts and primarily short-term capital gain or loss from any non-Section 1256 Contracts. Individuals pay tax on long-term capital gains at a maximum rate of 15%. Short-term capital gains are subject to tax at the same rates as ordinary income.

    Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, a Series could incur significant losses but a Unitholder could be required to pay taxes on such Unitholder's share of such Series' interest income.

    If an individual taxpayer incurs a net capital loss for a year, he may elect to carry back (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts. A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts. To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carry forward such losses indefinitely as losses on Section 1256 Contracts.


       Syndication Expenses

    No Series nor any Unitholder of such Series will be entitled to any deduction for such Series' syndication expenses, including the one-time upfront organizational charge paid to the Managing Owner and any amount paid by the Managing Owner to any additional Selling Agents, nor can such expenses be amortized by such Series or any Unitholder. Such expenses may be included in capital losses upon redemption.


       Unrelated Business Taxable Income

    Tax-exempt Unitholders of a Series will not be required to pay tax on their share of income or gains of such Series, provided that such Unitholders do not purchase Units with borrowed funds.


       IRS Audits of the Series and Their Respective Unitholders

    If a Series is audited, the IRS is required to audit Series-related items at the Series level rather than the Unitholder level. The Managing Owner is the "tax matters partner" of each Series with general authority to determine such Series' responses to a tax audit. If an audit of a Series results in an adjustment, all Unitholders of such Series may be required to pay additional taxes, interest and penalties.


       State and Other Taxes

    In addition to the federal income tax consequences described above, each Series and its Unitholders may be subject to various state and other taxes.


       Tax Elections

    The Managing Owner has the discretion to make any election available to any Series under the Code. Such elections may affect the timing and/or character of gains and losses generated by such Series.

                             --------------------

    Prospective investors are urged to consult their tax advisers before deciding whether to invest.

                      PURCHASES BY EMPLOYEE BENEFIT PLANS


    Although there can be no assurance that an investment in any Series of the Trust, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on "unrelated business taxable income." See "Federal Income Tax Consequences -- `Unrelated Business Taxable Income'" at page 99.
In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of any Series of the Trust.


    As a matter of policy, the Managing Owner will attempt to limit subscriptions to each Series from any employee benefit plan to no more than 10% of the value of the readily marketable assets of such plan (irrespective of the net worth of the beneficiary or beneficiaries of such plan).


       General




    A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception") and
(ii) an exception applicable if the investment by all "benefit plan investors" is not "significant" (the "Significant Participation Exception"). Each Series will rely on the Significant Participation Exception until such time as each Series satisfies the conditions of the Publicly-Offered Security Exception.

    The Significant Participation Exception applies if investments by benefit plan investors is not significant. The term "benefit plan investors" includes all Plans (i.e., all "employee benefit plans" as defined in and subject to ERISA and all "plans" as defined in and subject to Section 4975 of the Code), all "employee benefit plans" and "plans" as defined in but not subject to either ERISA or Section 4975 of the Code, and all entities that hold "plan assets" due to investments made in such entities by already described benefit plan investors. In addition, all or a portion of an investment made by an insurance company using assets from its general account may be treated as a benefit plan investor. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than 25% of the total capital of each class of equity interests in the entity (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and "affiliates" (as defined in the regulations issued under ERISA) of such persons).

    During any time that the Trust is relying on the Significant Participation Exception in order to avoid causing assets of each Series to be "plan assets," the Managing Owner intends to restrict the aggregate investment by benefit plan investors to under 25% of the total capital of each class of equity interests of each Series (not including the investments of the Trustee, the Managing Owner, any of the Advisors, any person who provides investment advice for a fee (direct or indirect) with respect to the assets of each Series, and any entity that is directly or indirectly through one or more intermediaries controlling, controlled by or under common control with any of such entities (including a partnership or any other similar entity for which the Managing Owner is the general partner (or the functional equivalent thereof) or provides investment advice), and each of the principals, officers and employees of any of the foregoing entities who has the power to exercise a controlling influence over the management or policies of such entity or of the Trust). Furthermore, because the 25% test is ongoing, it not only restricts additional investments by benefit plan investors, but also can cause the Managing Owner to require that existing benefit plan investors withdraw from the applicable Series in the event that other investors withdraw. If rejection of subscriptions or such mandatory withdrawals are necessary, as determined by the Managing Owner, to avoid causing the assets of the Trust to be "plan assets," the Managing Owner will effect such rejections or withdrawals in such manner as the Managing Owner, in its sole discretion, determines.


    In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

    Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in any Series of the Trust, including the role that an investment in such Series would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in any Series of the Trust, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in such Series, are diversified so as to minimize the risk of large losses and that an investment in such Series complies with the Plan and related trust.

    EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN ANY SERIES OF THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NEITHER THE TRUST AS A WHOLE NOR ANY SERIES OF THE TRUST IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.


       "Plan Assets"


    A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception") and
(ii) an exception applicable if the investment by all "benefit plan investors" is not "significant" (the "Significant Participation Exception"). Each Series will rely on the Significant Participation Exception until such time as each Series satisfies the conditions of the Publicly-Offered Security Exception.

    The Significant Participation Exception applies if investments by benefit plan investors is not significant. The term "benefit plan investors" includes all Plans (i.e., all "employee benefit plans" as defined in and subject to ERISA and all "plans" as defined in and subject to Section 4975 of the Code), all "employee benefit plans" and "plans" as defined in but not subject to either ERISA or Section 4975 of the Code, and all entities that hold "plan assets" due to investments made in such entities by already described benefit plan investors. In addition, all or a portion of an investment made by an insurance company using assets from its general account may be treated as a benefit plan investor. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than 25% of the total capital of each class of equity interests in the entity (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and "affiliates" (as defined in the regulations issued under ERISA) of such persons).

    During any time that the Trust is relying on the Significant Participation Exception in order to avoid causing assets of each Series to be "plan assets," the Managing Owner intends to restrict the aggregate investment by benefit plan investors to under 25% of the total capital of each class of equity interests of each Series (not including the investments of the Trustee, the Managing Owner, any of the Advisors, any person who provides investment advice for a fee (direct or indirect) with respect to the assets of each Series, and any entity that is directly or indirectly through one or more intermediaries controlling, controlled by or under common control with any of such entities (including a partnership or any other similar entity for which the Managing Owner is the general partner (or the functional equivalent thereof) or provides investment advice), and each of the principals, officers and employees of any of the foregoing entities who has the power to exercise a controlling influence over the management or policies of such entity or of the Trust). Furthermore, because the 25% test is ongoing, it not only restricts additional investments by benefit plan investors, but also can cause the Managing Owner to require that existing benefit plan investors withdraw from the applicable Series in the event that other investors withdraw. If rejection of subscriptions or such mandatory withdrawals are necessary, as determined by the Managing Owner, to avoid causing the assets of the Trust to be "plan assets," the Managing Owner will effect such rejections or withdrawals in such manner as the Managing Owner, in its sole discretion, determines.

    The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held" and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is "freely transferable" is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable:
(i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as "a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent" (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer's control.

    The Managing Owner expects that the Publicly Offered Security Exception will apply with respect to the Units of each Series. First, the Units of each Series are being sold only as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Units of each Series were registered under the Securities Exchange Act of 1934 within 120 days (or such later time as allowed by the SEC) after the end of the fiscal year of such Series in which the offering of such Units occurred.

    Second, it appears that the Units of each Series are freely transferable because the minimum investment is not more than $5,000 and Unitholders may assign their economic interests in such Series by giving written notice to the Managing Owner, provided such assignment would not violate any federal or state securities laws and would not adversely affect the tax status of such Series. As described in the second preceding paragraph, the ERISA Regulation provides that if a security is part of an offering in which the minimum investment is $10,000 or less, a restriction on substitution of a limited partner of a partnership, including a general partner consent requirement, will not prevent a finding that the security is freely transferable, provided that the economic benefits of ownership can be transferred without such consent. Although this provision, read literally, applies only to partnerships, the Managing Owner believes that because the determination as to whether a security is freely transferable is based on the facts and circumstances, the fact that the Units, which are issued by a series of a statutory trust rather than a partnership, have an identical restriction should not affect a finding that the Units are freely transferable.


     Third, the Units of each Series are expected to be owned by more than 100 investors who are independent of the Trust and of each other. Until such time as any Series is owned by more than 100 investors who are independent of the Trust and of each other such Series will rely on the Significant Participation Exception.



       Ineligible Purchasers

    Units may not be purchased with the assets of a Plan if the Managing Owner, any of the Advisors, the Selling Agents, any Clearing Broker, any of the brokers through which any Advisor requires any Series of the Trust to trade, any Series or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause
(a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

    Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in any Series of the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

    ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE FUND, ANY SERIES, THE MANAGING OWNER, ANY ADVISOR, ANY CLEARING BROKERS, THE SELLING AGENTS OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN UNITS OF ANY SERIES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.


                             PLAN OF DISTRIBUTION




       The Offering

    Units of each Series are offered continuously to the public -- on a "best-efforts" basis -- at their month-end Net Asset Value per Unit. The minimum investment is $5,000 in the aggregate except for (i) trustees or custodians of eligible employee benefit plans and individual retirement accounts and (ii) existing Unitholders of a Series subscribing for additional Units of such Series, where the minimum investment is $2,000 in the aggregate. The Managing Owner, in its sole discretion, may waive the minimums. A subscriber may purchase Units in any one or a combination of Series, although the minimum purchase for any single Series is $500. Units will be issued as of the commencement of business on the first Business Day of each month.



Subscription Procedure


    To purchase Units of any Series, an investor must complete, execute and deliver a copy of the Subscription Agreement and Power of Attorney Signature Pages. Existing investors in a Series must execute new Subscription Agreement and Power of Attorney Signature Pages and verify their continued suitability to make additional investments and must have received a current Prospectus for the Trust. Subscription payments may be made by wire transfer or by authorizing a Selling Agent to debit a subscriber's customer securities account for the amount of his or her subscription. When a subscriber authorizes such a debit (which authorization is given in the Subscription Agreement and Power of Attorney), the subscriber is required to have the amount of his or her subscription payment on deposit in his or her account as of the settlement date specified by the relevant Selling Agent -- generally, the fifth Business Day after the date of purchase (the first day of the month immediately following the month during which a subscription is accepted) if the Subscription Agreement and Power of Attorney is executed and delivered at least five (5) Business Days prior to the end of such month.


    The Units are sold when, as and if subscriptions therefor are accepted by the Managing Owner, subject to the satisfaction of certain conditions set forth in the Selling Agreement and to the approval by counsel of certain legal matters.


    All subscriptions will be irrevocable by the subscriber, except as set forth below. In the Subscription Agreement, you are required to represent that you received the Prospectus five (5) days prior to the date of receipt of your Subscription Agreement. We are prohibited from selling Units to you until five
(5) days after you receive the Prospectus. Rejected or revoked subscriptions will be returned with interest. No fees or other amounts will be deducted from your subscription, which will be returned to you within seven Business Days after such rejection. Subscriptions which are received after the subscription deadline for any month will be deemed to be a subscription to purchase Units as of the first Business Day of the next succeeding month, subject to acceptance by the Managing Owner, satisfaction of certain conditions set forth in the Selling Agreement and approval by counsel of certain legal matters.


    All subscribers will receive a confirmation of their purchase from their Selling Agent.

    There is no minimum number of Units of any Series which must be sold as of the beginning of a given month for any Units of such Series to be sold at such time.


Subscribers' Representations and Warranties

    By executing a Subscription Agreement and Power of Attorney Signature Page, each subscriber is representing and warranting, among other things, that:

o the subscriber is of legal age to execute and deliver such Subscription Agreement and Power of Attorney and has full power and authority to do so;

o the subscriber has read and understands Exhibit B to this Prospectus and meets or exceeds the applicable suitability criteria of net worth and annual income set forth therein; and

o  the subscriber has received a copy of this Prospectus.

    These representations and warranties might be used by the Managing Owner or others against a subscriber in the event that the subscriber were to take a position inconsistent therewith.

    While the foregoing representations and warranties are binding on subscribers, the Managing Owner believes that to a large extent such representations and warranties would be implied from the fact that an investor has subscribed for Units. Any subscriber who is not prepared to give such representations and warranties, and to be bound by them, should not invest in the Units.


                                 LEGAL MATTERS


    Sidley Austin LLP has advised the Managing Owner in connection with the Units being offered hereby. Sidley Austin LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust and each of the Series. Sidley Austin LLP has prepared the section "Federal Income Tax Consequences" and "Purchases By Employee Benefit Plans" with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent, the Trust, any Series or the Unitholders of any Series in matters relating to the Trust or any Series.



                                    EXPERTS



     Arthur F. Bell, Jr. & Associates, L.L.C. served as the independent registered public accounting firm for the Trust during the period September 28, 2004 (inception) through December 1, 2005 and Deloitte & Touche LLP has served as the independent registered public accounting firm for the Trust since such date.

    The Statement of Financial Condition of the Trust as of September 30, 2005 included in this Prospectus has not been audited.

    The Statement of Financial Condition of the Trust as of March 10, 2005 included in this Prospectus has been audited by Arthur F. Bell, Jr. & Associates, L.L.C., as stated in their report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

    The Statement of Financial Condition of the Trust as of December 31, 2004 included in this Prospectus has been audited by Arthur F. Bell, Jr. & Associates, L.L.C., as stated in their report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

    The Statement of Financial Condition of Preferred Investment Solutions Corp. (formerly Kenmar Advisory Corp.), the Managing Owner, as of September 30, 2005 included in this Prospectus has not been audited.

    The Statement of Financial Condition of Preferred Investment Solutions Corp. (formerly Kenmar Advisory Corp.), the Managing Owner, as of December 31, 2004 included in this Prospectus has been audited by Arthur F. Bell, Jr. & Associates, L.L.C., as stated in their report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.



                            ADDITIONAL INFORMATION

    This Prospectus constitutes part of the Registration Statement filed by the Trust and each of the Series with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Selling Agreement, the Advisory Agreements, and the Customer Agreements). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.


                RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

    Pursuant to applicable CFTC regulations, prospective subscribers for Units of any Series must receive recent financial information (current within 60 calendar days) relating to such Series, as well as its most recent Annual Report (due by March 30 of each year, in respect of the prior year), together with this Prospectus, unless the material that would be otherwise included in such Report or information has been included herein.


                     PRIVACY POLICY OF THE MANAGING OWNER


    The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms, which may include information received by you in writing, in person, by telephone, electronically, or by any other means; and (ii) information about your transactions and investments with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax advisor, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.


                 [Remainder of page left blank intentionally.]

       PERFORMANCE OF COMMODITY POOLS OPERATED BY THE MANAGING OWNER AND
                                ITS AFFILIATES

General

    The performance information included herein is presented in accordance with CFTC regulations. Each Series of the Trust differs materially in certain respects from each of the pools whose performance is included herein. The following sets forth summary performance information for all pools operated by the Managing Owner (other than the Trust and the Series) since January 1, 2000. The Managing Owner has offered certain of these pools exclusively on a private basis to financially sophisticated investors -- either on a private placement basis in the United States or offshore exclusively to non-U.S. persons.

    The pools, the performance of which is summarized herein, are materially different in certain respects from the various Series of the Trust, and the past performance summaries of such pools are generally not representative of how any Series of the Trust might perform in the future. These pools also have material differences from one another in terms of number of advisors, leverage, fee structure and trading programs. The performance records of these pools may give some general indication of the Managing Owner's capabilities in advisor selection by indicating the past performance of the pools sponsored by the Managing Owner.


Effective October 1, 2004, the Managing Owner assumed responsibility as the commodity pool operator and managing owner of eight public commodity pools. Effective as of October 31, 2005, the Managing Owner serves as the commodity pool operator and managing owner of ten public commodity pools (including the Trust) and for one open-ended investment company which is an exempted commodity pool in Ireland.

    All summary performance information is current as of October 31, 2005 (except in the case of pools dissolved prior to such date). Performance information is set forth, in accordance with CFTC Regulations, since January 1, 2000 or, if later, the inception of the pool in question. CFTC Regulations require inclusion of only performance information within the five most recent calendar years and year-to-date. Performance information with respect to the newly acquired pools in which the Managing Owner serves either as managing owner or general partner is disclosed starting as of October 1, 2004.


    INVESTORS SHOULD NOTE THAT AFFILIATES OF THE MANAGING OWNER PERFORM ASSET ALLOCATION FUNCTIONS ON BEHALF OF MANAGED ACCOUNTS AND OTHER COMMODITY POOLS SIMILAR TO THOSE PERFORMED BY THE MANAGING OWNER. PURSUANT TO CFTC REGULATIONS, THE PERFORMANCE OF ACCOUNTS AND OTHER POOLS OPERATED, MANAGED AND/OR SPONSORED BY AFFILIATES OF THE MANAGING OWNER HAS NOT BEEN INCLUDED HEREIN.

    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND EACH SERIES OF THE FUND.

    INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.


                             --------------------

Assets Under Management


The Managing Owner - Total assets under management as of October 31, 2005                      $165.1 million
The Managing Owner -Total assets under multi-advisor management as of October 31, 2005         $37.8 million
The Managing Owner and affiliates - Total assets under management as of October 31, 2005       $2.1 billion
(excluding notional funds)
The Managing Owner and affiliates - Total assets under management as of October 31, 2005       $2.3 billion
(including notional funds)





Multi-Advisor Pools

    These are all of the multi-advisor pools operated by the Managing Owner since January 1, 2000. The Managing Owner has actively allocated and reallocated trading assets among a changing group of advisors selected by it.


Single-Advisor Pools

    These are all of the pools (other than pools for the research and development of traders) operated by the Managing Owner since January 1, 2000 that were, or are, advised by a single advisor (as opposed to a portfolio of commodity trading advisors).


Pools for the Research and Development of Advisors

    These are all of the pools operated by the Managing Owner since January 1, 2000 that were established as a way of testing, in a limited liability vehicle, one or more commodity trading advisors relatively untested in the management of customer assets.

                 [Remainder of page left blank intentionally]

------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              %
                                                                                                            WORST      % WORST
                                                                                                           MONTHLY     PEAK-TO-
                                                                                                             DRAW-      VALLEY
                                                                                                CURRENT      DOWN       DRAW-
                                        TYPE OF    START     CLOSE    AGGREGATE      CURRENT    NAV PER        %        DOWN &
                                         POOL      DATE      DATE     SUBSCRIPT.    TOTAL NAV     UNIT       MONTH      PERIOD
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------

------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
MULTI-ADVISOR POOLS
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
Kenmar Global Trust                       *        05/97       --      55,646,122   12,811,479       99.03    (5.44)    (24.66)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              11/01   10/98-02/02
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
Diversified Futures Trust I+              *        1/95        --         N/A       17,317,658      227.87   (10.11)    (11.87)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              1/05    11/04-4/05
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
Futures Strategic Trust (formerly
known as Prudential Securities
Strategic Trust)                          *        5/96        --         N/A        6,218,495      101.91   (3.25)      (9.23)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              4/05    12/04-7/05
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
International Futures Fund D PLC+         *        10/96      5/05        N/A                0           0   (8.56)     (19.14)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              5/05    11/04-5/05
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------

Kenmar Performance Partners L.P.         **        08/85      3/02    265,038,978            0           0  (22.66)     (74.94)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              6/00    10/98-1/02
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
SINGLE ADVISOR POOLS
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
World Monitor Trust- Series A+(,)+++   Single      6/98        --         N/A        2,307,455       87.63   (5.18)      (7.97)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              8/05    11/04-3/05
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
World Monitor Trust - Series
B+(,)+++                               Single      6/98        --         N/A        4,176,970       91.50   (6.33)     (18.29)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              3/05    11/04-10/05
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
World Monitor Trust II- Series
D+(,)+++                               Single      3/00        --         N/A       18,327,697      124.02   (4.85)      (8.14)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              7/05     3/05-9/05
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
World Monitor Trust II- Series
E+(,)+++                               Single      4/00        --         N/A       31,889,129      161.16  (10.03)     (19.58)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              1/05    12/04-4/05
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
World Monitor Trust II- Series
F+(,)+++                               Single      3/00        --         N/A       38,142,461      157.62   (5.07)      (7.35)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              8/05    11/04-3/05
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
Diversified Futures Trust II+(,)+++    Single      3/97        --         N/A        6,097,887      101.19  (15.09)     (34.77)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              1/05    11/04-4/05
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
Diversified Futures Fund L.P.+         Single      10/88       --         N/A        5,180,362      373.17  (12.83)     (29.75)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              1/05    11/04-4/05
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
International Futures Fund B PLC+      Single      7/96        --         N/A       22,659,098       17.88  (11.33)     (26.20)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              8/05    11/04-9/05
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
International Futures Fund C PLC+      Single      6/96       9/05        N/A                0           0  (14.25)     (26.38)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              8/05     6/05-8/05
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
International Futures Fund F PLC+      Single      9/97       8/05        N/A                0           0  (12.54)     (24.25)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------







------------------------------------- ---------------------------------------------------------





                                         PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED
                                                            MONTHLY BASIS)
------------------------------------- ----------------------------------------------------------
                                         2000       2001      2002     2003    2004    2005++
------------------------------------- ---------- --------- ---------- ------ -------- ----------
MULTI-ADVISOR POOLS
------------------------------------- ---------- --------- ---------- ------- -------- ----------
Kenmar Global Trust                      (2.58)    (0.54)     14.81     0.23   (2.69)    (8.34)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
                                                                                       (10 mos.)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
Diversified Futures Trust I+               --        --         --      --     10.88     (4.12)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
                                                                              (3 mos.) (10 mos.)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
Futures Strategic Trust (formerly
known as Prudential Securities
Strategic Trust)                           --        --         --      --     12.08     (5.65)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
                                                                              (3 mos.) (10 mos.)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
International Futures Fund D PLC+          --        --         --      --      1.83    (17.74)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
                                                                              (3 mos.)  (5 mos.)
------------------------------------- ---------- --------- ---------- ------- -------- ----------

Kenmar Performance Partners L.P.        (35.01)   (24.58)    (11.31)    --       --        --
------------------------------------- ---------- --------- ---------- ------- -------- ----------
                                                            (3 mos.)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
SINGLE ADVISOR POOLS
------------------------------------- ---------- --------- ---------- ------- -------- ----------
World Monitor Trust- Series A+(,)+++       --        --         --      --     (2.19)     8.00
------------------------------------- ---------- --------- ---------- ------- -------- ----------
                                                                              (3 mos.) (10 mos.)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
World Monitor Trust - Series
B+(,)+++                                   --        --         --      --     (1.34)   (17.15)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
                                                                              (3 mos.) (10 mos.)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
World Monitor Trust II- Series
D+(,)+++                                   --        --         --      --      6.55     (0.27)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
                                                                              (3 mos.) (10 mos.)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
World Monitor Trust II- Series
E+(,)+++                                   --        --         --      --     19.19    (12.86)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
                                                                              (3 mos.) (10 mos.)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
World Monitor Trust II- Series
F+(,)+++                                   --        --         --      --     6.40      9.69
------------------------------------- ---------- --------- ---------- ------- -------- ----------
                                                                              (3 mos.) (10 mos.)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
Diversified Futures Trust II+(,)+++        --        --         --      --     24.56    (21.97)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
                                                                              (3 mos.) (10 mos.)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
Diversified Futures Fund L.P.+             --        --         --      --     29.98    (24.24)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
                                                                              (3 mos.) (10 mos.)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
International Futures Fund B PLC+          --        --         --      --     38.85    (24.45)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
                                                                              (3 mos.) (10 mos.)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
International Futures Fund C PLC+          --        --         --      --     7.73     (20.31)
------------------------------------- ---------- --------- ---------- ------- -------- ----------
                                                                              (3 mos.)  (9 mos.)
------------------------------------- --------- --------- ---------- ------- -------- ----------
International Futures Fund F PLC+         --        --         --      --      14.26    (22.64)
------------------------------------- --------- --------- ---------- ------- -------- ----------


------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
The Fulcrum Fund LP "A" (1)            Single      09/96     12/00     11,341,364            0           0  (21.24)     (53.05)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              6/00    7/99-11/00
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
The Fulcrum Fund LP(2)                 Single      04/97     12/03     62,688,110            0           0  (21.22)     (68.16)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              6/00     7/99-9/03
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
Dennis Friends & Family L.P.           Single      05/97     10/00      3,386,355            0           0  (22.17)     (48.46)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              6/00     7/99-9/00
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
Hirst Investment Fund L.P.             Single      10/97     10/02      4,347,088            0           0   (8.19)     (24.41)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              7/01     1/99-10/01
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
Hirst Investment 2X Fund LP            Single      3/99       3/00      4,127,659            0           0   (4.64)     (33.82)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                              2/00     3/99-3/00
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
POOLS FOR RESEARCH AND DEVELOPMENT
OF TRADERS
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------

Kenmar Venture Partners L.P.(3)           *        03/87     12/02      2,625,000           0      N/A(3)   (7.82)       (9.91)
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------
                                                                                                            12/01     10/01-2/02
------------------------------------- ---------- ---------- -------- ------------- ----------- ----------- --------- -------------


------------------------------------- --------------------------------------------------------





                                        PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED
                                                           MONTHLY BASIS)
------------------------------------- ---------------------------------------------------------
                                        2000       2001      2002     2003    2004    2005++
------------------------------------- --------- --------- ---------- ------ -------- ----------
                                                                             (3 mos.) (10 mos.)
------------------------------------- --------- --------- ---------- ------- -------- ----------
The Fulcrum Fund LP "A" (1)            (25.49)      --         --      --      --        --
------------------------------------- --------- --------- ---------- ------- -------- ----------

------------------------------------- --------- --------- ---------- ------- -------- ----------
The Fulcrum Fund LP(2)                 (25.35)   (23.35)      5.72   (15.99)   --        --
------------------------------------- --------- --------- ---------- ------- -------- ----------

------------------------------------- --------- --------- ---------- ------- -------- ----------
Dennis Friends & Family L.P.           (30.42)      --         --      --      --        --
------------------------------------- --------- --------- ---------- ------- -------- ----------
                                      (10 mos.)
------------------------------------- --------- --------- ---------- ------- -------- ----------
Hirst Investment Fund L.P.               2.31     (7.56)       --      --      --        --
------------------------------------- --------- --------- ---------- ------- -------- ----------
                                                (10 mos.)
------------------------------------- --------- --------- ---------- ------- -------- ----------
Hirst Investment 2X Fund LP             (8.62)      --         --      --      --        --
------------------------------------- --------- --------- ---------- ------- -------- ----------
                                      (3 mos.)
------------------------------------- --------- --------- ---------- ------- -------- ----------
POOLS FOR RESEARCH AND DEVELOPMENT
OF TRADERS
------------------------------------- --------- --------- ---------- ------ -------- ----------

Kenmar Venture Partners L.P.(3)         5.62      (4.68)      2.39      --     --        --
------------------------------------- --------- --------- ---------- ------ -------- ----------

------------------------------------- --------- --------- ---------- ------ -------- ----------



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
----------------------------
+ The Managing Owner acquired control of the pool as of October 1, 2004. Pursuant to CFTC Rules and NFA requirements, performance prior to October 1, 2004 has not been included.


++  Current as of October 31, 2005, unless otherwise noted.

+++ Current as of October 28, 2005.


1 Formerly The Dennis Fund LP "A" and renamed The Fulcrum Fund LP "A" as of November 1, 2000. As of December 31, 2000, all "A" Shares were redeemed and an equivalent number of shares were issued by The Fulcrum Fund L.P.

2 Formerly The Dennis Fund LP "B" and renamed The Fulcrum Fund LP as of November 1, 2000. The Fulcrum Fund LP was sold to Beacon Management Corporation effective December 31, 2003 and, therefore, Preferred Investment Solutions Corp. no longer serves as general partner.

3 Kenmar Venture Partners L.P. ceased being a Unit-based fund as of October 1, 2001. After October 1, 2001 Kenmar Venture Partners L.P. utilized a value based valuation of each limited partner's ownership interest. Kenmar Venture Partners L.P. was closed on December 31, 2002.

Footnotes to Performance Information

1. Name of Pool.

2. Type of Pool:

      "Single" means that the assets are managed by one commodity trading advisor.

      * Although multiple commodity trading advisors were used at certain times during the history of the pool, the pool may not have been a "multi-advisor pool" as defined by the CFTC due to the fact that one of those commodity trading advisors may have been allocated in excess of twenty-five percent of the pool's funds available for trading.

      ** Commenced trading as a single-advisor pool and assets were subsequently allocated to multiple trading advisors. The pool is not a "multi-advisor-pool" as defined by the CFTC for the reason discussed above.

3. Start Date. Pools that were purchased by the Managing Owner have existed prior to the effective date of ownership, October 1, 2004, and performance with respect to such recently purchased pools has been disclosed starting as of October 1, 2004, as applicable.

4. "Close Date" is the date the pool liquidated its assets and ceased to do business.

5. "Aggregate Subscript." is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.


6. "Current Total NAV" is the Net Asset Value of the pool as of October 31, 2005, unless otherwise noted as of October 28, 2005.

7. "Current NAV Per Unit" is the Current Net Asset Value of the pool divided by the total number of units (shares) outstanding as of October 31, 2005, unless otherwise noted as of October 28, 2005. Current NAV per Unit is based on the value of a hypothetical $1,000 unit ($1,050 for Kenmar Venture Partners L.P. prior to October 1, 2001) of investment over time.


      In the case of liquidated pools, the NAV per unit on the date of liquidation of the pool is set forth.

8. "% Worst Monthly Drawdown" is the largest single month loss sustained since inception of trading. "Drawdown" as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures. "Month" is the month of the % Worst Monthly Drawdown.

9. "% Worst Peak-to-Valley Drawdown" is the largest percentage decline in the Net Asset Value per Unit over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. "% Worst Peak-to-Valley Drawdown" represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

10.   "Period" is the period of the "% Worst Peak-to-Valley Drawdown."

                            INDEX OF DEFINED TERMS

       A number of defined terms are used in this Prospectus. The respective definitions or descriptions of such terms may be found on the following pages of this Prospectus.

                                                                       Page(s)
                                                                       -------


CFTC........................................................................iv
Declaration of Trust........................................................89
IRS.........................................................................22
Kenmar Related Parties......................................................89
NASAA Guidelines............................................................89
NFA.........................................................................iv
Publicly-Offered Security Exception........................................100
SEC.........................................................................89

                             INDEX TO FINANCIAL STATEMENTS



                                                                                    Page
                                                                                    ----
World Monitor Trust III


    Statement of Financial Condition as of September 30, 2005 (Unaudited) ...........113
    Notes to Statement of Financial Condition (Unaudited)............................115
    Report of Independent Registered Public Accounting Firm..........................121
    Statement of Financial Condition as of March 10, 2005 (Audited)..................122
    Notes to Statement of Financial Condition (Audited)..............................123
    Report of Independent Registered Public Accounting Firm..........................129
    Statement of Financial Condition as of December 31, 2004 (Audited)...............130
    Notes to Statement of Financial Condition (Audited)..............................131



Preferred Investment Solutions Corp. (formerly Kenmar Advisory Corp.)


    Statement of Financial Condition as of September 30, 2005 (Unaudited)............136
    Note to Statement of Financial Condition (Unaudited).............................137
    Independent Auditor's Report.....................................................138
    Statement of Financial Condition as of December 31, 2004 (Audited)...............139
    Notes to Statement of Financial Condition (Audited)..............................140


                                      WORLD MONITOR TRUST III
                                  STATEMENT OF FINANCIAL CONDITION
                                         September 30, 2005
                                            (Unaudited)
                                          ---------------

                                                  Series G    Series H     Series I     Series J
                                                  --------    --------     --------     --------
ASSETS
   Cash                                         $    1,000   $    1,000  $    1,000  $       1,000
   Cash in escrow                                  155,977      318,927      54,790     20,216,337
                                                 ---------    ---------  ----------   ------------

           Total assets                           $156,977     $319,927   $  55,790    $20,217,337
                                                  ========     ========   =========    ===========

LIABILITIES
   Subscriptions received in advance              $155,977     $318,927   $  54,790    $20,216,337
                                                  --------     --------   ---------    -----------

UNITHOLDERS' CAPITAL
   General Units - 10 General Units of
     each Series outstanding                   $    1,000  $    1,000   $   1,000    $     1,000
                                                 ----------  ----------   ---------    -----------

           Total liabilities and
              unitholders' capital                $156,977     $319,927   $  55,790    $20,217,337
                                                  ========     ========   =========    ===========






                                       See accompanying notes.

                                            WORLD MONITOR TRUST III
                                       STATEMENT OF FINANCIAL CONDITION
                                               December 31, 2004
                                                   (Audited)
                                                ---------------






                                                                            Series G     Series H    Series I
                                                                            --------     --------    --------
ASSETS
   Cash                                                                      $1,000      $1,000       $1,000
                                                                             ======      ======       ======


UNITHOLDERS' CAPITAL
   General Units - 10 General Units of each Series outstanding

                                                                             $1,000      $1,000       $1,000
                                                                             ======      ======       ======



                                    See accompanying notes.

                            WORLD MONITOR TRUST III
                   NOTES TO STATEMENT OF FINANCIAL CONDITION
                                  (Unaudited)
                                ---------------


Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
        -----------------------------------------------------------

        A.  General Description of the Fund

            World Monitor Trust III (the Trust) is a Delaware business trust organized on September 28, 2004, which has not yet commenced operations. The Trust intends to engage in the speculative trading of futures contracts, forward contracts and other derivative instruments. The Trust consists of four separate and distinct series ("Series"): Series G, H, I and J. The assets of each Series will be segregated from the other Series and separately valued.

            Series G, H and I will invest in a trading vehicle which, in turn, will enter into a managed account agreement with its own independent commodity trading advisor that will manage such Series' assets; Series J will invest in each of the three trading vehicles in which Series G, H and I will invest. Series J will initially allocate its assets equally among each trading vehicle and will rebalance its exposure quarterly to maintain an equal exposure to each advisor.

            Each Series is initially divided into two classes: General Units and Limited Units. The Limited Units will initially be divided into two sub-classes: the Class I Units and the Class II Units. The Class I and Class II Units are identical except for the applicable service fee charged to each Class.

            The capital contributions to the Trust as of September 30, 2005, total $1,000 per Series and were contributed by the Managing Owner. As September 30, 2005, Series G, H, I and J have received $155,977, $318,927, $54,790 and $20,216,337, respectively, from potential investors which are held in escrow and will be held there until the funds are either released for trading purposes or returned to the payors of such funds.

        B. Proposed Public Offering of Units of Beneficial Interest

            The Trust filed a registration statement with the Securities and Exchange Commission offering to sell up to $500,000,000 of Units of Beneficial Interest. Units will be sold at $100 per Unit during the initial offering period and at the net asset value per Unit during the continuing offering period.

        C.  Regulation

            As a registrant with the Securities and Exchange Commission, the Trust is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Trust will be subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Trust will execute transactions. Additionally, the Trust will be subject to the requirements of futures commission merchants (brokers) and interbank market makers through which the Trust will trade.

                            WORLD MONITOR TRUST III
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                                  (Unaudited)
                                ---------------

        D.  Method of Reporting

            The Trust's statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Trust's management. Actual results could differ from these estimates.

        E.  Investments in Trading Vehicles

            Each Series' investment in its respective trading vehicle(s) will be reported at its net asset value. Each Series will record its proportionate share of the income or loss from the trading vehicle(s) in its statement of operations.

            Once the Trust commences trading, the trading vehicles will account for investment transactions on the trade date. Gains or losses will be realized when contracts are liquidated. Net unrealized gain or loss on open contracts (the difference between contract trade price and market price) will be reflected in the statement of financial condition of each trading vehicle in accordance with Financial Accounting Standards Board Interpretation No. 39 - "Offsetting of Amounts Related to Certain Contracts." Any change in net unrealized gain or loss will be reported in the statement of operations of each trading vehicle. Brokerage commissions will include other trading fees and will be charged to expense when contracts are opened.

        F.  Income Taxes

            The Trust will prepare calendar year U.S. and applicable state information tax returns and report to the unitholders their allocable shares of the Trust's income, expenses and trading gains or losses.

        G.  Organization and Offering Costs

            Organization and initial offering costs (exclusive of the initial selling fee), estimated to total approximately $1,500,000, will be advanced by the Managing Owner. Such organizational and initial offering expenses will be reimbursed by each Series, without interest, in 36 monthly payments during each of the first 36 months of the Continuous Offering Period. In no event shall the Managing Owner be entitled to reimbursement for such expenses in an aggregate amount in excess of 2.5% of the aggregate amount of all subscriptions accepted by the Trust during the Initial Offering Period and the first 36 months of the Continuous Offering Period. The Managing Owner also will pay all offering expenses incurred after the Initial Offering Period ("ongoing offering costs"). Such expenses will be allocated among the Series as the Managing Owner determines to be fair and equitable and, each Series will reimburse the Managing Owner, without interest, in up to 36 monthly payments during each of the first 36 months following the month in which such expenses were paid by the Managing Owner. In no event shall the amount of any payment in any month for reimbursement of organization and initial offering costs and ongoing offering costs exceed 0.50% per annum of the Net Asset Value of the Trust as of the beginning of such month.

            Each Series will only be liable for payment of organization, initial offering and ongoing offering costs on a monthly basis. If a Series terminates prior to completion of payment of such amounts

                            WORLD MONITOR TRUST III
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                                  (Unaudited)
                                ---------------


Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
        -----------------------------------------------------------
        (CONTINUED)
        -----------

            to the Managing Owner, the Managing Owner will not be entitled to any additional payments, and the Series will have no further obligation to the Managing Owner.


        H.  Allocations

            Income or loss from each Series will be allocated pro rata to each unitholder in the Series. Each unitholder within each Class of the Series will be charged its applicable service fee.

Note 2. MANAGING OWNER
        --------------

        The Managing Owner of the Trust is Preferred Investment Solutions Corp., which conducts and manages the business of the Trust. The Declaration of Trust and Trust Agreement requires the Managing Owner to maintain a capital account equal to 1% of the total capital accounts of the Series (subject to a $25,000 minimum per Series).

        The Managing Owner will be paid a monthly management fee of 1/12 of 0.5% (0.5% annually) of each Series' net asset value at the beginning of the month.

Note 3. COMMODITY TRADING ADVISORS
        --------------------------

        Each series invests in one or more trading vehicle(s), which in turn has entered into an advisory agreement with its own trading advisor. WMT III Series G/J Trading Vehicle LLC (of which Series G and Series J are the sole members) has entered into an advisory agreement with Graham Capital Management, L.P., pursuant to which such trading vehicle will pay a monthly management fee equal to 1/12 of 2.5% (2.5% annually) of such trading vehicle's Net Asset Value. WMT III Series H/J Trading Vehicle LLC (of which Series H and Series J are the sole members) has entered into an advisory agreement with Bridgewater Associates, Inc., pursuant to which such trading vehicle will pay a monthly management fee equal to 1/12 of 3% (3% annually) of such trading vehicle's Net Asset Value. WMT III Series I/J Trading Vehicle LLC (of which Series I and Series J are the sole members) has entered into an advisory agreement with Eagle Trading Systems Inc. pursuant to which such trading vehicle will pay a monthly management fee equal to 1/12 of 2% (2% annually) of such trading vehicle's Net Asset Value.

        Each trading vehicle will also pay the commodity trading advisors an incentive fee of 20% of New High Net Trading Profits (as defined in the applicable advisory agreement) generated by such trading vehicle.

Note 4. SERVICE FEES AND SALES COMMISSIONS
        ----------------------------------

        The Trust will pay a service fee with respect to Class I units, monthly in arrears, equal to 1/12 of 2% ( 2% per annum) of the Net Asset Value per unit of the outstanding Class I units as of the beginning of the

                            WORLD MONITOR TRUST III
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                                  (Unaudited)
                                ---------------

Note 4. SERVICE FEES AND SALES COMMISSIONS (CONTINUED)
        ----------------------------------------------

        month. The service fee will be paid directly by the Trust to the Selling Agent, Kenmar Securities, Inc., an affiliate of the Managing Owner. The Selling Agent will be responsible for paying all commissions owing to the correspondent selling agents, who will be entitled to receive from the Selling Agent an initial commission equal to 2% of the initial Net Asset Value per Unit of each Class I unit sold by them, payable on the date such Class I units are purchased and, commencing with the 13th month after the purchase of a

        Class I unit, an ongoing monthly commission equal to 1/12th of 2% (2% per annum) of the Net Asset Value per unit as of the beginning of the month of the Class I units sold by them.

        Class II unitholders will not be assessed service fees.

        All unitholders will also pay Kenmar Securities, Inc. a monthly sales commission equal to 1/12 of 1% (1% annually) of the Net Asset Value of the outstanding units as of the beginning of each month.

Note 5. TRUSTEE
        -------

        The trustee of the Trust is Wilmington Trust Company, a Delaware banking company. The trustee has delegated to the Managing Owner the duty and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities with respect to the Trust.

Note 6. OPERATING EXPENSES
        ------------------

        Operating expenses of the Trust will be paid for by the Trust.

Note 7. SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS
        --------------------------------------------

        Investments in the Trust will be made by subscription agreement, subject to acceptance by the Managing Owner.

        The Trust is not required to make distributions, but may do so at the sole discretion of the Managing Owner. A unitholder may request and receive redemption of Units owned, subject to restrictions in the Declaration of Trust and Trust Agreement.

        Class I unitholders who redeem all or a portion of their units of any Series on or prior to the first anniversary of their purchase will be subject to a redemption charge of up to 2% of the purchase price of such units to reimburse Kenmar Securities, Inc. for the unreimbursed amount of the initial service fee in respect of such redeemed units which was previously advanced by Kenmar Securities, Inc. There is no redemption charge associated with the Class II units.

Note 8. TRADING ACTIVITIES AND RELATED RISKS
        ------------------------------------

        The Trust intends to engage in the speculative trading of futures contracts, options on futures contracts and forward contracts (collectively, "derivatives") through the trading vehicles. The Trust will be exposed to

                            WORLD MONITOR TRUST III
                     NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                                  (Unaudited)
                                        ---------------

Note 8. TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)
        ------------------------------------------------


        both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

        Purchases and sales of futures and options on futures contracts require margin deposits with the brokers. Additional deposits may be necessary for any loss of contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

        The Trust has cash on deposit with financial institutions and will have cash and cash equivalents on deposit with interbank market makers in connection with its trading of forward contracts and its cash management activities. In the event of a financial institution's insolvency, recovery of Trust assets on deposit may be limited to account insurance or other protection afforded such deposits. Since forward contracts are traded in unregulated markets between principals, the Trust will also assume the risk of loss from counterparty nonperformance.

        For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Trust will be exposed to a market risk equal to the notional contract value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Trust will pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option. Written options will expose the Trust to potentially unlimited liability, and purchased options will expose the Trust to a risk of loss limited to the premiums paid.

        The Managing Owner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. The Unitholders will bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 9. GUARANTEES
        ----------

        In the normal course of business, the Trust enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Trust's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trust that have not yet occurred. The Trust expects the risk of any future obligation under these indemnifications to be remote.

                            WORLD MONITOR TRUST III
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                                  (Unaudited)
                                ---------------


Note 10.  INTERIM FINANCIAL STATEMENTS
          ----------------------------

          The statement of financial condition as of September 30, 2005 is unaudited. In the opinion of management, such financial statement reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of September 30, 2005.

Note 11.  SUBSEQUENT EVENTS
          -----------------

          On September 21, 2005, a Supplement to the Prospectus and Disclosure Document Dated March 31, 2005 ("Supplement") was filed with the Securities and Exchange Commission. As part of the Supplement, the Initial Offering Period was extended by ninety days to December 27, 2005, unless the subscription minimum for each Series is reached before that date, and the minimum amount of assets required to be raised during the Initial Offering Period for each of Series G, H and I was lowered to $500,000 per series from $10,000,000, $10,000,000 and
          $5,000,000, respectively, per Series. Because the Initial Offering Period was extended and the subscription minimums were lowered for Series G, H and I, all monies received in each of Series G, H and I as of October 4, 2005 were sent back to investors on October 5, 2005 with interest through August 31, 2005. Those amounts were $155,718, $368,347 and $54,676 for Series G, H and I, respectively. Series J investors who did not reconfirm their subscription by September 28, 2005 had their monies plus interest returned on October 5, 2005. The amount of subscriptions returned for Series J was $972,110. If Series J does not meet its subscription minimum by December 27, 2005, the subscriptions received in all four Series will be returned to investors with interest. As of October 31, 2005, Series G, H, I and J had received pending subscriptions of $78,385, $120,756, $21,163 and $25,945,980, respectively.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Unitholder
World Monitor Trust III


We have audited the accompanying statement of financial condition of World Monitor Trust III as of March 10, 2005. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.


We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of World Monitor Trust III as of March 10, 2005, in conformity with U.S. generally accepted accounting principles.



                                 /s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.


Hunt Valley, Maryland
March 10, 2005

                            WORLD MONITOR TRUST III
                       STATEMENT OF FINANCIAL CONDITION
                                March 10, 2005
                                ---------------






                                                Series G  Series H   Series I  Series J
                                                --------  --------   --------  --------
ASSETS
   Cash                                         $1,000    $1,000     $1,000    $1,000
                                                ======    ======     ======    ======


UNITHOLDERS' CAPITAL
   General Units - 10 General Units of
     each Series outstanding                    $1,000    $1,000     $1,000    $1,000
                                                ======    ======     ======    ======








                            See accompanying notes.

                            WORLD MONITOR TRUST III
                   NOTES TO STATEMENT OF FINANCIAL CONDITION
                                ---------------



Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
        -----------------------------------------------------------

        A.  General Description of the Fund

            World Monitor Trust III (the Trust) is a Delaware business trust organized on September 28, 2004, which has not yet commenced operations. The Trust intends to engage in the speculative trading of futures contracts, forward contracts and other derivative instruments. The Trust consists of four separate and distinct series ("Series"): Series G, H, I and J. The assets of each Series will be segregated from the other Series and separately valued.

            Each Series will invest in a trading vehicle which, in turn, will enter into a managed account agreement with its own independent commodity trading advisor that will manage such Series' assets, except that Series J will invest in each of the three trading vehicles in which Series G, H and I will invest. Series J will, in turn, enter into a managed account agreement with its own advisors that will manage the portion of the assets of Series J allocated to such trading vehicles. The assets of Series J will initially be allocated equally among the advisors of Series G, H and I and Series J will rebalance its exposure quarterly to maintain an equal exposure to each advisor.

            Each Series is initially divided into two classes: General Units and Limited Units. The Limited Units will initially be divided into two sub-classes: the Class I Units and the Class II Units. The Class I and Class II Units are identical except for the applicable service fee charged to each Class.

            The capital contributions to the Trust as of March 10, 2005, total $1,000 per Series and were contributed by the Managing Owner.

        B.  Proposed Public Offering of Units of Beneficial Interest

            The Trust is in the process of registering with the Securities and Exchange Commission offering to sell up to $500,000,000 of Units of Beneficial Interest. Units will be sold at $100 per Unit during the initial offering period and at the net asset value per Unit during the continuing offering period.

                            WORLD MONITOR TRUST III
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                                ---------------



Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
        -----------------------------------------------------------
        (CONTINUED)
        -----------

        C.  Regulation

            As a registrant with the Securities and Exchange Commission, the Trust will be subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Trust will be subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Trust will execute transactions. Additionally, the Trust will be subject to the requirements of futures commission merchants (brokers) and interbank market makers through which the Trust will trade.

        D.  Method of Reporting

            The Trust's statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Trust's management. Actual results could differ from these estimates.

        E.  Investments in Trading Vehicles

            Each Series' investment in its respective trading vehicle(s) will be reported at their net asset values as of the date of the statement of financial condition. Each Series will record its proportionate share of the income or loss from the trading vehicle(s) in its statement of operations.

            Once the Trust commences trading, the trading vehicle(s) will account for investment transactions on the trade date. Gains or losses will be realized when contracts are liquidated. Net unrealized gain or loss on open contracts (the difference between contract trade price and market price) will be reflected in the trading vehicle(s)'s statement of financial condition in accordance with Financial Accounting Standards Board Interpretation No. 39 - "Offsetting of Amounts Related to Certain Contracts." Any change in net unrealized gain or loss will be reported in the trading vehicle(s)'s statement of operations. Brokerage commissions will include other trading fees and will be charged to expense when contracts are opened.

        F.  Income Taxes

            The Trust will prepare calendar year U.S. and applicable state information tax returns and report to the unitholders their allocable shares of the Trust's income, expenses and trading gains or losses.

                            WORLD MONITOR TRUST III
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                                ---------------



Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
        -----------------------------------------------------------
        (CONTINUED)
        -----------

        G.  Organization and Offering Costs

            Organization and initial offering costs (exclusive of the initial selling fee), estimated to total approximately $700,000, will be advanced by the Managing Owner. One fourth of such organizational and initial offering expenses will be reimbursed by each Series, without interest, in 36 monthly payments during each of the first 36 months of the Continuous Offering Period. In no event shall the Managing Owner be entitled to reimbursement for such expenses in an aggregate amount in excess of 2.5% of the aggregate amount of all subscriptions accepted by the Trust during the Initial Offering Period and the first 36 months of the Continuous Offering Period. The Managing Owner also will pay all offering expenses incurred after the Initial Offering Period ("ongoing offering costs"). Such expenses will be allocated among the Series as the Managing Owner determines to be fair and equitable and, each Series will reimburse the Managing Owner, without interest, in up to 36 monthly payments during each of the first 36 months following the month in which such expenses were paid by the Managing Owner. In no event shall the amount of any payment in any month for reimbursement of organization and initial offering costs and ongoing offering costs exceed 0.50% per annum of the Net Asset Value of the Trust as of the beginning of such month.

            Each Series will only be liable for payment of organization, initial offering and ongoing offering costs on a monthly basis. If a Series terminates prior to completion of payment of such amounts to the Managing Owner, the Managing Owner will not be entitled to any additional payments, and the Series will have no further obligation to the Managing Owner.

        H.  Allocations

            Income or loss from each Series will be allocated pro rata to each unitholder in the Series. Each unitholder within each Class of the Series will be charged its applicable service fee.

Note 2. MANAGING OWNER
        --------------

        The Managing Owner of the Trust is Preferred Investment Solutions Corp., which conducts and manages the business of the Trust. The Declaration of Trust and Trust Agreement requires the Managing Owner to maintain a capital account equal to 1% of the total capital accounts of the Series (subject to a $100,000 minimum per Series).

        The Managing Owner will be paid a monthly management fee of 1/12 of 0.5% (0.5% annually) of each Series' net asset value at the beginning of the month.

                            WORLD MONITOR TRUST III
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                                ---------------



Note 3. COMMODITY TRADING ADVISORS
        --------------------------

        Series G has entered into an advisory agreement with Graham Capital Management, L.P., pursuant to which Series G will pay a monthly management fee equal to 1/12 of 2.5% (2.5% annually) of the Series G Net Asset Value. Series H has entered into an advisory agreement with Bridgewater Associates, Inc., pursuant to which Series H will pay a monthly management fee equal to 1/12 of 3% (3% annually) of the Series H Net Asset Value. Series I has entered into an advisory agreement with Eagle Trading Systems Inc. pursuant to which Series I will pay a monthly management fee equal to 1/12 of 2% (2% annually) of the Series I Net Asset Value.

        Series J has entered into advisory agreements with Graham Capital Management, L.P., Bridgewater Associates, Inc. and Eagle Trading Systems Inc. pursuant to which Series J will pay each of its advisors a monthly management fee as described above on that portion of the assets of Series J under the management of each such advisor.

        Each Series will also pay the commodity trading advisors an incentive fee of 20% of New High Net Trading Profits (as defined in the applicable advisory agreement) generated by such Series, except that Series J will pay such incentive fee separately with respect to each of its advisors based on "New High Net Trading Profits" generated by such advisor, regardless of the profitability of Series J as a whole. Incentive fees will accrue monthly and be paid quarterly in arrears.

Note 4. SERVICE FEES AND SALES COMMISSIONS
        ----------------------------------

        The Trust will pay a service fee with respect to Class I units, monthly in arrears, equal to 1/12 of 2% ( 2% per annum) of the Net Asset Value per unit of the outstanding Class I units as of the beginning of the month. The service fee will be paid directly by the Trust to the Selling Agent, Kenmar Securities, Inc., an affiliate of the Managing Owner. The Selling Agent will be responsible for paying all commissions owing to the correspondent selling agents, who will be entitled to receive from the Selling Agent an initial commission equal to 2% of the initial Net Asset Value per Unit of each Class I unit sold by them, payable on the date such Class I units are purchased and, commencing with the 13th month after the purchase of a Class I unit, an ongoing monthly commission equal to 1/12th of 2% (2% per annum) of the Net Asset Value per unit as of the beginning of the month of the Class I units sold by them.

        Class II unitholders will not be assessed service fees.

        All unitholders will also pay Kenmar Securities Inc. a monthly sales commission equal to 1/12 of 1% (1% annually) of the Net Asset Value of the outstanding units as of the beginning of each month.

                            WORLD MONITOR TRUST III
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                                ---------------



Note 5. TRUSTEE
        -------

        The trustee of the Trust is Wilmington Trust Company, a Delaware banking company. The trustee has delegated to the Managing Owner the duty and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities with respect to the Trust.

Note 6. OPERATING EXPENSES
        ------------------

        Operating expenses of the Trust will be paid for by the Trust.

Note 7. SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS
        --------------------------------------------

        Investments in the Trust will be made by subscription agreement, subject to acceptance by the Managing Owner.

        The Trust is not required to make distributions, but may do so at the sole discretion of the Managing Owner. A unitholder may request and receive redemption of Units owned, subject to restrictions in the Declaration of Trust and Trust Agreement.

        Class I unitholders who redeem all or a portion of their units of any Series on or prior to the first anniversary of their purchase will be subject to a redemption charge of up to 2% of the purchase price of such units to reimburse Kenmar Securities, Inc. for the unreimbursed amount of the initial service fee in respect of such redeemed units which was previously advanced by Kenmar Securities, Inc. There is no redemption charge associated with the Class II units.

Note 8. TRADING ACTIVITIES AND RELATED RISKS
        ------------------------------------

        The Trust intends to engage in the speculative trading of futures contracts, options on futures contracts and forward contracts (collectively, "derivatives"). The Trust will be exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

        Purchases and sales of futures and options on futures contracts require margin deposits with the brokers. Additional deposits may be necessary for any loss of contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

                            WORLD MONITOR TRUST III
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                                ---------------



Note 8. TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)
        ------------------------------------------------

        The Trust will have cash and cash equivalents on deposit with interbank market makers and other financial institutions in connection with its trading of forward contracts and its cash management activities. In the event of a financial institution's insolvency, recovery of Trust assets on deposit may be limited to account insurance or other protection afforded such deposits. Since forward contracts are traded in unregulated markets between principals, the Trust will also assume the risk of loss from counterparty nonperformance.

        For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Trust will be exposed to a market risk equal to the notional contract value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Trust will pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option. Written options will expose the Trust to potentially unlimited liability, and purchased options will expose the Trust to a risk of loss limited to the premiums paid.

        The Managing Owner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. The Unitholders will bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 9. GUARANTEES
        ----------

        In the normal course of business, the Trust enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Trust's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trust that have not yet occurred. The Trust expects the risk of any future obligation under these indemnifications to be remote.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Unitholder
World Monitor Trust III


We have audited the accompanying statement of financial condition of World Monitor Trust III as of December 31, 2004. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of World Monitor Trust III as of December 31, 2004, in conformity with U.S. generally accepted accounting principles.

                         /s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.


Hunt Valley, Maryland
February 16, 2005

                            WORLD MONITOR TRUST III
                       STATEMENT OF FINANCIAL CONDITION
                               December 31, 2004
                                ---------------



                                         Series G   Series H   Series I
                                         --------   --------   --------
ASSETS
  Cash                                    $1,000     $1,000     $1,000
                                          ======     ======     ======
UNITHOLDERS' CAPITAL
  General Units - 10 General Units of
   each Series outstanding                $1,000     $1,000     $1,000
                                          ======     ======     ======






















                            See accompanying notes.

                            WORLD MONITOR TRUST III
                   NOTES TO STATEMENT OF FINANCIAL CONDITION
                                ---------------


Note 1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
            -----------------------------------------------------------

      A.    General Description of the Fund

            World Monitor Trust III (the Trust) is a Delaware business trust organized on September 28, 2004, which has not yet commenced operations. The Trust intends to engage in the speculative trading of futures contracts, forward contracts and other derivative instruments. The Trust consists of three separate and distinct series ("Series"): Series G, H and I. The assets of each Series will be segregated from the other Series and separately valued. Preferred Investment Solutions Corp. (the "Managing Owner") will manage the trading of each Series of the Trust by allocating its assets to a single commodity trading advisor.

            Each Series is initially divided into two classes: General Units and Limited Units. The Limited Units will initially be divided into two sub-classes: the Class I Units and the Class II Units. The Class I and Class II Units are identical except for the applicable service fee charged to each Class.

            The capital contributions to the Trust as of December 31, 2004, total $1,000 per Series and were contributed by the Managing Owner.

      B.    Proposed Public Offering of Units of Beneficial Interest

            The Trust filed a registration statement with the Securities and Exchange Commission offering to sell up to $400,000,000 of Units of Beneficial Interest. Units will be sold at $100 per Unit during the initial offering period and at the net asset value per Unit during the continuing offering period.

      C.    Regulation

            As a registrant with the Securities and Exchange Commission, the Trust will be subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Trust will be subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Trust will execute transactions. Additionally, the Trust will be subject to the requirements of futures commission merchants (brokers) and interbank market makers through which the Trust will trade.

                            WORLD MONITOR TRUST III
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                                ---------------

Note 1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
            -----------------------------------------------------------
            (CONTINUED)
            -----------

      D.    Method of Reporting

            The Trust's statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Trust's management. Actual results could differ from these estimates.

            Once the Trust commences trading, investment transactions will be accounted for on the trade date. Gains or losses will be realized when contracts are liquidated. Net unrealized gain or loss on open contracts (the difference between contract trade price and market price) will be reflected in the statement of financial condition in accordance with Financial Accounting Standards Board Interpretation No. 39 - "Offsetting of Amounts Related to Certain Contracts." Any change in net unrealized gain or loss will be reported in the statement of operations. Brokerage commissions will include other trading fees and will be charged to expense when contracts are opened.

      E.    Income Taxes

            The Trust will prepare calendar year U.S. and applicable state information tax returns and report to the unitholders their allocable shares of the Trust's income, expenses and trading gains or losses.

      F.    Organization and Offering Costs

            Organization and initial offering costs (exclusive of the initial selling fee), estimated to total approximately $700,000, will be advanced by the Managing Owner. One third of such organizational and initial offering expenses will be reimbursed by each Series, without interest, in 36 monthly payments during each of the first 36 months of the Continuous Offering Period. In no event shall the Managing Owner be entitled to reimbursement for such expenses in an aggregate amount in excess of 2.5% of the aggregate amount of all subscriptions accepted by the Trust during the Initial Offering Period and the first 36 months of the Continuous Offering Period. The Managing Owner also will pay all offering expenses incurred after the Initial Offering Period ("ongoing offering costs"). Such expenses will be allocated among the Series as the Managing Owner determines to be fair and equitable and, each Series will reimburse the Managing Owner, without interest, in up to 36 monthly payments during each of the first 36 months following the month in which such expenses were paid by the Managing Owner. In no event shall the amount of any payment in any month for reimbursement of organization and initial offering costs and ongoing offering costs exceed 0.50% per annum of the Net Asset Value of the Trust as of the beginning of such month.

                            WORLD MONITOR TRUST III
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                                ---------------


Note 1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
            -----------------------------------------------------------
            (CONTINUED)
            -----------

      F.    Organization and Offering Costs (continued)
            -------------------------------------------

            Each Series will only be liable for payment of organization, initial offering and ongoing offering costs on a monthly basis. If a Series terminates prior to completion of payment of such amounts to the Managing Owner, the Managing Owner will not be entitled to any additional payments, and the Series will have no further obligation to the Managing Owner.

      G.    Allocations

            Income or loss from each Series will be allocated pro rata to each unitholder in the Series. Each unitholder within each Class of the Series will be charged its applicable service fee.

Note 2.     MANAGING OWNER
            --------------

            The Managing Owner of the Trust is Preferred Investment Solutions Corp., which conducts and manages the business of the Trust. The Declaration of Trust and Trust Agreement requires the Managing Owner to maintain a capital account equal to 1% of the total capital accounts of the Series (subject to a $100,000 minimum per Series).

            The Managing Owner will be paid a monthly management fee of 1/12 of 0.5% (0.5% annually) of each Series' net asset value at the beginning of the month.

Note 3.     COMMODITY TRADING ADVISORS
            --------------------------

            Series G and H have entered into advisory agreements with Graham Capital Management, L.P. and Bridgewater Associates, Inc., respectively, pursuant to which Series G and H will pay a monthly management fee equal to 1/12 of 3% (3% annually) of the respective Series' Net Asset Value. Series I has entered into an advisory agreement with Eagle Trading Systems Inc. pursuant to which Series I will pay a monthly management fee equal to 1/12 of 2% (2% annually) of the Series I Net Asset Value.

            Series G, H and I will also pay the commodity trading advisors an incentive fee of 20% of New High Net Trading Profits (as defined in the applicable advisory agreement) generated by such Series. Incentive fees will accrue monthly and be paid quarterly in arrears.

                            WORLD MONITOR TRUST III
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                                ---------------


Note 4.     SERVICE FEES AND SALES COMMISSIONS
            ----------------------------------

            The Trust will pay a service fee with respect to Class I units, monthly in arrears, equal to 1/12 of 2% ( 2% per annum) of the Net Asset Value per unit of the outstanding Class I units as of the beginning of the month. The service fee will be paid directly by the Trust to the Selling Agent, Kenmar Securities, Inc., an affiliate of the Managing Owner. The Selling Agent will be responsible for paying all commissions owing to the correspondent selling agents, who will be entitled to receive from the Selling Agent an initial commission equal to 2% of the initial Net Asset Value per Unit of each Class I unit sold by them, payable on the date such Class I units are purchased and, commencing with the 13th month after the purchase of a Class I unit, an ongoing monthly commission equal to 1/12th of 2% (2% per annum) of the Net Asset Value per unit as of the beginning of the month of the Class I units sold by them.

            Class II unitholders will not be assessed service fees.

            All unitholders will also pay Kenmar Securities Inc. a monthly sales commission equal to 1/12 of 1% (1% annually) of the Net Asset Value of the outstanding units as of the beginning of each month.

Note 5.     TRUSTEE
            -------

            The trustee of the Trust is Wilmington Trust Company, a Delaware banking company. The trustee has delegated to the Managing Owner the duty and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities with respect to the Trust.

Note 6.     OPERATING EXPENSES
            ------------------

            Operating expenses of the Trust will be paid for by the Trust.

Note 7.     SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS
            --------------------------------------------

            Investments in the Trust will be made by subscription agreement, subject to acceptance by the Managing Owner.

            The Trust is not required to make distributions, but may do so at the sole discretion of the Managing Owner. A unitholder may request and receive redemption of Units owned, subject to restrictions in the Declaration of Trust and Trust Agreement.

            Class I unitholders who redeem all or a portion of their units of any Series on or prior to the first anniversary of their purchase will be subject to a redemption charge of up to 2% of the purchase price of such units to reimburse Kenmar Securities, Inc. for the unreimbursed amount of the initial service fee in respect of such redeemed units which was previously advanced by Kenmar Securities, Inc. There is no redemption charge associated with the Class II units.

                            WORLD MONITOR TRUST III
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                                ---------------


Note 8.     TRADING ACTIVITIES AND RELATED RISKS
            ------------------------------------

            The Trust intends to engage in the speculative trading of futures contracts, options on futures contracts and forward contracts (collectively, "derivatives"). The Trust will be exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

            Purchases and sales of futures and options on futures contracts require margin deposits with the brokers. Additional deposits may be necessary for any loss of contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

            The Trust will have cash and cash equivalents on deposit with interbank market makers and other financial institutions in connection with its trading of forward contracts and its cash management activities. In the event of a financial institution's insolvency, recovery of Trust assets on deposit may be limited to account insurance or other protection afforded such deposits. Since forward contracts are traded in unregulated markets between principals, the Trust will also assume the risk of loss from counterparty nonperformance.

            For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Trust will be exposed to a market risk equal to the notional contract value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Trust will pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option. Written options will expose the Trust to potentially unlimited liability, and purchased options will expose the Trust to a risk of loss limited to the premiums paid.

            The Managing Owner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. The Unitholders will bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 9.     GUARANTEES
            ----------

            In the normal course of business, the Trust enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Trust's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trust that have not yet occurred. The Trust expects the risk of any future obligation under these indemnifications to be remote.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
                       STATEMENT OF FINANCIAL CONDITION
                              September 30, 2005
                                  (Unaudited)
                                ---------------




ASSETS
    Cash and cash equivalents                                      $   320,250
    Fees and other receivables                                       1,235,387
    Due from affiliates, net                                         1,277,057
    Investments in affiliated commodity pools                        1,671,299
    Investment in commodity pool                                        20,172
    Goodwill                                                         1,931,317
    Property and equipment, net                                        128,528
    Security deposits                                                  689,194
    Other assets                                                         6,700
                                                                   ------------

              Total assets                                         $ 7,279,904
                                                                   ============

LIABILITIES
    Commissions and fees payable                                   $   827,651
    Accrued expenses                                                 1,982,690
    Notes payable                                                    2,249,860
    Obligations under capital leases                                   101,584
                                                                   ------------

              Total liabilities                                      5,161,785
                                                                   ------------

STOCKHOLDER'S EQUITY Common stock, $1 par value:
       Authorized - 1,000 shares; issued
          and outstanding - 248 shares                                     248
    Additional paid-in capital                                       3,838,946
    Retained earnings                                                  638,435
                                                                   ------------

                                                                     4,477,629
              Less: Cost of treasury stock - 148 shares of
                 common stock                                        2,359,510
                                                                   ------------

              Total stockholder's equity                             2,118,119
                                                                   -----------

              Total liabilities and stockholder's equity            $7,279,904
                                                                   ===========




          THE INVESTOR WILL NOT RECEIVE AN INTEREST IN THIS COMPANY.

                            See accompanying note.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
                   NOTE TO STATEMENT OF FINANCIAL CONDITION
                                  (Unaudited)

                                ---------------



The interim statement of financial condition as of September 30, 2005, is unaudited and does not include all disclosures required by accounting principles generally accepted in the United States of America. Such interim statement of financial condition should be read in conjunction with the Company's audited statement of financial condition as of December 31, 2004, included on the following pages. In the opinion of management, such financial statement reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of September 30, 2005.

               ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.
-------------------------------------------------------------------------------
                                            201 International Circle, Suite 200
                                                    Hunt Valley, Maryland 21030
                                          Tel: 410.771.0001 - Fax: 410.785.9784
                                                                  www.afb-a.com


                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------


To the Board of Directors and Stockholder
Preferred Investment Solutions Corp.



We have audited the accompanying statement of financial condition of Preferred Investment Solutions Corp. as of December 31, 2004. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.


In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Preferred Investment Solutions Corp. as of December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.


As discussed in the notes to the statement of financial condition, Preferred Investment Solutions Corp. is a wholly-owned subsidiary and a member of a group of affiliated companies and, as described in the statement of financial condition and notes thereto, has extensive transactions and relationships with members of the group.

                                   /s/Arthur F. Bell, Jr. & Associates, L.L.C.



Hunt Valley, Maryland
January 19, 2006

                     PREFERRED INVESTMENT SOLUTIONS CORP.
                       STATEMENT OF FINANCIAL CONDITION
                               December 31, 2004

                                ---------------


ASSETS
    Cash and cash equivalents                                       $   312,858
    Fees and other receivables                                        1,470,015
    Due from affiliates, net                                          1,210,376
    Investments in affiliated commodity pools                         1,856,660
    Investment in commodity pool                                         22,996
    Property and equipment, net                                         163,170
    Goodwill                                                          1,389,260
    Other assets                                                         36,283
                                                                     ----------

              Total assets                                           $6,461,618
                                                                     ==========

LIABILITIES
    Commissions and fees payable                                     $1,253,969
    Accrued expenses                                                  1,725,768
    Notes payable                                                     1,920,402
    Obligations under capital leases                                    126,823
                                                                     ----------

              Total liabilities                                       5,026,962
                                                                     ----------

STOCKHOLDER'S EQUITY
    Common stock, $1 par value:
      Authorized - 1,000 shares; issued
        and outstanding - 248 shares                                        248
    Additional paid-in capital                                        3,838,946
    Retained (deficit)                                                  (45,028)
                                                                     ----------
                                                                      3,794,166
              Less: Cost of treasury stock - 148 shares of
                 common stock                                         2,359,510
                                                                     ----------

              Total stockholder's equity                              1,434,656
                                                                     ----------

              Total liabilities and stockholder's equity             $6,461,618
                                                                     ===========





                            See accompanying notes.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
                   NOTES TO STATEMENT OF FINANCIAL CONDITION
                               December 31, 2004


                                ---------------



Note 1.    GENERAL DESCRIPTION OF THE COMPANY AND SIGNIFICANT ACCOUNTING
           -------------------------------------------------------------
           POLICIES
           --------


           A. General
                  Preferred Investment Solutions Corp. (the Company), a commodity pool operator registered with the Commodity Futures Trading Commission, organizes and operates commodity pools that engage primarily in the speculative trading of futures, forwards and option contracts and receives substantially all of its revenue from the management thereof.

                  The Company is a wholly-owned subsidiary of Kenmar Holdings Inc. (the Parent), which, as of December 31, 2004, in turn, is wholly-owned by Kenmar Investment Associates (KIA). Two of the Company's officers are each indirectly the sole and equal owners of KIA. Effective January 1, 2005, the Kenmar group of companies were reorganized and Kenmar Group, Inc.
                  (KGI) indirectly become the sole owner of KIA. The same two Company officers are each the sole and equal owners of KGI.


                  The accompanying statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Company's management. Actual results could differ from those estimates.

           B.     Cash and Cash Equivalents

                  Cash and cash equivalents include all cash and money market account balances. The Company maintains its cash and cash equivalents with primarily one financial institution. In the event of a financial institution's insolvency, the Company's recovery of cash and cash equivalent balances on deposit may be limited to account insurance or other protection afforded such deposits.

           C.     Investments in Commodity Pools


                  The Company's investments in affiliated commodity pools, of which the Company is the Managing Owner, General Partner or Sponsor, and the Company's investment in an unaffiliated commodity pool are carried at its proportionate share of the underlying market value of the net assets of the commodity pools.


           D.     Revenue Recognition


                  Commission income is recognized when earned, in accordance with the terms of the respective agreements, and is calculated based on a percentage of assets under management. Incentive fees are recognized in accordance with the terms of the respective agreements and are based on a percentage of the net profits experienced by the affiliated commodity pools.


           E.     Property and Equipment

                  Depreciation of furniture, fixtures and office equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from 5 to 7 years. Depreciation of software is computed using the straight-line method over the estimated useful life of the software, which is 3 years. Amortization of leased assets and leasehold improvements is computed using the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the assets.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               December 31, 2004

                                ---------------



Note 1.    GENERAL DESCRIPTION OF THE COMPANY AND SIGNIFICANT ACCOUNTING
           -------------------------------------------------------------
           POLICIES (CONTINUED)
           --------------------

           F. Income Taxes


                  For the period October 1, 2004 to December 31, 2004, the Company is part of the Parent's consolidated group for U.S. and state income tax purposes. Income tax returns are prepared on the accrual basis of accounting for the period October 1, 2004 to December 31, 2004. The Company uses an asset and liability approach in accounting for income taxes. The Company is allocated income tax in an amount equal to its separate tax liability, computed as if it were filing individually.

                  Effective January 1, 2005, the Company has elected S corporation status, pursuant to which the Company does not pay U.S. Corporate or state income tax on its taxable income. Instead, the ultimate stockholders of the Company are liable for individual income tax on their share of the Company's taxable income.

           G. Goodwill

                  Goodwill represents costs in excess of the fair value of the net assets of the companies acquired in a purchase transaction. The Company tests for impairment on a quarterly basis based on a review of projected net fees from the underlying commodity pools which the Company manages as a result of the acquisition.

Note 2.    GOODWILL

           On June 30, 2004, Prudential Securities Group Inc. (PSG) and the Company entered into a Stock Purchase Agreement, pursuant to which PSG would sell, and the Company would buy, all of the capital stock of Prudential Securities Futures Management Inc. (PSFMI) (the then current Managing Owner or Sponsor of 12 commodity pools, namely World Monitor Trust - Series A, World Monitor Trust - Series B, World Monitor Trust II - Series D, World Monitor Trust II - Series E, World Monitor Trust II - Series F, Futures Strategic Trust, Diversified Futures Trust I, Diversified Futures Trust II, International Futures Fund B PLC, International Futures Fund C PLC, International Futures Fund D PLC and International Futures Fund F
           PLC) and Seaport Futures Management, Inc. (Seaport) (the then General Partner of one commodity pool, Diversified Futures Fund L.P.) (collectively, the acquired commodity pools). In connection with the transaction, PSFMI and Seaport solicited proxies seeking approval from the interestholders of the acquired commodity pools for (i) the sale of the stock of PSFMI and Seaport to the Company;
           (ii) the concomitant approval of the Company as the new General Partner, Managing Owner or Sponsor of the acquired commodity pools and (iii) the approval of certain amendments to the Declaration of the Trust and Trust Agreements and Agreements of Limited Partnership of the acquired commodity pools.

           As of October 1, 2004, the Company acquired from PSG all of the outstanding stock of PSFMI and Seaport. Immediately after such acquisition, PSFMI and Seaport were merged with and into the Company. Accordingly, as of October 1, 2004, all of the board of directors and officers of PSFMI and Seaport resigned. Following the Company's acquisition of PSFMI and Seaport and their merger with and into the Company, the Company became the successor General Partner, Managing Owner or Sponsor of the acquired commodity pools.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               December 31, 2004

                                ---------------



Note 2.    GOODWILL (CONTINUED)

           In consideration for the purchase of the capital stock of PSFMI and Seaport, the Company agreed to pay to PSG $1,961,755. The Company also incurred legal and accounting expenses directly related to the acquisition. The acquisition has been accounted for as a purchase and as such, the excess of the total purchase price over the estimated fair value of the acquired net assets has been recorded as goodwill.

           In addition to the purchase price noted above, the Company pays a contingent finder's fee of 20% of the net fees earned from the management of the acquired commodity pools. This finder's fee is payable during the period October 1, 2004 through September 30, 2006, at which time the agreement terminates. Such finder's fee will be treated as a component of the direct cost of the acquisition and will increase the amount of goodwill related to the business combination as such amounts are incurred by the Company.

           The following table summarizes the estimated fair values of the net assets acquired and expenses directly related to the business combination:


                  Purchase price paid to PSG                                           $1,961,755
                                                                                       ----------
                  Investments in commodity pools                                        1,429,539
                  Fees and other receivables                                              171,692
                  Accrued expenses                                                       (230,055)
                                                                                     ------------
                  Estimated fair value of net assets acquired                           1,371,176
                                                                                      -----------
                  Excess of purchase price over estimated fair value
                      of net assets acquired                                              590,579
                  Legal and accounting expenses directly
                      related to the acquisition                                          678,681

                  Finder's fee                                                            120,000
                                                                                     ------------

                  Goodwill                                                             $1,389,260
                                                                                       ==========

           The acquisition price was financed in part by the notes payable as described in Note 5.

           As of December 31, 2004, the Company concluded that there was no impairment of goodwill based on a review of projected net fees from the acquired commodity pools.

           No part of the goodwill is expected to be deductible for tax purposes.

Note 3.    INVESTMENTS IN COMMODITY POOLS
           ------------------------------

           The Company is the Managing Owner, General Partner or Sponsor of the following affiliated commodity pools: Kenmar Global Trust, World Monitor Trust - Series A, World Monitor Trust - Series B, World Monitor Trust II - Series D, World Monitor Trust II - Series E, World Monitor Trust II - Series F, Futures Strategic Trust, Diversified Futures Trust I, Diversified Futures Trust II, Diversified Futures Fund L.P., International Futures Fund B PLC, International Futures Fund C PLC, International Futures Fund D PLC, International Futures Fund F PLC, World Monitor Trust III - Series G, World Monitor Trust III - Series H and World Monitor Trust III - Series I (collectively, the affiliated commodity pools). Summarized activity as of December 31, 2004 and for the period October 1, 2004 to December 31, 2004, related to these Managing Owner, General Partner or Sponsor interests, are as follows:

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               December 31, 2004

                                ---------------



Note 3.    INVESTMENTS IN COMMODITY POOLS (CONTINUED)
           ------------------------------------------

                                                                  Value of
                                                              commodity pools                    Net
                                              Value at          acquired at                    Income       Value at
           Participating interests       September 30, 2004   October 1, 2004    Additions     (Loss)   December 31, 2004
           -----------------------       ------------------   ---------------    ---------     ------   -----------------
           Kenmar Global Trust                $234,827          $        0        $    0      $  25,458   $   260,285
           World Monitor Trust - Series A            0              32,271             0           (707)       31,564
           World Monitor Trust - Series B            0              68,059             0           (911)       67,148
           World Monitor Trust II - Series D         0             191,432             0         12,537       203,969
           World Monitor Trust II - Series E         0             367,884             0         70,600       438,484
           World Monitor Trust II - Series F         0             377,330             0         24,144       401,474
           Futures Strategic Trust                   0              69,772             0          6,594        76,366
           Diversified Futures Trust I               0             189,673             0         17,080       206,753
           Diversified Futures Trust II              0              72,461             0         17,799        90,260
           Diversified Futures Fund L.P.             0              60,629             0         16,700        77,329
           World Monitor Trust III - Series G        0                   0         1,000              0         1,000
           World Monitor Trust III - Series H        0                   0         1,000              0         1,000
           World Monitor Trust III - Series I        0                   0         1,000              0         1,000
                                              --------         -----------       -------      ---------   ------------
                                               234,827           1,429,511         3,000        189,294     1,856,632
                                             ---------         -----------       -------      ---------   -----------
           Non-participating interests
           ---------------------------

           International Futures Fund B PLC          0                   7             0              0             7
           International Futures Fund C PLC          0                   7             0              0             7
           International Futures Fund D PLC          0                   7             0              0             7
           International Futures Fund F PLC          0                   7             0              0             7
                                              --------         -----------       -------      ---------   ------------
                                                     0                  28             0              0            28
                                              --------         -----------       -------      ---------   ------------
                Total                         $234,827          $1,429,539        $3,000       $189,294    $1,856,660
                                              ========          ==========        ======       ========    ==========



           The net asset values as of December 31, 2004 for each commodity pool managed are as follows:

                                                                                   Net Asset Value as of
                                                                                     December 31, 2004
                                                                                     -----------------
                           Kenmar Global Trust                                      $  22,640,599
                           World Monitor Trust - Series A                               2,985,058
                           World Monitor Trust - Series B                               6,494,385
                           World Monitor Trust II - Series D                           20,103,924
                           World Monitor Trust II - Series E                           42,309,850
                           World Monitor Trust II - Series F                           38,910,560
                           Futures Strategic Trust                                      7,540,648
                           Diversified Futures Trust I                                 20,163,188
                           Diversified Futures Trust II                                 8,934,843
                           Diversified Futures Fund L.P.                                7,625,544
                           International Futures Fund B PLC (1)                        27,406,829
                           International Futures Fund C PLC (1)                         4,841,220
                           International Futures Fund D PLC (1)                         1,619,823
                           International Futures Fund F PLC (1)                        11,637,437
                           World Monitor Trust III - Series G                               1,000
                           World Monitor Trust III - Series H                               1,000
                           World Monitor Trust III - Series I                               1,000
                                                                               ------------------
                                                                                     $223,216,908
                                                                               ==================

           -----------------------
           (1) Net asset values as of December 31, 2004 are unaudited, as the funds have March 31 year-ends.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               December 31, 2004

                                ---------------



Note 3.    INVESTMENTS IN COMMODITY POOLS (CONTINUED)
           ------------------------------------------

           As the Managing Owner, General Partner or Sponsor of the affiliated commodity pools, the Company manages the respective businesses of the affiliated commodity pools. The governing documents of the affiliated commodity pools typically require the Company to maintain a capital account equal to 1% of the total capital accounts of the affiliated commodity pools. The Company, as the Managing Owner or General Partner of the affiliated commodity pools has also agreed to maintain a net worth of not less than $1,000,000. As of December 31, 2004, the Company was in compliance with the aforementioned capital account and net worth requirements.

           For managing the businesses of the affiliated commodity pools, the Company earns commissions and fees in accordance with the terms of the respective agreements. The Company in turn pays commissions to selling agents and management and incentive fees to trading advisors, if applicable. At December 31, 2004, the Company is owed fees of $1,416,586 from the affiliated commodity pools which are included in "Fees and other receivables" in the statement of financial condition. As Managing Owner, General Partner or Sponsor of the affiliated commodity pools, the Company has a fiduciary responsibility to the affiliated commodity pools, and a potential liability beyond the amounts recognized as an asset in the statement of financial condition.

           International Futures Fund D PLC ceased trading in May 2005 and a liquidator was appointed to wind up the fund in September 2005. International Futures Fund C PLC and International Futures Fund F PLC ceased trading in September 2005 and a liquidator was appointed to wind up both funds in November 2005.

           As of December 31, 2004, World Monitor Trust III - Series G, World Monitor Trust III - Series H and World Monitor Trust III - Series I were in the initial registration period. World Monitor Trust III - Series J, a new fund managed by the Company, was formed in March 2005. All four World Monitor Trust III funds began trading on or about December 1, 2005 with a combined net asset value of approximately $32,600,000.

           The Company also has an investment in The Fulcrum Fund Limited Partnership (Fulcrum) as a Limited Partner. Summarized activity as of December 31, 2004 and for the period October 1, 2004 to December 31, 2004, related to the investment in Fulcrum, is as follows:

                                                                   Value at                           Value at
                                                              September 30, 2004     Income       December 31, 2004
                                                              ------------------     ------       -----------------
                      Fulcrum                                    $   22,156         $   840            $22,996
                                                                 ==========         =========          =======

           The Company fully redeemed its investment in Fulcrum as of December 31, 2005.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               December 31, 2004

                                ---------------


Note 4.    PROPERTY AND EQUIPMENT
           ----------------------

           At December 31, 2004, the Company's property and equipment consists of:

                      Furniture, fixtures and office equipment                            $ 1,046,221
                      Software                                                                 33,780
                      Leasehold improvements                                                   10,542
                      Leased assets                                                           165,210
                                                                                        -------------
                                                                                            1,255,753
                      Less:  Accumulated depreciation and amortization                     (1,092,583)
                                                                                         ------------
                                                                                         $    163,170
                                                                                        =============

           At December 31, 2004, accumulated amortization of the leased assets amounted to $108,791.

Note 5.    NOTES PAYABLE

           Notes payable - Kenmar Global Trust Selling Commissions

           The Company entered into a line of credit agreement with a financial institution in July 2003 under which a series of secured notes may be executed to fund specified selling commissions incurred by the Company as Managing Owner of Kenmar Global Trust
           (KGT). The aggregate borrowings may not exceed the lesser of the value of the assets used as security (see below) or $1,500,000. Each note executed under the agreement is payable on demand and matures and becomes payable no later than fourteen months after the date the note is executed. Interest is payable monthly at a floating rate, which is based upon the higher of : a) the Federal Funds Rate plus 0.5%, or b) the financial institution's Prime Rate. The average interest rate is approximately 5.25% as of December 31, 2004, for all notes outstanding.

           Amounts outstanding under the agreement are secured by the Company's investment in KGT and any amounts due to the Company from KGT. The agreement also contains certain covenants which, if not met, could subject amounts outstanding under the agreement to accelerated repayment.

           At December 31, 2004, notes totaling $170,402 are outstanding under this line of credit agreement, which are included in "Notes payable" in the statement of financial condition.

           Notes payable - Acquisition of PSFMI and Seaport
           ------------------------------------------------

           The Company entered into two loan agreements, one with a financial institution and the other with an affiliate of the financial institution on September 20, 2004 and September 29, 2004, respectively. Each loan was for $750,000, with the total of $1,500,000 being included in "Notes payable" in the statement of financial condition.

           The loans were entered into to provide financing in connection with the Company's acquisition of two corporations effective October 1, 2004 as described in Note 2. The loans were repayable on September 27, 2005 and September 29, 2005, respectively, with the Company having the option to extend the repayment date by a further six months. Effective September 6, 2005, both loan repayment dates were extended to March 31, 2006.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               December 31, 2004

                                ---------------



Note 5.    NOTES PAYABLE (CONTINUED)
           -------------------------

           Notes payable - Acquisition of PSFMI and Seaport (continued)

           Interest for each loan consists of two components. The first component provides that the Company makes a quarterly interest payment of 1.25% (5% per annum) on the outstanding loan balance quarterly in arrears. The second component provides that interest shall accrue on the loan amount outstanding at a rate indexed to 100% of the performance of the General Partner, Managing Owner or Sponsor interests invested in the acquired commodity pools listed in Note 2., which is payable at the maturity of the loan. The total performance of the acquired commodity pools allocated to each loan provider cannot be less than zero. Total interest payable on the loans as of December 31, 2004 is $175,348. The first interest rate component was amended whereby effective October 1, 2005, a monthly interest rate of 1.25% (15% per annum) is paid on the outstanding loan balance monthly in arrears. As of December 31, 2005, the total outstanding on these loans was $1,283,139.


           Amounts outstanding on the loans are secured by the Company's General Partner or Managing Owner interests in the respective funds.


           The Company also entered into a secured promissory note arrangement with PSG on October 1, 2004 for $250,000 (the note) which is included in "Notes payable" in the statement of financial condition. There is no interest payable associated with the note and it is repayable in full on April 1, 2005. The note is secured by the future Managing Owner's, General Partner's or Sponsor's fees of the acquired commodity pools as described in Note 2. The note was fully repaid on March 30, 2005.


Note 6.    OBLIGATIONS UNDER LEASES
           ------------------------

           The Company leases office equipment under noncancelable capital leases which expire at various dates through 2006. The future minimum lease payments required by these capital leases are as follows:

                        Year Ending December 31
                        -----------------------
                               2005                                                    $108,396
                               2006                                                      19,456
                               2007                                                      13,892
                                                                                     ----------

                Total minimum lease payments                                            141,744
                Less:  Amounts representing interest and execution costs                (14,921)
                                                                                     ----------
                Present value of net minimum
                    lease payments                                                     $126,823
                                                                                       ========

           The Company leased office facilities in Greenwich, Connecticut, which expired as of October 31, 2004. In October 2004, the Company entered into a new lease at a separate facility, also in Greenwich, Connecticut, which expires on December 31, 2005. The future minimum lease payments under both of the noncancelable operating leases are as follows:

                        Year Ending December 31
                        -----------------------
                               2005                                                    $307,638
                                                                                       --------

           See Note 8. with regards to the lease arrangement entered into by the Parent effective December 31, 2005.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               December 31, 2004

                                ---------------



Note 6.    OBLIGATIONS UNDER LEASES (CONTINUED)
           ------------------------------------

           The Company leases office equipment under operating leases which expire at various dates through 2009. The future minimum lease payments required by these operating leases are as follows:

                        Year Ending December 31
                        -----------------------
                               2005                                                   $  12,852
                               2006                                                      12,852
                               2007                                                      10,644
                               2008                                                       4,020
                               2009                                                       1,340
                                                                                    -----------
                                                                                      $  41,708
                                                                                    ===========

Note 7.    INCOME TAXES

           For the period October 1, 2004 to December 31, 2004, the Company is included in the consolidated U.S. and state income tax returns filed by the Parent. Deferred income taxes are provided for all significant temporary differences in the recognition of assets and liabilities for tax and financial reporting purposes. These temporary differences result principally from differences in the timing of recognition of income from commodity pools, and from differences in the depreciation methods and useful lives of property and equipment.

           The recorded tax provision varies from the expected tax provision, based on current statutory rates, due primarily to the effect of establishing a valuation allowance on estimated deferred tax benefits related to operating loss carryforwards, and a valuation allowance on capital loss carryforwards from commodity pools. In addition, variances result from certain nondeductible expenses, primarily meals and entertainment. Current and deferred tax assets or liabilities are recorded as income taxes receivable from, or payable to, the Parent. As of December 31, 2004, the deferred tax assets were completely offset by valuation allowances.

           Effective January 1, 2005, the Company has elected S corporation status, pursuant to which the Company does not pay U.S. Corporate or state income tax on its taxable income. Instead, the ultimate stockholders of the Company are liable for individual income tax on their share of the Company's taxable income.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               December 31, 2004

                                ---------------




Note 8.    RELATED PARTY TRANSACTIONS
           --------------------------


           The Company has extensive transactions and relationships with members of a group of affiliated companies that result in advances to and from such affiliates. The Company provides administrative, accounting, research, marketing and other services to its affiliates and also pays certain expenses on behalf of the group. The Company, in turn, charges the appropriate portion of such expenses, at cost, to its affiliates. Due to the large percentage of expenses incurred on behalf of affiliated companies, the Company is dependent on the financial condition of its affiliates and their ability to continue to generate sufficient revenue in order to reimburse the Company for the expenses incurred on behalf of the group.

           Kenmar Securities Inc. (KSEC), another subsidiary of the Parent, offers and sells securities of certain commodity pools operated by affiliated companies. A large portion of KSEC's income is earned from the Company.

           Effective December 10, 2004, the Company repurchased 10 shares of common stock from its Parent for a purchase price of $159,510.

           The following amounts are due (to) from affiliates at December 31, 2004:

                  Members of the Parent group, net                                             $   101,169
                  MKL Limited                                                                      299,773
                  Kenmar Global Investment Management Inc.                                         323,949
                  Kenmar Global Management Limited                                                  80,000
                  Kenmar Global Strategies Inc.                                                     65,000
                  Kenmar-Nihon Fund Management LLC                                                 515,876
                  Kenmar Investment Partners                                                        55,021
                  Kenmar Investment Management Ltd.                                                 48,875
                  Advance from officer                                                            (280,000)
                  Other                                                                                713
                                                                                           ---------------
                                                                                                $1,210,376
                                                                                           ===============


           On March 7, 2005, MKL Limited was issued a $1.3 million letter of credit from Brown Brothers Harriman & Co. naming the Company as the beneficiary. Fitch Ratings, a global rating agency, has issued Brown Brothers Harriman & Co. a long-term rating of A+ and a short-term rating of F1. This letter of credit guarantees the payment of the receivable due from MKL Limited to the Company. In the event MKL Limited is unable to keep its intercompany balance with the Company current, the Company can draw upon the letter of credit to satisfy the intercompany balance. The letter of credit expires on February 28, 2006.


           The advance from officer represents advances to the Company to assist with working capital requirements. Interest is charged at 3.63% on the outstanding balance, with $12,215 being payable as of December 31, 2004, which is included in "Accrued expenses" in the Statement of Financial Condition. As of December 31, 2005, the total outstanding on this advance was $230,000.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               December 31, 2004

                                ---------------



Note 8.    RELATED PARTY TRANSACTIONS (CONTINUED)
           --------------------------------------

           No specific terms apply to the liquidation of amounts due (to) from affiliates; however, such amounts are settled periodically. The Company has reflected its right of offset in reporting net intercompany balances in the statement of financial condition.

           On July 29, 2005, the Company entered into a lease agreement to lease office space effective January 1, 2006. Effective December 31, 2005, the lease was assigned to the Parent. The lease term is 11 years and expires on December 31, 2016. The Company and its affiliates will be responsible for 23/30ths and a non-affiliated entity is responsible for 7/30ths of occupancy costs and furniture and equipment leasing costs related to this office space. Upon lease execution, the non-affiliated entity provided a security deposit in the amount of $861,894. The Company and its affiliates are responsible for paying back 23/30ths of this security deposit, with the non-affiliated entity being responsible for the other 7/30ths. Interest is payable monthly, on the security deposit advanced, at the Prime Rate per the Wall Street Journal and the security deposit is repayable on December 31, 2006.

           The total future minimum lease payments under the non cancelable operating lease, for which the Company and its affiliates are responsible for 23/30ths of, are:

                            December 31
                               2006                                                 $         0
                               2007                                                     814,011
                               2008                                                     814,011
                               2009                                                     814,011
                               2010                                                     893,816
                            Thereafter                                                5,745,960
                                                                                    -----------
                                                                                     $9,081,809
                                                                                    ===========

           Additionally, the non-affiliated entity will provide an advance for tenant improvements to the office space. Interest will be payable monthly on the advance at the Prime Rate per the Wall Street Journal. The advance will be repayable over a one year period, with the Company and its affiliates making monthly payments of 23/30ths of the outstanding amount, commencing one month after the advance is made, with the non-affiliated entity being responsible for the other 7/30ths. As of the date of this report, no advances have been made for tenant improvements to the office space.

           Effective January 1, 2006, KGI will be responsible for providing administrative, accounting, research, marketing and other services to its affiliates as well as paying certain expenses on behalf of the group. KGI, in turn, will charge the appropriate portion of such expenses, at cost to its affiliates, including the Company. Prior to January 1, 2006, the Company was responsible for providing such services.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               December 31, 2004

                                ---------------



Note 8.    RELATED PARTY TRANSACTIONS (CONTINUED)
           --------------------------------------

           Effective January 1, 2006, the Company, Preferred Investment Solutions Corp., a Connecticut corporation (Preferred CT), merged with and into Preferred Investment Solutions Corp., a Delaware corporation (Preferred DE) in a tax free reorganization. Preferred CT cancelled each share of common stock and Preferred DE became the surviving company The merger was effectuated pursuant to a Plan and Agreement of Merger between Preferred CT and Preferred DE dated as of January 1, 2006. Preferred CT and Preferred DE share the same stockholder, board of directors and officers. The Board of Directors and the ultimate sole owners of Preferred CT and Preferred DE unanimously approved the Plan and Agreement of Merger.

           Kenmar-Nihon Fund Management LLC (Kenmar-Nihon) is owned 50% by Kenmar Greenwich Holdings LLC (KGH) and 50% by a non-affiliated entity. Kenmar-Nihon is responsible for reimbursing the Company for initial organizational and offering costs incurred by the Company as the Managing Owner, in the start up of the World Monitor Trust III funds (the Funds), as well as ongoing organizational and offering costs associated with the Funds.

           As the Company receives reimbursement from the Funds for the initial and ongoing organization and offering costs incurred, it will pass the reimbursement to Kenmar-Nihon in payment of the amounts originally reimbursed. In the event the amounts recovered by the Company from the Funds for initial and ongoing organizational and offering costs are insufficient to cover the initial reimbursement from Kenmar-Nihon, the Company will not be liable for such shortfall.

           Kenmar-Nihon will share in the net fees earned by the Company as managing owner of the Funds.

           Kenmar-Nihon have agreed upon a baseline cost for the total costs incurred by the Company and other affiliates of the Company. The actual costs incurred by the Company and its affiliates will be compared to the baseline costs, and if the actual costs are greater than the baseline costs, Kenmar-Nihon will reimburse the Company and its affiliates for the difference. If the actual costs are less than the baseline costs, the shortfall will be applied to the next period's baseline analysis. In the event the amounts earned from the business of Kenmar-Nihon are insufficient to cover the expenses described, the Company and its affiliates will not be liable for such shortfall.

           At December 31, 2004, the receivable due from Kenmar-Nihon relating to the reimbursement of the Fund's organizational and offering costs and baseline costs is $515,876, which is included in "Due from affiliates, net" in the statement of financial condition.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               December 31, 2004

                                ---------------



Note 8.    RELATED PARTY TRANSACTIONS (CONTINUED)
           --------------------------------------

           Effective December 7, 2005, KGI entered into a master lease agreement to lease office furniture and computer equipment, whereby the Company and its affiliates will be responsible for 23/30ths of the lease payments and the non-affiliated entity will be responsible for 7/30ths, as previously described. The lease payments are guaranteed by the Company, the Parent, KSEC and Kenmar Investment Adviser Corp. The total guaranteed future minimum lease payments required by this capital lease are as follows:

                      Year ending December 31
                      ------------------------
                               2006                                                    $193,227
                               2007                                                     210,793
                               2008                                                     210,793
                               2009                                                     154,466
                               2010                                                     154,466
                                                                                      ---------
                                                                                       $923,745
                                                                                      =========

           The Company has made approximately $17,500 in advance lease payments on behalf of KGI and the non-affiliated entity. Such amount is due from KGI and the non-affiliated entity in the ratio of 23/30ths and 7/30ths, respectively.

           Additionally, effective November 22, 2005, KGI entered into a lease agreement for the purchase of a phone system, whereby the Company and its affiliates will be responsible for 23/30ths of the lease payments and the non-affiliated entity will be responsible for 7/30ths, as previously described. The lease payments are guaranteed by the Company. The total guaranteed future minimum lease payments required under this capital lease are as follows:


                      Year ending December 31
                      -----------------------
                               2006                                                   $  20,762
                               2007                                                      20,762
                               2008                                                      20,762
                               2009                                                      20,762
                               2010                                                      20,762
                                                                                     ----------
                                                                                       $103,810
                                                                                     ==========



Note 9.    COMMITMENTS AND CONTINGENCIES
           -----------------------------


           As a Managing Owner, General Partner or Sponsor, the Company may be contingently liable for costs and liabilities incurred by the Trust. In the normal course of business the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company's maximum exposure under those arrangements is unknown as this would involve future claims that may be made against the Company that have not yet accrued. The Company expects the risk of any future obligation under these indemnifications to be remote.

                     PREFERRED INVESTMENT SOLUTIONS CORP.
             NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               December 31, 2004

                                ---------------




Note 10.   TRADING ACTIVITIES AND RELATED RISKS
           ------------------------------------


           The commodity pools in which the Company either serves as Managing Owner, General Partner or Sponsor or invests, engage primarily in the speculative trading of futures contracts, options on futures contracts and forward contracts (collectively, "derivatives") in U.S. and foreign markets. The commodity pools, and therefore, the Company are exposed to both market risk (the risk arising from changes in the market value of the contracts) and credit risk (the risk of failure by another party to perform according to the terms of a contract). Theoretically, the commodity pools are exposed to market risk equal to the notional contract value of futures and forward contracts purchased and unlimited liability on such contracts sold short. Additionally, written options expose the commodity pools to potentially unlimited liability and purchased options expose the commodity pools to a risk of loss limited to the premiums paid. Since forward contracts are traded in unregulated markets between principals, the commodity pools also assume the risk of loss from counterparty nonperformance.


           The commodity pools have a substantial portion of their assets on deposit with futures commission merchants, brokers and dealers in securities and other financial institutions in connection with their trading and cash management activities. In the event of a financial institution's insolvency, recovery of partnership or trust assets on deposit may be limited to account insurance or other protection afforded such deposits.


           The Company, as Managing Owner, General Partner or Sponsor has established procedures to actively monitor market risk and to minimize credit risk of its affiliated commodity pools, although there can be no assurance that it will, in fact, succeed in doing so.

Note 11.   SUBSEQUENT EVENT

           On April 11, 2005, the Company entered into a revolving credit agreement with a financial institution under which a series of secured notes may be executed to fund specific selling commissions incurred by the Company as sponsor of International Futures Fund B PLC, International Futures Fund C PLC and International Futures Fund F PLC (the International Funds). Each note executed under the agreement is payable on demand and matures and becomes payable no later than one year after the date the note is executed. Interest is payable monthly at a floating rate of LIBOR plus 2%.

           Amounts outstanding under the agreement are secured by fees due to the Company from the International Funds.

           As of the date of this report, the Company had not borrowed against the revolving credit agreement, which terminates on April 11, 2006.

                                   PART TWO

                      STATEMENT OF ADDITIONAL INFORMATION

                            WORLD MONITOR TRUST III

                         Units of Beneficial Interest






                                ---------------


       This is a speculative and leveraged investment which involves the risk of loss. Past performance is not necessarily indicative of future results.

          See "The Risks You Face" beginning at page 17 in Part One.




                 THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE
                    DOCUMENT AND A STATEMENT OF ADDITIONAL
                      INFORMATION. THESE PARTS ARE BOUND
                          TOGETHER, AND BOTH CONTAIN
                             IMPORTANT INFORMATION






                                ---------------














                     Preferred Investment Solutions Corp.
                                Managing Owner

                                   PART TWO

                      STATEMENT OF ADDITIONAL INFORMATION

                               TABLE OF CONTENTS
[TO REVISE]



The Futures and Forward Markets..............155
   Futures and Forward Contracts.............155
   Hedgers and Speculators...................155
   Commodity Exchanges.......................155
   Speculative Position and Daily Price
      Fluctuation Limits.....................155
   Margins...................................156

Investment Factors ..........................157

Trading Programs of the Trust and
  Pro-Forma Performance......................164

Proprietary Trading of Advisors with
  Respect to Offered Programs................167

Exhibit A--Form of Second Amended and
.. Restated Declaration of Trust
  and Trust Agreement........................TA-1
  Annex--Request for Redemption
  Annex--Exchange Request for Class I Units of Beneficial Ownership Annex--Exchange Request for Class II Units of Beneficial Ownership


Exhibit B--Subscription Requirements.........SR-1

Exhibit C--Subscription Instructions,
  Subscription Agreement and
  Power of Attorney..........................SA-1

Exhibit D--Privacy Notice....................P-1

                        THE FUTURES AND FORWARD MARKETS


Futures and Forward Contracts

      Commodity futures contracts in the United States are required to be made on approved commodity exchanges and call for the future delivery of various commodities at a specified time, place and price. These contractual obligations, depending on whether one is a buyer or a seller, may be satisfied either by taking or making physical delivery of an approved grade of the particular commodity (or, in the case of some contracts, by cash settlement) or by making an offsetting sale or purchase of an equivalent commodity futures contract on the same exchange prior to the designated date of delivery. Certain futures contracts call for cash settlement rather than settlement by delivery, and the Trust will, in any event, offset virtually all of its futures contracts prior to any actual delivery occurring.

      Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "spot" or "forward" contracts. Spot contracts settle two days after the trade date; forward contracts have more delayed settlements. Spot and forward contracts are commonly referred to collectively as "cash" contracts. In trading cash currency contracts for the Trust, banks or dealers act as principals and include their anticipated profit and costs in the prices they quote; such mark-ups are known as "bid-ask" spreads. Brokerage commissions are typically not charged in cash trading.


Hedgers and Speculators

      The two broad classifications of persons who trade in commodity futures are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities use the futures markets to a significant extent for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations, for example, between the time a merchandiser or processor makes a contract to sell a raw or processed commodity and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity; rather, the speculator risks his or her capital with the hope of making profits from price fluctuations in commodity futures contracts. Speculators, such as the Trust, rarely take or make delivery of the physical commodity but rather close out their futures positions by entering into offsetting purchases or sales of futures contracts. The Trust does not anticipate taking or making delivery of any physical commodities.


Commodity Exchanges

      Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been confirmed, the clearinghouse becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange and in effect becomes the other party to the trade. Thereafter, each clearing member firm party to the trade looks only to the clearinghouse for performance. Clearinghouses do not deal with customers, but only with member firms, and the "guarantee" of performance under open positions provided by the clearinghouse does not run to customers. If a customer's commodity broker becomes bankrupt or insolvent, or otherwise defaults on such broker's obligations to such customer, the customer in question may not receive all amounts owing to such customer in respect of his trading, despite the clearinghouse fully discharging all of its obligations.

      The Advisors retained by the Trust trade on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not subject to regulation by any United States governmental agency. Accordingly, the protections afforded by such regulation are not available to the Trust to the extent that it trades on such exchanges. In contrast to United States exchanges, many foreign exchanges are "principals' markets," where trades remain the liability of the traders involved and the there is no clearinghouse to become substituted for any party. Many foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit individual traders to hold.

      To the extent that the Trust engages in transactions on foreign exchanges, it is subject to the risk of fluctuations in the exchange rate between the currencies in which the contracts traded on such foreign exchanges are denominated and United States dollars, as well as the possibility that exchange controls could be imposed in the future.


Speculative Position and Daily Price Fluctuation Limits

      The CFTC and the United States exchanges have established limits, referred to as "speculative position limits," on the maximum net long or net short position that any person (other than a hedger) may hold or control in futures contracts or options on futures contracts in particular commodities. The principal purpose of speculative position limits is to prevent a "corner" on the market or undue influence on prices by any single trader or group of traders. A number of financial markets have replaced "position limits" with "position accountability," and the cash currency markets are not subject to such limits. However, speculative position limits continue to be applicable in a number of important markets. These limits may restrict an Advisor's ability to acquire potentially profitable positions which such Advisor otherwise would acquire on behalf of the Trust.

      Most United States exchanges limit by regulations the maximum permissible fluctuation in commodity futures contract prices during a single trading day. These regulations establish what are commonly referred to as "daily limits." Daily limits restrict the maximum amount by which the price of a futures contract may vary either up or down from the previous day's settlement price. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity. Daily limits are generally not applicable to currency futures or to forward contracts.

Margins

      Margins represent a security deposit to assure futures traders' performance under their open positions. When a position is established, "margin" is deposited and at the close of each trading day "variation margin" is either credited or debited from a trader's account, representing the unrealized gain or loss on open positions during the day. If "variation margin" payments cause a trader's "margin" to fall below "maintenance margin" levels, a "margin call" will be made requiring the trader to deposit additional margin or have his position closed out.

                 [Remainder of page left blank intentionally.]

                              INVESTMENT FACTORS


                              Investment Factors

    Managed Futures is a sector of the futures industry made up of professionals, or commodity trading advisors ("CTAs"), who on behalf of their clients manage portfolios made up of futures and forward contracts and related instruments traded around the world. Utilizing extensive resources, markets can be accessed and monitored around the world, 24 hours a day.

    For over 20 years institutions and individuals have made Managed Futures part of their well-diversified portfolios. In that time period, the industry has grown to approximately $86 billion in assets under management.*

    As the industry has grown, so has the number, liquidity and efficiency of the futures markets globally. Since 1974 the U.S. futures markets have grown from consisting primarily of agricultural contracts to include financial contracts, providing greater diversification and flexibility. The pie charts below demonstrate this growth of diversity within the futures industry. In 1974 the agricultural sector dominated the trading volume of the industry. By 2003 the agricultural sector represented only 4% of trading while interest rate, currencies and stock indices contracts represented 91%. These interest rate contracts include contracts on U.S. debt instruments, European debt instruments, and bonds in Asia and Australia.

Dramatic Changes in Futures Industry


----------------------------- ---------------------------- ------------------------  ----------------------
-----------
                                      1974(1)                                           2004(2)
----------------------------- ---------------------------- ------------------------  ----------------------
-----------
Agriculturals                          82%                 Agriculturals                      5%
----------------------------- ---------------------------- ------------------------  ----------------------
-----------
Currencies                              2%                 Interest Rates                    33%
----------------------------- ---------------------------- ------------------------  ----------------------
-----------
Metals                                 14%                 Currencies                         2%
----------------------------- ---------------------------- ------------------------  ----------------------
-----------
Lumber & Energy                         2%                 Metals                             2%
----------------------------- ---------------------------- ------------------------  ----------------------
-----------
                                                           Stock Indices                     54%
                                                           ------------------------  ----------------------
-----------
                                                           Energies                           4%
                                                           ------------------------  ----------------------
-----------


Source:  Futures Industry Association, Washington, D.C.

* Managed Futures encompass over 50 markets worldwide, and as a result investors can gain global market exposure in their portfolios as well as add non-financial investments. Thus, investing in a managed futures fund can be an effective way to globally diversify a portfolio.
------------

(1) Represented by the percentage of the number of contracts traded per year.


(2) Based on average volume of contracts as of December 2004.

                  Value of Diversifying into Managed Futures
                  ------------------------------------------


    Allocating a portion of the risk segment of a portfolio to a managed futures investment, such as the Trust, may add a potentially valuable element of diversification to a traditionally-structured portfolio. Historically over the long term, the returns recognized on managed futures investments have been non-correlated with the performance of stocks and bonds, suggesting that a successful managed futures investment may be a valuable complement to a portfolio of stocks and bonds. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns--enhancing the risk/reward profile and overall "efficiency" of a portfolio. Non-correlation is not negative correlation. The performance of the Trust is anticipated to be generally unrelated, but may frequently be similar, to the performance of the general equity markets.

    The following discussion and charts, which include the Barclay CTA Index, are intended to explain managed futures as an asset category, and to demonstrate the potential value of allocating a small portion of a portfolio to a managed futures investment, such as the Trust. The Barclay CTA Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The Barclay CTA Index is not the same as an investment in the Trust, and the Trust may perform quite differently than the Index, just as an individual stock may perform quite differently from the S&P 500 Index.

    The black area of the chart below shows the benefit of adding 10% Barclay CTA Index (Managed Futures) to a hypothetical portfolio made up of 60% S&P 500 (US Stocks) and 40% Lehman Gov't (US Bonds), assuming an initial investment of $1,000. The combined portfolio showed improved returns over the last twenty-two years and lower volatility (a common measure of risk) than a portfolio made up of stocks and bonds alone.

                                             60% S&P 500 (US                                   60% S&P 500 (US
              60% S&P 500 (US Stocks)/ 30%   Stocks)/ 40%       60% S&P 500 (US Stocks)/ 30%   Stocks)/ 40%
              Lehman Gov't (US Bonds)/10%    Lehman Gov't (US   Lehman Gov't (US Bonds)/10%    Lehman Gov't (US
              Barclay (Managed Futures)      Bonds)             Barclay (Managed Futures)      Bonds)
      Jan-80                      $1,063.80          $1,033.60                          6.38%              3.36%
      Feb-80                      $1,051.89          $1,015.20                         -1.12%             -1.78%
      Mar-80                        $997.19            $955.20                         -5.20%             -5.91%
      Apr-80                      $1,046.45          $1,015.95                          4.94%              6.36%
      May-80                      $1,094.69          $1,063.70                          4.61%              4.70%
      Jun-80                      $1,123.26          $1,089.45                          2.61%              2.42%
      Jul-80                      $1,183.02          $1,132.26                          5.32%              3.93%
      Aug-80                      $1,181.84          $1,126.37                         -0.10%             -0.52%
      Sep-80                      $1,202.40          $1,145.41                          1.74%              1.69%
      Oct-80                      $1,216.47          $1,156.75                          1.17%              0.99%
      Nov-80                      $1,293.96          $1,234.25                          6.37%              6.70%
      Dec-80                      $1,278.04          $1,220.67                         -1.23%             -1.10%
      Jan-81                      $1,254.14          $1,188.57                         -1.87%             -2.63%
      Feb-81                      $1,265.81          $1,197.96                          0.93%              0.79%
      Mar-81                      $1,297.32          $1,238.81                          2.49%              3.41%
      Apr-81                      $1,277.60          $1,215.03                         -1.52%             -1.92%
      May-81                      $1,292.17          $1,225.72                          1.14%              0.88%
      Jun-81                      $1,318.01          $1,223.39                          2.00%             -0.19%
      Jul-81                      $1,309.84          $1,219.35                         -0.62%             -0.33%
      Aug-81                      $1,267.66          $1,170.33                         -3.22%             -4.02%
      Sep-81                      $1,229.00          $1,137.92                         -3.05%             -2.77%
      Oct-81                      $1,277.91          $1,196.29                          3.98%              5.13%
      Nov-81                      $1,343.85          $1,256.58                          5.16%              5.04%
      Dec-81                      $1,311.60          $1,226.30                         -2.40%             -2.41%
      Jan-82                      $1,307.41          $1,219.43                         -0.32%             -0.56%
      Feb-82                      $1,277.60          $1,185.17                         -2.28%             -2.81%
      Mar-82                      $1,292.93          $1,186.00                          1.20%              0.07%
      Apr-82                      $1,331.07          $1,228.57                          2.95%              3.59%
      May-82                      $1,319.09          $1,211.50                         -0.90%             -1.39%
      Jun-82                      $1,320.54          $1,195.63                          0.11%             -1.31%
      Jul-82                      $1,299.68          $1,202.32                         -1.58%              0.56%
      Aug-82                      $1,407.94          $1,305.96                          8.33%              8.62%
      Sep-82                      $1,451.30          $1,331.04                          3.08%              1.92%
      Oct-82                      $1,549.27          $1,442.44                          6.75%              8.37%
      Nov-82                      $1,576.84          $1,484.13                          1.78%              2.89%
      Dec-82                      $1,600.50          $1,512.18                          1.50%              1.89%
      Jan-83                      $1,681.00          $1,550.29                          5.03%              2.52%
      Feb-83                      $1,686.38          $1,583.93                          0.32%              2.17%
      Mar-83                      $1,728.03          $1,620.52                          2.47%              2.31%
      Apr-83                      $1,814.26          $1,711.75                          4.99%              5.63%
      May-83                      $1,827.87          $1,699.26                          0.75%             -0.73%
      Jun-83                      $1,847.06          $1,742.93                          1.05%              2.57%
      Jul-83                      $1,816.95          $1,703.01                         -1.63%             -2.29%
      Aug-83                      $1,860.38          $1,723.11                          2.39%              1.18%
      Sep-83                      $1,887.73          $1,753.61                          1.47%              1.77%
      Oct-83                      $1,883.01          $1,744.49                         -0.25%             -0.52%
      Nov-83                      $1,898.64          $1,773.97                          0.83%              1.69%
      Dec-83                      $1,902.43          $1,770.42                          0.20%             -0.20%
      Jan-84                      $1,909.09          $1,775.03                          0.35%              0.26%
      Feb-84                      $1,866.52          $1,735.09                         -2.23%             -2.25%
      Mar-84                      $1,888.73          $1,750.70                          1.19%              0.90%
      Apr-84                      $1,892.51          $1,762.26                          0.20%              0.66%
      May-84                      $1,834.22          $1,688.77                         -3.08%             -4.17%
      Jun-84                      $1,831.84          $1,717.82                         -0.13%              1.72%
      Jul-84                      $1,892.65          $1,725.21                          3.32%              0.43%
      Aug-84                      $1,989.56          $1,850.97                          5.12%              7.29%
      Sep-84                      $2,011.64          $1,864.12                          1.11%              0.71%
      Oct-84                      $2,020.29          $1,892.08                          0.43%              1.50%
      Nov-84                      $2,008.17          $1,892.27                         -0.60%              0.01%
      Dec-84                      $2,068.41          $1,933.52                          3.00%              2.18%
      Jan-85                      $2,179.49          $2,039.48                          5.37%              5.48%
      Feb-85                      $2,204.33          $2,047.02                          1.14%              0.37%
      Mar-85                      $2,210.73          $2,060.12                          0.29%              0.64%
      Apr-85                      $2,213.60          $2,073.31                          0.13%              0.64%
      May-85                      $2,315.43          $2,178.01                          4.60%              5.05%
      Jun-85                      $2,326.77          $2,207.63                          0.49%              1.36%
      Jul-85                      $2,369.35          $2,205.42                          1.83%             -0.10%
      Aug-85                      $2,360.35          $2,205.20                         -0.38%             -0.01%
      Sep-85                      $2,294.02          $2,167.93                         -2.81%             -1.69%
      Oct-85                      $2,387.39          $2,242.51                          4.07%              3.44%
      Nov-85                      $2,511.29          $2,353.51                          5.19%              4.95%
      Dec-85                      $2,629.07          $2,446.01                          4.69%              3.93%
      Jan-86                      $2,649.58          $2,460.44                          0.78%              0.59%
      Feb-86                      $2,841.15          $2,599.45                          7.23%              5.65%
      Mar-86                      $2,980.08          $2,717.99                          4.89%              4.56%
      Apr-86                      $2,933.89          $2,703.86                         -1.55%             -0.52%
      May-86                      $3,002.54          $2,787.68                          2.34%              3.10%
      Jun-86                      $3,043.67          $2,840.64                          1.37%              1.90%
      Jul-86                      $2,958.45          $2,743.49                         -2.80%             -3.42%
      Aug-86                      $3,130.93          $2,897.95                          5.83%              5.63%
      Sep-86                      $2,939.00          $2,730.45                         -6.13%             -5.78%
      Oct-86                      $3,030.99          $2,845.13                          3.13%              4.20%
      Nov-86                      $3,074.03          $2,899.75                          1.42%              1.92%
      Dec-86                      $3,024.85          $2,854.23                         -1.60%             -1.57%
      Jan-87                      $3,327.94          $3,115.96                         10.02%              9.17%
      Feb-87                      $3,418.46          $3,204.77                          2.72%              2.85%
      Mar-87                      $3,496.06          $3,266.30                          2.27%              1.92%
      Apr-87                      $3,567.38          $3,227.75                          2.04%             -1.18%
      May-87                      $3,574.51          $3,244.86                          0.20%              0.53%
      Jun-87                      $3,679.60          $3,371.09                          2.94%              3.89%
      Jul-87                      $3,828.26          $3,494.13                          4.04%              3.65%
      Aug-87                      $3,910.18          $3,584.98                          2.14%              2.60%
      Sep-87                      $3,847.62          $3,515.07                         -1.60%             -1.95%
      Oct-87                      $3,322.80          $2,995.90                        -13.64%            -14.77%
      Nov-87                      $3,212.82          $2,838.01                         -3.31%             -5.27%
      Dec-87                      $3,387.60          $2,987.86                          5.44%              5.28%
      Jan-88                      $3,477.71          $3,096.62                          2.66%              3.64%
      Feb-88                      $3,586.56          $3,203.76                          3.13%              3.46%
      Mar-88                      $3,495.10          $3,133.60                         -2.55%             -2.19%
      Apr-88                      $3,492.31          $3,154.91                         -0.08%              0.68%
      May-88                      $3,560.41          $3,168.47                          1.95%              0.43%
      Jun-88                      $3,848.80          $3,282.54                          8.10%              3.60%
      Jul-88                      $3,770.28          $3,272.03                         -2.04%             -0.32%
      Aug-88                      $3,700.53          $3,198.74                         -1.85%             -2.24%
      Sep-88                      $3,811.55          $3,308.14                          3.00%              3.42%
      Oct-88                      $3,895.02          $3,384.88                          2.19%              2.32%
      Nov-88                      $3,875.94          $3,342.91                         -0.49%             -1.24%
      Dec-88                      $3,907.33          $3,383.36                          0.81%              1.21%
      Jan-89                      $4,095.67          $3,563.02                          4.82%              5.31%
      Feb-89                      $4,002.69          $3,497.10                         -2.27%             -1.85%
      Mar-89                      $4,090.75          $3,557.95                          2.20%              1.74%
      Apr-89                      $4,214.70          $3,707.74                          3.03%              4.21%
      May-89                      $4,429.65          $3,834.55                          5.10%              3.42%
      Jun-89                      $4,447.37          $3,847.97                          0.40%              0.35%
      Jul-89                      $4,691.53          $4,113.48                          5.49%              6.90%
      Aug-89                      $4,685.90          $4,155.02                         -0.12%              1.01%
      Sep-89                      $4,653.10          $4,148.38                         -0.70%             -0.16%
      Oct-89                      $4,555.39          $4,104.82                         -2.10%             -1.05%
      Nov-89                      $4,640.12          $4,175.42                          1.86%              1.72%
      Dec-89                      $4,753.33          $4,249.74                          2.44%              1.78%
      Jan-90                      $4,557.02          $4,038.96                         -4.13%             -4.96%
      Feb-90                      $4,603.05          $4,079.75                          1.01%              1.01%
      Mar-90                      $4,704.78          $4,156.86                          2.21%              1.89%
      Apr-90                      $4,667.14          $4,079.54                         -0.80%             -1.86%
      May-90                      $4,917.30          $4,385.10                          5.36%              7.49%
      Jun-90                      $4,919.26          $4,380.71                          0.04%             -0.10%
      Jul-90                      $4,970.42          $4,388.16                          1.04%              0.17%
      Aug-90                      $4,745.76          $4,102.05                         -4.52%             -6.52%
      Sep-90                      $4,642.30          $3,974.48                         -2.18%             -3.11%
      Oct-90                      $4,653.44          $3,978.05                          0.24%              0.09%
      Nov-90                      $4,836.79          $4,170.99                          3.94%              4.85%
      Dec-90                      $4,914.18          $4,268.59                          1.60%              2.34%
      Jan-91                      $5,004.11          $4,409.88                          1.83%              3.31%
      Feb-91                      $5,223.29          $4,639.19                          4.38%              5.20%
      Mar-91                      $5,349.17          $4,727.80                          2.41%              1.91%
      Apr-91                      $5,350.24          $4,750.50                          0.02%              0.48%
      May-91                      $5,486.67          $4,903.94                          2.55%              3.23%
      Jun-91                      $5,351.15          $4,744.07                         -2.47%             -3.26%
      Jul-91                      $5,487.07          $4,915.80                          2.54%              3.62%
      Aug-91                      $5,572.67          $5,025.92                          1.56%              2.24%
      Sep-91                      $5,555.95          $4,990.74                         -0.30%             -0.70%
      Oct-91                      $5,607.62          $5,054.62                          0.93%              1.28%
      Nov-91                      $5,478.64          $4,927.75                         -2.30%             -2.51%
      Dec-91                      $5,990.90          $5,356.46                          9.35%              8.70%
      Jan-92                      $5,863.29          $5,271.29                         -2.13%             -1.59%
      Feb-92                      $5,890.85          $5,325.59                          0.47%              1.03%
      Mar-92                      $5,795.42          $5,245.70                         -1.62%             -1.50%
      Apr-92                      $5,907.85          $5,368.45                          1.94%              2.34%
      May-92                      $5,937.98          $5,410.86                          0.51%              0.79%
      Jun-92                      $5,938.57          $5,376.78                          0.01%             -0.63%
      Jul-92                      $6,158.30          $5,563.35                          3.70%              3.47%
      Aug-92                      $6,112.11          $5,498.82                         -0.75%             -1.16%
      Sep-92                      $6,157.95          $5,566.45                          0.75%              1.23%
      Oct-92                      $6,157.34          $5,558.66                         -0.01%             -0.14%
      Nov-92                      $6,298.34          $5,685.95                          2.29%              2.29%
      Dec-92                      $6,355.65          $5,757.59                          0.91%              1.26%
      Jan-93                      $6,395.69          $5,823.81                          0.63%              1.15%
      Feb-93                      $6,526.17          $5,907.09                          2.04%              1.43%
      Mar-93                      $6,614.92          $6,002.78                          1.36%              1.62%
      Apr-93                      $6,554.73          $5,912.74                         -0.91%             -1.50%
      May-93                      $6,670.75          $6,020.94                          1.77%              1.83%
      Jun-93                      $6,714.11          $6,060.68                          0.65%              0.66%
      Jul-93                      $6,740.29          $6,047.35                          0.39%             -0.22%
      Aug-93                      $6,889.25          $6,238.44                          2.21%              3.16%
      Sep-93                      $6,851.36          $6,211.62                         -0.55%             -0.43%
      Oct-93                      $6,940.43          $6,307.90                          1.30%              1.55%
      Nov-93                      $6,891.15          $6,254.91                         -0.71%             -0.84%
      Dec-93                      $6,983.49          $6,317.46                          1.34%              1.00%
      Jan-94                      $7,115.48          $6,491.19                          1.89%              2.75%
      Feb-94                      $6,952.54          $6,337.35                         -2.29%             -2.37%
      Mar-94                      $6,753.00          $6,109.21                         -2.87%             -3.60%
      Apr-94                      $6,780.69          $6,153.19                          0.41%              0.72%
      May-94                      $6,883.75          $6,227.03                          1.52%              1.20%
      Jun-94                      $6,801.15          $6,117.43                         -1.20%             -1.76%
      Jul-94                      $6,952.13          $6,286.28                          2.22%              2.76%
      Aug-94                      $7,107.16          $6,476.75                          2.23%              3.03%
      Sep-94                      $6,997.71          $6,345.27                         -1.54%             -2.03%
      Oct-94                      $7,101.28          $6,448.07                          1.48%              1.62%
      Nov-94                      $6,942.92          $6,269.45                         -2.23%             -2.77%
      Dec-94                      $7,008.88          $6,342.81                          0.95%              1.17%
      Jan-95                      $7,130.13          $6,491.23                          1.73%              2.34%
      Feb-95                      $7,378.26          $6,711.28                          3.48%              3.39%
      Mar-95                      $7,602.56          $6,865.64                          3.04%              2.30%
      Apr-95                      $7,781.98          $7,036.59                          2.36%              2.49%
      May-95                      $8,037.23          $7,299.76                          3.28%              3.74%
      Jun-95                      $8,156.18          $7,437.73                          1.48%              1.89%
      Jul-95                      $8,324.20          $7,620.70                          2.06%              2.46%
      Aug-95                      $8,379.14          $7,652.70                          0.66%              0.42%
      Sep-95                      $8,628.84          $7,907.54                          2.98%              3.33%
      Oct-95                      $8,623.66          $7,908.33                         -0.06%              0.01%
      Nov-95                      $8,916.00          $8,194.61                          3.39%              3.62%
      Dec-95                      $9,084.51          $8,334.74                          1.89%              1.71%
      Jan-96                      $9,345.24          $8,567.28                          2.87%              2.79%
      Feb-96                      $9,326.55          $8,604.12                         -0.20%              0.43%
      Mar-96                      $9,389.04          $8,657.46                          0.67%              0.62%
      Apr-96                      $9,555.22          $8,748.37                          1.77%              1.05%
      May-96                      $9,702.37          $8,920.71                          1.54%              1.97%
      Jun-96                      $9,740.21          $8,967.99                          0.39%              0.53%
      Jul-96                      $9,416.84          $8,667.56                         -3.32%             -3.35%
      Aug-96                      $9,547.73          $8,808.84                          1.39%              1.63%
      Sep-96                      $9,978.33          $9,218.45                          4.51%              4.65%
      Oct-96                     $10,272.69          $9,452.60                          2.95%              2.54%
      Nov-96                     $10,896.25         $10,036.77                          6.07%              6.18%
      Dec-96                     $10,708.83          $9,866.15                         -1.72%             -1.70%
      Jan-97                     $11,252.84         $10,359.46                          5.08%              5.00%
      Feb-97                     $11,369.87         $10,427.83                          1.04%              0.66%
      Mar-97                     $11,008.31         $10,072.24                         -3.18%             -3.41%
      Apr-97                     $11,482.77         $10,572.83                          4.31%              4.97%
      May-97                     $12,014.42         $11,104.64                          4.63%              5.03%
      Jun-97                     $12,431.32         $11,525.51                          3.47%              3.79%
      Jul-97                     $13,291.57         $12,313.85                          6.92%              6.84%
      Aug-97                     $12,656.23         $11,736.33                         -4.78%             -4.69%
      Sep-97                     $13,213.10         $12,284.42                          4.40%              4.67%
      Oct-97                     $12,872.21         $11,973.62                         -2.58%             -2.53%
      Nov-97                     $13,347.19         $12,428.62                          3.69%              3.80%
      Dec-97                     $13,572.76         $12,621.27                          1.69%              1.55%
      Jan-98                     $13,717.99         $12,765.15                          1.07%              1.14%
      Feb-98                     $14,456.01         $13,518.29                          5.38%              5.90%
      Mar-98                     $15,044.37         $14,099.58                          4.07%              4.30%
      Apr-98                     $15,119.60         $14,229.29                          0.50%              0.92%
      May-98                     $14,938.16         $14,041.47                         -1.20%             -1.32%
      Jun-98                     $15,429.63         $14,531.52                          3.29%              3.49%
      Jul-98                     $15,301.56         $14,409.45                         -0.83%             -0.84%
      Aug-98                     $13,675.00         $12,704.81                        -10.63%            -11.83%
      Sep-98                     $14,429.86         $13,425.18                          5.52%              5.67%
      Oct-98                     $15,308.64         $14,315.26                          6.09%              6.63%
      Nov-98                     $16,012.84         $15,033.89                          4.60%              5.02%
      Dec-98                     $16,778.25         $15,769.05                          4.78%              4.89%
      Jan-99                     $17,320.19         $16,338.31                          3.23%              3.61%
      Feb-99                     $16,904.51         $15,871.04                         -2.40%             -2.86%
      Mar-99                     $17,435.31         $16,426.52                          3.14%              3.50%
      Apr-99                     $18,010.67         $16,975.17                          3.30%              3.34%
      May-99                     $17,630.65         $16,613.60                         -2.11%             -2.13%
      Jun-99                     $18,443.42         $17,401.08                          4.61%              4.74%
      Jul-99                     $17,965.74         $16,931.25                         -2.59%             -2.70%
      Aug-99                     $17,890.28         $16,861.83                         -0.42%             -0.41%
      Sep-99                     $17,512.80         $16,489.19                         -2.11%             -2.21%
      Oct-99                     $18,335.90         $17,382.90                          4.70%              5.42%
      Nov-99                     $18,671.44         $17,688.84                          1.83%              1.76%
      Dec-99                     $19,563.94         $18,576.82                          4.78%              5.02%
      Jan-00                     $18,769.64         $17,759.44                         -4.06%             -4.40%
      Feb-00                     $18,488.10         $17,489.50                         -1.50%             -1.52%
      Mar-00                     $19,961.60         $18,983.10                          7.97%              8.54%
      Apr-00                     $19,436.61         $18,481.95                         -2.63%             -2.64%
      May-00                     $19,123.68         $18,158.51                         -1.61%             -1.75%
      Jun-00                     $19,527.19         $18,588.87                          2.11%              2.37%
      Jul-00                     $19,271.38         $18,358.37                         -1.31%             -1.24%
      Aug-00                     $20,313.97         $19,369.91                          5.41%              5.51%
      Sep-00                     $19,422.18         $18,507.95                         -4.39%             -4.45%
      Oct-00                     $19,377.51         $18,452.43                         -0.23%             -0.30%
      Nov-00                     $18,201.30         $17,241.95                         -6.07%             -6.56%
      Dec-00                     $18,406.97         $17,362.64                          1.13%              0.70%
      Jan-01                     $18,959.18         $17,926.93                          3.00%              3.25%
      Feb-01                     $17,586.54         $16,571.65                         -7.24%             -7.56%
      Mar-01                     $16,805.69         $15,719.87                         -4.44%             -5.14%
      Apr-01                     $17,733.37         $16,714.94                          5.52%              6.33%
      May-01                     $17,848.63         $16,823.58                          0.65%              0.65%
      Jun-01                     $17,498.80         $16,493.84                         -1.96%             -1.96%
      Jul-01                     $17,397.31         $16,417.97                         -0.58%             -0.46%
      Aug-01                     $16,598.77         $15,600.35                         -4.59%             -4.98%
      Sep-01                     $15,637.70         $14,619.09                         -5.79%             -6.29%
      Oct-01                     $15,942.64         $14,891.01                          1.95%              1.86%
      Nov-01                     $16,749.34         $15,772.56                          5.06%              5.92%
      Dec-01                     $16,866.58         $15,868.77                          0.70%              0.61%
      Jan-02                     $16,674.30         $15,695.80                         -1.14%             -1.09%
      Feb-02                     $16,410.85         $15,474.49                         -1.58%             -1.41%
      Mar-02                     $16,855.58         $15,896.94                          2.71%              2.73%
      Apr-02                     $16,092.02         $15,160.91                         -4.53%             -4.63%
      May-02                     $16,067.89         $15,101.78                         -0.15%             -0.39%
      Jun-02                     $15,340.01         $14,268.17                         -4.53%             -5.52%
      Jul-02                     $14,548.47         $13,430.63                         -5.16%             -5.87%
      Aug-02                     $14,675.04         $13,544.79                          0.87%              0.85%
      Sep-02                     $13,634.58         $12,470.68                         -7.09%             -7.93%
      Oct-02                     $14,374.94         $13,273.80                          5.43%              6.44%
      Nov-02                     $14,939.87         $13,864.48                          3.93%              4.45%
      Dec-02                     $14,451.34         $13,307.13                         -3.27%             -4.02%
      Jan-03                     $14,244.68         $13,043.65                         -1.43%             -1.98%
      Feb-03                     $14,184.85         $12,943.21                         -0.42%             -0.77%
      Mar-03                     $14,184.85         $13,040.28                          0.00%              0.75%
      Apr-03                     $15,021.76         $13,867.04                          5.90%              6.34%
      May-03                     $15,727.78         $14,489.67                          4.70%              4.49%
      Jun-03                     $15,817.43         $14,628.77                          0.57%              0.96%
      Jul-03                     $15,926.57         $14,734.10                          0.69%              0.72%
      Aug-03                     $16,167.06         $14,965.42                          1.51%              1.57%
      Sep-03                     $16,116.95         $14,925.02                         -0.31%             -0.27%
      Oct-03                     $16,771.29         $15,545.90                          4.06%              4.16%
      Nov-03                     $16,870.24         $15,657.83                          0.59%              0.72%
      Dec-03                     $17,607.47         $16,331.11                          4.37%              4.30%
      Jan-04                     $17,878.63         $16,590.78                          1.54%              1.59%
      Feb-04                     $18,166.48         $16,808.12                          1.61%              1.31%
      Mar-04                     $17,993.89         $16,633.31                         -0.95%             -1.04%
      Apr-04                     $17,646.61         $16,343.89                         -1.93%             -1.74%
      May-04                     $17,791.31         $16,505.70                          0.82%              0.99%
      Jun-04                     $18,010.15         $16,771.44                          1.23%              1.61%
      Jul-04                     $17,577.90         $16,357.18                         -2.40%             -2.47%
      Aug-04                     $17,655.25         $16,466.78                          0.44%              0.67%
      Sep-04                     $17,824.74         $16,613.33                          0.96%              0.89%
      Oct-04                     $18,093.89         $16,837.61                          1.51%              1.35%
      Nov-04                     $18,680.13         $17,346.11                          3.24%              3.02%
      Dec-04                     $19,162.08         $17,840.47                          2.58%              2.85%
      Jan-05                     $18,752.01         $17,497.93                         -2.14%             -1.92%
      Feb-05                     $19,031.42         $17,772.65                          1.49%              1.57%
      Mar-05                     $18,761.17         $17,502.51                         -1.42%             -1.52%
      Apr-05                     $18,481.63         $17,274.98                         -1.49%             -1.30%
      May-05                     $18,986.18         $17,744.85                          2.73%              2.72%
      Jun-05                     $19,058.32         $17,780.34                          0.38%              0.20%
      Jul-05                     $19,553.84         $18,279.97                          2.60%              2.81%
      Aug-05                     $19,467.80         $18,186.74                         -0.44%             -0.51%
      Sep-05                     $19,572.93         $18,274.04                          0.54%              0.48%


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The graph depicts the actual performance of the Barclay CTA Index, in combination with stocks and bonds. Portfolios rebalanced annually. The "Stocks" portion is represented by the S&P 500 Index and the "Bonds" portion by the Lehman Brothers Government Corporate Bond Index. These are passive indices of equity and debt securities which are generally purchased by investors with an investment objective of capital preservation, growth or income.

Barclay CTA Index* (Managed Futures) - The Barclay CTA Index is a leading industry benchmark of representative performance of commodity trading advisors. There are currently 396 programs included in the calculation of the Barclay CTA Index for the year 2005, which is unweighted and rebalanced at the beginning of each year.

To qualify for inclusion in the CTA Index, an advisor must have four years of prior performance history. Additional programs introduced by qualified advisors are not added to the Index until after their second year. These restrictions, which offset the high turnover rates of trading advisors as well as their artificially high short-term performance records, ensure the accuracy and reliability of the Barclay CTA Index. The current year of performance for the Barclay CTA Index is estimated. Performance is finalized after year-end. (Source: Barclay's Website) The performance for all indices was calculated using compounded monthly returns. A prospective investor is advised that neither the above graph nor the performance tables in this prospectus should be interpreted to mean that the Trust will obtain similar results or generate any profits whatsoever in the future. The current year of performance for the Barclay CTA Index is estimated. Performance is finalized after year-end.

    A Managed Futures fund provides these benefits to an investor's overall portfolio:

o   Profit potential in any market environment

o   Access to global financial and non-financial futures markets

o   Potential for both reduced volatility and/or enhanced returns

    Futures and forwards contracts exhibit more risk than stocks or bonds. However, adding a Managed Futures fund to a stock-and-bond-only portfolio has the potential to reduce overall portfolio volatility and enhance returns.

    This potential benefit was initially demonstrated in two key academic works. First, Modern Portfolio Theory, developed by the Nobel Prize Laureate economists Drs. Harry M. Markowitz and William Sharpe, asserts that investments having positive returns and low to non-correlation with each other can improve the risk/reward characteristics of the combined holdings. In other words, a portfolio of different investments with positive returns independent of each other (i.e. non-correlated) can improve the risk profile of an investor's entire portfolio.

    Modern Portfolio Theory suggests that a portfolio manager should diversify into asset categories that have little or no correlation with the other asset categories in the portfolio. The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risks can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even an investor who diversifies into international stocks and bonds may not obtain enough non-correlation. Over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts. The logical question that then arises is: "What investment can add value to a portfolio by enhancing returns and reducing portfolio volatility?"

    Historically, managed futures investments have had very little correlation to the stock and bond markets. The Managing Owner believes that the performance of the Trust should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components. Unlike short selling in the securities markets, selling futures short is no more difficult than establishing a long position. The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns -- enhancing the reward/risk profile of a portfolio, as demonstrated in the graphs below. Non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Trust will outperform other sectors of the portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.



Value of Initial $10,000 Portfolio With a 10% Allocation to the Barclay CTA Index vs. A Stocks and Bonds

Portfolio:                         January 1980 - October 2005

Growth of Initial $10,000 Investment

------------------------------------------- --------------------------
60% S&P 500 (US Stocks)/40% Lehman               $180,099.67
Gov't (US Bonds):
------------------------------------------- --------------------------

------------------------------------------- --------------------------
60% S&P 500 (US Stocks)/30% Lehman
Gov't (US Bonds)/10% Barclay CTA (Managed        $193,886.96
Futures):
------------------------------------------- --------------------------

Risk as Measured by Standard Deviation
        of Annual Returns

------------------------------------------- --------------------------
60% S&P 500 (US Stocks)/40% Lehman
Gov't (US Bonds):                                      11.47%
------------------------------------------- --------------------------

------------------------------------------- --------------------------
60% S&P 500 (US Stocks)/30% Lehman
Gov't (US Bonds)/10% Barclay CTA (Managed               10.8%
Futures):
------------------------------------------- --------------------------


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The graph depicts the actual performance of the Barclay CTA Index, in combination with stocks and bonds. The "Stocks" portion is represented by the S&P 500 Index and the "Bonds" portion by the Lehman Brothers Government Corporate Bond Index. These are passive indices of equity and debt securities which are generally purchased by investors with an investment objective of capital preservation, growth or income.

Barclay CTA Index* (Managed Futures) - The Barclay CTA Index is a leading industry benchmark of representative performance of commodity trading advisors. There are currently 396 programs included in the calculation of the Barclay CTA Index for the year 2005, which is unweighted and rebalanced at the beginning of each year.

To qualify for inclusion in the CTA Index, an advisor must have four years of prior performance history. Additional programs introduced by qualified advisors are not added to the Index until after their second year. These restrictions, which offset the high turnover rates of trading advisors as well as their artificially high short-term performance records, ensure the accuracy and reliability of the Barclay CTA Index. The current year of performance for the Barclay CTA Index is estimated. Performance is finalized after year-end.
Source: Barclay's Website

Correlation of Managed Futures
January 1980 - October 2005

                          Barclay CTA Index*
                                (Managed          S&P 500*         MSCI EAFE*     Lehman Gov't*
                                 Futures)         (US Stocks)     (Int'l Stocks)    (US Bonds)
  Barclay CTA Index               1.00
  (Managed Futures)
       S&P 500                    0.01              1.00
     (US Stocks)
      MSCI EAFE                  -0.02              0.57              1.00
   (Int'l Stocks)
    Lehman Gov't                  0.04              0.18              0.14            1.00
     (US Bonds)


Non-correlation is not negative correlation. The performance of a Managed Futures investment such as the Trust can be anticipated to be generally unrelated, but may frequently be similar, to the performance of the general equity and debt markets.
* See "Notes To Comparative Performance And Correlation Charts" at the end of this section.


    Correlation is a statistical measure of the degree to which two variables are related. It is expressed as a number between -1 and 1, with a negative number implying the variables tend to move in opposite directions, while a positive number implies the variables move in the same direction.

    Non-correlated performance is not negatively correlated performance. Managing Owner has no expectation that the performance of the Trust will be inversely related to that of the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice-versa. Non-correlation means only that the performance of the Trust has, in Managing Owner's judgment, a substantial likelihood of being unrelated to the performance of equities and debt instruments, reflecting Managing Owner's belief that certain factors which affect equity and debt prices may affect the Trust differently and that certain factors which affect the former may not affect the latter. The Net Asset Value per Unit may decline or increase more or less than equity and debt instruments during both bear and bull markets.

    In his landmark study, Dr. John Lintner of Harvard University was the first of many to demonstrate specifically that adding a Managed Futures component to a portfolio can enhance returns.

    Dr. Lintner concluded that a portfolio of judicious investments in stocks, bonds and Managed Futures ". . . show(s) substantially less risk at every possible level of expected return than portfolios of stocks (or stocks and bonds) alone."(1)

    This diversification effect of Managed Futures is also demonstrated by looking at the performance of Managed Futures compared to that of U.S. stocks, U.S. bonds and international stocks during a major decline. When measured against a decline in the stock and bond markets, Managed Futures has the ability to provide portfolio diversification due to its non-correlation to stocks and bonds. This does not mean that the returns of Managed Futures are negatively correlated (i.e. perform opposite) to those of stocks and bonds.

    Although adding a Managed Futures investment such as the Trust may provide diversification to a portfolio, the Trust is not a hedging mechanism; there is no guarantee the Trust will appreciate during periods of stock market declines. In addition, the performance of a Managed Futures investment such as the Trust can be anticipated to be generally unrelated, but may frequently be similar to the performance of general equity markets.
(1) Lintner, John, "The Potential Role of Managed Commodity Financial Futures Accounts (and/or Funds) in Portfolios of Stocks and Bonds." Annual Conference of Financial Analysts Federation, May 1983.

Market Comparisons


Four Largest S&P 500 Declines Since
1980 and Corresponding Managed Futures Performance

                             Dec 1980 to Jul 1982   Sep 1987 to Nov 1987  Jul 1998 to Aug 1998   Sep 2000 to Sep
2002
S&P 500 (US Stocks)                        -16.5%                -29.6%                 -15.4%
-44.7%
Barclay CTA (Managed Futures)               38.8%                  9.7%                   5.6%
23.1%

Four Largest Managed Futures Declines Since 1980 and Corresponding S&P 500 Performance

                             Feb 1983 to Nov 1984   Apr 1986 to Dec 1986  Jan 1992 to May 1992    Mar 2004 to Aug
2004
S&P 500 (US Stocks)                         10.3%                  4.0%                   8.1%
-0.8%
Barclay CTA (Managed Futures)              -11.1%                -15.5%                 -15.7%
-10.1%


    The Trust offers investors the potential to earn significant profits over time, although not without significant risk.

    The Trust offers the potential for diversification from traditional investments. Investors have the opportunity to participate in a large number of global markets and sectors that are typically not represented in traditional portfolios, and which offer potential profit (or loss) in both rising and falling markets.

    Managed futures investments may perform differently than stocks and bonds. In addition, different types of alternative investments are frequently non-correlated with each other. This creates the potential to assemble a combination of alternative investments able to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings. (Non-correlation is not negative correlation; managed futures' performance is not expected to be generally opposite, but rather unrelated, to stocks and bonds.)


    Comparative Performance and Correlation Charts: The table below demonstrates the differences in performance of stocks, bonds and Managed Futures during each year from January 1980 through October 2005. The chart below the table shows the worst peak-to-valley losses of the four asset classes for the same period.

        ------------------------------------------------
                                         MSCI    Lehman
                   Barclay   S&P 50  0   EAFE    Gov't
                     CTA       (US      (Int'l    (US
          Year      Index    Stocks)    Stocks)  Bonds)
        ------------------------------------------------
          1980      63.7%     32.5%      24.4%    6.4%
        ------------------------------------------------
          1981      23.9      -4.9       -1.0    10.5
        ------------------------------------------------
          1982      16.7      21.5       -0.9    26.1
        ------------------------------------------------
          1983      23.7      22.6       24.6     8.6
        ------------------------------------------------
          1984       8.7       6.3        7.9    14.4
        ------------------------------------------------
          1985      25.5      31.7       56.7    18.1
        ------------------------------------------------
          1986       3.8      18.7       69.9    13.1
        ------------------------------------------------
          1987      57.3       5.3       24.9     3.7
        ------------------------------------------------
          1988      21.8      16.6       28.6     6.7
        ------------------------------------------------
          1989       1.8      31.7       10.8    12.8
        ------------------------------------------------
          1990      21.0      -3.1      -23.2     9.2
        ------------------------------------------------
          1991       3.7      30.5       12.5    14.6
        ------------------------------------------------
          1992      -0.9       7.6      -11.8     7.2
        ------------------------------------------------
          1993      10.4      10.1       32.9     8.8
        ------------------------------------------------
          1994      -0.7       1.3        8.1    -1.9
        ------------------------------------------------
          1995      13.6      37.6       11.6    15.3
        ------------------------------------------------
          1996       9.1      23.0        6.4     4.1
        ------------------------------------------------
          1997      10.9      33.4        2.1     7.9
        ------------------------------------------------
          1998       7.0      28.6       20.3     8.4
        ------------------------------------------------
          1999      -1.2      21.0       27.3     0.4
        ------------------------------------------------
          2000       7.9      -9.1      -14.0    10.1
        ------------------------------------------------
          2001       0.8     -11.9      -21.2     9.0
        ------------------------------------------------
          2002      12.4     -22.1      -15.7     9.8
        ------------------------------------------------
          2003       8.7      28.7       39.2     4.3
        ------------------------------------------------

        ------------------------------------------------
          2004       3.3      10.9       20.7     3.0
        ------------------------------------------------
          2005      -0.7       1.0        6.3     0.5
        ------------------------------------------------


        * See "Notes to Comparative Performance and Correlation Charts" at end of this Section.



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     Worst Peak-to-Valley Loss from January 1980 through October 2005

----------------------------- -------------------------- ---------------------------------

        Benchmark                      Percentage                   Time Period
        ---------                      ----------                   -----------

----------------------------- -------------------------- ---------------------------------
Barclay CTA (Managed                    (15.66)%                   Jul 89 - Oct 89
Futures)

----------------------------- -------------------------- ---------------------------------

S&P 500                                 (44.73)%                   Sep 00 - Sep 02
(US Stocks)

----------------------------- -------------------------- ---------------------------------

MSCI EAFE                               (47.47)%                   Jan 00 - Mar 03
(Int'l Stocks)

----------------------------- -------------------------- ---------------------------------

Lehman Gov't                             (5.51)%                   Jan 80 - Feb 80
(US Bonds)

----------------------------- -------------------------- ---------------------------------



Notes to Comparative Performance and Correlation Charts

S&P 500* (U.S. Stocks) - The S&P 500 Index is a market-capitalization-weighted index of 500 publicly-traded stocks, with dividends reinvested. Source:
Economagic website.

MSCI EAFE* (International Stocks) - The MSCI EAFE Index is an unmanaged index generally considered representative of the international stock market. It is based on companies representing stock markets of Europe, Australia, New Zealand and the Far East. Market values are converted into U.S. Dollars at current exchange rates. Source: Morgan Stanley Capital International website.

Lehman Gov't* (U.S. Bonds) -The Lehman Intermediate Government/Credit Bond Index is a subgroup of the Lehman Government/Corporate Bond Index and includes securities in the Government and Corporate Indices. Source: Lehman Brothers website.




Barclay CTA Index* (Managed Futures) - The Barclay CTA Index is a leading industry benchmark of representative performance of commodity trading advisors. There are currently 396 programs included in the calculation of the Barclay CTA Index for the year 2005, which is unweighted and rebalanced at the beginning of each year.

To qualify for inclusion in the CTA Index, an advisor must have four years of prior performance history. Additional programs introduced by qualified advisors are not added to the Index until after their second year. These restrictions, which offset the high turnover rates of trading advisors as well as their artificially high short-term performance records, ensure the accuracy and reliability of the Barclay CTA Index. The current year of performance for the Barclay CTA Index is estimated. Performance is finalized after year-end.


Standard Deviation - Standard Deviation measures the dispersal or uncertainty in investment returns. It measures the degree of variation of returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Maximum Drawdown - Maximum Drawdown is any losing period during an investment record. The maximum drawdown is the largest percentage drawdown that has occurred in any investment data record.

* These indices are representative of equity and debt securities and are not to be construed as an actively managed portfolio.

Investors should be aware that stocks, bonds and managed futures are very different types of investments, each involving different investment considerations and risks, including but not limited to liquidity, safety, guarantees, insurance, fluctuation of principal and/or return, tax features, leverage and volatility.

For example, trading in futures, forwards and options may involve a greater degree of risk than investing in stocks and bonds due to, among other things, a greater degree of leverage and volatility. Also, U.S. government bonds are guaranteed by the U.S. government and, if held to maturity, offer both a fixed rate of interest and return of principal.

  Additional Advantages of Managed Futures Investments
  ----------------------------------------------------

    100% Interest Credit. Unlike some "alternative investment" funds, the Trust will not be required to borrow money in order to obtain the leverage used in its trading strategy. Accordingly, the Trust does not anticipate that it will incur any interest expense. The Trust's margin deposits will be maintained in cash equivalents, such as U.S. Treasury bills. Interest is earned on 100% of the Trust's available assets (which include unrealized profits credited to the Trust's accounts).

    Liquidity. In most cases the underlying markets have liquidity. Some markets trade 24 hours on business days. There can be exceptional cases where there may be no buyer or seller for a particular market. However, one of the selection criteria for a market to be included in the Trust is good liquidity, and historically "lock limit" situations have not been common. Investors may redeem all or a portion of their Units on a monthly basis --beginning with the end of the first month following purchase of such Units -- subject to a declining redemption fee during the first twelve months of ownership.

    Convenience. The Trust provides a convenient means to participate in global markets and opportunities without the time required to master complex trading strategies and monitor multiple international markets.

    Limited Liability. The liability of investors in the Trust is limited to the amount of their investment in the Trust. Unitholders will never be required to contribute additional capital to the Trust.

    Profit potential in any market environment. With stocks and bonds, investors typically buy securities that they believe will increase in value, and they may have no strategy when markets fall. Futures contracts, on the other hand, can be easily sold short on the prospect that a market will go down. As a result, declining markets represent opportunities for Managed Futures.

    Access to global financial and non-financial markets. Finally, over the years the futures markets have expanded globally to include investments in stock indices and bonds, currencies, precious and base metals, agricultural products and so forth. Investors can gain access to over 50 financial and non-financial markets around the globe.

        Small Minimum Investment; Smaller Minimum Additional Investment
        ---------------------------------------------------------------

     Many of the Advisors are only available to manage individual accounts of substantial size ranging from $500,000 to $5,000,000. Investors in the Trust are able to gain access to each of these Advisors, and to the diversification benefits of placing assets with all of them, for a minimum investment of $5,000 (or $2,000 in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts). Existing Unitholders making additional investments may do so in minimums of $2,000.

           TRADING PROGRAMS FOR THE TRUST AND PRO-FORMA PERFORMANCE

The following section discloses the actual track record of Graham Capital Management, L.P., Bridgewater Associates, Inc. and Eagle Trading Systems Inc. with respect to the programs that the Trust offers via Series G, H, I and J, but, such track records are pro-forma records which are adjusted to reflect WMT-III fees, as disclosed below.

                            Series G and Series J:
                        Graham Capital Management, L.P.
                  Global Diversified Program at 150% Leverage

Graham's Global Diversified Program at 150% Leverage utilizes multiple computerized trading models designed to capture profit opportunities during sustained price trends in approximately 65 global markets. This program features broad diversification in both financial and non-financial markets. The trading strategies are primarily long-term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility.


The Global Diversified Program at 150% Leverage began trading customer assets in May 1997. Graham was formed in May 1994, and has been managing customer assets in a variety of different trading programs since February 1995. As of October 31, 2005, assets under management in all programs was a total of $5.2 billion (including "notional" equity) and $462 million (including "notional" equity) in the program selected for WMT III Series G/J Trading Vehicle LLC.


Pro-forma Performance of Global Diversified Program at 150% Leverage (to be traded on behalf of WMT III Series G/J Trading Vehicle LLC)


--------------------------------------------------------------------------------

Series G    1997     1998   1999   2000    2001   2002   2003   2004    2005*
--------------------------------------------------------------------------------
Class I    8.29%    12.27%  2.01% 19.51%  7.78%  27.17% 13.24%  8.28%  (11.56)%
         (8 months)
--------------------------------------------------------------------------------
Class II   9.73%    14.52%  4.06% 21.89%  9.95%  29.71% 15.51%  10.46% (10.06)%
         (8 months)
--------------------------------------------------------------------------------
*through October 31, 2005


Performance shown is the actual track record of the advisor adjusted to reflect pro forma fees payable by WMT III Series G/J Trading Vehicle LLC, including the Managing Owner's Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I, only), Sales Commission at 1.00% and Administrative Expense at 0.50%. Brokerage Commissions, the Advisor's Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, pro forma annualized Organization and Offering expenses of 0.50% are reflected.


                 [Remainder of page left blank intentionally.]

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
                            Series H and Series J:
                         Bridgewater Associates, Inc.
         Aggressive Pure Alpha Futures Only - A, No Benchmark Program


Bridgewater's Aggressive Pure Alpha Futures Only - A, No Benchmark Program employs a systematic decision making process and relies heavily on economic statistics as leading indicators of market movements. The Program attempts to identify and capitalize on changing macroeconomic conditions within the global marketplace by employing a top down, fundamental and quantitative approach to trading. The strategy blends fundamental and inter-market indicators. The fundamental indicators analyze economic conditions and the inter-market indicators focus on market prices to gauge future activity in related markets.


Bridgewater was founded in April 1973 and has been trading customer assets since June 1985. As of October 31, 2005, the firm managed $75.9 billion (including "notional" equity) across all of its commodities programs ($142 billion overall, including equities and other instruments, as applicable), and, as of October 31, 2005, with $21.7 million in the program selected for WMT III Series H/J Trading Vehicle LLC.


Pro-forma Performance of Aggressive Pure Alpha Futures Only - A, No Benchmark Program (to be traded on behalf of WMT III Series H/J Trading Vehicle LLC)


-----------------------------------------------------------------------------------------

  Series H      1998       1999     2000     2001      2002      2003     2004     2005*
-----------------------------------------------------------------------------------------
Class I        19.6%      (7.42)% (14.60)% (5.63)%    15.10%    27.08%    2.22%   (3.48)%
             (5 months)
-----------------------------------------------------------------------------------------
Class II       20.57%     (5.54)% (12.85)% (3.71)%    17.40%    29.60%    4.28%   (1.86)%
             (5 months)
-----------------------------------------------------------------------------------------

*through October 31, 2005


Performance shown is the actual track record of the advisor adjusted to reflect pro forma fees payable by WMT III Series H/J Trading Vehicle LLC, including the Managing Owner's Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I, only), Sales Commission at 1.00% and Administrative Expense at 0.50%. Brokerage Commissions, the Advisor's Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, pro forma annualized Organization and Offering expenses of 0.50% are reflected.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                 [Remainder of page left blank intentionally.]

                            Series I and Series J:
                          Eagle Trading Systems Inc.
                            Eagle Momentum Program

The Eagle Momentum Program is a computerized, technical trading system developed to capture short and intermediate term trading opportunities in markets that exhibit strong price momentum. The adoption of the trading philosophy to a computerized trading system was done by applying rule-based techniques to confirm the trading concept over an extensive body of historical market data and by constantly monitoring and reevaluating the rules in actual trading. The program currently covers 30 commodities, currencies, stock indices and global fixed income markets.


Eagle was founded in May 1993 and has managed customer assets since August 1993. The firm has developed various trading programs, and managed a total of $1.1 billion (including "notional" equity) assets as of October 31, 2005. The program selected for WMT-III first began trading customer assets in October 2003, but traded its proprietary assets in the same program from February 2001 to September 2003. Eagle manages $54.4 million (including "notional" equity) in the program selected for WMT III Series I/J Trading Vehicle LLC as of October 31, 2005.

Pro-forma Performance of Eagle Momentum Program (to be traded on behalf of WMT III Series I/J Trading Vehicle LLC).

     ------------------------------------------------------------------

            Series I            2003       2004           2005*
     ------------------------------------------------------------------
     Class I                   4.05%       0.50%         (8.63)%
                             (3 months)

     ------------------------------------------------------------------
     Class II                  4.56%       2.53%         (7.09)%
                             (3 months)
     ------------------------------------------------------------------
             *through October  31, 2005



Pro-forma Performance of Eagle Momentum Program (proprietary trading only)


      -----------------------------------------------------------------

            Series I           2001        2002            2003
      -----------------------------------------------------------------
      Class I                 13.72%      18.76%    21.23% (9 months)
                            (11 months)
      -----------------------------------------------------------------
      Class II                15.80%      21.13%    23.02% (9 months)
                            (11 months)
      -----------------------------------------------------------------


Performance shown is the actual track record of the advisor adjusted to reflect pro forma fees payable by WMT III Series I/J Trading Vehicle LLC, including the Managing Owner's Management Fee at 0.50%, Service Fee Reimbursement at 2.00% (Class I, only), Sales Commission at 1.00% and Administrative Expense at 0.50%. Brokerage Commissions, the Advisor's Base Fee and Incentive Fee have been calculated in the underlying actual performance result. Additionally, for the first twelve months of the track record above, pro forma annualized Organization and Offering expenses of 0.50% are reflected.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                 [Remainder of page left blank intentionally.]

PROPRIETARY TRADING OF ADVISORS WITH RESPECT TO OFFERED PROGRAMS

    Graham Capital Management, L.P. does not trade proprietary monies pursuant to the Global Diversified at 150% Leverage program.

    Bridgewater Associates, Inc. does not trade proprietary monies pursuant to the Aggressive Pure Alpha Futures Only - A, No Benchmark program.



    Eagle Trading Systems, Inc. trades proprietary monies pursuant to the Eagle Momentum Program. The Actual Performance and Pro forma Proprietary Performance Capsule of the Eagle Momentum Program is disclosed on the following page.




Eagle Trading Systems, Inc.

Eagle Momentum Program Actual Performance and Pro forma Proprietary Performance Capsule


      The following capsule discloses both (i) actual client trading performance from October 2003 to October 2005 (in boldfaced text) and (ii) pro forma proprietary trading from February 2001 to September 2003 with respect to the Eagle Momentum Program. The pro forma proprietary performance portion of the following capsule sets forth the actual trading of a proprietary account and is based on the following pro forma adjustments: a monthly management fee equal to one sixth of one percent (1/6%) (approximately 2% annually) of the account value under management at the end of each month, a quarterly incentive fee equal to twenty percent (20%) of new high profit of the account(s) for each quarter, and no interest income. These pro forma adjustments generally reflect the structure of accounts for which these programs generally are intended. The structure of an actual client account may be different.

                   Name of CTA: Eagle Trading Systems, Inc.
                    Name of program: Eagle Momentum Program
            Inception of client account trading by CTA: August 1993
         Inception of client account trading in program: October 2003
                          Number of open accounts: 6
      Aggregate assets overall excluding "notional" equity: $732,670,571
     Aggregate assets overall including "notional" equity: $1,115,279,298 Aggregate assets in program excluding "notional" equity: $34,332,375 Aggregate assets in program including "notional" equity: $54,419,370
                   Largest monthly drawdown: (9.32)% (01/05)
            Largest peak-to-valley drawdown: (19.72)% (12/04-04/05)
         Number of profitable accounts that have opened and closed: 1
          Range of returns experienced by profitable accounts: 11.43%
        Number of unprofitable accounts that have opened and closed: 1
        Range of returns experienced by unprofitable accounts: (12.12)%


--------------------------------------------------------------------------------
Monthly Rate    2000(%)    2001(%)    2002(%)    2003(%)    2004(%)    2005(%)
of Return
--------------------------------------------------------------------------------
January            --        --       (4.64)%     8.07%     (0.64)%    (9.32)%
--------------------------------------------------------------------------------
February           --      (2.41)%    (4.50)%     7.92%      3.12%     (5.22)%
--------------------------------------------------------------------------------
March              --       5.38%      6.04%     (3.30)%    (1.40)%     2.09%
--------------------------------------------------------------------------------
April              --       1.64%     (10.04)%    1.92%     (2.57)%    (6.48)%
--------------------------------------------------------------------------------
May                --       3.56%     (10.32)%    8.20%     (0.59)%     3.09%
--------------------------------------------------------------------------------
June               --      (4.85)%     15.50%    (0.13)%    (5.82)%     0.38%
--------------------------------------------------------------------------------
July               --      (4.83)%     6.87%      0.92%      0.74%      7.40%
--------------------------------------------------------------------------------
August             --       9.93%      6.00%      1.49%      1.19%      8.78%
--------------------------------------------------------------------------------
September          --      11.40%      5.81%     (1.87%)     6.90%     (8.43)%
--------------------------------------------------------------------------------
October            --       1.49%     (7.70)%     1.56%     (4.41)%     4.02%
--------------------------------------------------------------------------------
November           --     (2.54)%     1.30%     (0.43)%     11.37%
--------------------------------------------------------------------------------
December           --     (0.24)%    (0.37)%     3.91%     (2.16%)
--------------------------------------------------------------------------------
Compound Rate      --     18.47%      23.62%    31.21%      4.60%     (5.51)%
of Return               (11 months)                                  (10 months)
--------------------------------------------------------------------------------

      *The Compound Rate of Return of 31.21% for the year ended 2003 reflects the combined performance results of both proprietary trading and actual client trading. The Program gained 5.08% during the three month period from October 2003 to December 2003 during which Eagle traded client assets. Proprietary trading results from January 2003 to September 2003 was a gain of 24.84%.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      PROSPECTIVE INVESTORS MUST BE AWARE THAT PRO FORMA RATES OF RETURN HAVE CERTAIN INHERENT LIMITATIONS: (A) PRO FORMA ADJUSTMENTS ARE ONLY AN APPROXIMATE MEANS OF MODIFYING HISTORICAL RECORDS TO REFLECT ASPECTS OF THE ECONOMIC TERMS OF A NEW COMMODITY ACCOUNT, CONSTITUTE NO MORE THAN ECONOMIC TERMS OF A NEW COMMODITY ACCOUNT, CONSTITUTE NO MORE THAN MATHEMATICAL ADJUSTMENTS TO ACTUAL PERFORMANCE NUMBERS, AND GIVE NO EFFECT WHATSOEVER TO SUCH FACTORS AS POSSIBLE CHANGES IN TRADING APPROACH THAT MIGHT HAVE RESULTED FROM THE DIFFERENT FEE STRUCTURE, INTEREST INCOME, LEVERAGE, AND OTHER FACTORS APPLICABLE TO A NEW COMMODITY ACCOUNT AS COMPARED TO EAGLE'S ACTUAL PROPRIETARY TRADING; AND (B) THERE ARE DIFFERENT MEANS BY WHICH THE PRO FORMA ADJUSTMENTS COULD HAVE BEEN MADE. WHILE EAGLE BELIEVES THAT THE INFORMATION HEREIN IS RELEVANT TO EVALUATING AN INVESTMENT BY A CLIENT, NO REPRESENTATION IS OR COULD BE MADE THAT THE CAPSULE HEREIN PRESENTS WHAT THE RESULTS OF EAGLE'S ACTUAL PROPRIETARY TRADING WOULD HAVE BEEN IN THE PAST OR ARE LIKELY TO BE IN THE FUTURE.

                                                                    EXHIBIT A


                          SECOND AMENDED AND RESTATED
                             DECLARATION OF TRUST
                                      AND
                                TRUST AGREEMENT
                                      OF
                            WORLD MONITOR TRUST III

                                                                      EXHIBIT A


                                     SECOND

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST
                                       AND
                                 TRUST AGREEMENT
                                       OF
                             WORLD MONITOR TRUST III

                         Dated as of September 27, 2005

                                  By and Among

                      PREFERRED INVESTMENT SOLUTIONS CORP.
                            WILMINGTON TRUST COMPANY

                                       and

                                 THE UNITHOLDERS
                           from time to time hereunder



                               TABLE OF CONTENTS

                                                                                           Page


                                   ARTICLE I

DEFINITIONS; THE TRUST.......................................................................1

         SECTION 1.1.  Definitions...........................................................1
         SECTION 1.2.  Name..................................................................7
         SECTION 1.3.  Delaware Trustee; Business Offices....................................8
         SECTION 1.4.  Declaration of Trust..................................................8
         SECTION 1.5.  Purposes and Powers...................................................8
         SECTION 1.6.  Tax Treatment.........................................................9
         SECTION 1.7.  General Liability of the Managing Owner...............................9
         SECTION 1.8.  Legal Title..........................................................10
         SECTION 1.9.  Series Trust.........................................................10

                                  ARTICLE II

THE TRUSTEE.................................................................................10

         SECTION 2.1.  Term; Resignation....................................................10
         SECTION 2.2.  Powers...............................................................11
         SECTION 2.3.  Compensation and Expenses of the Trustee.............................11
         SECTION 2.4.  Indemnification......................................................11
         SECTION 2.5.  Successor Trustee....................................................11
         SECTION 2.6.  Liability of Trustee.................................................12
         SECTION 2.7.  Reliance; Advice of Counsel..........................................13

                                  ARTICLE III

UNITS; CAPITAL CONTRIBUTIONS................................................................14

         SECTION 3.1.  General..............................................................14
         SECTION 3.2.  Establishment of Series of Units.....................................15
         SECTION 3.3.  Establishment of Classes and Sub-Classes.............................15
         SECTION 3.4.  Limited Units........................................................16
         SECTION 3.5.  Assets of Series.....................................................26
         SECTION 3.6.  Liabilities of Series................................................27
         SECTION 3.7.  Dividends and Distributions..........................................28
         SECTION 3.8.  Voting Rights........................................................29
         SECTION 3.9.  Equality.............................................................29
         SECTION 3.10.  Exchange of Units...................................................29

                                   ARTICLE IV

THE MANAGING OWNER..........................................................................30


                                       i



         SECTION 4.1.  Management of the Trust..............................................30
         SECTION 4.2.  Authority of Managing Owner..........................................30
         SECTION 4.3.  Obligations of the Managing Owner....................................32
         SECTION 4.4.  General Prohibitions.................................................34
         SECTION 4.5.  Liability of Covered Persons.........................................35
         SECTION 4.6.  Fiduciary Duty.......................................................35
         SECTION 4.7.  Indemnification of the Managing Owner................................36
         SECTION 4.8.  Expenses and Limitations Thereon.....................................38
         SECTION 4.9.  Compensation to the Managing Owner...................................40
         SECTION 4.10.  Other Business of Unitholders.......................................40
         SECTION 4.11.  Voluntary Withdrawal of the Managing Owner..........................40
         SECTION 4.12.  Authorization of Registration Statements............................40
         SECTION 4.13.  Litigation..........................................................40

                                   ARTICLE V

TRANSFERS OF UNITS..........................................................................41

         SECTION 5.1.  General Prohibition..................................................41
         SECTION 5.2.  Transfer of Managing Owner's General Units...........................41
         SECTION 5.3.  Transfer of Limited Units............................................41

                                  ARTICLE VI

DISTRIBUTION AND ALLOCATIONS................................................................45

         SECTION 6.1.  Capital Accounts.....................................................45
         SECTION 6.2.  Monthly Allocations..................................................45
         SECTION 6.3.  Allocation of Profit and Loss for Federal Income Tax Purposes........45
         SECTION 6.4.  Allocation of Distributions..........................................47
         SECTION 6.5.  Admissions of Unitholders; Transfers.................................47
         SECTION 6.6.  Liability for State and Local and Other Taxes........................47

                                  ARTICLE VII

REDEMPTIONS.................................................................................48

         SECTION 7.1.  Redemption of Units..................................................48
         SECTION 7.2.  Redemption by the Managing Owner.....................................49
         SECTION 7.3.  Redemption Charge....................................................50
         SECTION 7.4.  Exchange of Units....................................................50
         SECTION 7.5.  Special Redemption Date..............................................50

                                 ARTICLE VIII

THE LIMITED OWNERS..........................................................................50

         SECTION 8.1.  No Management or Control; Limited Liability..........................50


                                       ii




         SECTION 8.2.  Rights and Duties....................................................51
         SECTION 8.3.  Limitation on Liability..............................................52

                                  ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS................................................................53

         SECTION 9.1.  Books of Account.....................................................53
         SECTION 9.2.  Annual Reports and Monthly Statements................................53
         SECTION 9.3.  Tax Information......................................................53
         SECTION 9.4.  Calculation of Net Asset Value.......................................53
         SECTION 9.5.  Other Reports........................................................53
         SECTION 9.6.  Maintenance of Records...............................................54
         SECTION 9.7.  Certificate of Trust.................................................54
         SECTION 9.8.  Registration of Units................................................54

                                   ARTICLE X

FISCAL YEAR.................................................................................54

         SECTION 10.1.  Fiscal Year.........................................................54

                                  ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS......................................................55

         SECTION 11.1.  Amendments to the Trust Agreement...................................55
         SECTION 11.2.  Meetings of the Trust...............................................56
         SECTION 11.3.  Action Without a Meeting............................................57

                                  ARTICLE XII

TERM........................................................................................57

         SECTION 12.1.  Term................................................................57

                                 ARTICLE XIII

TERMINATION.................................................................................57

         SECTION 13.1.  Events Requiring Dissolution of the Trust or any Series.............57
         SECTION 13.2.  Distributions on Dissolution........................................59
         SECTION 13.3.  Termination; Certificate of Cancellation............................59


                                     iii




                                  ARTICLE XIV

POWER OF ATTORNEY...........................................................................60

         SECTION 14.1.  Power of Attorney Executed Concurrently.............................60
         SECTION 14.2.  Effect of Power of Attorney.........................................60
         SECTION 14.3.  Limitation on Power of Attorney.....................................61

                                  ARTICLE XV

MISCELLANEOUS...............................................................................61

         SECTION 15.1.  Governing Law.......................................................61
         SECTION 15.2.  Provisions In Conflict With Law or Regulations......................62
         SECTION 15.3.  Construction........................................................62
         SECTION 15.4.  Notices.............................................................62
         SECTION 15.5.  Counterparts........................................................62
         SECTION 15.6.  Binding Nature of Trust Agreement...................................62
         SECTION 15.7.  No Legal Title to Trust Estate......................................63
         SECTION 15.8.  Creditors...........................................................63
         SECTION 15.9.  Integration.........................................................63

EXHIBIT A
         Certificate Of Trust Of World Monitor Trust III....................................65


                             WORLD MONITOR TRUST III

                                     SECOND
                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                               AND TRUST AGREEMENT

          This SECOND AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of WORLD MONITOR TRUST III is made and entered into as of the 27th day of September, 2005, by and among PREFERRED INVESTMENT SOLUTIONS CORP., a Connecticut corporation (the "Managing Owner"), WILMINGTON TRUST COMPANY, a Delaware banking company, as trustee (the "Trustee"), and the UNITHOLDERS from time to time hereunder.

                                   *    *    *

                                    RECITALS

          WHEREAS, the Trust was formed on September 28, 2004 in separate Series pursuant to the execution and filing by the Trustee of the Certificate of Trust on September 28th, 2004 and the execution and delivery by each of the Trustee and the Managing Owner of a Declaration of Trust and Trust Agreement dated as of September 28th, 2004 (the "Original Agreement");

          WHEREAS, the Trustee and the Managing Owner amended the Original Agreement on March 11, 2005;

          WHEREAS, the Original Agreement, as amended, was amended and restated in its entirety as of March 29, 2005 (the "Restated Agreement");

          WHEREAS, currently, there are and have been no Limited Owners; and

          WHEREAS, the Restated Agreement, as amended, was amended and restated in its entirety as of September 21, 2005 (the "Second Restated Agreement");

          NOW, THEREFORE, pursuant to Article XI, the Managing Owner hereby amends and restates the Second Restated Agreement in its entirety as set forth below.


                                  ARTICLE I

                            DEFINITIONS; THE TRUST

     SECTION 1.1. Definitions. These definitions contain certain provisions required by the NASAA Guidelines and, except for minor exceptions, are included verbatim from such Guidelines, and, accordingly, may not, in all cases, be relevant. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

     "Administrator" means the official or agency administering the securities laws of a state.

     "Advisor" - see the definition of "Trading Advisor."

     "Affiliate" - An "Affiliate" of a "Person" means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any officer, director or partner of such Person, or (v) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.


     "Benefit Plan Investor" means any entity described in DOL Regulation 2510.3-101(f)(2).


     "Business Day" means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

     "Capital Contributions" means the total investment in a Program by a Participant or by all Participants, as the context may require. More specifically, the term Capital Contribution refers to the amount contributed and agreed to be contributed to the Trust or any Series in the Trust by any subscriber or by the Managing Owner, as applicable, in accordance with Article III hereof.

     "CE Act" means the Commodity Exchange Act, as amended.

     "Certificate of Trust" means the Certificate of Trust of the Trust in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute.

     "CFTC" means the Commodity Futures Trading Commission.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commodities" means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

     "Commodity Broker" means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

     "Commodity Contract" means any futures contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or any other futures contract or option thereon approved for trading for U.S. persons.

     "Continuous Offering Period" means the period following the conclusion of the Initial Offering Period, during which additional Units may be sold pursuant to this Agreement.

     "Corporate Trust Office" means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

     "Delaware Trust Statute" means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq., as the same may be amended from time to time.

     "Disposition Gain" means, in respect of each Series for each Fiscal Year of the Trust, such Series' aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for Federal income tax purposes, including, without limitation, any gain or loss required to be recognized by such Series for Federal income tax purposes pursuant to Section 988 or 1256 (or any successor provisions) of the Code.

     "Disposition Loss" means, in respect of each Series for each Fiscal Year of the Trust, such Series' aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for Federal income tax purposes, including, without limitation, any gain or loss required to be recognized by such Series for Federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.


     "DOL" means the United States Department of Labor.


     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Fiscal Quarter" shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.

     "Fiscal Year" shall have the meaning set forth in Article X hereof.

     "Incentive Fee" shall have the meaning set forth in the Prospectus.


     "Initial Offering Period" means the period with respect to a Series commencing with the initial effective date of the Prospectus and terminating no later than December 27, 2005.


     "Limited Owner" means any person or entity who becomes a holder of Limited Units and who is listed as such on the books and records of the Trust, and may include the Managing Owner with respect to the Limited Units purchased by it.

     "Losses" means, in respect of each Series for each Fiscal Year of the Trust, losses of such Series as determined for Federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of such Series for such Fiscal Year shall not enter into such computations.

     "Managing Owner" means Preferred Investment Solutions Corp. (formerly known as Kenmar Advisory Corp.), or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

     "Management Fee" means the management fee set forth in Section 4.9.

     "Margin Call" means a demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

     "NASAA Guidelines" means the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs as last amended and restated.

     "Net Assets" means the total assets less total liabilities of the Program, determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions and any fee or expense including Net Asset fees accruing to the Program.

     "Net Asset Value of a Series" means the total assets in the Trust Estate of a Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Series, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting, including, but not limited to, the extent specifically set forth below:

          (a) Net Asset Value of a Series shall include any unrealized profit or loss on open Commodities positions, and any other credit or debit accruing to the Series but unpaid or not received by the Series.

          (b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

          (c) Interest earned on a Series' commodity brokerage account shall be accrued at least monthly.

          (d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Series from the day when the distribution is declared until it is paid.

     "Net Asset Value Per Program Unit" - see the definition of "Series Net Asset Value per Unit."

     "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

     "NFA" means the National Futures Association.

     "Organization and Offering Expenses" means all expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and state law, including taxes and fees, accountants' and attorneys' fees. More specifically, Organization and Offering Expenses shall have the meaning set forth in Section 4.8 of this Trust Agreement.

     "Participant" means the holder of a Program Interest.


     "Person" means any natural person, partnership, limited liability company, statutory trust, corporation, association, Benefit Plan Investor or other legal entity.


     "Pit Brokerage Fee" shall include floor brokerage, clearing fees, National Futures Association fees and exchange fees.

     "Program" means a limited partnership, limited liability company, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. More specifically, see the definition of "Trust."

     "Program Broker" means a Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

     "Program Interest" means a security representing ownership in a Program. More specifically, see the definition of "Units."

     "Profits" means, in respect of each Series for each Fiscal Year of the Trust, profits of such series as determined for Federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of such Series for such Fiscal Year shall not enter into such computations.

     "Prospectus" means the final prospectus and disclosure document of the Trust and each Series thereof, constituting a part of a Registration Statement, as filed with the Securities and Exchange Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented.

     "Pyramiding" means the use of unrealized profits on existing Commodities positions to provide margin for additional Commodities positions of the same or a related commodity.

     "Redemption Date" means the date upon which Units may be redeemed in accordance with the provisions of Article VII hereof.

     "Registration Statement" means a registration statement on Form S-1, as it may be amended from time to time, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units, as the same may at any time and from time to time be further amended or supplemented.

     "Series" means a separate series of the Trust as provided in Sections 3806(b)(2) and 3804 of the Delaware Trust Statute, the Units of which shall be units of beneficial interest in the Trust Estate separately identified with and belonging to such Series.

     "Series Net Asset Value per Unit" means the Net Asset Value of a Series divided by the number of Units of a Series outstanding on the date of calculation.

     "Special Redemption Date" shall have the meaning as provided under
Section 7.5.

     "Sponsor" means any person directly or indirectly instrumental in organizing the Trust or any person who will manage or participate in the management of the Trust, including the Managing Owner or an Affiliate of the Managing Owner, who pays any portion of the Organizational Expenses of the Trust and any other person who regularly performs or selects the persons who perform services for the Trust. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

     "Subscription Agreement" means the agreement included as an exhibit to the Prospectus pursuant to which subscribers may subscribe for the purchase of the Limited Units.

     "Trading Advisor" means Graham Capital Management, L.P. for the Series G Units, Bridgewater Associates, Inc. for the Series H Units, Eagle Trading Systems Inc. for the Series I Units and each of them for the Series J Units and any other entity or entities, acting in its capacity as a commodity trading advisor (i.e., any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options) to a Series, and any substitute(s) therefor as provided herein.

     "Trust" means World Monitor Trust III, the Delaware statutory trust formed pursuant to the Certificate of Trust and this Trust Agreement.

     "Trust Agreement" means this Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.

     "Trustee" means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

     "Trust Estate" means, with respect to a Series, any cash, commodity futures, forward and option contracts, all funds on deposit in the Series' accounts, and any other property held by the Series, and all proceeds therefrom, including any rights of the Series pursuant to any Subscription Agreement and any other agreements to which the Trust or a Series thereof is a party.

     "Unitholders" means the Managing Owner and all Limited Owners, as holders of Units of a Series, where no distinction is required by the context in which the term is used.

     "Units" means the units of beneficial interest in the profits, losses, distributions, capital and assets of a Series of the Trust. The Managing Owner's Capital Contributions shall be represented by "General" Units and a Limited Owner's Capital Contributions shall be represented by "Limited" Units. Units need not be represented by certificates.

     "Valuation Date" means the date as of which the Net Assets of the Trust are determined or the date as of which the Net Asset Value of a Series is determined.

     "Valuation Period" means a regular period of time between Valuation
Dates.

     "Valuation Point" means the close of business on the last Business Day of each Month or such other day as may be determined by the Managing Owner.

     SECTION 1.2. Name.

          (a) The name of the Trust is "World Monitor Trust III" in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

     SECTION 1.3. Delaware Trustee; Business Offices.

          (a) The sole Trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Unitholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

          (b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Unitholders. The principal office of the Trust shall be at 2 American Lane, Greenwich, CT, 06831.

     SECTION 1.4. Declaration of Trust. The Trustee hereby acknowledges that the Trust has received the sum of $1,000 per Series in bank accounts in the name of each Series of the Trust controlled by the Managing Owner from the Managing Owner as grantor of the Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that each Series in such Trust is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Unitholders partners or members of a joint stock association except to the extent such Unitholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties thereto to create a partnership among the Unitholders of each Series for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

     SECTION 1.5. Purposes and Powers. The purposes of the Trust and each Series shall be (a) directly or indirectly to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity futures, forward and option contracts, including foreign futures, forward contracts and foreign exchange positions worldwide; (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes (including the establishment of the Trading Vehicles described in the Prospectus); and (c) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

     SECTION 1.6. Tax Treatment.

          (a) Each of the parties hereto, by entering into this Trust Agreement, (i) expresses its intention that the Units of each Series will qualify under applicable tax law as interests in a partnership which holds the Trust Estate of each Series for their benefit, (ii) agrees that it will file its own Federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of each Series as a partnership in which each of the Unitholders thereof is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Units of such Series with respect to the treatment of the Units as anything other than interests in a partnership.

          (b) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) of each Series initially shall be the Managing Owner. The Tax Matters Partner, at the expense of each Series, shall prepare or cause to be prepared and filed each Series' tax returns as a partnership for Federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by ss. 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to each Series' tax items; (B) the power to extend the statute of limitations for all Unitholders with respect to each Series' tax items; (C) the power to file a petition with an appropriate Federal court for review of a final administrative adjustment of any Series; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than 1% interest in any Series, unless a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner's behalf. The designation made by each Unitholder of a Series in this Section 1.6(b) is hereby approved by each Unitholder of such Series as an express condition to becoming a Unitholder. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.7, each Series hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

          (c) Each Unitholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with Federal income tax information reporting requirements in respect of such Unitholder's Units.

     SECTION 1.7. General Liability of the Managing Owner.

          (a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Series of the Trust, to the extent not paid out of the assets of the Series, to the same extent the Managing Owner would be so liable if each Series were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.7 shall be evidenced by its ownership of the General Units which, solely for purposes of the Delaware Trust Statute, will be deemed to be a separate class of Units in each Series. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust or any Series by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust or any Series is a party, shall look only to the appropriate Trust Estate in accordance with Section 3.6 hereof for payment or satisfaction thereof.

          (b) Subject to Sections 8.1 and 8.3 hereof, no Unitholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Series thereof.

      SECTION 1.8. Legal Title. Legal title to all of each Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

     SECTION 1.9. Series Trust. The Units of the Trust shall be divided into Series as provided in Section 3806(b)(2) of the Delaware Trust Statute. Accordingly, it is the intent of the parties hereto that Articles IV, V, VII, VIII, IX and X of this Trust Agreement shall apply also with respect to each such Series as if each such Series were a separate statutory trust under the Delaware Trust Act, and each reference to the term "Trust" in such Articles shall be deemed to be a reference to each Series separately to the extent necessary to give effect to the foregoing intent, as the context may require. The use of the terms "Trust" or "Series" in this Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Delaware Trust Statute.

                                  ARTICLE II

                                  THE TRUSTEE

     SECTION 2.1. Term; Resignation.

          (a) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

          (b) The Trustee may resign at any time upon the giving of at least 60 days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

     SECTION 2.2. Powers. Except to the extent expressly set forth in
Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust or any Series. The Trustee shall have the power and authority to execute and file certificates as required by the Delaware Trust Statute and to accept service of process on the Trust in the State of Delaware. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

     SECTION 2.3. Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

     SECTION 2.4. Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from any Trust Estate.

     SECTION 2.5. Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

     SECTION 2.6. Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust or any Series is a party shall look only to the appropriate Trust Estate in accordance with Section 3.6 hereof for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section
1.7 hereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for its own gross negligence or willful misconduct. In particular, but not by way of limitation:

          (a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate;

          (b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

          (c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

          (d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, selling agent or any Trading Advisor(s);

          (e) No provision of this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust or any Series arising under this Trust Agreement or any other agreements to which the Trust or any Series is a party;

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust or any Series is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;

          (h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby; and

          (i) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Trustee acting under this Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.

     SECTION 2.7. Reliance; Advice of Counsel.

          (a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

                                 ARTICLE III

                         UNITS; CAPITAL CONTRIBUTIONS

     SECTION 3.1. General.

          (a) The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Units in one or more Series from time to time as it deems necessary or desirable. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have exclusive power without the requirement of Limited Owner approval to establish and designate such separate and distinct Series, as set forth in Section 3.2, and to fix and determine the relative rights and preferences as between the Units of the separate Series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Series shall have separate voting rights or no voting rights.

          (b) The Managing Owner may, without Limited Owner approval, divide or subdivide Units of any Series into two or more classes or subclasses, Units of each such class or subclass having such preferences and special or relative rights and privileges (including exchange rights, if any) as the Managing Owner may determine as provided in Section 3.3. The fact that a Series shall have been initially established and designated without any specific establishment or designation of classes or subclasses, shall not limit the authority of the Managing Owner to divide a Series and establish and designate separate classes or subclasses thereof.

          (c) The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units, calculated to four decimal places. From time to time, the Managing Owner may divide or combine the Units of any Series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series or class. The Managing Owner may issue Units of any Series or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit dividend or split-up), all without action or approval of the Limited Owners. All Units when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Series or class thereof into one or more Series or classes thereof that may be established and designated from time to time. The Managing Owner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Series or class thereof reacquired by the Trust. Unless otherwise determined by the Managing Owner, treasury Units shall not be deemed cancelled. The Units of each Series shall initially be divided into two classes: General Units and Limited Units. Furthermore, the Limited Units of each Class initially shall be divided into two sub-classes: the Class I Units and the Class II Units. The Class I Units and the Class II Units shall be identical in every respect except for the service fees applicable to each of them, which service fees shall be as set forth in any applicable selling agent agreement in effect from time-to-time with respect thereto and as described in the Prospectus.

          (d) The Managing Owner and/or its Affiliates will make and maintain a permanent investment in each Series as more specifically set forth in
Section 3.4.

          (e) No certificates or other evidence of beneficial ownership of the Units will be issued.

          (f) Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

      SECTION 3.2. Establishment of Series of Units.

          (a) Without limiting the authority of the Managing Owner set forth in Section 3.2(b) to establish and designate any further Series, the Managing Owner hereby establishes and designates four initial Series, as follows:

                    Series G, Series H, Series I and Series J

The provisions of this Article III shall be applicable to the above-designated Series and any further Series that may from time to time be established and designated by the Managing Owner as provided in Section 3.2(b); provided, however, that such provisions may be amended, varied or abrogated by the Managing Owner with respect to any Series created after the initial formation of the Trust in the written instrument creating such Series.

          (b) The establishment and designation of any Series of Units other than those set forth above shall be effective upon the execution by the Managing Owner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Series previously established and designated, the Managing Owner may by an instrument executed by it abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

     SECTION 3.3. Establishment of Classes and Sub-Classes. The division of any Series into two or more classes or sub-classes and the establishment and designation of such classes or sub-classes shall be effective upon the execution by the Managing Owner of an instrument setting forth such division, and the establishment, designation, and relative rights and preferences of such classes, or as otherwise provided in such instrument. The relative rights and preferences of the classes or sub-classes of any Series may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Units outstanding of any particular class or sub-class previously established and designated, the Managing Owner may by an instrument executed by it abolish that class or sub-class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

     SECTION 3.4. Limited Units.

          (a) Offer of Series G Limited Units.

              (i) Series G Initial Offering Period. During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series G Limited Unit, a maximum of 150,000 Limited Units ($15 million). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Units as it deems appropriate.


              (ii) Effect of the Sale of at least 5,000 Series G Units. In the event that at least 5,000 Series G Limited Units are sold during the Initial Offering Period for the Series G Units, subject to Section 3.4(e) and Section 3.4(f), the Managing Owner shall admit all accepted subscribers pursuant to the Prospectus into the Trust as Series G Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series G of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series G Units, as soon as practicable after the termination of the Series G Initial Offering Period. Such accepted subscribers will be deemed Series G Limited Owners at such time as such admission is reflected on the books and records of Series G of the Trust.


              (iii) Paid-In Capital if at least 5,000 Series G Units Are Sold. In the event that at least 5,000 Series G Limited Units are sold during the Initial Offering Period, Series G shall have paid-in capital of not less than $525,000 (including the Managing Owner's contribution for the General Units as provided in Section 3.1(d) and in Section 3.4(a)(v) hereof).

              (iv) Effect of the Sale of Less than 5,000 Series G Units. In the event that at least 5,000 Series G Limited Units are not sold during the Initial Offering Period for the Series G Units, all proceeds of the sale of Series G Limited Units, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), as promptly as practicable but in no even more than seven days after the conclusion of the Initial Offering Period for the Series G Units. Such action will not terminate Series G.


              (v) Required Contribution of Managing Owner. In the event that 5,000 or more of the Series G Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series G Units and 300,000 or more of the Series J Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series J Units, the Managing Owner and/or its Affiliates shall be required to contribute in cash to the capital of Series G an amount, which, when added to the total contributions to Series G by all Series G Unitholders, will be not less than 1% of such total contributions, and in no event shall such contribution be less than $25,000 (including the Managing Owner's and/or its Affiliates' Capital Contributions). Thereafter, the Managing Owner and/or its Affiliates shall maintain an investment in

     Series G Units in an aggregate amount equal to not less than 1.01% of the Net Asset Value of Series G or $25,000, whichever is greater. The Managing Owner and/or its Affiliates may, but are not obligated to, make additional Capital Contributions at any time during the Series G Initial or Continuous Offering Periods. The Managing Owner and/or its Affiliates will receive Series G General Units. The Managing Owner and/or its Affiliates shall, with respect to any Series G Units owned by them, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series G Limited Owner, in addition to rights and privileges the Managing Owner has as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner and/or its Affiliates (without regard to any Limited Units of the Managing Owner and/or its Affiliates in Series G) in each material item of Series G income, gain, loss and deduction shall be equal, in the aggregate, to at least 1% of each such item at all times during the term of this Trust Agreement.

              (vi) Offer of Series G Limited Units After Initial Offering Period. In the event that 5,000 or more of the Series G Limited Units are sold during the Initial Offering Period for the Series G Units and 300,000 or more of the Series J Limited Units are sold during the Initial Offering Period for the Series J Units, the Trust may continue to offer Series G Limited Units and admit additional Series G Limited Owners and/or accept additional contributions from existing Series G Limited Owners pursuant to the Prospectus.


          Each additional Capital Contribution to Series G during the Series G Continuous Offering Period by an existing Series G Limited Owner must be in a denomination which is an even multiple of $100. During the Series G Continuous Offering Period, each newly admitted Series G Limited Owner, and each existing Series G Limited Owner that makes an additional Capital Contribution to Series G, shall receive Series G Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series G Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the date on which such Capital Contribution will become effective.

          A Subscriber (including existing Series G Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series G Units shall be admitted to the Trust and deemed a Series G Limited Owner with respect to that subscription on the first Business Day of the first month which commences at least five Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

              (vii) Subscription Agreement. Each Series G Limited Owner who purchases any Limited Units offered pursuant to the Prospectus shall contribute to the capital of Series G such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.


              (viii) Escrow Agreement. All proceeds from the sale of Series G Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at JPMorgan Chase Bank until the conclusion of the Initial Offering Period for the Series G Units. In the event subscriptions for at least (i) 5,000 Series G Units are received and accepted during the Initial Offering for the Series G Units and (ii) 300,000 Series J Limited Units are received and accepted during the Initial Offering for the Series J Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Series G Limited Units during its Initial Offering Period will be contributed to Series G, for which the Series G Limited Owners will receive additional Series G Units on a pro rata basis (taking into account time and amount of deposit).


              (ix) Optional Purchase of Series G Limited Units. Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor and any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner and/or its Affiliates, any commodity broker, and any Trading Advisor, may purchase any number of Series G Limited Units and will be treated as Series G Limited Owners with respect to such Units. In addition to the Series G Units required to be purchased by the Managing Owner and/or its Affiliates under Section 3.4(a)(v), the Managing Owner and/or its Affiliates also may purchase any number of Series G Limited Units as it or they determine in its or their discretion.

          (b) Offer of Series H Limited Units.

              (i) Series H Initial Offering Period. During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series H Limited Unit, a maximum of 150,000 Series H Limited Units ($15 million). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Series H Limited Units as it deems appropriate.


              (ii) Effect of the Sale of at least 5,000 Series H Units. In the event that at least 5,000 Series H Limited Units are sold during the Initial Offering Period for the Series H Units, subject to Section 3.4(e) and Section 3.4(f), the Managing Owner shall admit all accepted subscribers pursuant to the Prospectus into the Trust as Series H Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series H of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series H Units, as soon as practicable after the termination of the Series H Initial Offering Period. Such accepted subscribers will be deemed Series H Limited Owners at such time as such admission is reflected on the books and records of Series H of the Trust.

              (iii) Paid-In Capital if at least 5,000 Series H Units Are Sold. In the event that at least 5,000 Series H Limited Units are sold during the Initial Offering Period, Series H shall have paid-in capital of not less than $525,000 (including the Managing Owner's contribution for the General Units as provided in Section 3.1(d) and in Section 3.4(b)(v) hereof).


              (iv) Effect of the Sale of Less than 5,000 Series H Units. In the event that at least 5,000 Series H Limited Units are not sold during the Initial Offering Period for the Series H Units, all proceeds of the sale of Series H Limited Units, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), as promptly as practicable but in no event more than seven days after the conclusion of the Initial Offering Period for the Series H Units. Such action will not terminate Series H.


              (v) Required Contribution of Managing Owner. In the event that 5,000 or more of the Series H Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series H Units and 300,000 or more of the Series J Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series J Units, the Managing Owner and/or its Affiliates shall be required to contribute in cash to the capital of Series H an amount, which, when added to the total contributions to Series H by all Series H Unitholders, will be not less than 1% of such total contributions, and in no event shall such contribution be less than $25,000 (including the Managing Owner's and/or its Affiliates' Capital Contributions). Thereafter, the Managing Owner and/or its Affiliates shall maintain an investment in Series H Units in an aggregate amount equal to not less than 1.01% of the Net Asset Value of Series H or $25,000, whichever is greater. The Managing Owner and/or its Affiliates may, but are not obligated to, make additional Capital Contributions at any time during the Series H Initial or Continuous Offering Periods. The Managing Owner and/or its Affiliates will receive Series H General Units. The Managing Owner and/or its Affiliates shall, with respect to any Series H Units owned by them, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series H Limited Owner, in addition to rights and privileges the Managing Owner has as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner and/or its Affiliates (without regard to any Limited Units of the Managing Owner and/or its Affiliates in Series H) in each material item of Series H income, gain, loss and deduction shall be equal, in the aggregate, to at least 1% of each such item at all times during the term of this Trust Agreement.

              (vi) Offer of Series H Limited Units After Initial Offering Period. In the event that 5,000 or more of the Series H Limited Units are sold during the Initial Offering Period for the Series H Units and 300,000 or more of the Series J Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series J Units, the Trust may continue to offer Series H Limited Units and admit additional Series H Limited Owners and/or accept additional contributions from existing Series H Limited Owners pursuant to the Prospectus as amended or supplemented from time to time.

          Each additional Capital Contribution to Series H during the Series H Continuous Offering Period by an existing Series H Limited Owner must be in a denomination which is an even multiple of $100. During Series H Continuous Offering Period, each newly admitted Series H Limited Owner, and each existing Series H Limited Owner that makes an additional Capital Contribution to Series H, shall receive Series H Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series H Net Asset Value per Unit calculated as of the Valuation Point immediately prior to the date on which such Capital Contribution will become effective.

          A Subscriber (including existing Series H Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series H Units shall be admitted to the Trust and deemed a Series H Limited Owner with respect to that subscription on the first Business Day of the first month which commences at least five Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

              (vii) Subscription Agreement. Each Series H Limited Owner who purchases any Limited Units offered pursuant to the Prospectus shall contribute to the capital of Series H such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.


              (viii) Escrow Agreement. All proceeds from the sale of Series H Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at JPMorgan Chase Bank until the conclusion of the Initial Offering Period for the Series H Units. In the event subscriptions for at least (i) 5,000 Series H Units are received and accepted during the Initial Offering for the Series H Units and (ii) 300,000 Series J Limited Units are received and accepted during the Initial Offering for the Series J Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Series H Limited Units during its Initial Offering Period will be contributed to Series H, for which the Series H Limited Owners will receive additional Series H Units on a pro rata basis (taking into account time and amount of deposit).


              (ix) Optional Purchase of Series H Limited Units. Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor and any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner and/or its Affiliates, any commodity broker, and any Trading Advisor, may purchase any number of Series H Limited Units and will be treated as Series H Limited Owners with respect to such Units. In addition to the Series H Units required to be purchased by the Managing Owner and/or its Affiliates under Section 3.4(b)(v), the Managing Owner and/or its Affiliates also may purchase any number of Series H Limited Units as it or they determine in its or their discretion.

          (c) Offer of Series I Limited Units.

              (i) Series I Initial Offering Period. During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series I Limited Unit, a maximum of 75,000 Series I Limited Units $7.5 million). No fractional Limited Units shall be issued during the Initial Offering Period. The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Units as it deems appropriate.


              (ii) Effect of the Sale of at least 5,000 Series I Units. In the event that at least 5,000 Series I Limited Units are sold during the Initial Offering Period for the Series I Units, subject to Section 3.4(e) and Section 3.4(f), the Managing Owner shall admit all accepted subscribers pursuant to the Prospectus into the Trust as Series I Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series I of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series I Units, as soon as practicable after the termination of the Series I Initial Offering Period. Such accepted subscribers will be deemed Series I Limited Owners at such time as such admission is reflected on the books and records of Series I of the Trust.

              (iii) Paid-In Capital if at least 5,000 Series I Units Are Sold. In the event that at least 5,000 Series I Limited Units are sold during the Initial Offering Period, Series I shall have paid-in capital of not less than $525,000 (including the Managing Owner's contribution for the General Units as provided in Section 3.1(d) and in Section 3.4(c)(v) hereof).


              (iv) Effect of the Sale of Less than 5,000 Series I Units. In the event that at least 5,000 Series I Limited Units are not sold during the Initial Offering Period for the Series I Units, all proceeds of the sale of Series I Limited Units, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), as promptly as practicable but in no even more than seven days after the conclusion of the Initial Offering Period for the Series I Units. Such action will not terminate Series I.


              (v) Required Contribution of Managing Owner. In the event that 5,000 or more of the Series I Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series I Units and 300,000 or more of the Series J Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series J Units, the Managing Owner and/or its Affiliates shall be required to contribute in cash to the capital of Series I an amount, which, when added to the total contributions to Series I by all Series I Unitholders, will be not less than 1% of such total contributions, and in no event shall such contribution be less than $25,000 (including the Managing Owner's and its Affiliates' Capital Contributions). Thereafter, the Managing Owner and/or its Affiliates shall maintain an investment in Series I Units in an aggregate amount equal to not less than 1.01% of the Net Asset Value of Series I or $25,000, whichever is greater. The Managing Owner and/or its Affiliates may, but are not obligated to, make additional Capital Contributions at any time during the Series I Initial or Continuous Offering Periods. The Managing Owner and/or its Affiliates will receive Series I General Units. The Managing Owner and/or its Affiliates shall, with respect to any Series I Units owned by them, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series I Limited Owner, in addition to rights and privileges the Managing Owner has as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner and/or its Affiliates (without regard to any Limited Units of the Managing Owner and/or its Affiliates in Series I) in each material item of Series I income, gain, loss and deduction shall be equal, in the aggregate, to at least 1% of each such item at all times during the term of this Trust Agreement.

              (vi) Offer of Series I Limited Units After Initial Offering Period. In the event that 5,000 or more of the Series I Limited Units are sold during the Initial Offering Period for the Series I Units and 300,000 or more of the Series J Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series J Units, the Trust may continue to offer Series I Limited Units and admit additional Series I Limited Owners and/or accept additional contributions from existing Series I Limited Owners pursuant to the Prospectus as amended or supplemented from time to time.


          Each additional Capital Contribution to Series I during the Series I Continuous Offering Period by an existing Series I Limited Owner must be in a denomination which is an even multiple of $100. During Series I Continuous Offering Period, each newly admitted Series I Limited Owner, and each existing Series I Limited Owner that makes an additional Capital Contribution to Series I, shall receive Series I Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series I Net Asset Value per Unit calculated as of the Valuation Point immediately prior to the date on which such Capital Contribution will become effective.

          A Subscriber (including existing Series I Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series I Units shall be admitted to the Trust and deemed a Series I Limited Owner with respect to that subscription on the first Business Day of the first month which commences at least five Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

          (vii) Subscription Agreement. Each Series I Limited Owner who purchases any Limited Units offered pursuant to the Prospectus shall contribute to the capital of Series I such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.


              (viii) Escrow Agreement. All proceeds from the sale of Series I Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at JPMorgan Chase Bank until the conclusion of the Initial Offering Period for the Series I Units. In the event subscriptions for at least (i) 5,000 Series I Units are received and accepted during the Initial Offering for the Series I Units and (ii) 300,000 Series J Limited Units are received and accepted during the Initial Offering for the Series J Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Series I Limited Units during its Initial Offering Period will be contributed to the Series I, for which the Series I Limited Owners will receive additional Series I Units on a pro rata basis (taking into account time and amount of deposit).


              (ix) Optional Purchase of Series I Limited Units. Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor and any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner and/or its Affiliates, any commodity broker, and any Trading Advisor, may purchase any number of Series I Limited Units and will be treated as Series I Limited Owners with respect to such Units. In addition to the Series I Units required to be purchased by the Managing Owner and/or its Affiliates under Section 3.4(c)(v), the Managing Owner and/or its Affiliates also may purchase any number of Series I Limited Units as it or they determine in its or their discretion.

         (d) Offer of Series J Limited Units.

              (i) Series J Initial Offering Period. During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series J Limited Unit, a maximum of 500,000 Series J Limited Units $50 million). No fractional Limited Units shall be issued during the Initial Offering Period. The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Units as it deems appropriate.


              (ii) Effect of the Sale of at least 300,000 Series J Units. In the event that at least 300,000 Series J Limited Units are sold during the Initial Offering Period for the Series J Units, subject to Section
     3.4(e), the Managing Owner shall admit all accepted subscribers pursuant to the Prospectus into the Trust as Series J Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series J of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series J Units, as soon as practicable after the termination of the

     Series J Initial Offering Period. Such accepted subscribers will be deemed Series J Limited Owners at such time as such admission is reflected on the books and records of Series J of the Trust.

              (iii) Paid-In Capital if at least 300,000 Series J Units Are Sold. In the event that at least 300,000 Series J Limited Units are sold during the Initial Offering Period, Series J shall have paid-in capital of not less than $30,300,000 (including the Managing Owner's contribution for the General Units as provided in Section 3.1(d) and in Section 3.4(d)(v) hereof).

              (iv) Effect of the Sale of Less than 300,000 Series J Units. In the event that at least 300,000 Series J Limited Units are not sold during the Initial Offering Period for the Series J Units, all proceeds of the sale of Series J Limited Units, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), as promptly as practicable but in no event more than seven days after the conclusion of the Initial Offering Period for the Series J Units. Such action will not terminate Series J.

              (v) Required Contribution of Managing Owner. In the event that 300,000 or more of the Series J Limited Units offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series J Units, the Managing Owner and/or its Affiliates shall be required to contribute in cash to the capital of Series J an amount, which, when added to the total contributions to Series J by all Series J Unitholders, will be not less than 1% of such total contributions, and in no event shall such contribution be less than $300,000 (including the Managing Owner's and its Affiliates' Capital Contributions. Thereafter, the Managing Owner and/or its Affiliates shall maintain an investment in Series J Units in an aggregate amount equal to not less than 1.01% of the Net Asset Value of Series J or $300,000, whichever is greater. The Managing Owner and/or its Affiliates may, but are not obligated to, make additional Capital Contributions at any time during the Series J Initial or Continuous Offering Periods. The Managing Owner and/or its Affiliates will receive Series J General Units. The Managing Owner and/or its Affiliates shall, with respect to any Series J Units owned by them, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series J Limited Owner, in addition to rights and privileges the Managing Owner has as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner and/or its Affiliates (without regard to any Limited Units of the Managing Owner and/or its Affiliates in Series J) in each material item of Series J income, gain, loss and deduction shall be equal, in the aggregate, to at least 1% of each such item at all times during the term of this Trust Agreement.

              (vi) Offer of Series J Limited Units After Initial Offering Period. In the event that 300,000 or more of the Series J Limited Units are sold during the Initial Offering Period for the Series J Units, the Trust may continue to offer Series J Limited Units and admit additional Series J Limited Owners and/or accept additional contributions from existing Series J Limited Owners pursuant to the Prospectus as amended or supplemented from time to time.

          Each additional Capital Contribution to Series J during the Series J Continuous Offering Period by an existing Series J Limited Owner must be in a denomination which is an even multiple of $100. During Series J Continuous Offering Period, each newly admitted Series J Limited Owner, and each existing Series J Limited Owner that makes an additional Capital Contribution to Series J, shall receive Series J Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series J Net Asset Value per Unit calculated as of the Valuation Point immediately prior to the date on which such Capital Contribution will become effective.

          A Subscriber (including existing Series J Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series J Units shall be admitted to the Trust and deemed a Series J Limited Owner with respect to that subscription on the first Business Day of the first month which commences at least five Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

              (vii) Subscription Agreement. Each Series J Limited Owner who purchases any Limited Units offered pursuant to the Prospectus shall contribute to the capital of Series J such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

              (viii) Escrow Agreement. All proceeds from the sale of Series J Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at JPMorgan Chase Bank until the conclusion of the Initial Offering Period for the Series J Units. In the event subscriptions for at least 300,000 Series J Units are received and accepted during the Initial Offering for the Series J Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Series J Limited Units during its Initial Offering Period will be contributed to the Series J, for which the Series J Limited Owners will receive additional Series J Units on a pro rata basis (taking into account time and amount of deposit).

              (ix) Optional Purchase of Series J Limited Units. Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor and any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner and/or its Affiliates, any commodity broker, and any Trading Advisor, may purchase any number of Series J Limited Units and will be treated as Series J Limited Owners with respect to such Units. In addition to the Series J Units required to be purchased by the Managing Owner and/or its Affiliates under Section 3.4(d)(v), the

     Managing Owner and/or its Affiliates also may purchase any number of Series J Limited Units as it or they determine in its or their discretion.


          (e) ERISA Considerations. The Managing Owner shall, with respect to each Series, restrict the aggregate investment by Benefit Plan Investors to less than 25% of the total capital of each class of equity interests of such Series (not including the investments of the Trustee, the Managing Owner, any of the Advisors, any person who provides investment advice for a fee (direct or indirect) with respect to the assets of such Series, and any entity that is directly or indirectly through one or more intermediaries controlling, controlled by or under common control with any of such entities (including a partnership or any other similar entity for which the Managing Owner is the general partner (or the functional equivalent thereof) or provides investment advice), and each of the principals, officers and employees of any of the foregoing entities who has the power to exercise a controlling influence over the management or policies of such entity or of the Trust) until such time as the equity interests of the Trust are "publicly offered securities" as that term is defined in DOL Regulation 2510.3-101(b). Notwithstanding anything to the contrary herein, in no event shall the Managing Owner or the Trust be obliged to accept any subscription for Units of any Series if to accept such subscription could reasonably be expected to cause the assets of such Series to be deemed to be the assets of any "employee benefit plan" as defined in and subject to ERISA, or "plan" as defined in and subject to Section 4975 of the Code.

          (f) Closing of Series G, H and I are Contingent upon the Initial Closing of Series J; Termination of the Trust. Each of Series G, H and I shall not close during the Initial Offering Period unless Series J has first sold at least 300,000 Limited Units during the Initial Offering Period. Failure to sell at least 300,000 Series J Limited Units shall cause the Trust to be terminated, and the Managing Owner shall cause the certificate of cancellation required by Section 3810 of the Delaware Trust Statute to be filed.


     SECTION 3.5. Assets of Series. All consideration received by the Trust for the issue or sale of Units of a particular Series together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Series and the assets associated with a Series shall be held and accounted for separately from the other assets of the Trust, or any other Series. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Managing Owner shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner, in its sole discretion, deems fair and equitable. Each such allocation by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes.

     SECTION 3.6. Liabilities of Series.

          (a) The Trust Estate belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and only that Series; and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series, shall be allocated and charged by the Managing Owner to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation or claim represented thereby to that Series and its assets.

          (b) Without limitation of the foregoing provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and against the Managing Owner, and not against the assets of the Trust generally or of any other Series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Every Unit, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation on Units represented thereby to that Series and its assets.

              (i) Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions, if any, of the Managing Owner and the Trustee (the "Subordinated Claims") incurred, contracted for or otherwise existing, arising from, related to or in connection with all Series, any combination of Series or one particular Series and their respective assets (the "Applicable Series") and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series;

              (ii) the Managing Owner and the Trustee will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

              (iii) The Claims of each of the Managing Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally, or any of their respective assets;

              (iv) If the Claims of the Managing Owner or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. ss. 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Applicable Series), as the case may be;

              (v) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

              (vi) The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

          (c) Any agreement entered into by the Trust, any Series, or the Managing Owner, on behalf of the Trust generally or any Series, including, without limitation, the Subscription Agreement entered into with each Unitholder, will include language substantially similar to the language set forth in Section 3.6(b).

         SECTION 3.7. Dividends and Distributions.

          (a) Dividends and distributions on Units of a particular Series or any class thereof may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Unitholders in that Series or class, from such of the income and capital gains, accrued or realized, from the Trust Estate belonging to that Series, or in the case of a class, belonging to that Series and allocable to that class, as the Managing Owner may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Units in a particular Series or class thereof shall be distributed pro rata to the

Unitholders in that Series or class in proportion to the total outstanding Units in that Series or class held by such Unitholders at the date and time of record established for the payment of such dividends or distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Series or class. Such dividends and distributions may be made in cash or Units of that Series or class or a combination thereof as determined by the Managing Owner or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Unitholder of the mode of the making of such dividend or distribution to that Unitholder.

          (b) The Units in a Series or a class of the Trust shall represent units of beneficial interest in the Trust Estate belonging to such Series or in the case of a class, belonging to such Series and allocable to such class. Each Unitholder in a Series or a class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such Series or such class. Upon reduction or withdrawal of its Units or indemnification for liabilities incurred by reason of being or having been a holder of Units in a Series or a class, such Unitholder shall be paid solely out of the funds and property of such Series or in the case of a class, the funds and property of such Series and allocable to such class of the Trust. Upon liquidation or termination of a Series of the Trust, Unitholders in such Series or class shall be entitled to receive a pro rata share of the Trust Estate belonging to such Series or in the case of a class, belonging to such Series and allocable to such class.

     SECTION 3.8. Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders of a Series, each Unitholder shall be entitled to a proportionate vote based upon the product of the Series Net Asset Value per Unit multiplied by the number of Units, or fraction thereof, standing in its name on the books of such Series. As to any matter which affects the Units of more than one Series, the Unitholders of each affected Series shall be entitled to vote, and each such Series shall vote as a separate class.

     SECTION 3.9. Equality. Except as provided herein or in the instrument designating and establishing any class or Series, all Units of each particular Series shall represent an equal proportionate beneficial interest in the assets belonging to that Series subject to the liabilities belonging to that Series, and each Unit of any particular Series or class shall be equal to each other Unit of that Series or class; but the provisions of this sentence shall not restrict any distinctions permissible under Section 3.7 that may exist with respect to dividends and distributions on Units of the same Series or class. The Managing Owner may from time to time divide or combine the Units of any particular Series or class into a greater or lesser number of Units of that Series or class without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Unitholders of any other Series or class.

     SECTION 3.10. Exchange of Units. Subject to compliance with the requirements of applicable law, the Managing Owner shall have the authority to provide that Unitholders of any Series shall have the right to exchange said Units into one or more other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any class of a particular Series shall have the right to exchange said Units into one or more other classes of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner.

                                  ARTICLE IV

                              THE MANAGING OWNER

     SECTION 4.1. Management of the Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Managing Owner and the conduct of the Trust's business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.

     SECTION 4.2. Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Managing Owner shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

          (a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities, including, but not limited to, contracts with third parties for:

              (i) commodity brokerage services and/or administrative services, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines, as they may be amended from time-to-time; and provided further, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and
     (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days' prior written notice by the Trust; and

              (ii) (A) commodity trading advisory services relating to the purchase and sale of all Commodities positions on behalf of the Trust, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines, as they may be amended from time-to-time. All advisory services shall be performed by persons who can demonstrate to the satisfaction of the Managing Owner in its sole and absolute discretion that they have sufficient knowledge and experience to carry out the trading in commodity contracts for the Trust and who are also appropriately registered as may be required under Federal and/or state law (e.g., all advice with respect to futures related transactions shall be required to be given by persons who are registered with the CFTC as a commodity trading advisor and are members of the NFA as a commodity trading advisor) and satisfy the relevant experience requirements under the NASAA guidelines, as they may be amended from time to time;

          (b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust's business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner's name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

          (c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

          (d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

          (e) To pay or authorize the payment of distributions to the Unitholders and expenses of each Series;


          (f) To invest or direct the investment of funds of any Series not then delegated to a Trading Advisor(s);

          (g) To prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA or the Code;

          (h) To make any elections on behalf of the Trust under the Code, or any other applicable Federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust;

          (i) To redeem mandatorily any Limited Units if (i) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust or any Unitholder to be deemed to be managing the assets of any "employee benefit plan" as defined in and subject to ERISA or "plan" as defined in and subject to Section 4975 of the Code, (ii) there is an unauthorized assignment pursuant to the provisions of Article V, (iii) any transaction to be entered into by the Trust that would or might violate any law or (iv) any transaction to be entered into by the Trust that would or might constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption). In the case of mandatory redemptions, the Redemption Date shall be the close of business on the date written notice of intent to redeem is sent by the Managing Owner to a Limited Owner. A notice may be revoked prior to the payment date by written notice from the Managing Owner to a Limited Owner;

          (j) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, or if the concurrence of at least a majority in interest (over 50%) of the outstanding Units of all Series (not including Units owned by the Managing Owner) is not obtained; and

          (k) To override any trading instructions: (i) that the Managing Owner, in its sole discretion, determines in good faith to be in violation of any trading policy or limitation of the Trust; (ii) as and to the extent necessary, upon the failure of any Trading Advisor to comply with a request to make the necessary amount of funds available to the Trust within five (5) days of such request, to fund distributions, redemptions (including special redemptions), or reapportionments among Trading Advisors or to pay the expenses of the Trust; provided that the Managing Owner may make Commodities trading decisions at any time at which any Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.


     SECTION 4.3. Obligations of the Managing Owner. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall:

          (a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

          (b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

          (c) Retain independent public accountants to audit the accounts of the Trust;

          (d) Employ attorneys to represent the Trust;

          (e) Use its best efforts to maintain the status of the Trust as a "statutory trust" for state law purposes, and as a "partnership" for Federal income tax purposes;

          (f) Monitor the trading policies and limitations of the Trust, as set forth in the Prospectus, and the activities of the Trust's Trading Advisor(s) in carrying out those policies in compliance with the Prospectus;

          (g) Monitor the brokerage fees charged to the Trust, and the services rendered by futures commission merchants to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for the Trust. No material change related to brokerage fees shall be made except upon 60 Business Days' prior notice to the Limited Owners, which notice shall include a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof and a description of the Limited Owners' redemption rights as set forth in Section 7.1 hereof.

          (h) Have fiduciary responsibility for the safekeeping and use of each Trust Estate, whether or not in the Managing Owner's immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets (including any interest earned thereon as provided for in the Prospectus) in any manner except as and to the extent permitted by the NASAA Guidelines for the benefit of the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest.

          (i) Agree that, at all times from and after the sale of at least the Subscription Minimum (as defined in the Prospectus), for so long as it remains a Managing Owner of the Trust, it shall have a minimum "net worth" (as defined below) of, and not take any affirmative action to reduce its "net worth" below, such amount as may be required under the NASAA Guidelines as they may be amended from time to time. The NASAA Guidelines define "net worth" as the excess of total assets over total liabilities as determined by generally accepted accounting principles;

          (j) Admit substituted Limited Owners in accordance with this Trust Agreement;

          (k) Refuse to recognize any attempted transfer or assignment of a Unit that is not made in accordance with the provisions of Article V; and

          (l) Maintain a current list in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Units owned by, each Unitholder (as provided in Section 3.4 hereof) and the other Trust documents described in Section 9.6 at the Trust's principal place of business, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust. Upon request, for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including without limitation, matters relating to a Unitholder's voting rights hereunder or the exercise of a Limited Owner's rights under Federal proxy law, either in person or by mail, the Managing Owner will furnish a copy of such list to a Limited Owner or his representative within ten days of a request therefor, upon payment of the cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. Subject to applicable law, a Limited Owner shall give the Managing Owner at least ten Business Days' prior written notice for any inspection and copying permitted pursuant to this
Section 4.3(l) by the Limited Owner or his authorized attorney or agent.

          (m) Notify the Unitholders within seven days from the date of:

              (i) any material change in contracts with any Trading Advisor;

              (ii) any material modification made in the calculation of any incentive fee paid to any Trading Advisor; and

               (iii) any material change affecting the compensation of any person.

     SECTION 4.4. General Prohibitions. The Trust shall not:

          (a) Borrow money from or loan money to any Unitholder (including the Managing Owner) or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of Commodities positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Trust is prohibited from incurring any indebtedness on a non-recourse basis;

          (b) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a commodity broker to close out sufficient commodities positions of the Trust so as to restore the Trust's account to proper margin status in the event that the Trust fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic's, warehousemen's, carrier's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

          (c) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder, or with those of any other Series (for the avoidance of doubt, establishment of the Trading Vehicles shall not constitute a "commingling");

          (d) Directly or indirectly pay or award any finder's fees, commissions or other compensation to any Persons engaged by a potential Limited Owner for investment advice as an inducement to such advisor to advise the potential Limited Owner to purchase Limited Units in the Trust;

          (e) Engage in Pyramiding of its Commodities positions; provided, however, that a Trading Advisor(s) may take into account open trade equity on existing positions in determining generally whether to acquire additional Commodities positions;

          (f) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

          (g) Permit the Trading Advisor(s) to share in any portion of brokerage fees related to commodity brokerage services paid with respect to commodity trading activities;

          (h) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Units) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;

          (i) Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;

          (j) Enter into any exclusive brokerage contract;

          (k) Operate the Trust in any manner so as to contravene the requirements to preserve the limitation on interseries liability set forth in section 3804 of the Delaware Trust Statute; and

          (l) Cause the Trust to elect to be treated as an association taxable as a corporation for Federal income tax purposes.

     SECTION 4.5. Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Unitholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person.

     SECTION 4.6. Fiduciary Duty.

          (a) To the extent that, at law or in equity, the Managing Owner has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Managing Owner acting under this Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Agreement subject to the standard of care in Section 4.5 herein. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Managing Owner otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Managing Owner. Any material changes in the Trust's basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Units held by the Managing Owner and its Affiliates) of the Trust pursuant to Section 11.1(a) below.

          (b) Unless otherwise expressly provided herein:

              (i) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Trust or any Unitholder or any other Person, on the other hand; or

              (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Unitholder or any other Person, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.

          (c) The Managing Owner and any Affiliate of the Managing Owner may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner. If the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Managing Owner shall not be liable to the Trust or to the Unitholders for breach of any fiduciary or other duty by reason of the fact that the Managing Owner pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Unitholder shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Managing Owner may engage or be interested in any financial or other transaction with the Trust, the Unitholders or any Affiliate of the Trust or the Unitholders.

          SECTION 4.7. Indemnification of the Managing Owner.

          (a) The Managing Owner shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under this Trust Agreement shall be the assets of each Series on a pro rata basis, as the case may be.

          (b) Notwithstanding the provisions of Section 4.7(a) above, the Managing Owner and any Person acting as broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

          (c) In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the position of the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division and the position of any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations.

          (d) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

          (e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.7.

          (f) The term "Managing Owner" as used only in this Section 4.7 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust and acting within the scope of the Managing Owner's authority as set forth in this Trust Agreement.

          (g) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner's (or assignee's) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys' and accountants' fees.

          (h) The payment of any amount pursuant to this Section shall be subject to Section 3.6 with respect to the allocation of liabilities and other amounts, as appropriate, among the Series of the Trust.

          SECTION 4.8. Expenses and Limitations Thereon.

          (a)

              (i) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in connection with the creation of the Trust and sale of Units during or prior to the Initial Offering Period other than any initial service fee; provided, however, that the amount of such Organization and Offering Expenses paid by the Managing Owner shall be subject to reimbursement by the Trust to the Managing Owner, without interest, in up to 36 monthly payments during each of the first 36 months of the Continuous Offering Period. In the event that the amount of the Organization and Offering Expenses incurred in connection with the creation of the Trust and sale of Units during the Initial Offering
     Period and paid by the Managing Owner is not fully reimbursed by the end of the 36th month of the Continuous Offering Period, the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of such date. In the event the Trust terminates prior to the completion of any reimbursement contemplated by this Section 4.8(a)(i), the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of the date of such termination.

              (ii) The Managing Owner or an Affiliate of the Managing Owner also shall be responsible for the payment of all Organization and Offering Expenses incurred after the Initial Offering Period; provided, however, that the amount of such Organization and Offering Expenses paid by the Managing Owner shall be subject to reimbursement by the Trust to the Managing Owner, without interest, in up to 36 monthly payments during each of the first 36 months following the month in which such expenses were paid by the Managing Owner. In the event that the amount of the Organization and Offering Expenses incurred in connection with the sale of Units during the Continuous Offering Period and paid by the Managing Owner is not fully reimbursed by the end of the 36th month following the month in which such expenses were paid by the Managing Owner, the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of such date. In the event the Trust terminates prior to the completion of any reimbursement contemplated by this Section 4.8(a)(ii), the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of the date of such termination.

              (iii) In no event shall the Managing Owner be entitled to reimbursement under Section 4.8(a)(i) in an aggregate amount in excess of 2.5% of the aggregate amount of all subscriptions accepted during the Initial Offering Period and the first 36 months of the Continuous Offering Period. In no event shall the aggregate amount of the reimbursement payments from the Trust to the Managing Owner under Sections 4.8(a)(i) and (ii) in any month exceed 0.50% per annum of the Net Asset Value of the Fund as of the beginning of such month

              (iv) Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Units and in offering, distributing and processing the Units under applicable Federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Units, including, but not limited to, expenses such as: (i) initial and ongoing registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial Offering Period and the Continuous Offering Period, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the Initial Offering Period and the Continuous Offering Period,
     (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units during the Initial Offering Period and the Continuous Offering Period, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, and (vi) any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

          (b) All ongoing charges, costs and expenses of the Trust's operation, including, but not limited to, the routine expenses associated with
(i) preparation of monthly, quarterly, annual and other reports required by applicable Federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Unitholders; (iii) the payment of any distributions related to redemption of Units; (iv) routine services of the Trustee, legal counsel and independent accountants; (v) routine accounting and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Managing Owner; (vi) postage and insurance; (vii) client relations and services; (viii) computer equipment and system maintenance; (ix) the Management Fee; (x) required payments to the Trust's Trading Advisors pursuant to any applicable contract; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the Trust.

          (c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust in its capacity as the managing owner of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner's "overhead," is prohibited.

          (d) All general expenses of the Trust will be allocated among the various Series as determined by the Managing Owner in its sole and absolute discretion.

     SECTION 4.9. Compensation to the Managing Owner. Each Series shall pay to the Managing Owner, out of such Series' Trust Estate, in advance, a monthly management fee in an amount equal to 0.04166% (0.50% per annum) of such Series' Series Net Asset Value as of the beginning of such month. The Managing Owner shall, in its capacity as a Unitholder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement.

     SECTION 4.10. Other Business of Unitholders. Except as otherwise specifically provided herein, any of the Unitholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

     SECTION 4.11. Voluntary Withdrawal of the Managing Owner. The
Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred and twenty (120) days' prior written notice to all Limited Owners and the Trustee. If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value (not including Units held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Unit at the Net Asset Value thereof on the next Redemption Date following the date of removal or withdrawal. If the Managing Owner withdraws and a successor Managing Owner is named, the withdrawing Managing Owner shall pay all expenses as a result of its withdrawal.

     SECTION 4.12. Authorization of Registration Statements. Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

     SECTION 4.13. Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust's interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust's assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.

                                  ARTICLE V

                              TRANSFERS OF UNITS

     SECTION 5.1. General Prohibition. A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Units or any part of his right, title and interest in the capital or profits in the Trust except as permitted in this
Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

     SECTION 5.2. Transfer of Managing Owner's General Units.

          (a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner's General Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

          (b) To the full extent permitted by law, and on sixty (60) days' prior written notice to the Limited Owners, of their right to vote thereon, if the transaction is other than with an Affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation or other entity, the reorganization of the Managing Owner into or with any other corporation or other entity, the transfer of all the capital stock of the Managing Owner or the assumption of the Units, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Managing Owner's Units to an Affiliate of the Managing Owner. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.11 or an Event of Withdrawal or assignment of Units for purposes of Sections 5.2(a) or 5.2(c).

          (c) Upon assignment of all of its Units, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

     SECTION 5.3. Transfer of Limited Units.

     (a) Permitted assignees of the Limited Owners shall be admitted as substitute Limited Owners pursuant to this Article V only upon the consent of the Managing Owner, which may be withheld by the Managing Owner (x) if the proposed assignee does not meet the established suitability requirements, or (y) to avoid adverse legal consequences to the Trust.

              (i) A substituted Limited Owner is a permitted assignee that has been admitted as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.3(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Trust as Limited Owners by making an entry on the books and records of the Trust reflecting that such permitted assignees have been admitted as Limited Owners, and such permitted assignees will be deemed Limited Owners at such time as such admission is reflected on the books and records of the Trust.

              (ii) A permitted assignee is a Person to whom a Limited Owner has assigned his Limited Units with the consent of the Managing Owner, as provided below in Section 5.3(d), but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any information on or account of the Trust's transactions or to inspect the Trust's books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.3(d) below to the extent of the Limited Units assigned. Each Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of any Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

              (iii) A Limited Owner shall bear all extraordinary costs (including attorneys' and accountants' fees), if any, related to any transfer, assignment, pledge or encumbrance of his Limited Units.

          (b) No permitted assignee of the whole or any portion of a Limited Owner's Limited Units shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

              (i) The written consent of the Managing Owner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of the Managing Owner, subject to the provisions of Section 5.3(d)(i).

              (ii) A duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

              (iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

              (iv) Upon the request of the Managing Owner, an opinion of the Trust's independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Trust's tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Delaware Trust Statute.

          (c) Any Person admitted as a Unitholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.

          (d) (i) Subject to the provisions of Section 5.3(e) below, compliance with the suitability standards imposed by the Trust for the purchase of new Units, applicable Federal securities and state "Blue Sky" laws and the rules of any other applicable governmental authority, a Limited Owner shall have the right to assign all or any of his Limited Units to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Trust and recorded on the books thereof. An assignee of a Limited Unit (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner shall withhold only under the following circumstances: (A) if necessary, in the judgment of the Managing Owner (and upon receipt of an opinion of counsel to this effect), to preserve the classification of the Trust as a partnership for Federal income tax purposes or to preserve the characterization or treatment of income or loss; or (B) if such assignment is effectuated through an established securities market or a secondary market (or the substantial equivalent thereof). The Managing Owner shall withhold its consent to assignments made under the foregoing circumstances, and shall exercise such right by taking any actions as it seems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized, and the assignor or transferor continues to be recognized by the Trust as a Unitholder for all purposes hereunder, including the payment of any cash distribution. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

              (ii) Except as specifically provided in this Trust Agreement, a permitted assignee of a Unit shall be entitled to receive distributions attributable to the Unit acquired by reason of such assignment from and after the effective date of the assignment of such Unit to him. The "effective date" of an assignment of a Limited Unit as used in this clause shall be the first Business Day immediately following the next succeeding Redemption Date, provided the Managing Owner shall have been in receipt of the written instrument of assignment for at least five (5) Business Days prior thereto. If the assignee is (A) an ancestor or descendant of the Limited Owner, (B) the personal representative or heir of a deceased Limited Owner, (C) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made or (D) the shareholders, partners, or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, then the "effective date" of an assignment of a Unit in the Trust shall be the first day of the month immediately following the month in which the written instrument of assignment is received by the Managing Owner.

              (iii) Anything herein to the contrary notwithstanding, the Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Unit as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Trust.

          (e) (i) No assignment or transfer of a Unit may be made which would result in the Limited Owners and permitted assignees of the Limited Owners owning, directly or indirectly, individually or in the aggregate, 5% or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Unit transferred shall be deemed sold by the transferor to the Trust immediately prior to such transfer in the same manner as provided in Section 5.3(e)(iii).

              (ii) No assignment or transfer of an interest may be made which would contravene the NASAA Guidelines, as adopted in any state in which the proposed transferor and transferee reside including, without limitation, the restriction set forth in Paragraph F(2) of Article V thereof, which precludes any assignment (except for assignments by gift, inheritance, intra family assignment, family dissolutions and transfers to affiliates), which would result in either the assignee or the assignor holding Units valued at less than $5,000 (or $2,000 in the case of IRAs), provided, however, that this limitation shall not apply in respect of a Limited Owner wishing to assign its or his entire interest in the Trust.

              (iii) Anything else to the contrary contained herein notwithstanding: (A) In any particular twelve (12) consecutive month period no assignment or transfer of a Unit may be made which would result in increasing the aggregate total of Units previously assigned and/or transferred in said period to 49% or more of the outstanding Units. This limitation is hereinafter referred to as the "forty-nine percent (49%) limitation"; (B) Clause (ii)(A) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Trust, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such; (C) If, after the forty-nine percent (49%) limitation is reached in any consecutive 12 month period, a transfer of a Unit would otherwise take place by operation of law (but not including any transfer referred to in clause (iii)(B) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said Unit(s) shall be deemed to have been sold by the transferor to the Trust in liquidation of said Unit(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of said Unit(s) on such date of transfer. The liquidation price shall be paid within 90 days after the date of the transfer.

          (f) The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

          (g) The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke the election by a qualified fund under

Section 988(c)(1)(E)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

          (h) Each Limited Owner hereby agrees to indemnify and hold harmless the Trust and each Unitholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by such Limited Owner in violation of any provision contained in this Section 5.3.

                                  ARTICLE VI

                         DISTRIBUTION AND ALLOCATIONS

     SECTION 6.1. Capital Accounts. A capital account shall be established by the Managing Owner for each Unitholder with respect to each Series (such account sometimes hereinafter referred to as a "book capital account"). The initial balance of each Unitholder's book capital account shall be the amount of his initial Capital Contribution.

     SECTION 6.2. Monthly Allocations. No less frequently than as of the close of business (as determined by the Managing Owner) on each Valuation Point, the following determinations and allocations shall be made:

          (a) First, any increase or decrease in the Series' Net Asset Value as of such date as compared to the next previous determination of Net Asset Value shall be credited or charged to the book capital accounts of the Unitholders in such Series in the ratio that the balance of each such Unitholder's book capital account bears to the balance of all Unitholders' in such Series' book capital accounts; and

          (b) Next, the amount of any distribution to be made to a Unitholder and any amount to be paid to a Unitholder upon redemption of his Units shall be charged to that Unitholder's book capital account as of the applicable record date and Redemption Date, respectively.

     SECTION 6.3. Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each Fiscal Year of the Trust, each Series' recognized profit and loss shall be allocated among the Unitholders of such Series pursuant to the following subparagraphs for Federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or Losses).

          (a) First, the Profits or Losses shall be allocated pro rata among the Unitholders based on their respective book capital accounts as of the last day of each month in which such Profits or Losses accrued.

          (b) Next, Disposition Gain or Disposition Loss from trading activities of a Series for each Fiscal Year of the Trust shall be allocated among the Unitholders as follows:

              (i) There shall be established a tax capital account with respect to each outstanding Unit of a Series. The initial balance of each tax capital account shall be the amount paid by the Unitholder for the Unit. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of income (Profits or Disposition Gain) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(ii) and 6.3(b)(iii) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(iv) and 6.3(b)(v) below and by the amount of any distribution which shall have been received by the Unitholder with respect to the Unit (other than on redemption of Units); and (C) If a Unit is redeemed, the tax capital account with respect to such Unit shall be eliminated on the Redemption Date.

              (ii) Disposition Gain realized during any month shall be allocated first among all Unitholders whose book capital accounts are in excess of their Units' tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(ii) for the current month, described in Section 6.3(b)(i) above) in the ratio that each such Unitholder's excess shall bear to all such Unitholder's excesses.

              (iii) Disposition Gain realized during any month that remains after the allocation pursuant to Section 6.3(b)(ii) above shall be allocated to those Unitholders who were Unitholders during such month in the ratio that each such Unitholder's book capital account bears to all such Unitholders' book capital accounts as of the beginning of such month.

              (iv) Disposition Loss realized during any month shall be allocated first among all Unitholders whose Units' tax capital accounts are in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(iv) for the current month, described in Section 6.3(b)(i) above) in the ratio that each such Unitholder's excess shall bear to all such Unitholders' excesses.

              (v) Disposition Loss realized during any month that remains after the allocation pursuant to Section 6.3(b)(iv) above shall be allocated to those Unitholders who were Unitholders during such month in the ratio that each such Unitholder's book capital account bears to all such Unitholders' book capital accounts as of the beginning of such calendar month.

          (c) The tax allocations prescribed by this Section 6.3 shall be made to each holder of a Unit whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.3, tax allocations shall be made to the Managing Owner's Units on a Unit-equivalent basis.

          (d) The allocation of income and loss (and items thereof) for Federal income tax purposes set forth in this Section 6.3 is intended to allocate taxable income and loss among Unitholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Unitholders under Section 6.2 so as to eliminate, to the extent possible, any disparity between a Unitholder's book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and
(c)(2) of the Code.

          (e) Notwithstanding this Section 6.3, if after taking into account any distributions to be made with respect to such Unit for the relevant period pursuant to Section 6.4 herein, any allocation would produce a deficit in the book capital account of a Unit, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of all the remaining Unitholders in such Series (subject to the same limitation).

     SECTION 6.4. Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, with respect to the Units; provided, however, that no distribution shall be made that violates the Delaware Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article VIII) shall be allocated among the holders of record of Units in the ratio in which the number of Units held of record by each of them bears to the number of Units held of record by all of the Unitholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Unit shall not exceed the book capital account for such Unit.

     SECTION 6.5. Admissions of Unitholders; Transfers. For purposes of this Article VI, Unitholders shall be deemed admitted, and a tax and book capital account shall be established in respect of the Units acquired by such Unitholder or in respect of additional Units acquired by an existing Unitholder, as of the first day following the Redemption Date of the month in which such Unitholder's Subscription Agreement or Exchange Request, as the case may be, is received, provided the Managing Owner shall have been in receipt of such Subscription Agreement or Exchange Request for at least five Business Days, or in which the transfer of Units to such Unitholder is recognized, except that persons accepted as subscribers to the Trust pursuant to Section 3.4(b) shall be deemed admitted on the date determined pursuant to such Section. Any Unitholder to whom a Unit had been transferred shall succeed to the tax and book capital accounts attributable to the Unit transferred.

     SECTION 6.6. Liability for State and Local and Other Taxes. In the event that the Trust shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Unitholder's allocable share of income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner's request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Units of the foreign Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Managing Owner's request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Trust to the Unitholder in respect of its Units so redeemed, or in respect of any other actual distribution by the Trust to such Unitholder, shall be reduced by any obligations owed to the Trust by the

Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Series to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Trust Agreement.

                                 ARTICLE VII

                                  REDEMPTIONS


     SECTION 7.1. Redemption of Units. The Unitholders recognize that the profitability of the Trust depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that Trust profits and gains may be automatically reinvested, and that distributions, if any, of profits and gains to the Unitholders will be on a limited basis. Nevertheless, the Unitholders contemplate the possibility that one or more of the Limited Owners may elect to realize and withdraw profits, or withdraw capital through the redemption of Units prior to dissolution. In that regard and subject to the provisions of
Section 4.2(i):


          (a) Subject to the conditions set forth in this Article VII, each Limited Owner (or any permitted assignee thereof) shall have the right to redeem a Limited Unit or portion thereof on the first Redemption Date following the date the Managing Owner has been in receipt of an acceptable form of written notice of redemption for at least five Business Days. Units will be redeemed on a "first in, first out" basis based on time of receipt of redemption requests at a redemption price equal to the Net Asset Value per Unit calculated as of the Valuation Point immediately preceding the applicable Redemption Date. If a Unitholder (or permitted assignee thereof) is permitted to redeem any or all of his Units as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Unitholders of Disposition Gain, Disposition Loss, Profits, Losses and items of income or deduction for tax accounting purposes shall be made as are necessary or appropriate to reflect and give effect to the redemption.

          (b) The value of a Unit for purposes of redemption shall be the book capital account balance of such Unit at the Valuation Point immediately preceding the Redemption Date, less any amount owing by such Limited Owner (and his permitted assignee, if any) to the Trust pursuant to Sections 4.7(g), 5.3(h) or 6.6 of this Trust Agreement. If redemption of a Unit shall be requested by a permitted assignee, all amounts which shall be owed to the Trust under Sections 4.7(g), 5.3(h) or 6.6 hereof by the Unitholder of record, as well as all amounts which shall be owed by all permitted assignees of such Units, shall be deducted from the Net Asset Value of such Units upon redemption.

          (c) The effective date of redemption shall be the Redemption Date, and payment of the value of the redeemed Units (except for Units redeemed as part of an Exchange as provided in Section 7.4) generally shall be made within fifteen Business Days following the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Trust, except any liability to Unitholders on account of their Capital Contributions, have been paid or there remains property of the Trust sufficient to pay them; and provided further, that under extraordinary circumstances as may be determined by the Managing Owner in its sole discretion, including, but not limited to, the inability to liquidate Commodity positions as of such

Redemption Date, or default or delay in payments due the Trust from commodity brokers, banks or other Persons, or significant administrative hardship, the Trust may in turn delay payment to Limited Owners requesting redemption of Units of the proportionate part of the value of redeemed Units represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Units will be made to Limited Owners as soon thereafter as is practicable. A Limited Owner may revoke his notice of intent to redeem on or prior to the fifth Business Day prior to the applicable Redemption Date by written instructions to the Managing Owner. If a Limited Owner revokes his notice of intent to redeem and thereafter wishes to redeem, such Limited Owner will be required to submit written notice thereof in accordance with Section 7.1(d) and will be redeemed on the first Redemption Date to occur after the Managing Owner shall have been in receipt of such written notice for at least five Business Days.

          (d) A Limited Owner (or any permitted assignee thereof) wishing to redeem Units must provide the Managing Owner with written notice of his intent to redeem, which notice shall specify the name and address of the redeeming Limited Owner and the amount of Limited Units sought to be redeemed. The notice of redemption shall be in the form annexed to the Prospectus or in any other form acceptable to the Managing Owner and shall be mailed or delivered to the principal place of business of the Managing Owner. Such notice must include representations and warranties that the redeeming Limited Owner (or any permitted assignee thereof) is the lawful and beneficial owner of the Units to be redeemed and that such Units are not subject to any pledge or otherwise encumbered in any fashion. In certain circumstances, the Trust may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority. Limited Owners requesting redemption shall be notified in writing within five Business Days following the Redemption Date whether or not their Units will be redeemed, unless payment for the redeeming Units is made within that five Business Day period, in which case the notice of acceptance of the redemption shall not be required.


          (e) The Managing Owner may suspend temporarily any redemption if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the Trust's ability to operate in pursuit of its objectives. In addition, the Managing Owner may compel the redemption Units pursuant to Section 4.2(i).


          (f) Units that are redeemed shall be extinguished and shall not be retained or reissued by the Trust.

          (g) Except as discussed above, all requests for redemption in proper form will be honored, and positions will be liquidated to the extent necessary to discharge liabilities on the Redemption Date.

     SECTION 7.2. Redemption by the Managing Owner. Notwithstanding any provision in this Trust Agreement to the contrary, for so long as it shall act as the Trust's Managing Owner, the Managing Owner shall not transfer or redeem any of its General Units to the extent that any such transfer or redemption would result in the Managing Owner and/or its Affiliates having less than a 1% interest in the Trust.

     SECTION 7.3. Redemption Charge. The Managing Owner may impose a redemption charge, if so provided in the Prospectus, with respect to any Unit; provided, however, that no redemption charge will be assessed if a Limited Owner simultaneously (i) exchanges the redeemed Unit or portion thereof for a Unit of equal value in another Series, or (ii) invests the redemption proceeds in another futures fund sponsored by the Managing Owner and/or its Affiliates. Redemption charges may be waived by the Managing Owner in its sole and absolute discretion.

     SECTION 7.4. Exchange of Units. Units in one Series may be exchanged, without applicability of redemption fees, for Units of equivalent value of any other Series (an "Exchange") on any Redemption Date, in accordance with the Prospectus and subject to the conditions on Redemptions in this Article VII, except that an Exchange will be made on the Redemption Date following the date the Managing Owner has been in receipt of an Exchange Request for at least five Business Days.

     SECTION 7.5. Special Redemption Date. Pursuant to Section 9.4, each Limited Owner shall receive a notice of any decline ("Decline Notice") in the estimated Net Asset Value per Unit to less than 50% of the Net Asset Value per Unit as of the end of the immediately preceding Valuation Point ("Decline Date") within seven Business Days of such occurrence. Within 7 business days after any Decline Date, the Managing Owner shall declare a "Special Redemption Date" as provided in this Section 7.5. Such Special Redemption Date shall be a business day within 30 business days from the Decline Date, and the Managing Owner shall mail the Decline Notice (which includes the Special Redemption
Date) to each Unitholder and assignee of Units, by first class mail, postage prepaid, not later than 7 business days after the Decline Date, together with instructions as to the procedure such Unitholder or assignee must follow to have such Unitholder's or assignee's interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner) in the Trust redeemed on the Special Redemption Date. Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice, shall receive from the Trust an amount equal to the Net Asset Value of such Unitholder's interest, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption on any Special Redemption Date until the Managing Owner has received written notice of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. Trading of the Trust shall be suspended between the Decline Date and the Special Redemption Date.

                                 ARTICLE VIII

                              THE LIMITED OWNERS

     SECTION 8.1. No Management or Control; Limited Liability. The
Limited Owners shall not participate in the management or control of the Trust's business nor shall they transact any business for the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of any Trust Estate in which such Limited Owners own a Unit and profits remaining, if any. Except as provided in Section 8.3 hereof, each Limited Unit owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution.

     SECTION 8.2. Rights and Duties. The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

          (a) The Limited Owners shall have the right to obtain information of all things affecting the Trust, provided that such is for a purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and such information as is set forth in Section 4.3(l) hereof. In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the information set forth in Section 4.3(l) hereof, the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney's fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner's request for such information was not reasonably related to the Limited Owner's interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under Federal or state law.

          (b) The Limited Owners shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.


          (c) Except for the Limited Owners' redemption rights set forth in
Article VII hereof or upon a mandatory redemption effected by the Managing Owner pursuant to Section 4.2(i) hereof, Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Trust and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. Except with respect to Series or class differences, no Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust.


          (d) Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value of each affected Series (not including Units held by the Managing Owner and its Affiliates, including the commodity broker) voting separately as a class may vote to (i) continue the Trust as provided in
Section 13.1(b), (ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iii) elect and appoint one or more additional Managing Owners, or consent to such matters as are set forth in Section 5.2(b), (iv) approve a material change in the trading policies, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (v) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty,
(vi) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (vii) terminate the Series as provided in Section 13.1(g), and in the case of (iii), (iv) and (v) in each instance on 60 days' prior written notice.

         Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust.

     SECTION 8.3. Limitation on Liability.

          (a) Except as provided in Sections 4.7(g), 5.3(h) and 6.6 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust in excess of his Capital Contribution and his share of the applicable Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner's Subscription Agreement delivered in connection with his purchase of Units. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

          (b) The Trust shall indemnify to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the applicable Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Units) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Units as a Limited Owner (other than for taxes for which such Limited Owner is liable under Section 6.6 hereof).

          (c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners' personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 3.5 and 3.6 hereof.

                                  ARTICLE IX

                         BOOKS OF ACCOUNT AND REPORTS

     SECTION 9.1. Books of Account. Proper books of account for the Trust shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust's business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

     SECTION 9.2. Annual Reports and Monthly Statements. Each Limited
Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, (b) any other reports (in such detail) required to be given to Limited Owners by any other governmental authority which has jurisdiction over the activities of the Trust and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

     SECTION 9.3. Tax Information. Appropriate tax information (adequate to enable each Limited Owner to complete and file his Federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

     SECTION 9.4. Calculation of Net Asset Value. Net Asset Value will be estimated as required. Upon request, on any Business Day, the Managing Owner shall make available to any Limited Owner the estimated Net Asset Value per Unit. Each Limited Owner shall be notified of any decline in the estimated Net Asset Value per Unit to less than 50% of the Net Asset Value per Unit as of the end of the immediately preceding Valuation Point within seven Business Days of such occurrence. Within 7 business days after any such notice, the Managing Owner shall declare a "Special Redemption Date" as provided in
Section 7.5. Included in such notification shall be a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof.

     SECTION 9.5. Other Reports. The Managing Owner shall send such other reports and information, if any, to the Limited Owners as it may deem necessary or appropriate. Each Limited Owner shall be notified of: (a) any material change in the terms of the Advisory Agreement, including any change in the Trading Advisor or any modification in connection with the method of calculating the incentive fee; (b) any change of Trustee; (c) any other material change affecting the compensation of any party within seven (7) Business Days of such occurrence; and (d) a description of any material effect on the Units such changes may have.

Included in such notification shall be a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof. In addition, the Managing Owner shall submit to the Securities Administrator of any State having jurisdiction over the Trust any information required to be filed with such Administrator, including, but not limited to, reports and statements required to be distributed to the Limited Owners.

     SECTION 9.6. Maintenance of Records. The Managing Owner shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Units owned by, all Unitholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Trust's Federal, state and local income tax returns and reports, if any; and a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth in the Prospectus, and (b) for a period of at least six Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust. The Managing Owner may keep and maintain the books and records of the Trust in paper, magnetic, electronic or other format at the Managing Owner may determine in its sole discretion, provided the Managing Owner uses reasonable care to prevent the loss or destruction of such records.

     SECTION 9.7. Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Delaware Trust Statute.

     SECTION 9.8. Registration of Units. Subject to Section 4.3(l) hereof, the Managing Owner shall keep, at the Trust's principal place of business, a Unit Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Units and of transfers of Units. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Unit shall be registered in the Unit Register as the Unitholder of such Unit for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.

                                  ARTICLE X

                                  FISCAL YEAR

     SECTION 10.1. Fiscal Year. The Fiscal Year shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the 31st day of December 2004. The Fiscal Year in which the Trust shall terminate shall end on the date of termination.

                                  ARTICLE XI

                     AMENDMENT OF TRUST AGREEMENT; MEETINGS

     SECTION 11.1. Amendments to the Trust Agreement.

          (a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least 10% of the Net Asset Value of each Series of the Trust, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Units equal to at least ten percent (10%) of Net Asset Value of a Series of each affected Series. Following such proposal, the Managing Owner shall submit to the Limited Owners of each affected Series a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Units held by the Managing Owner and its Affiliates) of the Trust or, if the proposed amendment affects only certain Series, of each affected Series, or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth in Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Units than is required to amend this Trust Agreement under this
Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Unitholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee's approval.


          (b) Notwithstanding any provision to the contrary contained in
Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the each Series as a partnership for Federal income tax purposes. (i) Amendments to this document which adversely affect the rights of Limited Owners, (ii) the appointment of a new Managing Owner pursuant to Section 4.2(j) above, (iii) the dissolution of the Trust pursuant to Section 13.1(f) below and (iv) any material changes in the Trust's basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of the Trust (excluding Units held by the Managing Owner and its Affiliates) pursuant to Section 11.1(a) above.


          (c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Unitholders if the Trust is advised at any time by the Trust's accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for Federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust and the Limited Owners, and no such new allocation shall give rise to any claim or cause of action by any Limited Owner.

          (d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

          (e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

          (f) No provision of this Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

     SECTION 11.2. Meetings of the Trust. Meetings of the Unitholders of the Trust or any Series thereof may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Units equal to at least 10% of the Net Asset Value of the Trust or any Series thereof. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within 15 days after receipt of said request, written notice to all Unitholders of the Trust or any Series thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Unitholders may vote in person or by proxy at any such meeting.

     SECTION 11.3. Action Without a Meeting. Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust or any Unitholder, as contemplated by this Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section 15.4. The vote or consent of each Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 15.4.

                                 ARTICLE XII

                                     TERM

     SECTION 12.1. Term. The term for which the Trust and each Series is to exist shall commence on the date of the filing of the Certificate of Trust, and shall terminate pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

                                 ARTICLE XIII

                                  TERMINATION

     SECTION 13.1. Events Requiring Dissolution of the Trust or any
Series. The Trust or, as the case may be, any Series thereof, shall dissolve at any time upon the happening of any of the following events:

          (a) The filing of a certificate of dissolution or revocation of the Managing Owner's charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an "Event of Withdrawal") unless at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within 90 days of such Event of Withdrawal all the remaining Unitholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Unitholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (a)(ii) above, within 120 days of such Event of Withdrawal, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust by forming a new statutory trust (the "Reconstituted Trust") on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

          (b) The occurrence of any event which would make unlawful the continued existence of the Trust or any Series thereof, as the case may be.

          (c) The failure to sell the Subscription Minimum (as defined in the Prospectus) to at least 100 subscribers to the Trust during the Initial Offering Period.

          (d) In the event of the suspension, revocation or termination of the Managing Owner's registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

          (e) The Trust or, as the case may be, any Series becomes insolvent or bankrupt.

          (f) The Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value (which excludes the Units of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

          (g) The Limited Owners of each Series holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (which excludes the Units of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than 90 Business Days prior to the effective date of such terminations.

          (h) The decline of the Net Asset Value of a Series of the Trust Estate by 50% from the Net Asset Value of the Trust Estate (i) at the commencement of the Series' trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, additional capital contributions and redemptions.

          (i) The determination of the Managing Owner that the Series' aggregate net assets of the Trust in relation to the operating expenses of the Series make it unreasonable or imprudent to continue the business of the Series, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate Net Asset

Value of the Trust or Series as of the close of business on any Business Day declines below $10 million.

          The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the Trust or any Series thereof, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner's Units except as provided in Section 7.1 hereof. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article IX hereof relating to the Books of Account and reports of the Trust.

     SECTION 13.2. Distributions on Dissolution. Upon the dissolution of the Trust or any Series, the Managing Owner (or in the event there is no Managing Owner, such person (the "Liquidating Trustee") as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, the business and affairs of the Trust or Series shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Unitholder to the Series, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Unitholders pursuant to Article VI. After the distribution of all remaining assets of the Series, the Managing Owner will contribute to the Series an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the excess of 1.01% of the total Capital Contributions of the Limited Owners over the capital previously contributed by the Managing Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Series to its creditors, and the balance, if any, shall be distributed to those Unitholders in the Series whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

     SECTION 13.3. Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of all Series of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute.

Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

                                 ARTICLE XIV

                               POWER OF ATTORNEY

     SECTION 14.1. Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

          (a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

          (b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

          (c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

     SECTION 14.2. Effect of Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner:

          (a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

          (b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

          (c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Units; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.

     Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

     SECTION 14.3. Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

                                  ARTICLE XV

                                 MISCELLANEOUS

     SECTION 15.1. Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of Federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a "statutory trust," and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     SECTION 15.2. Provisions In Conflict With Law or Regulations.

          (a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, the Delaware Trust Statute or other applicable Federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

          (b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

     SECTION 15.3. Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

     SECTION 15.4. Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Managing Owner in writing.

     SECTION 15.5. Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

     SECTION 15.6. Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

     SECTION 15.7. No Legal Title to Trust Estate. The Unitholders shall not have legal title to any part of the Trust Estate.

     SECTION 15.8. Creditors. No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

     SECTION 15.9. Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

                            WILMINGTON TRUST COMPANY,
                            as Trustee

                            By:
                               ----------------------------------------------
                               Name:   Rosemary Kennard
                               Title:  Financial Services Officer

                            PREFERRED INVESTMENT SOLUTIONS CORP.,
                            as Managing Owner

                            By:
                               ----------------------------------------------
                                  Name:   Kenneth A. Shewer
                                  Title:  Co-Chief Executive Officer




                            All Limited Owners now and hereafter admitted as Limited Owners of the Trust and reflected in the books and records of the Trust as Limited Owners from time to time, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner by each of the Limited Owners


                            By:   PREFERRED INVESTMENT SOLUTIONS CORP.,
                                  as attorney-in-fact

                            By:
                               ----------------------------------------------
                                  Name:   Kenneth A. Shewer
                                  Title:  Co-Chief Executive Officer

                                                                     EXHIBIT A

                              CERTIFICATE OF TRUST

                                       OF

                             WORLD MONITOR TRUST III



     This Certificate of Trust of World Monitor Trust III (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, under the Delaware Statutory Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").

     The Certificate of Trust hereby stated in its entirety to read as follows:

     1. Name. The name of the trust formed hereby is World Monitor Trust III.

     2. Delaware Trustee. The name and the business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

     3. Series. Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights, powers and duties as set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a "Series").

     4. Notice of Limitation of Liability of each Series. Pursuant to Section 3804 of the Act, there shall be a limitation on liability of each particular Series such that the debts, liabilities, claims, obligations and expenses incurred, contracted for or otherwise existing with respect to, in connection with or arising under a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series.

     5. Effective Date. This Certificate of Trust shall be effective upon filing.

                                 WILMINGTON TRUST COMPANY, as Trustee


                                 By:      /s/  Kathleen A. Pedelini
                                    ------------------------------------------
                                       Name:   Kathleen A. Pedelini
                                       Title:  Financial Services Officer

                                                                         ANNEX


                            WORLD MONITOR TRUST III
                            REQUEST FOR REDEMPTION

                              ___________________, 20__.
                                 (Please date)


WORLD MONITOR TRUST III
c/o Preferred Investment Solutions Corp.
900 King Street, Suite 100
Rye Brook, New York 10573



Dear Sirs:

    All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of World Monitor Trust III (the "Trust") and each Series thereof, constituting a part of the registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of each Series, as the same may at any time and from time to time be further amended or supplemented (the "Prospectus").


    The undersigned (Unitholder #__________) hereby requests redemption of the number of Units specified below or, if a dollar amount is specified below, the number of Units determined by dividing such dollar amount by the Series Net Asset Value per Unit of the applicable Series as of 10:00 p.m., New York City time, on the Redemption Date, in each Series of the Trust indicated below, subject to all terms and conditions of the Declaration of Trust and Trust Agreement (the "Declaration of Trust") of the Trust as described in the Prospectus. PLEASE FILL OUT APPLICABLE SECTION BELOW (IF NO SECTIONS ARE COMPLETED BELOW ALL UNITS HELD OF RECORD BY THE UNDERSIGNED WILL BE REDEEMED):

   --------------------------------------------------------------------------------------
   Series                                   Full Redemption       Partial Redemption
                                                                  Either $ or  # of units
                                                                  ($1,000 minimum or 10
                                                                  units minimum )
   --------------------------------------------------------------------------------------
   SERIES G - Graham Capital Management, L. P.    [ ]
   --------------------------------------------------------------------------------------
   SERIES H - Bridgewater Associates, Inc.        [ ]
   --------------------------------------------------------------------------------------
   SERIES I - Eagle Trading Systems Inc.          [ ]
   --------------------------------------------------------------------------------------
   SERIES J - Graham Capital Management, L. P.    [ ]
   Bridgewater Associates, Inc.
   Eagle Trading Systems Inc.
   -------------------------------------------------------------------------------------

    (Please specify number of Units or dollar amount to be redeemed in each Series; if no number of Units is specified, it will be assumed that you wish to redeem ALL of your Units.)

   This Request for Redemption must be received by the Managing Owner by 10:00 AM New York time at least five (5) Business Days prior to the day as of which the redemption is to be effective. A redemption will be effective as of the close of business on the last Business Day of any calendar month. For example, if the last business day of the month is a Friday, notice must be received by the Managing Owner by 10:00 AM New York time on the Friday of the immediately preceding week. I understand that, if I am redeeming all or some of my Units in Class I of any Series prior to the first anniversary of their purchase, I will be subject to a redemption charge equal to the product of (i) the net asset value per Unit on the redemption date of the Units being redeemed, multiplied by (ii) the number of months remaining before the first anniversary of the date such Units were purchased, multiplied by (iii) 1/12th of 2.00%. There is no redemption charge for Class I Units on or after the first anniversary of their purchase. I (either in my individual capacity or as an authorized representative of



                                   Annex-1
   an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

   United States Taxable Unitholders Only:
   Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

   Non-United States Unitholders Only:
   Under penalties of perjury, I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.


    SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE
    REGISTERED
                      UNITS REGISTERED IN THE NAME(S) OF:



______________________________________________________________________________
Type or Print Name                              Social Security or Taxpayer ID

______________________________________________________________________________
Street

______________________________________________________________________________
City                            State                                      Zip


                                         SIGNATURE(S)
                                         Individual Owner(s) or Assignee(s)

                                        _____________________________________

Signature(s) Guaranteed by:             _____________________________________

_________________________________       _____________________________________


                                         Signature(s) of owner(s) or assignee(s)
                                         Entity Owner (or assignee)

__________________________________       _____________________________________

Signature(s) Guaranteed by:              By___________________________________
                                         (Trustee, partner, or authorized
                                         officer. If a corporation, include
                                         certified copy of authorizing
__________________________________       resolution.)

 NOTE: If the entity owner is a trustee, custodian, or fiduciary or an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

                                         Plan Participant

                                         _____________________________________
Signature(s) Guaranteed by:              Type or Print Name

____________________________________     _____________________________________
                                         (Signature)

THIS REQUEST FOR REDEMPTION MUST BE RECEIVED BY THE MANAGING OWNER AT LEAST FIVE
(5) BUSINESS DAYS PRIOR TO THE DATE AS OF WHICH REDEMPTION IS TO BE EFFECTIVE.



                                   Annex-2

                                                                      ANNEX


                             EXCHANGE REQUEST FOR
                     CLASS I UNITS OF BENEFICIAL INTEREST


To:  WORLD MONITOR TRUST III
c/o Preferred Investment Solutions Corp.
900 King Street, Suite 100
Rye Brook, New York 10573

    I hereby request the following exchange of Units as of the Business Day which first occurs five (5) Business Days after your receipt of this Exchange Request, upon the terms and conditions described in the Prospectus for World Monitor Trust III (the "Trust") dated January 31, 2006. I certify that all of the statements made in my original Subscription Agreement remain accurate. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Exchange Request relates, with full power and authority to request an Exchange of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. I (either in my individual capacity or as an authorized representative of any entity, if applicable) hereby represent and warrant that I have received and read the Prospectus as it relates to the Series of Units which are being purchased in connection with this Exchange Request. All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, constituting a part of the registration statement on Form S-1 filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of each Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date of such registration statement (the "Prospectus"). I understand that I may exchange various Class I of the Series and various Class II of the Series but that I may not exchange from Class I to Class II or vice-versa. I understand that the Exchange of Units will be treated as a redemption of Units in one Series (with the related tax consequences) and the immediate purchase of Units in the Series into which I exchange. I understand that the Managing Owner, in its sole and absolute discretion, may reject this Exchange Request.


Amount to be Redeemed Upon Exchange        Specify (X) Series to be Purchased Upon Exchange:*
$/Units __ or All Units of - Series G      __ in Units of Series G
$/Units __ or All Units of - Series H      __ in Units of Series H
$/Units __ or All Units of - Series I      __ in Units of Series I
$/Units __ or All Units of - Series J      __ in Units of Series J


* If you are exchanging Units of one Series for Units of more than one Series, please complete a separate Exchange Request for each Series being exchanged into.



                                   Annex-3

            SIGNATURES ON REVERSE SIDE MUST BE IDENTICAL TO NAME(S)
                    IN WHICH UNITS OF TRUST ARE REGISTERED


                      UNITS REGISTERED IN THE NAME(S) OF:


______________________________________________________________________________
Type or Print Name                              Social Security or Taxpayer ID

______________________________________________________________________________
Street

______________________________________________________________________________
City                            State                                      Zip

                                        SIGNATURE(S)
                                        Individual Owner(s) or Assignee(s)

                                        _____________________________________

Signature(s) Guaranteed by:             _____________________________________

_________________________________       _____________________________________

                                        Signature(s) of owner(s) or assignees(s)

                                        Entity Owner (or assignee)

                                        _____________________________________

Signature(s) Guaranteed by:             _____________________________________

_________________________________       By___________________________________
                                        (Trustee, partner, or authorized
                                        officer. If a corporation, include
                                        certified copy of authorizing
                                        resolution.)

 NOTE: If the entity owner is a trustee, custodian, or fiduciary or an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

                                         Plan Participant

                                         _____________________________________
Signature(s) Guaranteed by:              Type or Print Name

____________________________________     _____________________________________
                                         (Signature)


  IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE EXCHANGE REQUESTED HEREIN WILL BE EFFECTIVE AS OF THE BUSINESS DAY FOLLOWING TWO (2) BUSINESS
       DAYS AFTER THE DATE ON WHICH THIS EXCHANGE REQUEST WAS RECEIVED.



                                   Annex-4

                                                                        ANNEX

                             EXCHANGE REQUEST FOR
                     CLASS II UNITS OF BENEFICIAL INTEREST


To:  WORLD MONITOR TRUST III
c/o Preferred Investment Solutions Corp.
900 King Street, Suite 100
Rye Brook, New York 10573

    I hereby request the following exchange of Units as of the Business Day which first occurs five (5) Business Days after your receipt of this Exchange Request, upon the terms and conditions described in the Prospectus for World Monitor Trust III (the "Trust") dated January 31, 2006. I certify that all of the statements made in my original Subscription Agreement remain accurate. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Exchange Request relates, with full power and authority to request an Exchange of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. I (either in my individual capacity or as an authorized representative of any entity, if applicable) hereby represent and warrant that I have received and read the Prospectus as it relates to the Series of Units which are being purchased in connection with this Exchange Request. All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, constituting a part of the registration statement on Form S-1 filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of each Series, as the same may at any time and from time to time be amended or supplemented after the effective date of such registration statement (the "Prospectus"). I understand that I may exchange various Class I of the Series and various Class II of the Series but that I may not exchange from Class I to Class II or vice-versa. I understand that the Exchange of Units will be treated as a redemption of Units in one Series (with the related tax consequences) and the immediate purchase of Units in the Series into which I exchange. I understand that the Managing Owner, in its sole and absolute discretion, may reject this Exchange Request.


Amount to be Redeemed Upon Exchange        Specify (X) Series to be Purchased Upon Exchange:*
$/Units __ or All Units of - Series G      __ in Units of Series G
$/Units __ or All Units of - Series H      __ in Units of Series H
$/Units __ or All Units of - Series I      __ in Units of Series I
$/Units __ or All Units of - Series J      __ in Units of Series J

* If you are exchanging Units of one Series for Units of more than one Series, please complete a separate Exchange Request for each Series being exchanged into.



                                   Annex-5

            SIGNATURES ON REVERSE SIDE MUST BE IDENTICAL TO NAME(S)
                    IN WHICH UNITS OF TRUST ARE REGISTERED


                      UNITS REGISTERED IN THE NAME(S) OF:


______________________________________________________________________________
Type or Print Name                              Social Security or Taxpayer ID

______________________________________________________________________________
Street

______________________________________________________________________________
City                            State                                      Zip

                                        SIGNATURE(S)
                                        Individual Owner(s) or Assignee(s)

                                        _____________________________________

Signature(s) Guaranteed by:             _____________________________________

_________________________________       _____________________________________

                                        Signature(s) of owner(s) or assignees(s)

                                        Entity Owner (or assignee

                                        _____________________________________

Signature(s) Guaranteed by:             _____________________________________

_________________________________       By___________________________________
                                        (Trustee, partner, or authorized
                                        officer. If a corporation, include
                                        certified copy of authorizing
                                        resolution.)

 NOTE: If the entity owner is a trustee, custodian, or fiduciary or an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

                                         Plan Participant

                                         _____________________________________
Signature(s) Guaranteed by:              Type or Print Name

                                         _____________________________________
____________________________________     (Signature)



 IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE EXCHANGE REQUESTED
  HEREIN WILL BE EFFECTIVE AS OF THE BUSINESS DAY FOLLOWING TWO (2) BUSINESS
       DAYS AFTER THE DATE ON WHICH THIS EXCHANGE REQUEST WAS RECEIVED.



                                   Annex-6

                                                                   EXHIBIT B

                            WORLD MONITOR TRUST III

                             --------------------

                           SUBSCRIPTION REQUIREMENTS


      By executing a Subscription Agreement and Power of Attorney Signature Page for Units of Beneficial Interest ("Units") of one or more Series of World Monitor Trust III (the "Trust"), as indicated on the Subscription Agreement and Power of Attorney Signature Page, each purchaser ("Purchaser") of Units irrevocably subscribes for Units of each Series indicated on the Purchaser's Subscription Agreement and Power of Attorney Signature Page at a purchase price per Unit at Series Net Asset Value per Unit during the continuous offering, as described in the Prospectus of the Trust and each of the Series dated January 31, 2006 (the "Prospectus"). Capitalized terms used but not defined herein have the meaning ascribed thereto in the Prospectus.


      If Purchaser's Subscription Agreement and Power of Attorney Signature Page is accepted, Purchaser agrees to contribute Purchaser's subscription to the Trust and to be bound by the terms of the Trust's Declaration of Trust and Trust Agreement ("Declaration of Trust and Trust Agreement"), which will be in substantially the form of the Declaration of Trust and Trust Agreement included in the Prospectus as Exhibit A. Purchaser agrees to reimburse the Trust and Preferred Investment Solutions Corp., the managing owner of the Trust (the "Managing Owner"), for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the full amount of the purchase price of the Units subscribed for by Purchaser.

Representations and Warranties

      As an inducement to the Managing Owner to accept this subscription, Purchaser, by executing and delivering Purchaser's Subscription Agreement and Power of Attorney Signature Page, represents and warrants to the Trust, the Managing Owner, and the Selling Agent as follows:

                  (a) Purchaser is at least twenty-one years old and is legally competent to execute the Subscription Agreement and Power of Attorney Signature Page. Purchaser acknowledges that Purchaser has received (prior to any solicitation of Purchaser's investment) a copy of the Prospectus -- including the Appendices, the Declaration of Trust and Trust Agreement and summary financial information relating to the Trust current within 60 calendar days -- dated within nine months of the date as of which Purchaser has subscribed to purchase Units.

                  (b) All information that Purchaser has heretofore furnished to the Managing Owner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to the Managing Owner.

                  (c) Unless (d) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

                  (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

                  (e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which Purchaser is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and to become a Unitholder and be bound by the terms and conditions of the Declaration of Trust and Trust Agreement.

                  (f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"), or, if required to be so registered, is duly registered with the CFTC and is a member in good standing of the NFA. Purchaser agrees to supply the Managing Owner with such information as the Managing Owner may reasonably request in order to verify the foregoing representation. Certain entities which acquire Units may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as "commodity pool operators."

                  (g) The address set forth on the Subscription Agreement and Power of Attorney Signature Page is Purchaser's true and correct address and Purchaser has no present intention of becoming a resident of any other state or country.

                  (h) If Purchaser is a trust or custodian under an Employee Benefit Plan (or otherwise is an entity which holds plan assets), none of the Trustee, the Managing Owner, the Advisors, any Selling Agent, or Clearing Broker, or any of their affiliates either: (i) has investment discretion with respect to the investment of the assets of such entity being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the trust or custodian; or (iii) is an employer maintaining or contributing to the Trust.

                  (i) To the best knowledge of Purchaser, Purchaser is independent of the Trust and any of the parties identified in paragraph
      (h) above and the decision to invest in the Units was made entirely independently of such parties, and was not part of a coordinated or joint investment effort with one or more other investors.

                  (j) Purchaser has received a Prospectus of each Series which constitutes its Commodity Futures Trading Commission ("CFTC") Disclosure Document.

                  (k) Purchaser is purchasing the Units for Purchaser's own account.

                  (l) If trading for the applicable Series has commenced, Purchaser has received a copy of its most recent monthly report as required by the CFTC.

                  (m) Purchaser acknowledges that as a holder or holders of any interests in, or claims of any kind against, any Series, Purchaser will seek to recover any debts, liabilities, obligations and expenses incurred or otherwise existing with respect to that Series solely from, or to assert such claims solely against, (i) the assets of that Series (and not the assets of any other Series or the Trust generally) or (ii) the Managing Owner.

                  (n) Purchaser agrees to provide any information deemed necessary by the Trust to comply with its anti-money laundering program and related responsibilities from time to time.

                  (o) Purchaser represents that Purchaser and each beneficial owner of Purchaser is (i) not an individual, entity or organization identified on any U.S. Office of Foreign Assets Control "watch list" and does not have any affiliation of any kind with such an individual, entity or organization; (ii) not a foreign shell bank; and (iii) not a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the U.S. Financial Action Task Force.

                  (p) Purchaser represents that Purchaser is not, and no beneficial owner of Purchaser is, a senior foreign political figure,(1) an immediate family member of a senior foreign political figure(2) or a close associate of a senior foreign political figure.(3)

                  (q) Purchaser represents that the funds to be invested in the Trust were not derived from activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations.


  Consent to Electronic Delivery of Reports

      You may consent to receiving periodic reports electronically by supplying your e-mail address under Item 12(a) of the Subscription Agreement and Power of Attorney Signature Page. In the alternative, you may elect to


----------------------
(1) A "senior foreign political figure" is defined as an official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

(2) "Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.

(3) A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

receive paper reports by checking the box under Item 12(b) of the Subscription Agreement and Power of Attorney Signature Page. These periodic reports include:

o     annual reports that contain audited financial statements; and

o     monthly reports containing unaudited condensed financial statements.


      You will receive these reports via e-mail, if you so elect. You must have an e-mail address to use this service, and you must provide your e-mail address in Item 11 of the Subscription Agreement and Power of Attorney Signature Page. If you elect to receive these reports electronically, you will not receive paper copies of the reports in the mail, unless you later revoke your consent. You may revoke your consent and receive paper copies at any time by notifying the Managing Owner in writing at 900 King Street, Suite 100, Rye Brook, New York 10573. Furthermore, if your e-mail address changes, you must immediately advise the Trust at the address above.



  Acknowledgment of, Consent to and Agreement Regarding Limitation on Interseries Liability

      Purchaser, with respect to Units of each Series for which Purchaser hereby subscribes and that is the subject of this agreement (the "Contracting Series"), agrees and consents (the "Consent") to look solely to the assets (the "Contracting Series Assets") of the relevant Contracting Series and to the Managing Owner and its assets for payment in respect of any claim against or obligation of such Series. The Contracting Series Assets of a particular Series include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of such Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of Units in such Series.

      In furtherance of the Consent, Purchaser agrees, with respect to each Contracting Series, that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, "Claims") of such Contracting Series incurred, contracted for or otherwise existing and (ii) any Units, beneficial interests or equity ownership of any kind (collectively, "Units") of such Contracting Series, arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:

                  (a) (i) except as set forth below, the Claims and Units, if any, of the Subscriber (collectively, the "Subordinated Claims and Units") shall be expressly subordinate and junior in right of payment to any and all other claims against and Units in the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Subscriber's Claims (if any) against and Units (if any) in the Contracting Series shall not be considered Subordinated Claims and Units with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that (1) the Subscriber's valid Claims, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and (2) the Subscriber's Units, if any, in the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other Units in the Contracting Series; and (ii) the Subscriber will not take, demand, or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims and Units;

                  (b) the Claims and Units of the Subscriber with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets and such Claims and Units shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

                  (c) if the Claims of the Subscriber against the Contracting Series or the Trust are secured in whole or in part, the Subscriber hereby waives {under section 1111(b) of the Bankruptcy Code [11 U.S.C. ss.1111(b)]} any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Contracting Series), as the case may be;

                  (d) in furtherance of the foregoing, if and to the extent that the Subscriber receives monies in connection with the Subordinated Claims and Units from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Subscriber shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

                  (e) the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, the Units are sold, transferred, redeemed or in any way disposed of and notwithstanding that the agreements in respect of such Claims and Units are terminated, rescinded or canceled.

      The representations and statements set forth herein may be asserted in the defense of the Trust, the Managing Owner, the Advisors to the Trust, the Selling Agents or others in any subsequent litigation or other proceeding.

                             --------------------

Investor Suitability

      Purchaser understands that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth of at least $45,000 (exclusive of home, furnishings and automobiles). Residents of the following states must meet the requirements set forth below ("net worth" for such purposes is in all cases is exclusive of home, furnishings and automobiles). In addition, Purchaser may not invest more than 10% of his or her net worth (in all cases exclusive of home, furnishings and automobiles) in the Trust.

      1. Alaska -- Eligible investors must have (i) a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $60,000 and a net worth of at least $60,000 (exclusive of home, furnishings and automobiles).

      2. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

      3. California -- Net worth of at least $250,000 and an annual income of at least $65,000 or, in the alternative, a net worth of at least $500,000.

      4. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

      5. Kansas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

      6. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000.

      7. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

      8. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual income of at least $60,000.

      9. Minnesota -- "Accredited investors," as defined in Rule 501(a) under the Securities Act of 1933.

      10. Mississippi -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

      11. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

      12. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

      13. New Jersey -- Net worth of at least $250,000 and a taxable income of at least $65,000 or, in the alternative, a net worth of at least $500,000.

      14. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

      15. Oklahoma -- Net worth of at least $225,000 or a net worth of $60,000 and an annual income of at least $60,000.

      16. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

      17. Pennsylvania -- Net worth of a least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000.

      18. South Carolina -- Net worth of at least $100,000 or a net income in 1998 some portion of which was subject to maximum federal and state income tax.

      19. Tennessee -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

      20. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

                                                             EXHIBIT C


------------------------------                      ------------------------
NOT FOR MINNESOTA OR TEXAS                          NOT TO BE USED AFTER
RESIDENTS                                           APRIL 30, 2006
------------------------------                      ------------------------



                            WORLD MONITOR TRUST III
                           SUBSCRIPTION INSTRUCTIONS


            Any person considering subscribing for the units should
       carefully read and review a current Prospectus of the Trust dated
                               January 31, 2006.
        The Prospectus should be accompanied by the most recent monthly report of the Trust.


     Line Number                  Item To Be Completed
          1       Check box if you are either a new subscriber or an existing owner.
          2       Enter the total dollar amount being invested.
          3       Check box if this is an addition to an existing account and list Unitholder #.
          4       Enter the investor's brokerage account number (as opened
                  with the Selling Agent) and check the box if the account is to be debited for investment.
          6       Enter the Social Security Number OR Taxpayer ID Number, as
                  applicable and check the appropriate box to indicate
                  ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered, as well as the Social
                  Security Number of the investor.
          7       Enter the name of the investor. For UGMA/UTMA (Minor)
                  accounts, enter the Minor name followed by "Minor".
          8       For UGMA/UTMA accounts, enter the custodian name. For
                  Trusts, enter the Trustee(s) name(s). For Corporations,
                  Partnerships, and Estates, enter the officer or contact
                  person name. Special Note: Copies of trust agreements,
                  corporate papers and other appropriate documents may be
                  required for Selling Agent approval.
          9       Enter the legal address (which is the resident or domicile address used for tax purposes) of the investor (no post
                  office boxes). Line 9 must be completed.
          10      If the mailing address is different from the legal address, enter on line 10.
          11      If an IRA account, enter Custodian's name and address.
          12      The investor must sign and date.  If it is a joint account, both investors must sign.  In the case of IRA's, the
                  Custodian's signature, as well as the investor's signature, is required.
          13      Check box if you are a U.S. investor and if you are subject to backup withholding under the provisions of Section
                  3406(a)(1)(C) of the Internal Revenue Code.
          14      The Registered Representative and office manager must sign.
          15      The name of the selling firm, Registered Representative
                  name, Registered Representative number, and address and phone number must be entered.


      The Branch Office/Representative Copy Page must be retained in the Branch Office. Remaining copies should be forwarded to a) the appropriate department of the Selling Agent if required or b) Preferred Investment Solutions Corp., 900 King Street, Suite 100, Rye Brook, New York 10573, Fax (914) 307-4050, Attn: Investor Services . Questions should be directed to Preferred Investment Solutions Corp.'s Investor Services at (914) 307-4000.



      The Client should return this Subscription Agreement and payment to his or her Registered Representative's office address.


 Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her net worth (in all cases exclusive of home, furnishings and automobiles) in the Trust.

-----------------------------                    ------------------------------
NOT FOR MINNESOTA OR TEXAS                       NOT TO BE USED AFTER
RESIDENTS                                        APRIL 30, 2006
-----------------------------                    ------------------------------


                                                                 Signature Page

                            WORLD MONITOR TRUST III

                                 CLASS I ONLY
                                 ------------
                           SUBSCRIPTION AGREEMENT FOR
                   LIMITED UNITS OF BENEFICIAL INTEREST IN
                            WORLD MONITOR TRUST III


                  IMPORTANT: READ REVERSE SIDE BEFORE SIGNING



     The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Class I units of beneficial interest ("Units") in each Series of World Monitor Trust III indicated on line 2 below and by either (i) wire transfer pursuant to instructions supplied by the Managing Owner or (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at Series Net Asset Value per Unit during the continuous offering.

     The named investor further acknowledges receipt of the prospectus of the Trust and each of the Series dated January 31, 2006 (the "Prospectus"), including the Declaration of Trust and Trust Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby, together with, if applicable, recent Account Statements relating to the Trust (current within 60 calendar days) and the Trust's most recent Annual Report (unless the information in such Annual Report has been included in the Prospectus by amendment or supplement).


     The named investor is purchasing Units for such investor's own account.

     If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of each entity, the named investor has satisfied themselves as to the potential tax consequences of this investment.

1) Status of Subscriber(s) (check one):                             2) Total $ Amount of Subscription by Series:
| | New Subscriber(s)                                               (minimum aggregate amount of $5,000, except $2,000 minimum
| | Existing Owner(s)                                               aggregate amount for IRAs, other tax-exempt accounts, and
                                                                    existing investors of the Trust, not less than $500 per
                                                                    Series)
                                                                    Series G Units.....................$________________________
                                                                    Series H Units.....................$________________________
                                                                    Series I Units.....................$________________________
                                                                    Series J Units.....................$________________________
3) | |  Check here if this is an addition to an existing account.   4) Selling Agent Brokerage Account #________________________
                                                                        (must be  completed)
                                                                    | | if payment is made by debit to investor's securities
                                                                    account, check box
5) | | Check here if the Subscriber(s) is (are) an Employee
Benefit Plan (or otherwise an entity that holds plan assets).
   |_| Check here if the Employee Benefit Plan is a governmental
or foreign plan, or otherwise is not subject to ERISA or Section
4975 of the Code.
6) Social Security  # or                                            Custodian ID # _____________ - ______________ -  _____________
Taxpayer ID ___________ - ____________ - _____________

Taxable Investors (check one)
| | Individual Ownership      | | Tenants in Common                 | | Estate                                 | |  UGMA/UTMA
| | Partnership               | | Joint Tenants with Right of       | | Grantor or Other Revocable Trust            (Minor)
| | Corporation                   Survivorship                      | | Trust other than a Grantor or Revocable Trust
                              | | Community Property
Non-Taxable Investors (check one): (Custodians MUST sign Item 10 below) (Trust documents MUST accompany application)
| | IRA                       | | Profit Sharing                    | | Pension                                | |  Other(specify)
| | IRA Rollover              | | Defined Benefit                   | | SEP
------------------------------------------------------------------- -------------------------------------------------------------

7) Name____________________________________________________________________________________________________________________________
8) Trustee/officer, if applicable__________________________________________________________________________________________________
9) Resident Address________________________________________________________________________________________________________________
                     Street                          City             State      Zip Code    Tel. Number       E-mail Address
10) Mailing Address________________________________________________________________________________________________________________
    (if different)   Street                         City              State      Zip Code    Tel. Number       E-mail Address
11) Custodian Name
    and Mailing Address____________________________________________________________________________________________________________
                     Street                                        City                    State                   Zip Code
___________________________________________________________________________________________________________________________________
12)    (a) Consent to Electronic Delivery of Periodic Reports:  Please provide
       e-mail address                                                               (b) Consent to Delivery of Paper Copies of
                                                                                        Periodic Reports:  Please check the
       ________________________________________________________________________         following box:
       E-mail Address                                                                   | |
____________________________________________________________________________________________________________________________________

------------------------------------------------------------------------------------------------------------------------------------
                            INVESTOR(S) MUST SIGN
------------------------------------------------------------------------------------------------------------------------------------
X_______________________________________      X__________________________________      X__________________________________
Signature of Investor  Date    Telephone      Signature of Joint Investor    Date      Signature of Custodian    Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

-------------------------------------------------------------------------------

13)                      UNITED STATES INVESTORS ONLY

I have checked the following box, if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: | |

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                       NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.
-------------------------------------------------------------------------------


14) I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus dated January 31, 2006.


I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Registered Representative MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

X _______________________________________________________   X ___________________________________________
    Signature of Registered Representative                       Signature of Office Manager      Date

--------------------------------------------------------------------------------------------------------------------------------
15)  Selling Firm _____________________________________________           R.R. Name_____________________________________________


                  ________________________________________________________________________________________________________________
                  R.R. Telephone                         R.R. Fax                                                     R.R. Number

     R.R. Address________________________________________________________________________________________________________________
     (for confirmation)    Street (P.O. Box  not acceptable)                    City             State                Zip Code

The representations and statements set forth herein may be asserted in the defense of the Trust, the Managing Owner, the Advisors to the Trust, the Selling Agent or others in any subsequent litigation or other proceeding.

--------------------------                            -------------------------
NOT FOR MINNESOTA OR                                  NOT TO BE USED AFTER
TEXAS RESIDENTS                                       APRIL 30, 2006
--------------------------                            -------------------------


                                                             Signature Page

                            WORLD MONITOR TRUST III

                                CLASS II ONLY
                                -------------
                           SUBSCRIPTION AGREEMENT FOR
                    LIMITED UNITS OF BENEFICIAL INTEREST IN
                            WORLD MONITOR TRUST III


                  IMPORTANT: READ REVERSE SIDE BEFORE SIGNING



     The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Class II units of beneficial interest ("Units") in each Series of World Monitor Trust III indicated on line 2 below and by either (i) wire transfer pursuant to instructions supplied by the Managing Owner or (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price per Unit of $100 during the Initial Offering Period and at Series Net Asset Value per Unit during the continuous offering.

     The named investor further acknowledges receipt of the prospectus of the Trust and each of the Series dated January 31, 2006 (the "Prospectus"), including the Declaration of Trust and Trust Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby, together with, if applicable, recent Account Statements relating to the Trust (current within 60 calendar days) and the Trust's most recent Annual Report (unless the information in such Annual Report has been included in the Prospectus by amendment or supplement).


     The named investor is purchasing Units for such investor's own account.

     If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of each entity, the named investor has satisfied themselves as to the potential tax consequences of this investment.


1) Status of Subscriber(s) (check one):                             2) Total $ Amount of Subscription by Series:
| | New Subscriber(s)                                               (minimum aggregate amount of $5,000, except $2,000 minimum
| | Existing Owner(s)                                               aggregate amount for IRAs, other tax-exempt accounts, and
                                                                    existing investors of the Trust, not less than $500 per
                                                                    Series)
                                                                    Series G Units.....................$________________________
                                                                    Series H Units.....................$________________________
                                                                    Series I Units.....................$________________________
                                                                    Series J Units.....................$________________________
3) | |  Check here if this is an addition to an existing account.   4) Selling Agent Brokerage Account #________________________
                                                                        (must be  completed)
                                                                    | | if payment is made by debit to investor's securities
                                                                    account, check box
5) | | Check here if the Subscriber(s) is (are) an Employee
Benefit Plan (or otherwise an entity that holds plan assets).
   | | Check here if the Employee Benefit Plan is a governmental
or foreign plan, or otherwise is not subject to ERISA or Section
4975 of the Code.
6) Social Security  # or                                            Custodian ID # _____________ - ______________ -  _____________
Taxpayer ID ___________ - ____________ - _____________

Taxable Investors (check one)
| | Individual Ownership      | | Tenants in Common                 | | Estate                                 | |  UGMA/UTMA
| | Partnership               | | Joint Tenants with Right of       | | Grantor or Other Revocable Trust            (Minor)
| | Corporation                   Survivorship                      | | Trust other than a Grantor or Revocable Trust
                              | | Community Property
Non-Taxable Investors (check one): (Custodians MUST sign Item 10 below) (Trust documents MUST accompany application)
| | IRA                       | | Profit Sharing                    | | Pension                                | |  Other(specify)
| | IRA Rollover              | | Defined Benefit                   | | SEP
------------------------------------------------------------------- -------------------------------------------------------------

7) Name____________________________________________________________________________________________________________________________

8) Trustee/officer, if applicable__________________________________________________________________________________________________

9) Resident Address________________________________________________________________________________________________________________
                     Street                                        City              State                   Zip Code

10) Mailing Address________________________________________________________________________________________________________________
    (if different)   Street                                        City              State                   Zip Code

11) Custodian Name
    and Mailing Address____________________________________________________________________________________________________________
                     Street                                        City              State                   Zip Code
____________________________________________________________________________________________________________________________________
12)    (a) Consent to Electronic Delivery of Periodic Reports:  Please provide
       e-mail address                                                               (b) Consent to Delivery of Paper Copies of
                                                                                        Periodic Reports:  Please check the
       ________________________________________________________________________         following box:
       E-mail Address                                                                   | |
____________________________________________________________________________________________________________________________________

------------------------------------------------------------------------------------------------------------------------------------
                            INVESTOR(S) MUST SIGN
------------------------------------------------------------------------------------------------------------------------------------
X_______________________________________      X__________________________________      X__________________________________
Signature of Investor  Date    Telephone      Signature of Joint Investor    Date      Signature of Custodian    Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

-------------------------------------------------------------------------------

13)                      UNITED STATES INVESTORS ONLY

I have checked the following box, if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: | |

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                       NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.
-------------------------------------------------------------------------------


14) I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus dated January 31, 2006.


I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Registered Representative MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

X _______________________________________________________   X ___________________________________________
    Signature of Registered Representative          Date         Signature of Office Manager      Date

--------------------------------------------------------------------------------------------------------------------------------
15)  Selling Firm _____________________________________________           R.R. Name_____________________________________________


                  ________________________________________________________________________________________________________________
                  R.R. Telephone                         R.R. Fax                                                     R.R. Number

     R.R. Address________________________________________________________________________________________________________________
     (for confirmation)    Street (P.O. Box  not acceptable)                    City             State                Zip Code

The representations and statements set forth herein may be asserted in the defense of the Trust, the Managing Owner, the Advisors to the Trust, the Selling Agent or others in any subsequent litigation or other proceeding.

                            WORLD MONITOR TRUST III
                         UNITS OF BENEFICIAL INTEREST
                 SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY


World Monitor Trust III
c/o Preferred Investment Solutions Corp., Managing Owner
900 King Street, Suite 100
Rye Brook, New York 10573
Attention:  Investor Services



Dear Sirs:


   1. Subscription for Units. I hereby subscribe for the number of units of beneficial interest ("Units") of each Series of World Monitor Trust III (the "Trust") set forth in the Subscription Agreement and Power of Attorney Signature Page, at Series Net Asset Value per Unit during the continuous offering as set forth in the prospectus of the Trust dated January 31, 2006 (the "Prospectus"). Units are offered as of the beginning of each calendar month (until such time as the offering is discontinued). The settlement date for my purchase of Units will be not more than five business days after the purchase date of my Units, which will occur as of the first day of the calendar month immediately following the month during which my subscription is accepted. I understand that all investors will have the right to revoke their subscriptions, and receive a refund of their invested funds, for a period of five business days following receipt of the Prospectus. Preferred Investment Solutions Corp., the Managing Owner of the Trust ("the Managing Owner"), may, in its sole and absolute discretion, accept or reject this subscription in whole or in part, except that, if this subscription is to be accepted in part only, it shall not be reduced to an amount less than $5,000; $2,000 in the case of persons permitted to purchase such lesser minimum, as described above. Except as otherwise set forth herein, all subscriptions once submitted are irrevocable. All Units are offered subject to prior sale.


   2. Representations and Warranties of Subscriber. I have received the Prospectus together with summary financial information relating to the Trust current within 60 calendar days. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit B - Subscription Requirements" contained in the Prospectus including without limitation, those representations and warranties relating to my net worth and annual income set forth therein and compliance with CFTC and anti-money laundering regulations.

   3. Power of Attorney. In connection with my acceptance of an interest in the Trust, I do hereby irrevocably constitute and appoint the Managing Owner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and each Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

   4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in the Trust. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

   5 ERISA. If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, understands, as or on behalf of the fiduciary of the Plan responsible for purchasing the Units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder;
(d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, any Advisor to the Trust, the Selling Agents, any Clearing Broker, any broker through which any Advisor requires the Trust to trade, the Trustee, any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units, (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan, or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of the Managing Owner, any Advisor to the Trust, the Selling Agent, any Correspondent Selling Agent, any Clearing Broker and any of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned understands that the Managing Owner may request that the undersigned furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons," as defined therein.

   6. Risks. The Units are speculative and involve a high degree of risk. Risks relating to the Units include: (i) you could lose all or substantially all of your investment; (ii) the Trust is highly leveraged and trades in volatile markets; (iii) performance can be extremely volatile; (iv) substantial expenses must be offset by trading profits and interest income; and (v) the Trust trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets. See "The Risks You Face" beginning on page 17 of the Prospectus.



                        READ AND COMPLETE REVERSE SIDE

                                                                     EXHIBIT D

                                PRIVACY NOTICE


This Privacy Policy Notice explains the manner in which Kenmar* collects, utilizes and maintains non-public personal information about customers who are individuals, as required under federal and other applicable law. Kenmar is committed to protecting a customer's privacy and maintaining the confidentiality and security of a customer's personal information.

Collection of Information. Kenmar collects non-public information about customers from the following sources:

    o Applications, questionnaires and other information provided by a customer in writing, in person, by telephone, electronically or by any other means. This information may include name, address, e-mail address, employment information, and financial and investment information;
    o Kenmar-related transactions and investments, including account balances, investments and withdrawals/redemptions; and
    o If you visit Kenmar's web site, software is used to collect anonymous data such as browser types, pages visited, and date of visit. Kenmar uses this data to better understand web site usage and to improve its web site. The information is stored in log files and is used for aggregated and statistical reporting. This log information is not linked to personally identifiable information gathered elsewhere on the site.

Use and Disclosure of Information. Kenmar uses personal information in ways compatible with the purposes for which we originally requested it. Kenmar does not disclose non-public personal information about customers to affiliates or nonaffiliated third parties except in limited circumstances as required or permitted by law. For example, we may share non-public personal information about customers with affiliated and nonaffiliated parties in the following situations, among others: in connection with the administration and operations of Kenmar and/or to service your account(s), or to provide services or process transactions that you have requested, with Kenmar's brokers, custodians, administrators, attorneys, accountants, auditors, or other service providers; to respond to a subpoena or court order, judicial process or regulatory inquiry; to protect or defend against fraud, unauthorized transactions (such as money laundering), law suits, claims or other liabilities; to protect the security of our records, or to protect our rights or property; in connection with a proposed or actual sale, merger, or transfer of all or a portion of Kenmar's business; to otherwise assist Kenmar in offering Kenmar-related products and services to customers; at a customer's direction/consent, with the customer's representatives, advisors and other third parties.

Kenmar restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. Kenmar maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

Kenmar's Privacy Policy also applies to former customers. Kenmar reserves the right to change its Privacy Policy at any time. The examples above are illustrations and are not intended to be exclusive. Kenmar's Privacy Policy complies with federal law regarding privacy--you may have additional rights under other foreign or domestic laws that may apply to you.

If you have any questions, please call Kenmar's Investor Services and Communications at 914-307-4000 or send a letter to Kenmar, Attention: Investor Services, 900 King Street, Suite 100, Rye Brook, NY 10573.



------------------
* "Kenmar" or "we" means (i) collectively, Kenmar Securities Inc., Preferred Investment Solutions Corp., Kenmar IA Corp., Kenmar GIM Inc., Kenmar Global Strategies, Inc., Kenmar Investment Adviser LLC and Kenmar Global Investment Management LLC (ii) private and public investment funds/pools advised by Kenmar (including the Trust) and (iii) their affiliates.

                      Important Privacy Choices for California Consumers

You have the right to control whether Kenmar shares some of your personal information. Please read the following information carefully before you make your choices below.

Your Rights
You have the following rights to restrict the sharing of personal and financial information with our affiliates (companies we own or control) and outside companies that we do business with. Nothing in this form prohibits the sharing of information necessary for us to follow the law, as permitted by law, or to give you the best service on your accounts with us. This includes sending you information about some other products or services.

Your Choices
Restrict Information Sharing With Companies We Own or Control (Affiliates):

Unless you say "No," we may share personal and financial information about you with our affiliated companies.

(___) NO, please do not share personal and financial information with your affiliated companies.

Restrict Information Sharing With Other Companies We Do Business With To Provide Financial Products And Services:

Unless you say "No," we may share personal and financial information about you with outside companies we contract with to provide financial products and services to you. As a practical matter, it may be impossible to provide products and services to you if we cannot share your personal and financial information with such service providers to your account.

(___) NO, please do not share personal and financial information with outside companies you contract with to provide financial products and services.

Restrict Information Sharing With Other Companies That Do Not Provide Products and Services To You:

Unless you say "Yes" we may not share personal and financial information about you with outside companies who do not provide financial products and services to you.

(___) YES, I authorize you to share personal and financial information with outside companies who do not provide financial products and services to you.

Time Sensitive Reply
You may make your privacy choice(s) at any time. Your choice(s) marked here or otherwise indicated to us will remain unless you state otherwise. However, if we do not hear from you we may share some of your information with affiliated companies and other companies with whom we have contracts to provide products and services.

To exercise your choices or to modify any of your prior choices do one of the following: (1) Fill out, sign and send back this form to us using the envelope provided (you may want to make a copy for your records); or (2) call Kenmar Investor Services at 914-307-4000 to communicate the information to us.

Print Name: ______________________________

Signature: ___________________________          Date: ________________________




                                     P-2